As filed with the Securities and Exchange Commission on February 13, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MainSource Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Indiana	6712	35-1562245
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification No.)

201 North Broadway
Greensburg, Indiana 47240
(812) 663-0157
(Address, including zip code and telephone number,
including area code, of principal executive offices)

James L. Saner, Sr.
President and Chief Executive Officer
201 North Broadway
Greensburg, Indiana 47240
(812) 663-0157

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan W. Becker, Esq.	Fred A. Summer, Esq.
Bose McKinney & Evans LLP	Squire Sanders & Dempsey, L.L.P.
135 North Pennsylvania Street, Suite 2700	1300 Huntington Center, 41 South High Street
Indianapolis, Indiana 46204	Columbus, Ohio 43215
(317) 684-5000	(614) 365-2743

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective and upon the effective time of the merger of Peoples Ohio Financial Corporation with and into Registrant pursuant to the Agreement and Plan of Merger described in the proxy statement/prospectus included in Part I of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,866,233	$15.71	$29,326,515.60	$3,137.94
Common Stock, no par value	89,991	$13.24	$1,191,593.34	$127.50
Total	1,956,224		$30,518,108.84	$3,265.44

(1)                This registration statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the merger, plus an amount of common stock to be issuable in connection with certain outstanding stock options of Peoples Ohio Financial Corporation which will be amended upon consummation of the merger to provide for the issuance of common stock of MainSource Financial Group, Inc.

(2)                Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f), based on the average of the bid and asked prices of Peoples Ohio Financial Corporation’s 7,331,629 outstanding and to be outstanding shares of common stock on February 8, 2006 ($5.40), less the amount of cash to be paid by Registrant to the shareholders of Peoples Ohio Financial Corporation ($10,264,281). The offering price for shares issuable in connection with outstanding stock options is based on actual exercise prices, pursuant to Rule 457(h).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[LOGO]

Dear Shareholder of Peoples Ohio Financial Corporation:

After careful consideration, the board of directors of Peoples Ohio Financial Corporation has approved a merger of Peoples Ohio Financial Corporation with and into MainSource Financial Group, Inc. We will hold a special meeting of shareholders on                   , 2006 to approve the merger.

If the Merger Agreement is approved at the special meeting, you will be entitled to elect to receive in exchange for each of your shares of Peoples Ohio common stock either $5.60 in cash or shares of MainSource common stock worth approximately that amount (with the exact number of MainSource common shares determined based on the market value of MainSource common stock shortly before the closing of the merger). Your election may be subject to proration so that MainSource common stock is issued for approximately 75% of Peoples Ohio common stock, and both the cash and stock consideration are subject to adjustment based on our shareholders’ equity shortly before the closing of the merger. In addition, you will receive cash in lieu of any fractional share you would otherwise receive, based on the market value of MainSource common stock shortly before the closing of the merger.

This proxy statement/prospectus contains information regarding the Merger Agreement, the proposed merger and the companies participating in the merger. We encourage you to read this entire document carefully. In particular, you should carefully read the section captioned  “Risk Factors” beginning on page 23 for a discussion of certain risk factors relating to the Merger Agreement and the merger.

This proxy statement/prospectus also incorporates important business and financial information about MainSource that is not included in or delivered with this document. This business and financial information is available without charge to all Peoples Ohio shareholders upon written or oral request made to: MainSource Financial Group, Inc., 201 North Broadway, Greensburg, Indiana 47240, Attention: Shareholder Relations, (812) 663-0157. To obtain delivery of such business and financial information before the special meeting, your request must be received no later than                   , 2006.

Consummation of the merger requires that a majority of the shareholders of Peoples Ohio approve the Merger Agreement. Whether or not you plan to attend the special meeting of shareholders of Peoples Ohio, please take the time to complete and return your enclosed proxy card. If you do not return your proxy card, the effect will be a vote against the proposed merger. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposed merger. If your shares are held by a broker in “street name,” and you wish to vote your shares, you must instruct your broker regarding the manner in which you wish to vote.

We are enthusiastic about the merger and the strengths and capabilities we will have as part of the MainSource family. I join all of the other members of the Peoples Ohio board of directors in recommending that you vote in favor of the merger.

Sincerely,

Ronald B. Scott, President
Peoples Ohio Financial Corporation

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

The Board of Directors has approved the merger of Peoples Ohio Financial Corporation into MainSource Financial Group, Inc. and recommends that shareholders vote in favor of the merger.

PEOPLES OHIO FINANCIAL CORPORATION
635 South Market Street
Troy, Ohio 45373
(937) 339-5000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON _________, 2006

To the Shareholders of Peoples Ohio Financial Corporation:

We will hold a special meeting of the shareholders of Peoples Ohio Financial Corporation on                 ,                     , 2006, at         p.m.,  Eastern Standard Time, at the Peoples Savings Bank Training Center, located at 14 Weston Road, Troy, Ohio, to consider and vote upon:

1.                 Merger Proposal.   To approve the Agreement and Plan of Merger dated September 28, 2005 (the “Merger  Agreement”), by and among MainSource Financial Group, Inc., Peoples Ohio Financial Corporation and Peoples Savings Bank of Troy, pursuant to which Peoples Ohio Financial Corporation will merge with and into MainSource Financial Group, Inc. and Peoples Savings Bank of Troy will merge with and into MainSource Bank—Ohio, an interim Ohio commercial bank and wholly-owed subsidiary of MainSource Financial Group, Inc.

2.                 Other Matters.   To vote upon such other matters as may properly come before the meeting or any adjournment thereof. The board of directors is not aware of any such other matters.

The enclosed proxy statement/prospectus describes the Merger Agreement and the proposed mergers in detail and includes, as Annex A, the complete text of the Merger Agreement. We urge you to read these materials carefully for a description of the Merger Agreement and the proposed mergers. The enclosed proxy statement/prospectus is a part of this notice.

The board of directors of Peoples Ohio recommends that Peoples Ohio shareholders vote “FOR” adoption of the Merger Agreement.

The board of directors of Peoples Ohio fixed the close of business on                     , 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your proxy is being solicited by the Peoples Ohio board of directors. The Merger Agreement must be adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of Peoples Ohio common stock in order for the proposed merger to be consummated. Whether or not you plan to attend the special meeting in person, we urge you to date, sign and return promptly the enclosed  proxy card in the accompanying envelope. YOUR VOTE IS VERY IMPORTANT. You may revoke your proxy at any time before the special meeting or by attending the special meeting and voting in person.

By Order of the Board of Directors

Ronald B. Scott, President
Troy, Ohio

                     , 2006

PROXY STATEMENT FOR THE SPECIAL MEETING OF
PEOPLES OHIO FINANCIAL CORPORATION SHAREHOLDERS

and

PROSPECTUS OF
MAINSOURCE FINANCIAL GROUP, INC.

The boards of directors of Peoples Ohio Financial Corporation and MainSource Financial Group, Inc. have unanimously approved an agreement to merge Peoples Ohio with and into MainSource. If the merger is approved by the shareholders of Peoples Ohio and all other closing conditions are satisfied, each shareholder of Peoples Ohio will have the option to elect to receive $5.60 in cash or               shares of MainSource common stock (based on the closing price of MainSource common stock on                   , 2006 and subject to adjustment) for each share of Peoples Ohio common stock owned before the merger. However, MainSource common stock must be issued in the merger for as close as possible to 75% of the outstanding Peoples Ohio common stock, so there may be pro rata allocations of cash or stock made to Peoples Ohio shareholders to ensure that this requirement is satisfied. Each Peoples Ohio shareholder will also receive cash in lieu of any fractional shares of MainSource common stock that such shareholder would otherwise receive in the merger, based on the market value of MainSource common stock determined shortly before the closing of the merger. The board of directors of Peoples Ohio believes that the merger is in the best interests Peoples Ohio and its shareholders.

This document is a proxy statement that Peoples Ohio is using to solicit proxies for use at its special meeting of shareholders to be held to vote on the merger. It is also a prospectus relating to MainSource’s issuance of up to 1,956,224 shares of MainSource common stock in connection with the merger.

MainSource common stock is traded on the NASDAQ National Market under the trading symbol “MSFG”. On September 28, 2005, the date of execution of the merger agreement, the closing price of a share of MainSource common stock was $17.80. On                   , 2006, the closing price of a share of MainSource common stock was $           .

Peoples Ohio common stock is included in the OTC Bulletin Board System under the trading symbol “POHF”. On September 28, 2005, the date of execution of the merger agreement, the closing price of a share of Peoples Ohio common stock was $3.85. On                   , 2006, the closing price of a share of Peoples Ohio common stock was $                  .

Neither the Securities and Exchange Commission nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This proxy statement/prospectus is dated                   , 2006, and it
is first being mailed to Peoples Ohio shareholders on or about                   , 2006.

AVAILABLE INFORMATION

As permitted by Securities and Exchange Commission rules, this document incorporates certain important business and financial information about MainSource from other documents that are not included in or delivered with this document. These documents are available to you without charge upon your written or oral request. Your requests for these documents should be directed to the following:

MainSource Financial Group, Inc.
201 North Broadway
Greensburg, Indiana 47240
Attention: Shareholder Relations
(812) 663-0157

In order to ensure timely delivery of these documents, you should make your request by                   , 2006 to receive them before the special meeting.

You can also obtain documents incorporated by reference in this document through the SEC’s website at www.sec.gov. See “Where You Can Find More Information.”

i

Legal Proceedings	62
Market Price of and Dividends on Common Stock and Related Stockholder Matters	62
Ownership of Peoples Ohio Common Stock	63
Management’s Discussion and Analysis of Financial Condition and Results of Operation	64
Interests of Certain Directors and Executive Officers of Peoples Ohio in the Merger	82
Treatment of Stock Options	82
Employment Agreement	82
Severance Payments	83
Indemnification and Insurance	83
Dissenters’ Rights of Peoples Ohio Shareholders	83
Material Federal Income Tax Consequences	85
General	85
Opinion Conditions	85
Exchanges of Peoples Ohio Common Stock	86
Tax Treatment of Options	87
Tax Treatment of the Entities	88
Information Reporting and Backup Withholding	88
Comparison of the Rights of Shareholders	88
Authorized Capital Stock	88
Advance Notice Requirements	89
Composition of Board of Directors	89
Special Meetings of Shareholders	89
Notice of Meetings of Shareholders	90
Voting by Shareholders	90
Dividends	91
Removal of Directors	91
Appraisal Rights of Dissenting Shareholders	91
Anti-Takeover Provisions	91
Independent Registered Public Accounting Firms and Experts	93
Legal Matters	94
Where You Can Find More Information	94
Index to Peoples Ohio Financial Statements	F-1
Annexes
Annex A—Agreement and Plan of Merger
Annex B—Opinion of Keefe, Bruyette & Woods, Inc.
Annex C—Sections 1701.84 and 1701.85 of the Ohio General Corporations Law (Dissenting Shareholders)
Annex D—Form of Employment Agreement of Ronald B. Scott

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:    What will I receive in the merger?

A:    If the merger is completed, your shares of Peoples Ohio common stock will be converted into the right to receive shares of MainSource common stock and/or cash. You are entitled to elect for each Peoples Ohio share you own whether you want to receive:

•   $5.60 in cash (subject to adjustment based on changes in Peoples Ohio’s shareholders’ equity or outstanding shares); or

•   MainSource common stock.

The number of shares of MainSource common stock you are entitled to receive for each Peoples Ohio share will be determined by dividing (A) $41,057,122 (subject to adjustment based on changes in Peoples Ohio’s shareholders’ equity) by (B) the number of outstanding shares of Peoples Ohio common stock, and then by (C) the average of the per share high and low prices of a share of MainSource common stock as quoted on the Nasdaq Stock Market during the 10 trading days preceding the fifth calendar day before the date the merger becomes effective. MainSource will also pay cash in lieu of issuing fractional shares.

The Merger Agreement provides that a number as close as possible to 75% of the outstanding shares of Peoples Ohio must be converted into MainSource common stock, with the balance of the outstanding Peoples Ohio shares converted into cash. If Peoples Ohio shareholder elections would result in the issuance of MainSource common stock for more or less than 75% of the outstanding Peoples Ohio shares, then your elections may be subject to proration as described under “The Merger Agreement—Election and Allocation Procedures.” As a result of the proration, you may not receive cash or MainSource shares to the full extent that you elect.

As of                                 , 2006, the closing price for a share of MainSource common stock was $             and for a share of Peoples Ohio common stock was $              . You should obtain current market prices for shares of MainSource common stock and Peoples Ohio common stock prior to making your election. MainSource common stock is listed on the NASDAQ National Market under the symbol “MSFG.” Peoples Ohio common stock is included in the OTC Bulletin Board System under the symbol “POHF.”

Q:    What risks should I consider before I vote on the merger?

A:    You should review the “Risk Factors” section of this proxy statement/prospectus beginning on page 23.

Q:    Will MainSource shareholders receive any shares or cash as a result of the merger?

A:    No. MainSource shareholders will continue to own the same number of MainSource shares they owned before the effectiveness of the merger.

Q:    When is the merger expected to be completed?

A:    We are working to complete the merger as quickly as possible. We must first obtain the necessary regulatory approvals and the approval of the Peoples Ohio shareholders at the special meeting being held for shareholders to vote on the merger. We currently expect to complete the merger before the end of the second quarter of 2006.

Q:    What are the tax consequences of the merger to me?

A:    We have structured the merger so that MainSource, Peoples Ohio and their respective shareholders will not recognize any gain or loss for federal income tax purposes on the exchange of Peoples Ohio shares for MainSource shares in the merger. Taxable capital gains may result, however, to the extent a Peoples Ohio shareholder receives cash instead of MainSource common stock (including cash received in lieu of fractional shares of MainSource common stock) and the cash received exceeds the shareholder’s adjusted basis in the surrendered stock. At the closing, Peoples Ohio is to receive an opinion confirming these tax consequences. See “Material Federal Income Tax Consequences.”

Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:    Will I have dissenters’ rights?

A:    Peoples Ohio shareholders will be able to dissent from the proposed merger, but only by complying with the applicable provisions of the Ohio General Corporation Law.

Q:    What do I need to do now?

A:    After reading this joint proxy statement/prospectus, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the                      , 2006 Peoples Ohio special meeting. You should also complete your Election Form to specify the type of merger consideration you prefer (or provide instructions to your broker if you hold your shares in “street name”). To submit your Peoples Ohio share certificates for exchange, you should follow the instructions contained in the Election Form.

Q:    If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:    Yes. Your broker will vote your shares on the merger, but only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. If you do not provide instructions to your broker on how to vote on the merger, your broker will not be able to vote your shares on the merger, and this will have the effect of voting against the merger.

Q:    Can I change my vote after I have mailed my signed proxy card?

A:    Yes. You can change your vote at any time before your proxy is voted at the special shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the special meeting and vote in person. Your attendance at the shareholder meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker how to vote your shares, you must follow directions received from your broker to change those instructions.

Q:    Should I send in my stock certificates now?

A:    Enclosed is an Election Form and instructions for electing your preferred form of merger consideration and exchanging your shares of Peoples Ohio common stock for shares of MainSource common stock and any cash payments you may be entitled to receive. You must include your Peoples Ohio stock certificates with your Election Form.

Q:    How do I elect the form of payment that I prefer in the merger?

A:    An Election Form is enclosed with this proxy statement/prospectus mailed to Peoples Ohio shareholders. If you wish to make an election, you should complete this Election Form and send it in the envelope provided to the exchange agent,                                  . For you to make an effective election, your properly executed Election Form must be received by the exchange agent before        p.m.,                   time, on                                  , 2006, the election deadline. You must include your Peoples Ohio share certificates with your Election Form. If you hold your shares in street name with a broker, you should ask your broker for instructions on tendering your Peoples Ohio shares. Please read the instructions to the Election Form for information on completing the form. These instructions will also inform you what to do if your share certificates have been lost, stolen or destroyed. Please note that your proxy card and your Election Form must be returned to different addresses and must be mailed separately.

Q:    Which form of payment should I choose? Why?

A:    The form of payment you should elect will depend upon your personal financial and tax circumstances. We urge you to consult your financial or tax advisor if you have any questions about the form of payment you should elect.

Q:    What will happen if I don’t make an election as to some or all of my Peoples Ohio shares?

A:    Your non-election will either be treated as an election for cash, MainSource common stock, or a combination of both, depending on the elections that are made by other shareholders. If you do not make an election, it is impossible to predict at this point what merger consideration you will receive.

Q:    If I am voting against the Merger Agreement, should I still make an election?

A:    Yes. If the Merger Agreement is approved by the Peoples Ohio shareholders and becomes effective, you will receive merger consideration based on the Election Form you submit. If you fail to submit an Election Form, your Peoples Ohio shares will be treated as described in the preceding answer.

Q:    Can I change my election?

A:    Yes. You can change your election by submitting a new Election Form to the exchange agent so it is received prior to the election deadline set forth on the Election Form. After the election deadline, no changes may be made.

Q:    What will happen if I acquire shares of Peoples Ohio common stock from a Peoples Ohio shareholder after the voting record date?

A:    If you acquire shares of Peoples Ohio common stock from a Peoples Ohio shareholder after the voting record date, you must obtain and submit your own Election Form by the election deadline in order for an election to be valid with respect to the shares you acquired. If the shares are registered in your name, the exchange agent will send you a new Election Form although you may submit an Election Form obtained from the selling shareholder or by some other means. If you are not the registered owner of the shares acquired, then you should contact the bank, broker or dealer through which you acquired the shares to request that the bank, broker or dealer submit an Election Form on your behalf. In either case, the Election Form must be submitted by the election deadline.

Q:    Whom should I contact if I have other questions about the merger?

A:    If you have more questions about the Merger Agreement or the merger, you should contact                                     , the exchange agent and information agent for the merger, at                                 ,                              , Attention:                                   , (800)                 .

You may also contact:
MainSource Financial Group, Inc.		Peoples Ohio Financial Corporation
201 North Broadway		635 South Market Street
Greensburg, Indiana 47240	or	Troy, Ohio 45373
Attention: Shareholder Relations		Attention: Ronald B. Scott
(812) 663-0157		Chief Executive Officer
(937) 339-5000

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the annexes and the documents referred to in this proxy statement/prospectus. A list of the documents incorporated by reference appears under the caption “Where You Can Find More Information.”

The Companies

MainSource Financial Group, Inc.
201 North Broadway
Greensburg, Indiana 47240
(812) 663-0157

MainSource Financial Group is a community-focused, multi-bank, financial services holding company with assets of $1.6 billion. Through its two current banking subsidiaries, MainSource Bank, Greensburg, Indiana, and MainSource Bank of Illinois, Kankakee, Illinois, it operates 54 offices in 23 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates. MainSource’s common stock trades on the NASDAQ National Market under the symbol “MSFG.”

Peoples Ohio Financial Corporation
635 South Market Street
Troy, Ohio 45373
(937) 339-5000

Peoples Ohio Financial Corporation is based in west-central Ohio and is the parent company of Peoples Savings Bank of Troy (“Peoples Savings Bank”). Peoples Savings Bank, a state chartered savings and loan association, operates six offices in Miami and northern Montgomery counties in Ohio. It also provides full trust services through its trust department. Peoples Ohio Financial Corporation had $200.6 million in total assets and $24.9 million in shareholders’ equity as of September 30, 2005. There are currently 7,331,629 shares of Peoples Ohio common stock outstanding which are included in the OTC Bulletin Board System under the symbol “POHF.”

Special Meeting of Shareholders; Required Vote

The special meeting of Peoples Ohio shareholders is scheduled to be held at the Peoples Savings Bank Training Center, located at 14 Weston Road, Troy, Ohio, at              a.m./p.m., local time, on              , 2006. At the Peoples Ohio special meeting, you will be asked to vote to approve the Merger Agreement. Only Peoples Ohio shareholders of record as of the close of business on              , 2006 are entitled to notice of, and to vote at, the Peoples Ohio special meeting and any adjournments or postponements of the Peoples Ohio special meeting.

Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the issued and outstanding shares of Peoples Ohio common stock. As of the record date, there were 7,331,629 shares of Peoples Ohio common stock outstanding. The directors and executive officers of Peoples Ohio (and their affiliates), as a group, beneficially owned 1,864,069 shares of Peoples Ohio common stock, representing approximately 24.25% of the outstanding shares of Peoples Ohio common stock as of the record date. No approval by MainSource shareholders is required.

The Merger and the Merger Agreement

MainSource’s acquisition of Peoples Ohio is governed by the Merger Agreement. The Merger Agreement provides that, if all of the conditions are satisfied or waived, Peoples Ohio will be merged with and into MainSource, with MainSource surviving, and immediately thereafter Peoples Savings Bank will be merged with and into MainSource Bank—Ohio, an interim Ohio commercial bank and wholly-owned subsidiary of MainSource, with MainSource Bank—Ohio surviving. We encourage you to read the Merger Agreement, which is included as Annex A to this proxy statement/prospectus.

What Peoples Ohio Shareholders Will Receive in the Merger

At the effective time of the merger, 75% of the shares of common stock of Peoples Ohio that are issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive shares of MainSource common stock. The number of shares of MainSource common stock that will be issued for each Peoples Ohio share converted into MainSource common stock will be determined by dividing (A) $41,057,122 (subject to adjustment based on changes in Peoples Ohio’s shareholders’ equity) by (B) the number of outstanding shares of Peoples Ohio common stock, and then by (C) the average of the per share high and low sales prices of a share of MainSource common stock as quoted on the Nasdaq Stock Market during the 10 trading days preceding the fifth calendar day before the date the merger becomes effective. The remaining 25% of the shares of common stock of Peoples Ohio are being purchased by MainSource for cash.

If the merger is completed, shares of Peoples Ohio common stock that you own immediately before the completion of the merger will be converted into the right to receive shares of MainSource common stock and/or cash. For each share of Peoples Ohio common stock that you own, you will receive            shares of MainSource common stock (based on the              , 2006 closing price of $              and subject to adjustment based on changes in the market price of MainSource common stock) or $5.60 in cash, subject to adjustment pursuant to the Merger Agreement.

Peoples Ohio shareholders will not receive fractional shares of MainSource common stock. Instead, you will receive a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of MainSource common stock to which you are entitled multiplied by (ii) the average of the per share high and low sales prices of a share of MainSource common stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day preceding the effective time of the merger.

Election Process

The Merger Agreement provides that a number as close as possible to 75% of the outstanding shares of Peoples Ohio must be converted into MainSource common stock, with the balance of the outstanding Peoples Ohio shares converted into cash. If the number of shares elected to be converted into MainSource common stock equals 75%, then:

•  all shares for which a cash election has been made will be converted into the right to receive cash consideration; and

•  all shares for which an election to receive MainSource common stock has been made and all shares for which no election has been made will be converted into the right to receive shares of MainSource common stock.

If the number of shares electing to receive MainSource common stock plus all non-election shares is less than 75%, then:

•  all shares for which an election to receive MainSource common stock has been made and all shares for which no election has been made will be converted into the right to receive shares of MainSource common stock; and

•  the shares for which a cash election has been made will be eliminated and converted into elections to receive MainSource common stock by first eliminating and converting the blocks of shares for which a cash election has been made which cover the largest number of shares of Peoples Ohio common stock, and then eliminating and converting the blocks of shares for which a cash election has been made which cover the next largest number of shares and continuing this process until 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into MainSource common stock.

If the number of shares for which an election has been made to receive MainSource common stock plus all non-election shares exceeds 75%, then:

•  all shares for which a cash election has been made will be converted into the right to receive cash consideration;

•  the shares for which no election has been made will be eliminated and converted into cash by first eliminating and converting blocks of shares for which no election has been made which cover the smallest number of shares of Peoples Ohio common stock and then eliminating and converting the blocks of shares for which no election has been made which cover the next smallest number of shares and continuing this process until either all shares for which no election has been made are converted into cash or 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into MainSource common stock; and

•  if, following the elimination and conversion of all shares for which no election has been made to cash, the number of shares electing to receive MainSource common stock still exceeds 75%, the number of shares for which an election to receive MainSource common stock has been made will be eliminated and converted to an election to receive cash in the same manner as the shares for which no election has been made, until 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into MainSource common stock.

Should MainSource change the number of shares of MainSource common stock issued and outstanding prior to the effective time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MainSource common stock, and the record date is prior to the effective time, the MainSource common stock consideration will be adjusted so the shareholders will receive, in the aggregate, a number of shares of MainSource common stock representing the same percentage of outstanding shares of MainSource common stock at the effective time as would have been represented by the number of shares of MainSource common stock the shareholders of Peoples Ohio would have received if any of the foregoing actions had not occurred.

A reduction in the percentage of Peoples Ohio shares for which an election to receive the cash consideration may be made, with a corresponding increase in the percentage of Peoples Ohio shares for which an election may be made, to receive MainSource common stock if necessary to allow MainSource’s tax counsel to deliver its opinion as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code. The risk that you will receive a portion of the merger consideration in a form that you did not elect could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you had elected, including the recognition of taxable gain to the extent cash is received. Please see the section captioned “Material Federal Income Tax Consequences.”

Recommendation of Peoples Ohio Board of Directors

The Peoples Ohio board of directors approved the Merger Agreement and the proposed merger. The Peoples Ohio board believes that the Merger Agreement, including the holding company merger and subsidiary merger contemplated by the Merger Agreement, is advisable and fair to, and in the best interests of, Peoples Ohio and its shareholders, and therefore recommends that Peoples Ohio shareholders vote “FOR” the proposal to approve the Merger Agreement. In reaching its decision, the Peoples Ohio board of directors considered a number of factors, which are described in the section captioned “The Merger—Peoples Ohio’s Reasons for the Merger.” Because of the wide variety of factors considered, the Peoples Ohio board of directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

Opinion of Peoples Ohio’s Financial Advisor

In connection with the merger, the Peoples Ohio board of directors received an oral and a written opinion, dated September 26, 2005, from Peoples Ohio’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), to the effect that, as of the date of the opinion and based on and subject to the various considerations described in the opinion, the consideration to be paid to holders of Peoples Ohio common stock pursuant to the Merger Agreement was fair, from a financial point of view, to those holders. The full text of KBW’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by KBW in rendering its opinion, is attached to this document as Annex B. We encourage you to read the entire opinion carefully. The opinion of KBW is directed to the Peoples Ohio board of directors and does not constitute a recommendation to any Peoples Ohio shareholder as to how to vote at the Peoples Ohio special meeting, the form of consideration to be elected or any other matter relating to the proposed merger.

Reasons for the Merger

The Peoples Ohio board of directors determined that the Merger Agreement and the merger consideration were in the best interests of Peoples Ohio and its shareholders and recommends that Peoples Ohio shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

In its deliberations and in making its determination, the Peoples Ohio board of directors considered many factors including, without limitation, the following:

•  the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of both Peoples Ohio and MainSource;

•  MainSource’s community banking orientation and its compatibility with Peoples Ohio;

•  MainSource’s access to capital and managerial resources relative to that of Peoples Ohio;

•  the premium represented by the value of the merger consideration over the current book value of Peoples Ohio common stock and recent trading prices for that stock;

•  its desire to provide shareholders with the prospects for greater future appreciation on their investments in Peoples Ohio common stock than Peoples Ohio could achieve independently;

•  the greater liquidity of MainSource common stock, which is traded on the NASDAQ National Market;

•  the opinion delivered by KBW that the merger consideration is fair, from a financial standpoint, to the shareholders of Peoples Ohio;

•  Peoples Ohio’s potential to better serve its customers and enhance its competitive position in the communities in which it operates due to MainSource’s more diverse financial products and services;

•  the effect of the merger on Peoples Ohio and Peoples Savings Bank employees, customers and community; and

•  MainSource’s long-term growth strategy.

MainSource’s board of directors concluded that the Merger Agreement is in the best interests of MainSource and its shareholders. In deciding to approve the Merger Agreement, MainSource’s board of directors considered a number of factors, including, without limitation, the following:

•  management’s view that the acquisition of Peoples Ohio provides an attractive opportunity to expand into west central Ohio, which it considers a desirable market;

•  Peoples Ohio’s community banking orientation and its compatibility with MainSource and its subsidiaries;

•  a review of the demographic, economic and financial characteristics of the markets in which Peoples Ohio operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•  management’s review of the business, operations, earnings and financial condition, including capital levels and asset quality of Peoples Ohio and Peoples Savings Bank; and

•  the likelihood of regulators approving the merger without undue conditions or delay.

Regulatory Approvals

Under the terms of the Merger Agreement, the merger cannot be completed until MainSource receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions. MainSource has filed the respective applications, but as of the date of this proxy statement/prospectus, has not received the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation or the Ohio Division of Financial Institutions.

New MainSource Shares Will be Eligible for Trading on NASDAQ

The shares of MainSource common stock to be issued in the merger can be traded on the NASDAQ National Market.

Conditions to the Merger

The obligation of MainSource and Peoples Ohio to consummate the merger is subject to the satisfaction or waiver, on or before completion of the merger, of a number of conditions, including:

•  approval of the Merger Agreement at the special meeting by at a majority of the issued and outstanding shares of Peoples Ohio common stock;

•  approval of the transaction by the appropriate regulatory authorities;

•  the representations and warranties made by the parties in the Merger Agreement must be materially true and correct as of the effective date of the merger or as otherwise required in the Merger Agreement;

•  the covenants made by the parties must have been fulfilled or complied with in all material respects from the date of the Merger Agreement through and as of the effective date;

•  the parties must have received the respective closing deliveries of the other parties to the Merger Agreement;

•  the MainSource registration statement (of which this proxy statement/prospectus is a part) relating to the issuance of MainSource shares pursuant to the Merger Agreement must have been declared effective by the SEC, no stop order can have been issued or threatened and the shares of MainSource common stock to be issued pursuant to the Merger Agreement must be eligible to be traded on the NASDAQ National Market;

•  Peoples Ohio’s investment banker must have issued its fairness opinion stating that the merger consideration relating to the merger of Peoples Ohio with and into MainSource is fair to the shareholders of Peoples Ohio from a financial point of view;

•  Ronald B. Scott must have entered into his employment agreement with MainSource Bank—Ohio;

•  MainSource must have received the financing necessary to pay the cash portion of the total purchase price on such terms as are acceptable to MainSource and enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to MainSource;

•  MainSource and Peoples Ohio must have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the effective date, to the effect that the merger of Peoples Ohio with and into MainSource constitutes a “reorganization” within the meaning of Section 368 of the Internal Revenue Code;

•  MainSource must have received an opinion of Squire Sanders & Dempsey L.L.P., counsel to Peoples Ohio, dated the effective time;

•  the MainSource average stock price must be no lower than $14.00 and no higher than $24.00;

•  MainSource must have received a letter of tax advice, in a form satisfactory to MainSource, from Peoples Ohio’s outside, independent registered public accounting firm to the effect that any amounts that are paid by Peoples Ohio or Peoples Savings Bank before the effective time of the merger, or required under Peoples Ohio’s employee benefit plans or the Merger Agreement to be paid at or after the effective time, to persons who are “disqualified individuals” under Section 280G of the Internal Revenue Code with respect to Peoples Ohio, Peoples Savings Bank or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Internal Revenue Code; and

•  payments to certain Peoples Ohio officers and employees required to comply with or terminate their employment or severance agreements, and required by the Merger Agreement to be paid, must have been made.

Termination

Subject to conditions and circumstances described in the Merger Agreement, either MainSource or Peoples Ohio may terminate the Merger Agreement, in certain circumstances, including without limitation, if the merger has not been consummated by June 30, 2006, if the Peoples Ohio shareholders do not approve the Merger Agreement at the Peoples Ohio special meeting, or the respective boards of directors of MainSource and Peoples Ohio mutually agree to terminate the Merger Agreement. In addition each of MainSource and Peoples Ohio may terminate the Merger Agreement at any time prior to the effective time upon certain conditions as described in more detail below in “The Merger Agreement—Termination.”

Termination Fee

If MainSource terminates the Merger Agreement because Peoples Ohio breaches its representations, warranties, or covenants resulting in a material adverse effect (as defined in the Merger Agreement) and MainSource is not in breach of the Merger Agreement, or because Peoples Ohio’s board of directors fails to recommend approval of the Merger Agreement to its shareholders, Peoples Ohio must pay MainSource a $1,000,000 termination fee, plus $200,000 in expenses. If Peoples Ohio terminates the Merger Agreement because MainSource breaches its representations, warranties, or covenants resulting in a material adverse effect and Peoples Ohio is not in breach of the Merger Agreement, MainSource must pay Peoples Ohio a $1,000,000 termination fee, plus $200,000 in expenses.

Treatment of Options to Acquire Shares of Peoples Ohio Common Stock

The Merger Agreement provides that each option to acquire shares of Peoples Ohio common stock held by Ronald B. Scott, whether or not vested, will be amended to be an option to acquire shares of MainSource common stock, with the exercise price and number of shares subject to the option adjusted based on the exchange ratio used in connection with the merger. Currently, Mr. Scott holds options to purchase 265,150 shares of Peoples Ohio common stock that will be so amended. All of such options will become fully vested as a result of a “change-in-control” provision contained in Peoples Ohio’s option plan.

Pursuant to the Merger Agreement, each other outstanding option to purchase the common stock of Peoples Ohio will be converted into the right to receive from MainSource at the effective time an amount equal to the excess of the cash consideration over the per share exercise price for each share of Peoples Ohio common stock. Currently, the executive officers and outside directors of Peoples Ohio (other than Mr. Scott) hold options to purchase 200,064 shares of Peoples Ohio common stock, which would be cashed out for approximately $            million. The excess of the cash consideration over the per share exercise price for each share of common stock subject to such stock options will constitute taxable ordinary income to the option holder.

Interests of Officers and Directors in the Mergers That are Different From Yours

You should be aware that some of Peoples Ohio’s directors and officers may have interests in the merger that are different from, or in addition to, their interests as shareholders. Peoples Ohio’s board of directors was aware of these interests and took them into account in approving the merger. For example, the Merger Agreement obligates MainSource to enter into an employment agreement with Ronald B. Scott and to amend his outstanding options to make them exercisable for MainSource common stock. In addition, stock options granted to certain officers and directors of Peoples Ohio will vest in connection with the merger, and certain executive officers of Peoples Ohio will receive change-in-control or other severance payments from Peoples Ohio in connection with the merger.

MainSource is also obligated under the Merger Agreement to provide continuing indemnification to the officers and directors of Peoples Ohio and Peoples Savings Bank as provided in their respective articles of incorporation or by-laws (or comparable organization documents), and to provide such directors and officers with directors’ and officers’ liability insurance for a period of three years, subject to certain conditions set forth in the Merger Agreement.

Accounting Treatment of the Merger

The merger will be accounted for as a purchase transaction in accordance with United States generally accepted accounting principles.

Certain Differences in Shareholder Rights

When the merger is completed, Peoples Ohio shareholders, whose rights are governed by Peoples Ohio’s articles of incorporation and code of regulations and Ohio law, may become MainSource shareholders, and their rights will then be governed by MainSource’s articles of incorporation and by-laws and Indiana law.

Tax Consequences of the Merger

MainSource and Peoples Ohio expect the merger to qualify as a “reorganization” for U.S. federal income tax purposes. If the merger qualifies as a reorganization, then, in general, for U.S. federal income tax purposes:

•  a Peoples Ohio shareholder exchanging all of his or her shares of Peoples Ohio common stock solely for cash in the merger will recognize gain or loss in an amount equal to the difference between the amount of cash received and the Peoples Ohio shareholder’s aggregate tax basis in the shares of Peoples Ohio common stock surrendered for cash;

•  a Peoples Ohio shareholder exchanging all of his or her shares of Peoples Ohio common stock solely for MainSource common stock in the merger will not recognize any gain or loss (except with respect to cash received instead of fractional shares of MainSource common stock);

•  a Peoples Ohio shareholder exchanging all of his or her shares of Peoples Ohio common stock for a combination of MainSource common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the merger and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the MainSource common stock received in the merger over (b) the Peoples Ohio shareholder’s aggregate tax basis in its Peoples Ohio common stock surrendered in exchange for MainSource common stock and cash; and

•  Peoples Ohio shareholders will recognize gain or loss, if any, on any fractional shares of MainSource common stock for which cash is received equal to the difference between the amount of cash received and the Peoples Ohio shareholder’s allocable tax basis in the fractional shares.

To review the tax consequences of the merger to Peoples Ohio shareholders in greater detail, please see the section “Material Federal Income Tax Consequences.”

Resales of MainSource Common Stock

Shares of MainSource common stock which Peoples Ohio’s shareholders receive in the merger will be freely transferable by the holders, except for those shares held by holders who may be “affiliates” of Peoples Ohio. Affiliates generally include directors, executive officers and holders of 10% or more of Peoples Ohio common stock. Peoples Ohio has agreed to provide to MainSource the written agreement of each person who may be deemed its “affiliate” that such person will not dispose of any shares of MainSource common stock he or she receives in the merger, except in compliance with the Securities Act of 1933.

COMPARATIVE MARKET AND PER SHARE DATA

Per Share Data

The following table shows information about our book value per share, cash dividends per share and diluted earnings per share, and similar information as if the merger had occurred on the date indicated (which we refer to as “pro forma” information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain other assumptions.

The information listed as “Per Equivalent Peoples Ohio Share” was obtained by multiplying the pro forma amounts by an exchange ratio of 0.305, using an estimated price of $18.39 per share of MainSource stock. We present this information to reflect the fact that some Peoples Ohio shareholders will receive shares of MainSource common stock for each share of Peoples Ohio common stock exchanged in the merger. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

	MainSource Historical	Peoples Ohio Historical	Pro Forma Combined	Per Equivalent Peoples Ohio Share
Book Value per share: At September 30, 2005	$11.99	$3.48	$12.70	$3.87
Cash dividends per share:
Nine-month period ended September 30, 2005	0.390	0.135	0.390	0.119
Year ended December 31, 2004	0.476	0.125	0.476	0.145
Diluted earnings per share:
Nine-month period ended September 30, 2005	1.03	0.20	0.99	0.30
Year ended December 31, 2004	1.48	0.22	1.25	0.38

Market Prices and Share Information

The following table presents quotation information for MainSource common stock on the Nasdaq National Market and Peoples Ohio common stock in the over-the-counter market on September 28, 2005 and                 , 2006. September 28, 2005 was the last business day prior to our announcement of the signing of the Merger Agreement.                 , 2006 was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus.

	MainSource Common Stock			Peoples Ohio Common Stock
	High	Low	Close	High	Low	Close
	(Dollars per share)
September 28, 2005	$18.16	$17.58	$17.80	$3.85	$3.85	$3.85
, 2006

The following table shows the closing price per share of MainSource common stock and the equivalent per share price for Peoples Ohio common stock assuming a shareholder receives only MainSource common stock in exchange for his or her Peoples Ohio common stock and giving effect to the merger on (1) September 28, 2005, which is the last day on which MainSource common stock traded

preceding the public announcement of the proposed merger; and (2)              , 2006, which is the last practicable trading day before the printing of this document.

	Closing Price of MainSource Common Stock		Exchange Ratio	Equivalent Price Per Share of Peoples Ohio Common Stock
September 28, 2005		$17.80	0.315		$5.60
, 2006	$			$

We urge you to obtain current market quotations for MainSource common stock and Peoples Ohio common stock. We expect that the market price of MainSource common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of MainSource common stock is subject to fluctuation, the number and value of the shares of MainSource common stock that Peoples Ohio shareholders will receive in the merger may increase or decrease prior to and after the merger.

SELECTED CONSOLIDATED FINANCIAL DATA OF MAINSOURCE

The selected consolidated financial data presented below as of and for the nine months ended September 30, 2005 and 2004 are derived from MainSource’s unaudited financial statements, and the data for each of the years in the five-year period ended December 31, 2004, are derived from MainSource’s audited historical financial statements. Per share amounts have been adjusted to reflect all completed stock dividends and splits.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto incorporated by reference in this proxy statement/prospectus. Results for past periods are not necessarily indicative of results that may be expected for any future period.

	Nine Months Ended September 30,		At and Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(Unaudited)
	(Dollar amounts in thousands except per share data)
Results of Operations:
Net interest income	$39,519	$37,256	$50,002	$44,232	$45,050	$41,768	$39,089
Provision for loan losses	940	330	600	1,325	2,995	2,136	1,658
Noninterest income	14,363	14,692	19,544	19,443	14,379	11,486	9,591
Noninterest expense	36,030	34,307	45,880	40,448	35,610	34,311	33,168
Income before income tax	16,912	17,311	23,066	21,902	20,824	16,807	13,854
Income tax	4,264	4,751	6,273	6,597	6,813	5,630	4,000
Net income	12,648	12,560	16,793	15,305	14,011	11,177	9,854
Dividends paid on common stock	4,760	3,963	5,421	4,873	4,485	4,121	4,121
Per Common Share:*
Earnings per share (basic)	$1.03	$1.11	$1.48	$1.37	$1.24	$0.99	$0.88
Earnings per share (diluted)	1.03	1.11	1.48	1.37	1.24	0.99	0.88
Dividends paid**	0.39	0.37	0.476	0.435	0.397	0.365	0.342
Book value—end of period	11.99	10.58	10.68	9.47	8.88	7.78	6.94
Market price—end of period	17.73	19.52	23.88	19.47	14.52	10.10	8.09
At Period End:
Total assets	$1,639,510	$1,556,705	$1,549,379	$1,442,729	$1,251,760	$1,178,392	$1,216,936
Investment securities	472,363	432,922	428,686	425,542	351,143	276,304	294,395
Loans, excluding held for sale	977,400	945,519	929,005	855,471	740,167	760,785	790,550
Allowance for loan losses	12,463	11,899	11,698	11,509	9,517	8,894	8,716
Total deposits	1,318,831	1,234,300	1,226,367	1,191,310	1,034,307	1,014,687	1,053,570
Notes payable	—	11,100	9,100	12,500	2,400	4,062	6,510
Federal Home Loan Bank advances	61,627	103,547	90,981	62,751	50,235	20,346	22,463
Subordinated debentures	29,878	29,898	29,898	29,898	30,425	22,425	22,425
Shareholders’ equity	161,533	122,079	123,320	105,424	99,771	87,872	78,005
Financial Ratios:
Return on average assets	1.10%	1.18%	1.13%	1.14%	1.16%	0.93%	0.85%
Return on average common shareholders’ equity	12.32	15.54	14.70	15.07	14.90	13.24	13.76
Allowance for loan losses to total loans (period end) (excluding held for sale)	1.28	1.26	1.26	1.35	1.29	1.17	1.10
Shareholders’ equity to total assets (period end)	9.85	7.84	7.96	7.31	7.97	7.46	6.41
Average equity to average total assets	8.91	7.58	7.67	7.57	7.77	7.04	6.20
Dividend payout ratio	37.63	31.87	32.28	31.84	32.01	36.87	41.82

  *     Adjusted for stock splits and dividends

**     Dividends paid by MainSource Financial Group without restatement for pooling of interests

SELECTED FINANCIAL DATA OF PEOPLES OHIO

The selected consolidated financial data presented below as of and for the three months ended September 30, 2005 and 2004 are derived from Peoples Ohio’s unaudited financial statements, and the data for each of the years in the five-year period ended June 30, 2005, are derived from Peoples Ohio’s audited historical financial statements. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto appearing elsewhere in this proxy statement/prospectus. Results for past periods are not necessarily indicative of results that may be expected for any future period.

	Three Months Ended September 30,		At and Year Ended June 30,
	2005	2004	2005	2004	2003	2002	2001
	(Unaudited)
	(Dollar amounts in thousands except per share data)
Results of Operations:
Net interest income	$1,896	$1,718	$7,134	$6,951	$8,054	$8,367	$6,946
Provision for loan losses	30	30	183	330	140	138	—
Noninterest income	659	543	2,072	2,174	1,693	1,561	1,485
Noninterest expense	1,720	1,610	6,405	6,420	5,723	5,707	4,737
Income before income tax	804	621	2,618	2,375	3,884	4,083	3,695
Income tax	258	200	828	744	1,339	1,407	1,273
Net income	547	422	1,790	1,631	2,545	2,675	2,421
Dividends paid on common stock	513	472	944	880	680	484	223
Per Common Share:
Earnings per share (basic)	0.07	0.06	0.25	0.22	0.34	0.36	0.33
Earnings per share (diluted)	0.07	0.06	0.24	0.22	0.33	0.35	0.32
Dividends paid	0.07	0.065	0.13	0.12	0.09	0.065	0.03
Book value—end of period	3.45	3.37	3.42	3.34	3.27	3.11	2.82
Market price—end of period			4.10	4.16	4.20	3.35	3.00
At Period End:
Total assets	$200,609	$195,418	199,881	193,196	207,349	219,922	214,841
Investment securities	4,262	15,828	4,422	16,242	17,467	1,121	1,484
Loans, excluding held for sale	175,876	157,142	171,912	151,783	161,471	202,598	198,326
Allowance for loan losses	751	1,048	725	1,048	862	882	843
Total deposits	123,669	109,160	126,520	114,223	117,629	120,447	108,398
Federal Home Loan Bank advances	49,381	59,826	46,123	53,295	63,329	74,174	83,522
Shareholders’ equity	24,902	24,080	24,925	24,391	24,351	23,106	21,002
Financial Ratios:
Return on average assets	1.09%	0.87%	0.92%	0.82%	1.16%	1.23%	1.14%
Return on average common shareholders’ equity	8.78	6.96	7.30	6.57	10.07	11.84	11.87
Allowance for loan losses to total loans (period end)	0.43	0.67	0.42	0.69	0.52	0.42	0.41
Shareholders’ equity to total assets (period end)	12.73	12.56	12.47	12.63	11.74	10.51	9.78
Average equity to average total assets	12.72	12.71	12.60	12.20	11.49	10.38	9.64
Dividend payout ratio	93.88	111.84	52.00	54.55	26.47	18.06	9.09

RECENT DEVELOPMENTS AFFECTING MAINSOURCE

MainSource continually is presented with and seeks out acquisition opportunities to enhance its banking franchise in the four-state region of Indiana, Illinois, Kentucky, and Ohio. MainSource expects to continue pursuing opportunities that may arise, although no assurances can be given as to the timing of any future acquisitions, if any.

As of the date of this proxy statement/prospectus, MainSource is a party to the following definitive merger agreements with acquisition candidates in addition to the Peoples Ohio Merger Agreement:

Union Community Bancorp

On August 23, 2005, MainSource entered into a definitive agreement to merge Union Community Bancorp (“Union Community”) of Crawfordsville, Indiana, into MainSource. Union Community’s subsidiary financial institution, Union Federal Savings and Loan Association (“Union Federal”), will be merged simultaneously into a newly formed subsidiary of MainSource.

The agreement provides that shareholders of Union Community will have the right to elect to receive cash in the approximate amount of $27.33 per share, or approximately 1.495 shares of MainSource common stock (valued at $27.33, based on MainSource’s August 22, 2005, closing price of $18.28 per share) for each share of Union Community common stock owned by them. Based on MainSource’s August 22, 2005, closing price, and including the anticipated cash out of certain Union Community stock options, the transaction value is estimated at $56.0 million. MainSource expects to issue approximately 1.6 million shares of its common stock in the transaction.

The amount of cash or stock payable to Union Community’s shareholders may be adjusted at the time of closing based on the value of Union Community’s consolidated shareholders’ equity as of the end of the month prior to closing, after certain adjustments prescribed by the agreement have been made, and the closing price of MainSource’s common stock prior to closing. However, merger consideration for 55% of the outstanding Union Community common stock must be paid in shares of MainSource common stock, and there may be allocations of cash or stock made to shareholders (on the basis of the smallest to the largest shareholders) to ensure that this requirement is satisfied.

The transaction, which is expected to close in the first quarter of 2006, is subject to various regulatory approvals and the approval of Union Community’s shareholders.

HFS Bank, F.S.B.

On October 26, 2005, MainSource entered into a definitive agreement to merge HFS Bank, F.S.B. (“HFS”), a federal savings bank located in Hobart, Indiana, into a newly-formed, federal savings bank subsidiary of MainSource. The HFS Agreement provides that shareholders of HFS will have the right to elect to receive cash in the approximate amount of $19.35 per share, or approximately 1.0348 shares of MainSource common stock (valued at $19.35 based on MainSource’s October 25, 2005, closing price of $18.70 per share) for each share of HFS common stock owned by them. Based on MainSource’s October 25, 2005, closing price, the transaction value is estimated at $36.1 million. MainSource expects to issue approximately 1.1 million shares of its common stock in the transaction.

The amount of cash or stock payable to HFS’ shareholders may be adjusted at the time of the closing based on the value of HFS’ shareholders equity as of the end of the month prior to closing, after certain adjustments prescribed by the HFS agreement have been made, and the closing price of MainSource’s common stock prior to closing. However merger consideration for 52% of the outstanding HFS common stock must be paid in shares of MainSource common stock and there may be allocations of cash or stock made to shareholders (on the basis of the smallest to the largest shareholders) to ensure that this requirement is satisfied.

The transaction, which is expected to close in the second quarter of 2006, is subject to various regulatory approvals and the approval of HFS’ shareholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2005 combines the historical consolidated balance sheets of MainSource and Peoples Ohio as if the merger had been effective on September 30, 2005. As discussed in “Recent Developments Affecting Mainsource,” MainSource has two other acquisitions pending (Union Community Bancorp and HFS Bank, F.S.B.), which are expected to close in 2006. These acquisition targets have also been presented in the pro forma balance sheet as if these mergers were effective as of September 30, 2005. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine month period ended September 30, 2005 and for the year ended December 31, 2004, present the combined results of operations of MainSource and Peoples Ohio as if the merger had been effective on January 1 of each respective year. The pro forma income statements also include the pending mergers of Union Community Bancorp and HFS Bank, F.S.B. as if these mergers were also effective as of January 1 of each period presented. During 2005, MainSource acquired The Madison Bank & Trust Company (“Madison”). This merger was effective on August 26, 2005, and balance sheet accounts were reflected in MainSource’s September 30, 2005 quarterly report on Form 10-Q. For the pro forma income statements, the Madison acquisition is presented as if Madison were acquired on January 1 for each period presented.

The Unaudited Pro Forma Condensed Combined financial information and accompanying notes reflect the application of the purchase method of accounting for the mergers. Under this method of accounting, intangible assets (such as core deposit intangibles) are identified and the recorded assets and liabilities of each of the acquisition targets are marked to their estimated fair values as of September 30, 2005, through an allocation of the purchase price. Any excess of purchase price remaining after the allocation of the purchase price to assets and liabilities is recorded as goodwill. The estimated core deposit intangibles are amortized on an accelerated method over their estimated useful lives, generally ten years. Goodwill is not amortized, but is tested at least annually for impairment. If goodwill is determined to be impaired, an impairment loss will be recorded at that time. The pro forma combined figures are simply arithmetical combinations of MainSource’s, Peoples Ohio’s, and the other acquisition targets’ separate financial results in order to assist you in analyzing the future prospects of MainSource. The pro forma combined figures illustrate the possible scope of the change in MainSource’s historical figures caused by the Peoples Ohio merger and the other mergers. You should not assume that MainSource, Peoples Ohio and the other acquisition targets would have achieved the pro forma combined results if the mergers had actually occurred during the period presented. The actual fair value adjustments to the assets and liabilities of Peoples Ohio and the other acquisition targets and the identification and valuation of intangible assets will be made on the basis of appraisals and evaluations that will be made as of the dates the mergers are completed. Thus, the actual fair value adjustments may differ significantly from those reflected in these pro forma financial statements. In the opinion of MainSource’s management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any potential savings that are expected to result from the consolidation of the operations of MainSource, Peoples Ohio and the other acquisition targets, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. MainSource’s, Peoples Ohio’s and the other acquisition targets’ consolidated financial statements are prepared in conformity with United States generally accepted accounting principles. In the opinion of MainSource and Peoples Ohio, the Unaudited Pro Forma Condensed Combined Financial Statements include all adjustments necessary to present fairly the results of the periods presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2005
(Dollars in thousands)

					Pro Forma	Union						Pro Forma
	MainSource	Peoples Ohio	Adjustments		Combined	Community	Adjustments		HFS	Adjustments		Combined
Cash and cash equivalents	$51,911	$5,912	$(11,107	)A	$56,716	$9,910	$(26,967	)A	$15,303	$(17,484	)A	$67,478
			10,000	D			15,000	D		15,000	D
Securities	472,363	4,262	—		476,625	3,109	—		26,402	—		506,136
Loans	979,410	175,876	(3,957	)F	1,151,329	220,186	(1,804	)F	181,690	(1,200	)F	1,550,201
Allowance for loan losses	(12,463)	(751)			(13,214)	(1,080)			(1,246)	—		(15,540)
Restricted stock	10,929	5,806	—		16,735	3,799	—		4,595	—		25,129
Premises and equipment	28,131	3,967	—		32,098	4,034	—		4,605	—		40,737
Goodwill	55,560	—	17,830	A	73,390	2,393	27,257	A	—	17,811	A	118,458
			—				(2,393)
Purchased intangible assets	5,544	—	3,775	E	9,319	530	3,200	E	—	2,662	E	15,181
			—				(530)
Cash surrender value of life insurance	25,135	4,405	—		29,540	7,115	—		2,347	—		39,002
Other assets	22,990	1,132	(75	)C	24,047	5,204	(432	)C	2,126	601	C	31,546
Total	$1,639,510	$200,609	$16,466		$1,856,585	$255,200	$13,331		$235,822	$17,390		$2,378,328
Noninterest bearing deposits	$166,009	$15,029	$—		181,038	$3,882	$—		$11,072	$—		195,992
Interest bearing deposits	1,152,822	108,640	(108	)F	1,261,354	172,426	(266	)F	130,932	(507	)F	1,563,939
Short-term borrowings	47,884	—	—		47,884	—	—		—	—		47,884
Federal Home Loan Bank advances	61,627	49,381	(260	)F	110,748	42,742	583	F	70,433	3,471	F	227,977
Subordinated debentures	29,898	—	—		29,898	—	—		—	—		29,898
Line of credit	7,000	—	10,000	D	17,000	—	15,000	D	—	15,000	D	47,000
Other liabilities	12,737	2,023	1,627	B	16,387	2,955	2,113	B	2,598	1,484	B	25,537
Total liabilities	1,477,977	175,073	11,259		1,664,309	222,005	17,430		215,035	19,448		2,138,227
Common stock	6,880	7,462	(7,462	)A	7,717	20,889	(20,889	)A	1,866	(1,866	)A	9,020
		—	837	A			792	A	—	511	A
Treasury stock	(4,860)	(1,064)	1,064	A	(4,860)	—	—	A	—	—		(4,860)
Additional paid in capital	105,102	69	(69	)A	135,008	—	—	A	859	(859	)A	181,530
		—	29,906	A			28,304	A	—	18,218	A
Retained earnings	55,277	18,465	(18,465	)A	55,277	13,789	(13,789	)A	18,371	(18,371	)A	55,277
Accumulated other comprehensive income	(866)	(30)	30	A	(866)	(29)	29	A	(309)	309	A	(866)
Other equity components	—	634	(634	)A	—	(1,454)	1,454	G	—	—		—
Total shareholders' equity	161,533	25,536	5,207		192,276	33,195	(4,099)		20,787	(2,058)		240,101
Total liabilities & shareholders' equity	$1,639,510	$200,609	$16,466		$1,856,585	$255,200	$13,331		$235,822	$17,390		$2,378,328

FOOTNOTES

A                    Represents the impact of the purchase of the outstanding stock of each entity including the elimination of the targets’ equity.

FOOTNOTES

A                    (Continued from previous page)

The purchase price allocation for Peoples Ohio is summarized as follows:

Common stock	30,793
Cash to holders of Peoples Ohio common stock	10,264
Cash to holders of Peoples Ohio stock options	693
Offering Costs	(50)
Acquisition expenses	150
Total purchase price	41,850
Allocated to:
Historical book value of Peoples Ohio’s assets and liabilities	25,536
Adjustments:
Accrual of remaining professional fees	(370)
Record additional liability related to termination of defined benefit plan	(700)
Accrual of additional compensable vacation and sick days	(56)
Accrual of change-in-control payments to certain Peoples Ohio employees	(1,339)
Tax benefit on above adjustments (excluding non-deductible professional fees)	838
Adjusted book value of Peoples Ohio’s assets and liabilities	23,909
To adjust Peoples Ohio assets and liabilities to fair value:
Loans	(3,957)
Deposits	108
Borrowings	260
Customer list intangible	500
Core deposit intangible	3,275
Deferred taxes	(74)
Total allocation of purchase price	24,020
Excess of purchase price over allocation to identifiable assets and liabilities	17,830

The purchase price allocation for Union Community is summarized as follows:

Common stock	29,146
Cash to holders of Union Community common stock	23,847
Cash to holders of Union Community stock options	2,970
Acquisition expenses	150
Offering costs	(50)
Total purchase price	56,063
Allocated to:
Historical book value of Union Community’s assets and liabilities	33,195
Adjustments:
Accrual of remaining professional fees	(485)
Accrual of fee for termination of data processing contract	(1,842)
Record additional liability related to termination of defined benefit plan	(23)
Accrual of change-in-control payments to certain Union Community employees	(849)
Write-off Union Community’s goodwill	(2,393)
Write-off Union Community’s core deposit intangible	(530)
Tax benefit on above adjustments (excluding non-deductible professional fees)	1,086
Adjusted book value of Union Community’s assets and liabilities	28,159
To adjust Union Community assets and liabilities to fair value:
Loans	(1,804)
Deposits	266
Borrowings	(583)
Core deposit intangible	3,200
Deferred taxes	(432)
Total allocation of purchase price	28,806
Excess of purchase price over allocation to identifiable assets and liabilities	27,257

FOOTNOTES

A                    (Continued from previous page)

The purchase price allocation for HFS is summarized as follows:

Common stock	18,779
Cash to holders of HFS common stock	17,334
Offering Costs	(50)
Acquisition expenses	150
Total purchase price	36,213
Allocated to:
Historical book value of HFS’s assets and liabilities	20,787
Adjustments:
Accrual of remaining professional fees	(316)
Accrual of fee for termination of data processing contract	(1,200)
Accrual of additional compensable vacation and sick days	(150)
Accrual of change-in-control payments to certain HFS employees	(596)
Tax benefit on above adjustments (excluding non-deductible professional fees)	778
Adjusted book value of HFS’s assets and liabilities	19,303
To adjust HFS assets and liabilities to fair value:
Loans	(1,200)
Deposits	507
Borrowings	(3,471)
Core deposit intangible	2,662
Deferred taxes	601
Total allocation of purchase price	18,402
Excess of purchase price over allocation to identifiable assets and liabilities	17,811

B                     Represents certain adjustments (and the related tax liability) to be made prior to the closing of each transaction per the merger agreement as detailed in Footnote A. For the Peoples Ohio transaction, these adjustments are detailed on pages 29-30 of this proxy statement/prospectus.

C                     To record deferred taxes on purchase accounting adjustments at an estimated tax rate of 40%.

D                    Represents short-term borrowings to fund the cash portion of the consideration paid to targets’ shareholders. It is anticipated that targets will have excess shareholders’ equity at the time of closing and MainSource anticipates using all or a portion of such equity to immediately reduce the borrowings on its line of credit. Therefore, for purposes of these pro forma financial statements, the interest expense related to the line of credit has been ignored as it is not deemed material.

E                     Represents the estimated value of the core deposit and/or customer list intangible recorded in each transaction. For purposes of these pro forma financial statements, these intangibles will be amortized using an accelerated method over a 10-year life.

F                     To adjust interest-earning assets and interest-bearing liabilities of acquisition targets to estimated fair value.

G                    Amount represents unearned/unvested shares held by Union Community’s ESOP and Recognition and Retention Plan. With the termination of the ESOP, the excess of the fair value over the outstanding debt will be allocated to the participants and treated as compensation expense. Also, at the time of closing of the merger, unvested RRP shares will vest and expense will be recognized on any unearned shares. Both of these items are non-recurring items directly attributable to the closing of the transaction and are not expected to have a continuing impact on MainSource and are therefore not included in the pro formas.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2005
(Dollars in thousands except per share data)

								Pro Forma	Union						Pro Forma
	MainSource	Madison	Adjustments		Peoples Ohio	Adjustments		Combined	Community	Adjustments		HFS	Adjustments		Combined
Interest income	$ 58,824	$ 4,495	$ —	F	$ 8,575	$ 424	A	$ 72,318	$ 10,680	$ 359	A	$ 9,570	$ 225	A,G	$ 93,152
Interest expense	19,305	2,229	(475	)B	3,030	130	B	24,219	5,234	(119	)B	4,974	(741	)B	33,567
Net interest income	39,519	2,266	475		5,545	294		48,099	5,446	478		4,596	966		59,585
Provision for loan losses	940	—	—		153	—		1,093	472	—		110	—		1,675
Net interest income after provision for loan losses	38,579	2,266	475		5,392	294		47,006	4,974	478		4,486	966		57,910
Non-interest income	14,363	915	—		1,694	—		16,972	502	—		1,095	—		18,569
Non-interest expense	36,030	2,380	375	C	4,944	340	C	44,069	5,275	228	C	3,737	240	C	53,549
Income before income tax	16,912	801	100		2,142	(46)		19,909	201	250		1,844	726		22,930
Income tax	4,264	320	40	D	667	(18	)D	5,273	(8)	100	D	665	290	D	6,320
Net income	$ 12,648	$ 481	$ 60		$ 1,475	$ (28)		$ 14,636	$ 209	$ 150		$ 1,179	$ 436		$ 16,610
Basic earnings per share	$ 1.03							$ 0.99							$ 0.95
Diluted earnings per share	1.03							0.99							0.95
Weighted average shares outstanding(E)
Basic	12,239,519		919,703			1,674,443		14,833,665		1,584,887			1,021,153		17,439,705
Diluted	12,254,174		919,703			1,674,443		14,848,320		1,584,887			1,021,153		17,454,360

FOOTNOTES

A                    To record amortization/accretion of the fair value adjustment of loans using a method that approximates the effective interest method.

B                     To record amortization/accretion of the fair value adjustment of deposits and borrowings.

C                     To record amortization of the core deposit and/or customer list intangibles using an accelerated method over 10 years. For Union Community, the amount is net of the elimination of the $60 of core deposit intangible amortization recorded in the period.

D                    To record the impact of taxes at an estimated blended rate of 40%.

E                     Share amounts include the number of shares expected to be issued for each transaction. The number of shares issued will vary depending on the stock price of MainSource at the time of closing. For purposes of this presentation, a stock price of $18.39 was used for MainSource, which represents the average of the ten days’ closing prices ending with January 20, 2006.

F                     Madison was acquired on August 26, 2005 and operating results in the September 30, 2005 Form 10-Q include Madison from that date forward. Pro forma amounts for Madison reflect estimated amounts for the period from January 1 - August 25, 2005. Prior to the merger with MainSource Bank, Madison was a subsidiary of National City Corporation. Investable assets of approximately $130 million were held in an intercompany cash account with National City which earned a minimal amount of interest income. Had this entity been merged into MainSource for the full period above, interest income would have been substantially higher as excess funds would have been invested in higher-yielding investment securities.

G                    Adjustment to interest income at HFS also includes the estimated accretion related to the purchase accounting adjustments for investment securities. Fair value of investment securities at Union Community and Peoples Ohio approximates book value.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2004
(Dollars in thousands except per share data)

								Pro Forma	Union						Pro Forma
	MainSource	Madison	Adjustments		Peoples Ohio	Adjustments		Combined	Community	Adjustments		HFS	Adjustments		Combined
Interest income	$ 71,841	$ 4,655	$ —	F	$ 10,887	$ 565	A	$ 87,948	$ 13,977	$ 487	A	$ 12,282	$ 299	A,G	$ 114,993
Interest expense	21,839	2,305	(525	)B	3,941	162	B	27,722	6,320	(159	)B	6,551	(988	)B	39,446
Net interest income	50,002	2,350	525		6,946	403		60,226	7,657	646		5,731	1,287		75,547
Provision for loan losses	600	386	—		330	—		1,316	103	—		177	—		1,596
Net interest income after provision for loan losses	49,402	1,964	525		6,616	403		58,910	7,554	646		5,554	1,287		73,951
Non-interest income	19,544	1,444	—		2,163	—		23,151	732	—		1,352	—		25,235
Non-interest expense	45,880	3,248	500	C	6,468	453	C	56,549	5,733	304	C	4,490	319	C	67,395
Income before income tax	23,066	160	25		2,311	(50)		25,512	2,553	342		2,416	968		31,791
Income tax	6,273	64	10	D	722	(20	)D	7,049	756	136	D	862	387	D	9,190
Net income	$ 16,793	$ 96	$ 15		$ 1,589	$ (30)		$ 18,463	$ 1,797	$ 206		$ 1,554	$ 581		$ 22,601
Basic earnings per share	$ 1.48							$ 1.25							$ 1.30
Diluted earnings per share	1.48							1.25							1.30
Weighted average shares outstanding(E)
Basic	11,355,665		1,688,094			1,674,443		14,718,202		1,584,887			1,021,153		17,324,242
Diluted	11,371,994		1,688,094			1,674,443		14,734,531		1,584,887			1,021,153		17,340,571

FOOTNOTES

A                    To record amortization/accretion of the fair value adjustment of loans using a method that approximates the effective interest method.

B                     To record amortization/accretion of the fair value adjustment of deposits and borrowings.

C                     To record amortization of the core deposit and/or customer list intangibles using an accelerated method over 10 years. For Union Community, the amount is net of the elimination of the $80 of core deposit intangible amortization recorded in the period.

D                    To record the impact of taxes at 40%.

E                     Share amounts include the number of shares expected to be issued for each transaction. The number of shares issued will vary depending on the stock price of MainSource at the time of closing. For purposes of this presentation, a stock price of $18.39 was used for MainSource, which represents the average of the ten days’ closing prices ending with January 20, 2006. Shares for Madison represent shares issued in connection with public offering closed in 2005.

F           Prior to the merger with MainSource Bank, Madison was a subsidiary of National City Corporation.  Investable assets of approximately $130 million were held in an intercompany cash account with National City which earned a minimal amount of interest income. Had this entity been merged into MainSource for the full period above, interest income would have been substantially higher as excess funds would have been invested in higher-yielding investment securities.

G                    Adjustment to interest income at HFS also includes the estimated accretion related to the purchase accounting adjustments for investment securities. Fair value of investment securities at Union Community and Peoples Ohio approximates book value.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, you should consider carefully the risk factors described below in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document and in the documents incorporated by reference into this document. Please refer to the section of this proxy statement/prospectus titled “Caution About Forward-Looking Statements.”

RISKS RELATED TO THE MERGER TRANSACTION

You may not receive the form of merger consideration that you elect.

The Merger Agreement provides that in the aggregate shares of MainSource common stock must be issued for a number as close as possible to 75% of the outstanding shares of Peoples Ohio common stock. Although Peoples Ohio shareholders will have the opportunity to elect the form of merger consideration they prefer to receive, the Merger Agreement provides for a proration of the merger consideration among certain Peoples Ohio shareholders in the event the Peoples Ohio shareholders collectively elect to receive MainSource common stock for more or less than 75% of the outstanding shares of Peoples Ohio common stock.

If you are a Peoples Ohio shareholder, depending on which form of merger consideration you elect to receive and which form of merger consideration other Peoples Ohio shareholders elect to receive, your election may be subject to proration and, therefore, you may not receive all or a portion of the merger consideration in the form you elect. This may result in adverse tax consequences to you. You will not know which form of merger consideration you will receive until after we complete the merger.

You will not know the closing date value of the shares of MainSource common stock at the time that you make your election.

In the merger, Peoples Ohio shareholders will receive merger consideration valued at approximately $5.60 in exchange for each share of Peoples Ohio common stock they own, subject to certain potential adjustments. The merger consideration is payable in cash or MainSource common stock, or a combination of cash and stock, at your election, subject to certain limits and allocations. The exchange ratio used to determine the number of MainSource shares to be issued to a Peoples Ohio shareholder electing to receive MainSource stock will be adjusted shortly before the closing to ensure that the $5.60 of value is maintained if the average of the high and low sales prices of MainSource common stock over a 10 day period is between $16.50 and $21.50 per share. However, if the average price of MainSource common stock is less than $16.50 per share, the exchange ratio will be fixed at 0.339393 and the value of the MainSource stock received in the merger will be less than $5.60 per share, and if the average price of MainSource common stock is greater than $21.50 per share, the exchange ratio will be fixed at 0.260465 and the value of the MainSource stock received in the merger will be greater than $5.60 per share. In addition, the average MainSource common stock price used in determining this ratio may be different from the trading price of MainSource common stock on the actual closing date and thereafter. As a result, at the time you must make your election to receive cash or MainSource stock for your Peoples Ohio shares, you will not know the exact value of the shares of MainSource common stock you would receive if you elected to receive stock. Please see the section captioned “The Merger—Structure of the Merger” in this proxy statement/prospectus for further discussion of the consideration to be paid to Peoples Ohio shareholders by MainSource in the merger.

Unanticipated costs relating to the merger could reduce MainSource’s future earnings per share.

MainSource believes it has reasonably estimated the likely costs of integrating the operations of Peoples Ohio into MainSource and the incremental costs of operating Peoples Ohio as a part of the

MainSource family. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses, such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of MainSource after the merger. If unexpected costs are incurred, the merger could have a dilutive effect on MainSource’s earnings per share. In other words, if the merger is completed and MainSource incurs such unexpected costs and expenses as a result of the merger, MainSource believes that the earnings per share of MainSource common stock could be less than they would have been if the merger had not been completed.

MainSource may be unable to successfully integrate Peoples Savings Bank’s operations and retain Peoples Savings Bank’s employees.

The merger involves the integration of Peoples Savings Bank as a MainSource subsidiary bank. The difficulties of integrating the operations of Peoples Savings Bank with MainSource and its other subsidiary banks include:

•       coordinating geographically separated organizations;

•       integrating personnel with diverse business backgrounds;

•       combining different corporate cultures; and

•       retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of MainSource, its subsidiary banks and Peoples Savings Bank and the loss of key personnel. The integration of Peoples Savings Bank as a MainSource subsidiary bank will require the experience and expertise of certain key employees of Peoples Savings Bank who are expected to be retained by MainSource. We cannot be sure, however, that MainSource will be successful in retaining these employees for the time period necessary to successfully integrate Peoples Savings Bank’s operations as a subsidiary bank of MainSource. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger, along with the integration of Peoples Savings Bank as a MainSource subsidiary bank, could have an adverse effect on the business and results of operation of Peoples Savings Bank or MainSource.

If the merger is not completed, Peoples Ohio will have incurred substantial expenses without realizing the expected benefits.

Peoples Ohio has incurred substantial expenses in connection with the transactions described in this proxy statement/prospectus. The completion of the merger depends on the satisfaction of several conditions. We cannot guarantee that these conditions will be met. Peoples Ohio expects to incur approximately $175,000 in merger related expenses, which include legal, accounting and financial advisory expenses and which excludes the investment banker’s commission on the sale and any termination fees, if applicable. These expenses could have a material adverse impact on the financial condition of Peoples Ohio because it would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Peoples Ohio.

Until the completion of the merger, with some exceptions, Peoples Ohio is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than MainSource. In addition, Peoples Ohio has agreed to pay a termination fee and expenses of $1.2 million to MainSource if the Peoples Ohio board of directors does not recommend approval of the Merger Agreement to the Peoples Ohio shareholders. These provisions could discourage other companies from trying to acquire Peoples Ohio even though such other companies might be willing to offer greater value to Peoples Ohio’s shareholders than MainSource has offered in the Merger Agreement. The payment of the termination fee also could have a material adverse effect on Peoples Ohio’s financial condition.

Certain of Peoples Ohio’s officers and directors have interests that are different from, or in addition to, interests of Peoples Ohio’s shareholders generally.

Certain of Peoples Ohio’s officers and directors have interests in the merger that are in addition to, or different from, the interests of Peoples Ohio’s shareholders. Peoples Ohio’s board was aware of these conflicts of interest when it approved the Merger Agreement. These interests include:

•       the accelerated vesting of certain stock options as a result of the consummation of the merger;

•       the severance payments payable to various officers and employees pursuant to their employment or severance agreements with Peoples Savings Bank as a result of the consummation of the merger;

•       the employment agreement to be entered into with MainSource Bank - Ohio by Ronald B. Scott and the amendment of Mr. Scott’s outstanding Peoples Ohio stock options so that they are exercisable after the merger for MainSource stock; and

•       the continuation of indemnification and insurance coverage for acts and omissions in their capacities as Peoples Ohio and Peoples Savings Bank officers and directors.

For a more detailed discussion of these interests, see “Interests of Certain Directors and Executive Officers of Peoples Ohio in the Merger.”

The fairness opinion obtained by Peoples Ohio will not reflect changes in the relative values of MainSource and Peoples Ohio between the time the opinion was obtained and the effective time of the merger.

The fairness opinion of KBW is dated as of September 26, 2005. Peoples Ohio does not intend to obtain any further update of the KBW fairness opinion. Changes in the operations and prospects of MainSource and Peoples Ohio, general market and economic conditions and other factors which are both within and outside of the control of MainSource and Peoples Ohio, on which the opinion of KBW is based, may alter the relative value of the companies. Therefore, the KBW opinion does not address the fairness of the merger consideration at the time the merger will be completed.

The merger may fail to qualify as a reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss in respect of your Peoples Ohio shares.

Peoples Ohio intends the merger to qualify as a reorganization (or part of a reorganization) within the meaning of Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service (“IRS”) will not provide a ruling on the matter, MainSource and Peoples Ohio will, as a condition to closing, obtain an opinion from MainSource’s legal counsel that the merger will constitute a reorganization (or part of a reorganization) for federal tax purposes. This opinion does not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization (or part of a reorganization), you generally would recognize gain or loss on each share of Peoples Ohio common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash and/or the fair market value of the MainSource common stock received in exchange for that share upon completion of the merger.

RISKS RELATED TO MAINSOURCE

Unanticipated costs or difficulties in connection with other pending acquisitions could have an adverse effect on MainSource’s business.

In addition to this merger, MainSource is currently in the process of acquiring other financial institutions. Each of these acquisitions involves risks to MainSource and its future business operations similar to the risks discussed in this section related to this merger. For example, MainSource may experience difficulties in integrating the operations of these other financial institutions with those of MainSource and its existing banks, or MainSource may incur unexpected costs in completing these acquisitions. Any of these risks could have an adverse effect on MainSource’s business and future earnings per share and, thus, on you in the event you elect to receive MainSource common stock for your Peoples Ohio shares.

MainSource’s historical growth and financial performance trends may not continue if its acquisition strategy is not successful.

Growth in asset size and earnings through acquisitions is an important and continuing part of the MainSource business strategy. As consolidation of the banking industry continues, the competition for suitable acquisition candidates may increase. MainSource competes with other banking companies for acquisition opportunities, and many of these competitors have greater financial resources and acquisition experience than MainSource has. MainSource may also need additional debt or equity financing in the future to fund acquisitions. Such financing might not be available or, if it is available, may not be in amounts and on terms acceptable to MainSource. MainSource may also use its common stock as the consideration for an acquisition or it may issue additional common stock and use the proceeds for an acquisition. The issuance of additional MainSource common stock will dilute the equity interest of existing MainSource shareholders, including Peoples Ohio shareholders who have elected to receive MainSource common stock in this merger, and it may have a dilutive effect on earnings per share. If MainSource is unable to locate suitable acquisition candidates willing to sell on acceptable terms, or it is unable to obtain financing necessary to continue its acquisition strategy, MainSource would be required to find other methods to grow its business and it might not grow at the same rate it has in the past, or at all.

An economic slowdown in Indiana could hurt MainSource’s business and lower the value of your stock.

Although MainSource will focus its business in Indiana, Illinois, and Ohio following the merger, it will continue to derive most of its net income from its operations in Indiana until it acquires more banks in other states or its banks in Illinois and Ohio increase in size. Therefore, Peoples Ohio shareholders who receive MainSource common stock in connection with the merger and whose investment previously was affected mostly by the Ohio economy will be exposed to the risk that an economic slowdown in Indiana could hurt MainSource’s business and decrease the value of their MainSource stock. Such an economic slowdown could have the following consequences:

•       loan delinquencies may increase;

•       problem assets and foreclosures may increase;

•       demand for the products and services of MainSource’s bank subsidiaries may decline; and

•       collateral (including real estate) for loans made by MainSource’s bank subsidiaries may decline in value, in turn reducing customers’ borrowing power, and making existing loans less secure.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, “Questions and Answers About the Merger and the Special Meeting,” “Summary,” “Risk Factors,” “The Merger—Background of the Merger,” “The Merger—MainSource’s Reasons for the Merger,” and “The Merger—Peoples Ohio’s Reasons for the Merger.” You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements include statements relating to:

•       MainSource’s goals, intentions and expectations;

•       MainSource’s business plans and growth strategies; and

•       estimates of MainSource’s risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in the “Risk Factors” section of this proxy statement/prospectus.

Because of these and other uncertainties, MainSource’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, MainSource’s past results of operations do not necessarily indicate MainSource’s future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. MainSource is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law. MainSource qualifies all of its forward-looking statements by these cautionary statements.

Further information on other factors which could affect the financial results of MainSource before and after the merger is included in MainSource’s filings with the SEC, incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

SPECIAL MEETING OF PEOPLES OHIO’S SHAREHOLDERS

Date, Place, Time and Purpose

MainSource’s and Peoples Ohio’s boards of directors are sending you this proxy statement/prospectus and proxy to use at the special meeting. At the special meeting, the Peoples Ohio board of directors will ask you to vote on a proposal to approve the Merger Agreement. The special meeting will be held at the Peoples Savings Bank Training Center, located at 14 Weston Road, Troy, Ohio, at         a.m./p.m., local time, on                          , 2006

Record Date, Voting Rights, Quorum and Required Vote

Peoples Ohio has set the close of business on                          , 2006, as the record date for determining the holders of Peoples Ohio common stock entitled to notice of and to vote at the special meeting. Only Peoples Ohio shareholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 7,331,629 shares of Peoples Ohio common stock outstanding and entitled to vote at the special meeting. There must be a majority of Peoples Ohio’s issued and outstanding shares present in person or by proxy at the special meeting in order for the vote on the Merger Agreement to occur.

Approval of the Merger Agreement will require the affirmative vote of at least a majority of Peoples Ohio’s issued and outstanding shares. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. You may change your proxy vote at the special meeting.

Peoples Ohio shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions followed by their broker, bank or other nominee to vote their shares.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted “FOR” approval of the Merger Agreement.

You may revoke your proxy before it is voted by:

•       filing with the Secretary of Peoples Ohio a duly executed revocation of proxy;

•       submitting a new proxy with a later date; or

•       voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Peoples Ohio Financial Corporation, 635 South Market Street, Troy, Ohio 45373, Attention: Secretary.

Solicitation of Proxies

Pursuant to the Merger Agreement, MainSource will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Peoples Ohio may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Peoples Ohio will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

THE MERGER

Structure of the Merger

The purpose of this special meeting is to vote on the approval the Merger Agreement, by and among MainSource, Peoples Ohio and Peoples Savings Bank, and the merger of Peoples Ohio into MainSource contemplated by the Merger Agreement. The Merger Agreement also provides for the merger of Peoples Savings Bank into MainSource Bank—Ohio as a condition to the consummation of the merger of Peoples Ohio into MainSource.

If the merger is completed, your shares of Peoples Ohio common stock will be converted into the right to receive shares of MainSource common stock and/or cash. You are entitled to elect for each Peoples Ohio share you own whether you want to receive:

•       cash equal to the Purchase Price (which currently is $41,057,122, subject to adjustment based on changes in Peoples Ohio’s shareholders’ equity) divided by the number of Peoples Ohio’s outstanding shares at closing, or $5.60 per share if the merger closed as of the date of this proxy statement/prospectus (the “Cash Consideration”); or

•       a number of shares of MainSource common stock determined as set forth below, which would be               shares if the merger closed as of the date of this proxy statement/prospectus (the “Exchange Ratio”).

The number of shares of MainSource common stock you are entitled to receive for each Peoples Ohio share will be determined as of the closing of the transaction by dividing the Cash Consideration by the average of the per share closing prices of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day before the date the merger becomes effective (the “MainSource Average Stock Price”). If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $16.50. However, if the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $21.50.

If, as of the last business day of the month preceding the month in which the closing of the merger takes place (the “Computation Date”), Peoples Ohio’s consolidated shareholders’ equity, determined after making adjustments for the items listed below, and tax effecting those adjustments where appropriate, is less than $23,250,000, the Purchase Price will be reduced on a dollar-for-dollar basis by an amount equal to the difference between $23,250,000 and the actual consolidated shareholders’ equity, as so adjusted, as of the Computation Date. If, as of the Computation Date, such consolidated shareholders’ equity is greater than $23,750,000, the Purchase Price will be increased on a dollar-for-dollar basis by an amount equal to the difference between $23,750,000 and the actual consolidated shareholders’ equity, as so adjusted, as of the Computation Date. The adjustments to be made in computing consolidated shareholders’ equity are the following:

•       the accrual of any dividends scheduled to be declared after the Computation Date (including but not limited to a prorated dividend anticipated in the Merger Agreement to be declared and paid for the quarter when the merger becomes effective);

•       accrued fees payable to Peoples Ohio’s investment advisors with respect to the transactions contemplated by the Merger Agreement;

•       change-in-control and severance payments payable under employment and severance agreements as a result of the consummation of the merger;

•       an amount payable by Peoples Ohio as a result of terminating its defined benefit pension plan;

•       the accrual of any additional compensable vacation and sick days for employees of Peoples Ohio;

•       the write off of the net book value of certain imaging hardware and software owned by Peoples Ohio;

•       the accrual of an additional $750,000 in loan loss reserves by Peoples Savings Bank, Peoples Ohio’s subsidiary, above reserves equal to the greater of either $725,090 or 0.42% of total gross loans outstanding on the Computation Date; and

•       disregarding or reversing any change arising from the purchase, or anticipated purchase, of Peoples Ohio common stock from the portion of the Peoples Savings Bank 401(k) plan that consists of the assets and liabilities (as adjusted) of the Peoples Savings Bank of Troy Ohio Employee Stock Ownership Plan that were previously merged into the 401(k) plan. .

[If the merger closed as of the date of this proxy statement/prospectus, no adjustments to the merger consideration would be required as a result of this net worth provision.]

The Merger Agreement provides that 75% of the outstanding shares of Peoples Ohio must be converted into MainSource common stock, with the balance of the outstanding Peoples Ohio shares converted into cash. If Peoples Ohio shareholder elections would result in the issuance of MainSource common stock for more or less than 75% of the outstanding Peoples Ohio shares, then your elections may be subject to proration as described under “The Merger Agreement—Election and Allocation Procedures.” As a result of the proration, you may not receive cash or MainSource shares to the full extent that you elect.

MainSource also will pay cash in lieu of issuing fractional shares based on the MainSource Average Stock Price.

Under the Merger Agreement, the officers and directors of MainSource serving at the effective time of the merger will continue to serve as the officers of MainSource after the merger is consummated. Similarly, the officers of MainSource Bank - Ohio serving at the effective time will continue to serve as officers of MainSource Bank - Ohio following the closing. In addition, upon the consummation of the merger, Ronald B. Scott will be appointed the Chairman of the Board of Directors, President, and Chief Executive Officer, of MainSource Bank - Ohio. The directors of MainSource Bank - Ohio following the effective time of the merger will consist of Douglas Haines, William E. Lukens, William J. McGraw, III, Ronald B. Scott and Richard W. Wallace.

Background of the Merger

Since going public in 1989 Peoples Ohio and its predecessor have attempted to increase shareholder value through growing the retail franchise, dividends, stock splits and share repurchases. As part of its continuing efforts to increase shareholder value, Peoples Ohio formed a holding company in June 2002 to provide greater flexibility to (i) acquire other savings and loan associations, (ii) purchase its own shares, and (iii) diversify and expand its services. Peoples Ohio in 2002 also began to meet periodically with KBW to review and analyze the financial services industry and Peoples Ohio’s position in the market.

In September 2004, representatives of KBW met with the Board of Directors to review alternative strategic directions, including remaining independent and advice regarding a possible strategic affiliation with other entities. Discussions included: (i) an analysis of competition, (ii) current limitations on Peoples Ohio’s ability to grow, (iii) current lack of liquidity for Peoples Ohio’s stock, (iv) the status of the current merger market and (v) the relative pricing and the opportunities that might be available for Peoples Ohio. All of these issues were analyzed in conjunction with the Peoples Ohio’s continuing goal to increase shareholder value. On November 8, 2004, Peoples Ohio officially engaged KBW to provide investment banking services in connection with seeking out a strategic alliance partner. In December 2004, KBW met with management to create a list of potential merger partners.

KBW, working with the Peoples Ohio, prepared a Confidential Investor Profile containing financial and operating information about Peoples Ohio. In January 2005, KBW, on behalf of the Peoples Ohio, began a confidential inquiry and contacted fifteen potential candidates. Thirteen of those candidates executed confidentiality agreements, including MainSource, and received the Confidential Investor Profile. In January 2005, two financial institutions submitted preliminary non-binding indications of interest to acquire Peoples Ohio. Those institutions that declined to submit a bid cited the following reasons: no interest in market area due to low projected population growth for the area, other acquisition opportunities in the market, and the small size of the institution.

KBW met with the Board of Directors to review the initial indications of interest on February 9, 2005. MainSource’s initial offer was valued at $5.29 per share; the other offer was rejected as inadequate. Although the Board of Directors felt the MainSource’s initial indication of interest was inadequate, it decided to invite the senior management from MainSource to Troy, Ohio for further the discussions and to negotiate with MainSource to increase its offer. At that meeting it was learned MainSource was beginning the process of a secondary offering and would be out of the market for several months until the process was completed.

The Board of Directors determined that it should continue to focus on continued operations and conducted a strategic planning session in May 2005. Items discussed included (i) review of the franchise (ii) discussion on the current financial services market, (iii) review of the merger market and (iv) strategic discussions on ways to increase shareholder value.

In July 2005 MainSource contacted KBW and indicated it would like to reopen the negotiations to acquire Peoples Ohio. In August 2005 MainSource was invited in to conduct due diligence and to make a firm offer. On September 7, 2005 MainSource submitted a revised offer of $5.57 per share. After further discussions MainSource increased its offer to $5.60 per share.

On September 8, 2005 Peoples Ohio held a special meeting of the Board of Directors to review the offer. The board along with KBW thoroughly discussed the merits of the transaction. At the meeting it was resolved to proceed with the MainSource offer of $5.60 per share.

On September 26, 2005, the Board of Directors met with KBW and Peoples Ohio’s legal counsel. Prior to this meeting, a final draft of the agreement and KBW’s fairness presentation were distributed to Peoples Ohio’s directors for their review. Peoples Ohio’s legal counsel reviewed the terms of the merger agreement and other relevant documents and the contemplated transaction. KBW delivered its fairness opinion that the merger consideration was fair, from a financial point of view, to the holders of Peoples Ohio’s common stock. After a thorough discussion of the transaction, the Board of Directors voted unanimously to approve the merger agreement and, subject to clarification of a few remaining items, authorized execution of the merger agreement.

Peoples Ohio’s Reasons for the Merger

The Peoples Ohio board of directors determined that the Merger Agreement and the merger consideration were in the best interests of Peoples Ohio and its shareholders and recommends that Peoples Ohio shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

In its deliberations and in making its determination, the Peoples Ohio board of directors considered many factors including, without limitation, the following:

•       the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of both Peoples Ohio and MainSource;

•       MainSource’s community banking orientation and its compatibility with Peoples Ohio;

•       MainSource’s access to capital and managerial resources relative to that of Peoples Ohio;

•       the premium represented by the value of the merger consideration over the current book value of Peoples Ohio common stock;

•       its desire to provide shareholders with the prospects for greater future appreciation on their investments in Peoples Ohio common stock than Peoples Ohio could achieve independently;

•       the greater liquidity of MainSource common stock, which is traded on the NASDAQ National Market;

•       the opinion delivered by Keefe, Bruyette & Woods, Inc. that the merger consideration is fair, from a financial standpoint, to the shareholders of Peoples Ohio;

•       Peoples Ohio’s potential to better serve its customers and enhance its competitive position in the communities in which it operates due to MainSource’s more diverse financial products and services;

•       the effect of the mergers on Peoples Ohio and Peoples Savings Bank employees, customers and community; and

•       MainSource’s long-term growth strategy.

MainSource’s Reasons For the Merger

MainSource’s board of directors concluded that the mergers are in the best interests of MainSource and its shareholders. In deciding to approve the merger, MainSource’s board of directors considered a number of factors, including, without limitation, the following:

•       management’s view that the acquisition of Peoples Ohio provides an attractive opportunity to expand into new communities into west central Ohio, which it considers a desirable market;

•       Peoples Ohio’s community banking orientation and its compatibility with MainSource and its subsidiaries;

•       a review of the demographic, economic and financial characteristics of the markets in which Peoples Ohio operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•       management’s review of the business, operations, earnings and financial condition, including capital levels and asset quality of Peoples Ohio and Peoples Savings Bank; and

•       the likelihood of regulators approving the mergers without undue conditions or delay.

Funding of the Merger

MainSource will need cash in the amount of approximately $11.0 million to fund the cash consideration portion of the purchase price. MainSource proposes to obtain the necessary funds to acquire the common stock of Peoples Ohio through short-term borrowings under its existing line of credit with U.S. Bank and from internal cash sources. Because Peoples Ohio is anticipated to have excess shareholders’ equity of approximately $10 million at the time of closing, MainSource anticipates using all or a portion of such equity to reduce the borrowings on its U.S. Bank line of credit following closing.

Effects of the Merger

The respective boards of directors of MainSource and Peoples Ohio believe that, over the long-term, the merger will be beneficial to MainSource shareholders, including the current shareholders of Peoples Ohio who will become MainSource shareholders if the merger is completed. The MainSource board of directors believes that one of the potential benefits of the merger is the cost savings that may be realized by combining the two companies and integrating Peoples Savings Bank as a banking subsidiary of MainSource, which savings are expected to enhance MainSource’s earnings.

MainSource expects to reduce expenses by combining accounting, data processing, retail and lending support, and other administrative functions after the merger, which will enable MainSource to achieve economies of scale in these areas. Promptly following the completion of the merger, which is expected to occur during the second quarter of 2006, MainSource plans to begin the process of eliminating redundant functions, and eliminating duplicative expenses.

The amount of any cost savings MainSource may realize in 2006 will depend upon how quickly and efficiently MainSource is able to implement the processes outlined above during the year.

MainSource believes that it will achieve cost savings based on the assumption that it will be able to:

•       reduce data processing costs;

•       reduce staff;

•       achieve economies of scale in advertising and marketing budgets;

•       reduce legal and accounting fees; and

•       achieve other savings through reduction or elimination of miscellaneous items such as insurance premiums, travel and automobile expense, and investor relations expenses.

MainSource has based these assumptions on its present assessment of where savings could be realized based upon the present independent operations of the two companies. Actual savings in some or all of these areas could be higher or lower than is currently expected.

Opinion of Financial Advisor to Peoples Ohio

On November 8, 2004, KBW was retained by Peoples Ohio to evaluate Peoples Ohio’s strategic alternatives and any specific proposals that might be received regarding an acquisition of Peoples Ohio. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. The Peoples Ohio Board selected KBW on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger (the “Merger.”)

Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of Peoples Ohio. KBW delivered its opinion to the Peoples Ohio Board that, as of September 26, 2005, the Merger Consideration is fair, from a financial point of view, to the shareholders of Peoples Ohio. No limitations were imposed by the Peoples Ohio Board upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of the summary of its opinion to the Peoples Ohio Board and to the reference to the entire opinion attached hereto as Annex B.

The full text of the opinion of KBW sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement/prospectus is qualified in its entirety by reference to the opinion.

In connection with its opinion KBW reviewed certain financial and other business data supplied by Peoples Ohio, including (i) the Agreement and Plan of Merger (ii) Annual Reports for the years ended June 30, 2005, 2004 and 2003 (iii) Proxy Statement dated October 26, 2004 and (iv) other information KBW deemed relevant. KBW also discussed with senior management and directors of Peoples Ohio, the current position and prospective outlook for Peoples Ohio. KBW reviewed financial and stock market data of comparable institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparable institutions or proposed changes of control of comparably situated companies.

Analysis of Recent Comparable Acquisition Transactions

In rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months earnings, and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median and maximum of the above ratios for pending and completed acquisitions announced on or after January 1, 2004, where the seller was a thrift and pricing metrics were available, based on the following three criteria:

(1)         Target had total assets between $100 million and $500 million

(2)         Target had a tangible equity / tangible assets ratio greater than 9.00%

(3)         Target was headquartered in the Midwest region of the United States

The selected comparable transactions that the three criteria produced include the following:

Acquiror	Target
MB Financial Inc.	First SecurityFed Financial
Park National Corp.	First Clermont Bank
Main Street Trust Inc.	Citizens First Financial Corp.
WesBanco Inc.	Western Ohio Financial Corp.
Kentucky First Federal (MHC)	Frankfort First Bancorp Inc.
Peoples Community Bancorp Inc.	PFS Bancorp Inc.
MAF Bancorp Inc.	Chesterfield Financial Corp.
MainSource Financial Group	Union Community Bancorp
Northbrook Investments	North Bancshares
Oak Hill Financial Inc.	Lawrence Financial Holdings

KBW derived the minimum, median and maximum pricing metrics of the three aforementioned criteria as stated below:

	Price to		Core
	Tangible	LTM	Deposit
	Book	Earnings	Premium
Minimum	112.5%	15.8x	2.8%
Median	165.0%	31.4x	21.5%
Maximum	212.7%	52.5x	30.3%
Consideration: $5.60 per share	166.4%	23.2x	14.5%

KBW viewed the three aforementioned criteria as the most appropriate in deriving a comparable transaction value based on Peoples Ohio’s size, capital base and earnings. KBW viewed the fact that the combined criteria produced a comparable group with 10 transactions, as being significant for the purposes of comparison. KBW viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable group on a minimum, median and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

Given that the value of the consideration to be paid in the Merger, as of the date of the opinion, is in the range of values for all three metrics and above the median on two of the three metrics, KBW believes that this analysis supports the fairness, from a financial point of view, to Peoples Ohio and its shareholders of the consideration to be paid in the merger.

Discounted Cash Flow Analysis

KBW performed four discounted cash flow analyses to estimate a range of intrinsic values per share of Peoples Ohio common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future cash flows that Peoples Ohio could generate over the next five years and (2) the present value of a terminal value, which is a representation of the value of an entity at a specified time in the future. The terminal value was determined by applying a range of price to earnings multiples based on similar publicly traded institutions and comparative transactions. KBW calculated the following four intrinsic valuation ranges: (1) Market Sensitivity Analysis based on a trading multiple; (2) Market Sensitivity Analysis based on a transaction multiple; (3) Budget Sensitivity Analysis based on a trading multiple (4) Budget Sensitivity Analysis based on a transaction multiple.

The Market Sensitivity Analysis based on a trading multiple applied a range of year five terminal value multiples of 16.5x to 18.5x based on a midpoint price to last twelve months earnings multiple of 17.7x. The midpoint terminal multiple was based on the median price to last twelve months earnings multiple for Midwestern publicly traded thrifts with total assets between $100 million and $500 million. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Market Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $3.82 to $4.88, with a midpoint of $4.35.

The Market Sensitivity Analysis based on a transaction multiple applied a range of year five terminal value multiples of 17.0x to 24.0x based on a midpoint price to last twelve months earnings multiple of 19.7x. The midpoint terminal multiple was based on the median price to last twelve months earnings multiple paid for Midwestern thrifts with assets between $100 million and $500 million and return on average assets between 5.00% and 1.00%, announced on or after January 1, 2004. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Market Sensitivity Analysis based on transaction multiples resulted in a range of per share intrinsic values from $3.90 to $5.99, with a midpoint of $4.72.

The Budget Sensitivity Analysis based on a trading multiple applied a range of 20% under/over performance of projected earnings for each of the aforementioned periods. The terminal value was calculated using a terminal multiple of 17.7x. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Budget Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $3.22 to $5.66, with a midpoint of $4.44.

The Budget Sensitivity analysis based on a transaction multiple applied a range of 20% under/over performance of the projected earnings for each of the aforementioned periods. The terminal value was calculated using a terminal multiple of 19.7x. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. The Budget Sensitivity Analysis based on a trading multiple resulted in a range of per share intrinsic values from $3.49 to $6.14, with a midpoint of $4.82.

The value of the consideration on a per share basis to be paid in the Merger, as of the date of the opinion, exceeds the midpoint of the four intrinsic value ranges derived from the discounted cash flow analyses. KBW believes that these analyses support the fairness, from a financial point of view, to Peoples Ohio and its shareholders of the consideration to be paid in the Merger.

The intrinsic values of Peoples Ohio derived using discounted cash flow analysis do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings estimates, terminal values, and discount rates.

Based on the above analyses KBW concluded that the consideration paid in the merger, was fair, from a financial point of view, to shareholders of Peoples Ohio. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW’s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by Peoples Ohio and MSFG. In its review, with the consent of the Peoples Ohio Board, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Peoples Ohio or MSFG.

The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the Merger and does not address the underlying business decision to effect the Merger (or alternatives thereto) nor does it constitute a recommendation to any shareholder of Peoples Ohio as to how such shareholder should vote with respect to the Merger Proposal.

Furthermore, KBW expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the Merger.

KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Peoples Ohio. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

KBW will receive a fee of 1.00% of the closing deal value, as set forth in the Engagement Letter dated November 8, 2004, for services rendered in connection with advising and issuing a fairness opinion regarding the Merger. As of the date of the Proxy Statement, KBW has received $50,000 of such fee, the remainder of the fee is due upon the close of the transaction.

THE MERGER AGREEMENT

Conditions to the Merger

The obligation of MainSource to complete the merger is subject to the satisfaction or waiver of a number of conditions, including:

•       The representations and warranties made by Peoples Ohio in the Merger Agreement must be true and correct as of the effective date of the merger or as otherwise required in the Merger Agreement unless the inaccuracies do not and will not have a material adverse effect (as defined in the Merger Agreement) on Peoples Ohio, and officers of Peoples Ohio must have certified to this effect;

•       The covenants made by Peoples Ohio must have been fulfilled or complied with in all material respects from the date of the Merger Agreement through and as of the effective time, and officers of Peoples Ohio must have certified to this effect;

•       MainSource must have received the required closing deliveries of Peoples Ohio as described in the Merger Agreement;

•       The MainSource registration statement (of which this proxy statement/prospectus is a part) relating to the issuance of MainSource shares pursuant to the Merger Agreement must have been declared effective by the SEC and no stop order must have been issued or threatened, and all state securities approvals, authorizations and exemptions required to offer and sell the shares must have been received by MainSource;

•       The appropriate regulatory authorities must have approved the transaction without any conditions, restrictions or requirements that the MainSource board of directors reasonably determines in good faith would have a material adverse effect or reduce the benefits of the transactions described in the Merger Agreement to such a degree that MainSource would not have entered into the Merger Agreement had it known about them at the date the Merger Agreement was signed;

•       The Merger Agreement must have been approved at the special meeting by at a majority of the issued and outstanding shares of Peoples Ohio common stock;

•       Peoples Ohio’s investment banker must have issued its fairness opinion stating that the merger consideration relating to the merger of Peoples Ohio with and into MainSource is fair to the shareholders of Peoples Ohio from a financial point of view (this opinion is attached to this proxy statement/prospectus as Annex B);

•       Ronald B. Scott must have entered into his employment agreement with MainSource Bank - Ohio;

•       MainSource must have received the financing necessary to pay the cash portion of the total purchase price on such terms as are acceptable to MainSource and enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to MainSource;

•       MainSource must have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the effective date, to the effect that the merger of Peoples Ohio with and into MainSource constitutes a “reorganization” within the meaning of Section 368 of the Internal Revenue Code;

•       MainSource must have received an opinion of Squire Sanders & Dempsey LLP, counsel to Peoples Ohio, dated the effective time;

•       The MainSource average stock price must be no lower than $14.00 and no higher than $24.00;

•       MainSource must have received a letter of tax advice, in a form satisfactory to MainSource, from Peoples Ohio’s outside, independent registered accounting firm to the effect that any amounts that are paid by Peoples Ohio or Peoples Savings Bank before the effective time of the merger, or required under Peoples Ohio’s employee benefit plans or the Merger Agreement to be paid at or after the effective time, to persons who are “disqualified individuals” under Section 280G of the Internal Revenue Code with respect to Peoples Ohio, Peoples Savings Bank or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Internal Revenue Code; and

•       MainSource must have filed with NASDAQ any required notices to permit the common stock issued pursuant to the Merger Agreement to be eligible for quotation and trading on the NASDAQ National Market on the same basis as other MainSource common stock.

The obligation of Peoples Ohio to complete the merger is subject to the satisfaction or waiver of a number of conditions, including:

•       The representations and warranties made by MainSource in the Merger Agreement must be true and correct as of the effective date of the merger or as otherwise required in the Merger Agreement unless the inaccuracies do not and will not have a material adverse effect (as defined in the Merger Agreement) on MainSource, and officers of MainSource must have certified to this effect;

•       The covenants made by MainSource must have been fulfilled or complied with in all material respects from the date of the Merger Agreement through and as of the effective time, and officers of MainSource must have certified to this effect;

•       Peoples Ohio must have received the required closing deliveries of MainSource as described in the Merger Agreement;

•       The MainSource registration statement (of which this proxy statement/prospectus is a part) relating to the issuance of MainSource shares pursuant to the Merger Agreement must have been declared effective by the SEC and no stop order must have been issued or threatened, and all state securities approvals, authorizations and exemptions required to offer and sell the shares must have been received by MainSource;

•       The appropriate regulatory authorities must have approved the transaction without any conditions, restrictions or requirements that the Peoples Ohio board of directors reasonably determines in good faith would have a material adverse effect or reduce the benefits of the transactions described in the Merger Agreement to such a degree that Peoples Ohio would not have entered into the Merger Agreement had it known about them at the date the Merger Agreement was signed;

•       The Merger Agreement must have been approved at the special meeting by at a majority of the issued and outstanding shares of Peoples Ohio common stock;

•       Peoples Ohio’s investment banker must have issued its fairness opinion stating that the merger consideration relating to the merger of Peoples Ohio with and into MainSource is fair to the shareholders of Peoples Ohio from a financial point of view (this opinion is attached to this proxy statement/prospectus as Annex B);

•       Peoples Ohio must have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the effective date, to the effect that the merger of Peoples Ohio with and into MainSource constitutes a “reorganization” within the meaning of Section 368 of the Internal Revenue Code;

•       The payments required to comply with or terminate the employment agreements or severance agreements of certain officers and employees of Peoples Ohio, which are required by the Merger Agreement to be made, must have been made;

•       Peoples Ohio must have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the effective time;

•       The MainSource average stock price must be no lower than $14.00 and no higher than $24.00; and

•       MainSource must have filed with NASDAQ any required notices to permit the common stock issued pursuant to the Merger Agreement to be eligible for quotation and trading on the NASDAQ National Market on the same basis as other MainSource common stock.

Expenses

Except as otherwise provided in the Merger Agreement, Peoples Ohio and MainSource will be responsible for their own respective expenses incidental to the merger.

Treatment of Options to Acquire Shares of Peoples Ohio Common Stock

The Merger Agreement provides that each option to acquire shares of Peoples Ohio common stock held by Ronald B. Scott, whether or not vested, will be amended to be an option to acquire shares of MainSource common stock, with the exercise price and number of shares subject to the option adjusted based on the exchange ratio used in connection with the merger. However, any incentive stock options will be adjusted in accordance with Section 424 of the Code. Currently, Mr. Scott has options for 265,150 shares of Peoples Ohio common stock that will be so amended. All of such options will become fully vested as a result of a “change-in-control” provision contained in Peoples Ohio’s option plan.

Pursuant to the Merger Agreement, each other outstanding option to purchase the common stock of Peoples Ohio will be converted into the right to receive from MainSource at the effective time an amount equal to the excess of the cash consideration over the per share exercise price for each share of Peoples Ohio common stock. MainSource will withhold required taxes from such payment, if applicable. Each such Peoples Ohio stock option will be cancelled and will cease to exist by virtue of such payment. Currently, the executive officers and outside directors of Peoples Ohio (other than Mr. Scott) hold options for 200,064 shares of Peoples Ohio common stock, which would be cashed out for approximately $       million.

Treatment of Peoples Ohio 401(k) Plan

With respect to Peoples Ohio stock held in the accounts of each participant of the Peoples Ohio 401(k) plan, the participants will be entitled to vote on the approval and adoption of the Merger Agreement and will be entitled to select the merger consideration, similar to any other shareholder of Peoples Ohio.

After closing of the merger, MainSource will succeed Peoples Ohio as the participating employer in the Peoples Ohio 401(k) plan. MainSource will discontinue participation in the Peoples Ohio 401(k) plan and amend the MainSource 401(k) plan so that employees of Peoples Ohio who become employees of MainSource will accrue benefits pursuant to the MainSource 401(k) plan. In addition, former Peoples Ohio employees participating in the MainSource 401(k) plan will receive credit for eligibility and vesting purposes, for the service of such employees with Peoples Ohio and Peoples Savings Bank or their predecessors prior to the effective time.

Employee Benefit Matters

The Merger Agreement requires MainSource to make available to the officers and employees of Peoples Ohio and Peoples Savings Bank who continue as employees of MainSource or any subsidiary substantially the same employee benefits on substantially the same terms and conditions as MainSource offers to similarly situated officers and employees. Peoples Ohio and Peoples Savings Bank employees will receive full credit for prior service with Peoples Ohio, Peoples Savings Bank or their predecessors for purposes of the eligibility, vesting and period of service requirements after the merger. Peoples Ohio and Peoples Savings Bank employees who become employees of MainSource or its subsidiaries will become eligible to participate in MainSource’s employee benefit plans as soon as reasonably practicable after the effective time, and will not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of MainSource or its subsidiaries in which they are eligible to participate at the effective time, unless otherwise required by the insurance company or other vendor offering the particular benefit.

Termination

Subject to conditions and circumstances described in the Merger Agreement, either MainSource or Peoples Ohio may terminate the Merger Agreement if, among other things, any of the following occur:

•       the merger has not been consummated by June 30, 2006;

•       Peoples Ohio shareholders do not approve the Merger Agreement at the Peoples Ohio special meeting; or

•       the respective boards of directors of MainSource and Peoples Ohio mutually agree to terminate the Merger Agreement.

Additionally, MainSource may terminate the Merger Agreement at any time prior to the effective time if any of the following occur:

•       a breach by Peoples Ohio of any representation or warranty contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches to result in a material adverse effect (as defined in the Merger Agreement) on the business or assets of Peoples Ohio, unless the breach is cured within 30 days from the giving of written notice to Peoples Ohio of such breach and the same does not result in a material adverse effect;

•       a breach by Peoples Ohio of any of the covenants or agreements contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches to result in a material adverse effect on the business or assets of Peoples Ohio, unless the breach is cured within 30 days from the giving of written notice to Peoples Ohio of such breach and the same does not result in a material adverse effect;

•       the board of directors of MainSource reasonably determines that the mergers contemplated by the Merger Agreement have become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against MainSource, Peoples Ohio, Peoples Savings Bank, or any subsidiary of MainSource, or any director or officer of any of such entities relating to the Merger Agreement or the mergers;

•       there has been a material adverse effect in the business, assets, capitalization, financial condition or results of operations of Peoples Ohio or Peoples Savings Bank as of the effective time, as compared to that in existence as of the date of the Merger Agreement;

•       Peoples Ohio’s board of directors submits, or intends to submit, the Merger Agreement to the shareholders without recommending the approval of the Merger Agreement or fails to solicit proxies for approval of the Merger Agreement;

•       Peoples Ohio’s board of directors submits the Merger Agreement with a recommendation of approval to the Peoples Ohio shareholders for a vote, but the shareholders of Peoples Ohio do not approve and adopt the merger and the Merger Agreement;

•       Peoples Ohio fails to maintain a composite rating of at least 2 from its latest safety and soundness and compliance examination, or fails to maintain a Community Reinvestment Act rating of satisfactory or better;

•       MainSource elects to exercise its right of termination pursuant to the Merger Agreement regarding certain environmental matters;

Peoples Ohio may terminate the Merger Agreement at any time prior to the effective time if any of the following occur:

•       a breach by MainSource of any representation or warranty contained in the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches to result in a material adverse effect, unless the breach is cured within 30 days from the giving of written notice to MainSource of such breach and the cure does not result in a material adverse effect on the business or assets of MainSource;

•       a breach by MainSource of any of the covenants or agreements contained the Merger Agreement that would be reasonably likely, individually or in the aggregate with other breaches, to result in a material adverse effect on MainSource, unless the breach is cured within 30 days after the giving of written notice to MainSource of such breach and any such cure would not result in a material adverse effect on the business or assets of MainSource;

•       there has been a change constituting a material adverse effect in the financial condition, results of operations, business, assets or capitalization of MainSource on a consolidated basis as of the effective time, as compared to that in existence on June 30, 2005;

•       the board of directors of Peoples Ohio reasonably determines that the mergers contemplated by the Merger Agreement have become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against MainSource, Peoples Ohio or Peoples Savings Bank or any subsidiary of MainSource or any director or officer of any such entities relating to the Merger Agreement or the merger or which is likely to have a material adverse effect on MainSource; or

•       Peoples Ohio’s board of directors submits the Merger Agreement with a recommendation of approval to the Peoples Ohio shareholders for a vote, but the shareholders of Peoples Ohio do not approve and adopt the merger and the Merger Agreement.

Termination Fee

MainSource may demand a $1,000,000 termination fee from Peoples Ohio, plus reimbursement of expenses incurred in connection with the merger transactions, in the aggregate amount of $200,000, if the Merger Agreement is terminated by MainSource based on either of the following circumstances, and MainSource is not in breach of the Merger Agreement:

•       There is a breach of the Merger Agreement by Peoples Ohio that would be reasonably likely to result in a material adverse effect that remains uncured for 30 days; or

•       Peoples Ohio’s board of directors submits, or intends to submit, the Merger Agreement to the shareholders of Peoples Ohio without recommending the approval of the Merger Agreement, or fails to solicit proxies for approval of the Merger Agreement.

Peoples Ohio may demand a $1,000,000 termination fee from MainSource, plus reimbursement of expenses incurred in connection with the merger transactions, in the aggregate amount of $200,000, if the Merger Agreement is terminated by Peoples Ohio because there is a breach of the Merger Agreement by MainSource that would be reasonably likely to result in a material adverse effect that remains uncured for 30 days and Peoples Ohio is not in breach of the Merger Agreement.

Conduct of Business Prior to Completion of the Merger

Peoples Ohio Covenants.   Under the Merger Agreement, Peoples Ohio has agreed to certain restrictions on its activities until the merger is completed or terminated. In general, Peoples Ohio and its subsidiary, Peoples Savings Bank, are required to conduct their business diligently, substantially in the manner as it is presently being conducted and in the ordinary course of business.

The following is a summary of the more significant restrictions imposed upon Peoples Ohio, subject to the exceptions set forth in the Merger Agreement. Specifically, without the prior consent of MainSource, Peoples Ohio may not:

•       make any change in the capitalization or the number of issued and outstanding shares of Peoples Ohio or Peoples Savings Bank;

•       distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders; except that Peoples Savings Bank may pay cash dividends to Peoples Ohio in the ordinary course of business for payment of reasonable and necessary business and operating expenses of Peoples Ohio and to provide funds for Peoples Ohio’s dividends to its shareholders, and Peoples Ohio may pay to its shareholders its usual and customary cash dividend of no greater than $.07 per share for any semi-annual period, provided that any dividend paid for the semi-annual period in which the merger is consummated must be pro rated for the period prior to the effective time of the merger and must be paid before the merger is consummated;

•       redeem any of its outstanding shares of common stock;

•       merge, combine, consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

•       purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary in managing its investment portfolio;

•       make any loan or committing to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

•       except as otherwise permitted under the Merger Agreement and the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

•       make any investment subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Peoples Ohio or Peoples Savings Bank to dispose freely of such investment at any time, subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings and except for pledges or liens required to be granted in connection with acceptance by Peoples Ohio or Peoples Savings Bank of government deposits and pledges or liens in connection with Federal Home Loan Bank borrowings;

•       promote to a new position or increase the rate of compensation (other than promotions and compensation increases in the ordinary course of business and in accordance with past practices), or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer of employee of Peoples Ohio or Peoples Savings Bank, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Peoples Ohio or Peoples Savings Bank;

•       except as contemplated by the Merger Agreement, execute, create, institute, modify, amend or terminate any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consulting, bonus or collective bargaining agreement, any group insurance or health contract or policy, or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of Peoples Ohio or Peoples Savings Bank, or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

•       amend, modify or restate Peoples Ohio’s or Peoples Savings Bank’s respective organizational documents;

•       give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber, or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Peoples Ohio or Peoples Savings Bank, or enter into any agreement or commitment relative to the foregoing;

•       fail to maintain Peoples Ohio’s reserve for loan losses at the greater of either $725,000 or 0.42% of total gross loans outstanding, unless doing so would be inconsistent with generally accepted accounting principles (as of September 30, 2005, Peoples Ohio’s reserve for loan losses was $751,000 or 0.43% of total gross loans outstanding);

•       fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, without limitation, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

•       issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of Peoples Ohio or Peoples Savings Bank;

•       except for obligations disclosed within the Merger Agreement, Federal Home Loan Bank advances, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Peoples Ohio financial statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation in an aggregate amount exceeding $10,000;

•       open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

•       pay or commit to pay any management or consulting or other similar type of fees; or

•       enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than obligations pursuant to loans, letters of credit or deposits in the ordinary course or involving certain fees related to the merger) requiring payments by Peoples Ohio or Peoples Savings Bank that exceed $10,000 individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

MainSource Covenants.   Without the prior consent of Peoples Ohio, MainSource may not take any action that is intended or reasonably likely to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any respect at or prior to the effective time, any of the conditions to the merger not being satisfied, a material violation of any provision of the Merger Agreement or a delay in the consummation of the mergers, except, in each case, as may be required by applicable law or regulation.

MainSource has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the Merger Agreement. Peoples Ohio has agreed to cooperate with MainSource in connection with obtaining the regulatory approvals. With the exception of certain Peoples Ohio officers and employees who are currently parties to change-in-control or severance agreements, those employees of Peoples Ohio or its subsidiaries as of the effective time whom MainSource or its subsidiaries elect not to employ after the effective time or who are terminated other than for cause within one year after the effective date or voluntarily resign within one year after the effective date after being notified that, as a condition of employment, they must work at a location more than 50 miles from their former location of employment or that their salary will be materially decreased, are entitled to severance benefits on substantially the same terms as Main Source offers to similarly situated officers and employees of MainSource. Subject to the limitations set forth in the Merger Agreement, MainSource will maintain a directors’ and officers’ liability insurance policy for three years after the effective time to cover the present and former officers and directors of Peoples Ohio and Peoples Savings Bank with respect to claims against such directors and officers arising from facts or events which occurred before the effective time, provided that, if MainSource is unable to obtain such an endorsement, then Peoples Ohio may purchase tail coverage under its existing director and officer liability insurance policy. In addition, for six years after the effective time, MainSource will indemnify, defend and hold harmless the present and former officers and directors of Peoples Ohio and Peoples Savings Bank against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the effective time to the full extent then permitted under the Indiana Business Corporation Law and the MainSource’s Articles of Incorporation as in effect on the date of the Merger Agreement.

The Merger Agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See “The Merger Agreement—Employee Benefit Matters” and “Interests of Certain Directors and Executive Officers of Peoples Ohio in the Merger.”

Management and Operations After the Merger

The officers and directors of MainSource serving at the effective time will continue to serve as the officers and directors of MainSource until such time as their successors have been duly elected and qualified or until their earlier resignation, death or removal from office. The Articles of Incorporation and By-Laws of MainSource in existence as of the effective time will remain the Articles of Incorporation and By-Laws of MainSource following the effective time, until such Articles of Incorporation and By-Laws are further amended as provided by applicable law.

The name of the surviving bank resulting from the merger of Peoples Savings Bank into MainSource Bank—Ohio will be “MainSource Bank—Ohio.” Its principal office will be located at 635 South Market Street, Troy, Miami County, Ohio, and its branches will consist of the branch offices of Peoples Savings

Bank as of the effective time. The officers of MainSource Bank—Ohio at the effective time will continue to serve as the officers of MainSource Bank—Ohio after the effective time until such time as their successors have been duly elected and qualified or until their earlier resignation, death or removal from office. In addition, immediately after the effective time, Ronald B. Scott will be appointed the Chairman, President and Chief Executive Officer of MainSource Bank—Ohio. The directors of MainSource Bank—Ohio following the effective time will consist of Douglas Haines, William E. Lukens, William J. McGraw, III, Ronald B. Scott and Richard W. Wallace, who will serve as directors until such time as their successors have been duly elected and qualified or until their earlier resignation, death or removal as a director. The Articles of Incorporation and Code of Regulations of MainSource Bank—Ohio in existence at the effective time will remain the Articles of Incorporation and Code of Regulations of MainSource Bank—Ohio following the effective time, until such Articles of Incorporation and Code of Regulations shall be further amended as provided by applicable law.

No Solicitation

Peoples Ohio and Peoples Savings Bank will not permit or authorize their respective directors, officers, employees, agents or representatives to initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock or similar transaction relating to Peoples Ohio or Peoples Savings Bank or to which Peoples Ohio or Peoples Savings Bank may become a party. Peoples Ohio will promptly communicate to MainSource the terms of any proposal or offer which Peoples Ohio or Peoples Savings Bank may receive.

Environmental Inspections

Under the Merger Agreement, MainSource initially had the right to terminate the Merger Agreement and not consummate the transaction if any of the real estate owned by Peoples Ohio or Peoples Savings Bank was determined to be contaminated and the cost to remediate such contamination would be reasonably estimated to exceed $150,000. In order for MainSource to avail itself of this termination provision, it was required to request that Phase I environmental investigations be commenced with respect to such real estate. MainSource did not elect to cause such environmental investigations to be conducted on any of Peoples Savings Bank’s properties. Accordingly, this termination right on the part of MainSource no longer exists.

Resales of MainSource Common Stock by Peoples Ohio Shareholders

All shares of MainSource common stock issued to Peoples Ohio shareholders in connection with the merger will be freely transferable, except that shares received by persons deemed to be “affiliates” of Peoples Ohio under the Securities Act at the time of the special meeting may be resold only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover any resales of the shares of MainSource common stock to be received by Peoples Ohio shareholders upon completion of the merger, and no person may use this proxy statement/prospectus in connection with any resale. Based on the number of shares of MainSource common stock anticipated to be received by Peoples Ohio affiliates in the merger, it is expected that Rule 145 will not limit the amount of shares that former Peoples Ohio shareholders will be able to sell into the market. Persons who may be deemed affiliates of Peoples Ohio for this purpose generally include directors, executive officers and the holders of 10% or more of the outstanding shares of Peoples Ohio common stock. Pursuant to the Merger Agreement, Peoples Ohio has agreed to use its best efforts to cause each of its affiliates to execute a written affiliate agreement to the effect that those affiliates will not offer or sell or otherwise dispose of any of the shares of MainSource common stock issued to those affiliates in the merger in violation of the Securities Act or the related SEC rules and regulations.

Effective Time of Merger

Unless otherwise mutually agreed to by the parties, the effective time will occur on the tenth full NASDAQ trading day immediately following the date on which the last of the conditions of the Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the closing, but subject to the delivery at the closing of such certificates, opinions and other instruments and documents) is fulfilled or waived following the fulfillment of all conditions precedent to the merger transactions set forth in the Merger Agreement and the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the merger transactions, and in no event (other than as set forth in the Merger Agreement) will the effective time occur later than June 30, 2006.

Election and Allocation Procedures

The Merger Agreement contains several definitions related to the election and allocation procedures, including the following:

•       The term “cash consideration” means an amount equal to the purchase price, subject to adjustment, divided by the number of shares of Peoples Ohio common stock outstanding as of the effective time.

•       The term “stock consideration” means the number of shares of MainSource common stock equal to the quotient arrived at by dividing the cash consideration by the average of the per share closing price of a share of MainSource common stock as quoted on the NASDAQ Stock Market during the 10 trading days preceding the fifth calendar day preceding the effective time, subject to adjustment.

•       The term “cash election” means an election by the holder of shares of Peoples Ohio common stock to receive the cash consideration.

•       The term “stock election” means an election by the holder of shares of Peoples Ohio to receive the stock consideration.

•       The term “mixed election” means an election by the holder of shares of Peoples Ohio common stock to receive cash consideration with respect to some of such holder’s shares and stock consideration with respect to such holder’s remaining shares.

•       The term “non-election” means the holder of the Peoples Ohio common stock makes no election or has no preference as to receipt of cash consideration or stock consideration.

•       Shares of Peoples Ohio stock as to which a cash election has been made are referred to as “cash election shares,” shares of Peoples Ohio common stock as to which a stock election has been made are referred to as “stock election shares” and shares of Peoples Ohio common stock as to which no election has been made are referred to as “non-election shares.”

•       The aggregate number of stock election shares and non-election shares are referred to as the “stock election number.”

•       The term “stock conversion number” means 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time.

An aggregate of 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into stock consideration and the remaining Peoples Ohio common stock will be converted into cash consideration. Peoples Ohio shareholders have the right to elect the form of merger consideration they wish to receive for their Peoples Ohio shares. Depending on the results of those elections, the Merger Agreement requires that certain allocation and proration procedures be followed to achieve the 75% stock conversion number:

•       If the stock election number equals the stock conversion number, then all cash election shares will be converted into the right to receive cash consideration and all stock election shares will be converted into the right to receive stock consideration.

•       If the stock election number is less than the stock conversion number, the cash elections will be converted into stock elections by first eliminating and converting the cash election which covers the smallest number of shares of Peoples Ohio common stock, and then eliminating and converting the cash election shares which covers the next smallest number of shares, and continuing this process until the total remaining number of outstanding Peoples Ohio shares covered by cash elections is such that 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into stock consideration, subject to adjustments.

•       If the stock election number exceeds the stock conversion number, the non-elections will be converted into cash elections by first eliminating and converting the non-election which covers the smallest number of shares of Peoples Ohio common stock and then eliminating and converting the non-election which covers the next smallest number of shares and continuing this process until either all non-elections are converted into cash consideration or the total remaining number of outstanding Peoples Ohio shares covered by non-elections (when added to all stock elections) is such that 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into stock consideration, subject to adjustment to ensure qualification as a tax-free reorganization.

•       In the event that, following the elimination and conversion of all non-elections to cash elections, the stock election number still exceeds the stock conversion number, the stock elections will be converted to cash elections in the same manner as the non-elections, until such time as the total remaining number of Peoples Ohio common shares covered by stock elections is such that 75% of the total number of shares of Peoples Ohio common stock outstanding at the effective time will be converted into the stock consideration, subject to adjustment to ensure qualification as a tax-free reorganization.

As such, there is a risk that even if you properly elect to receive all cash, a portion of the merger consideration you receive may be in the form of shares of common stock which you did not elect to receive. Similarly, there is a risk that even if you properly elect to receive all stock, a portion of the merger consideration you receive may be in the form of cash which you did not elect to receive.

A pro rata reduction in the cash consideration you may receive (and a corresponding increase in the stock consideration you receive) will be made if necessary to allow MainSource’s tax counsel to deliver its opinion as to the qualification of the merger of Peoples Ohio into MainSource as a “reorganization” under Section 368(a) of the Internal Revenue Code. Accordingly, the risk that you will receive a portion of the merger consideration in a form that you did not elect could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you had elected (including the recognition of taxable gain to the extent cash is received). Please see the section captioned “Material Federal Income Tax Consequences.”

Should MainSource change the number of shares of MainSource common stock issued and outstanding prior to the effective time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MainSource common stock, and the record date for that transaction is prior to the effective time, the stock consideration will be adjusted so Peoples Ohio shareholders receive, in the aggregate, a number of shares of MainSource common stock representing the same percentage of outstanding shares of MainSource common stock at the effective time as would have been represented by the number of shares of MainSource common stock the shareholders of Peoples Ohio would have received if any of the foregoing actions had not occurred.

Exchange and Payment Procedures

At and after the effective time, each certificate representing shares of Peoples Ohio common stock will represent only the right to receive merger consideration in accordance with the terms of the Merger Agreement. MainSource will reserve a sufficient number of shares of MainSource common stock to be issued as a part of the merger consideration and will deposit with MainSource Bank an estimated amount of cash to be issued as part of the merger consideration. MainSource will cause a certificate representing the number of whole shares of MainSource common stock that each holder of Peoples Ohio common stock has the right to receive, if any, and a check in the amount of any cash that such holder has the right to receive, if any, to be delivered to such shareholder upon delivery to MainSource of certificates representing the holder’s shares of Peoples Ohio common stock.

No dividends or other distributions on MainSource common stock with a record date occurring after the effective time will be paid to the holder of any unsurrendered old certificate representing shares of Peoples Ohio common stock converted into the right to receive shares of MainSource common stock until the holder surrenders such old certificate in accordance with the Merger Agreement. The stock transfer books of Peoples Ohio will be closed immediately at the effective time, and after the effective time there will be no transfers on the stock transfer records of Peoples Ohio of any shares of Peoples Ohio common stock. MainSource will be entitled to rely on Peoples Ohio’s stock transfer books to establish the identity of those persons entitled to receive merger consideration. If any old certificate is lost, stolen, or destroyed, MainSource will issue the appropriate merger consideration in exchange for the lost, stolen or destroyed certificate if the person claiming such old certificate to be lost, stolen, or destroyed makes an affidavit of that fact and, if required by MainSource, that person posts a bond in such amount as MainSource may reasonably direct as indemnity against any claim that may be made with respect to the old certificate.

                                                         will serve as the exchange agent for purposes of mailing and receiving the election forms, tabulating the results and distributing the merger consideration pursuant to the terms of the Merger Agreement.

Fractional Shares

No fractional shares of MainSource common stock will be issued in the merger. Rather, MainSource will pay each holder of Peoples Ohio common stock an amount in cash (without interest) determined by multiplying such fraction by the MainSource average stock price.

Regulatory Approvals for the Merger

Under the terms of the Merger Agreement, the mergers cannot be completed until MainSource receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions. MainSource has filed the respective applications, but as of the date of this proxy statement/prospectus, has not received the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions.

Accounting Treatment of the Merger

MainSource will account for the merger under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Using the purchase method of accounting, the assets and liabilities of Peoples Ohio will be recorded by MainSource at their respective fair values at the time of the completion of the merger. The excess of MainSource’s purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

NASDAQ National Market System Listing

MainSource common stock currently is listed on the NASDAQ National Market under the symbol “MSFG.” The shares to be issued to the Peoples Ohio shareholders as merger consideration also will be eligible for trading on the NASDAQ National Market.

DESCRIPTION OF PEOPLES OHIO

Business

Peoples Ohio is based in west central Ohio and is the parent company of Peoples Savings Bank. Peoples Ohio was formed during the year ended June 30, 2002 to provide various benefits to Peoples Savings Bank, as well as to take advantage of a more effective structure for expanded financial activities. Peoples Ohio is a savings and loan holding company and is subject to regulation by the Office of Thrift Supervision (the “OTS”) and the Securities and Exchange Commission (the “SEC”). At June 30, 2005, Peoples Ohio had total assets of $199.9 million, total deposits of $126.5 million and total stockholders’ equity and equity from ESOP shares of $25.4 million. Peoples Ohio’s principal business is conducted primarily through its subsidiary, Peoples Savings Bank. Accordingly, all references in this section to Peoples Ohio include Peoples Savings Bank, unless otherwise indicated.

Peoples Savings Bank, a state chartered savings and loan association, was originally chartered in 1890 as an Ohio mutual building and savings association and completed a successful stock conversion in December 1989. Peoples Savings Bank is primarily engaged in attracting retail deposits from Miami and northern Montgomery counties and the investment of those deposits, together with funds generated from operations and borrowings, in mortgage loans secured by one-to-four family residential real estate throughout those same areas. Peoples Savings Bank also originates loans secured by multifamily real estate (over four units) and nonresidential real estate, consumer loans, including automobile loans, home equity and home improvement loans, secured and unsecured lines-of-credit, and commercial loans. In addition to traditional banking services, Peoples Savings Bank provides full trust services through its trust department. Peoples Savings Bank also invests in U.S. government and agency obligations, interest-bearing deposits in other banks, mortgage backed securities and other investments permitted by applicable law. Peoples Savings Bank’s principal sources of income are interest on loans and fees for service charges and, to a lesser extent, interest and dividends on investments. Peoples Savings Bank obtains funds for its lending and investment activities through gathering deposits, payments received from outstanding loans, and borrowings from the Federal Home Loan Bank of Cincinnati (the “FHLB”).

As a state-chartered savings and loan association, Peoples Savings Bank is regulated by the OTS and the Ohio Division of Financial Institutions (“ODFI”).

Market Area and Competition

Peoples Ohio is a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities it serves. Peoples Ohio’s deposit gathering is concentrated in the communities surrounding its six offices located in the municipalities of Troy, Piqua and Clayton,

Ohio, which are part of Miami and Montgomery counties. Miami county has historically benefited from the presence of several regional manufacturing and distribution operations, as well as a variety of metal fabricating related businesses. Montgomery county comprises the greater Dayton metropolitan area and is adjacent to Miami county. These counties are the primary market area for Peoples Savings Bank’s lending and deposit gathering activities.

Peoples Ohio faces significant competition both in making loans and in attracting deposits. Peoples Ohio faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence and in some cases a national presence. Many of these financial institutions are significantly larger and have greater financial resources than Peoples Ohio. Peoples Ohio’s competition for loans comes principally from commercial banks, savings and loan associations, mortgage banking companies, credit unions and insurance companies. Its most direct competition for deposits has historically come from savings and loan associations and commercial banks. In addition, Peoples Ohio faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies.

Lending Activities

Peoples Ohio originates residential and multi-family real estate loans for the purchase, refinance, construction, and development of real property. Mortgage loans generally are made up to thirty years in length. In addition, Peoples Ohio originates consumer loans, where more emphasis is placed upon the individual’s credit worthiness and less upon the value of the collateral. Consequently, these consumer loans are riskier than conventional mortgage loans, and carry a higher rate of interest to offset additional risk. Generally, consumer loans are written for terms not to exceed ten years.

In addition, from time to time, Peoples Ohio originates commercial loans, secured by both real estate and based on the credit worthiness of the borrower. Commercial loan originations are attempted to be done in a conservative manner and require careful loan underwriting, particularly in the areas of capacity to repay, collateral and credit terms. These principles are followed to protect Peoples Ohio against excessive risk in the loan portfolio. Management takes into account local business conditions, the economy, and future capital requirements of Peoples Ohio when originating these loans. Peoples Ohio refinances existing commercial loans if doing so will improve Peoples Ohio’s collateral position or otherwise strengthen the loan. The commercial loan portfolio, while a relatively small portion of the entire loan portfolio, has begun to grow over time as a result of more aggressively pursuing creditworthy commercial borrowers in Peoples Ohio’s lending area.

Loan Portfolio Composition.   The following table presents certain information concerning of the composition of the consolidated loan portfolio at the dates indicated.

	June 30,
	2005	2005	2004	2004	2003	2003	2002	2002	2001	2001
		Percent of Total		Percent of Total		Percent of Total		Percent of Total		Percent of Totals
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
	(Dollars in Thousands)
Real Estate Loans:

1-4 family	$111,985	63.09%	$100,629	64.59%	$115,175	69.34%	$149,612	71.84%	$150,711	73.96%
Commercial	29,952	16.88	27,582	17.70	25,021	15.06	27,055	12.99	23,467	11.52
Total real estate	141,937	79.97	128,211	82.29	140,196	84.40	176,667	84.83	174,118	85.48
Construction	18,281	10.30	12,315	7.90	12,802	7.71	14,660	7.04	12,817	6.29
Commercial business	6,805	3.83	6,714	4.31	5,573	3.36	5,529	2.66	5,323	2.61
Consumer	1,681	0.95	2,282	1.47	2,452	1.48	5,146	2.47	4,769	2.34
Home improvement	8,598	4.84	6,016	3.86	4,772	2.87	5,774	2.77	6,065	2.98
Secured by deposit account	187	0.11	264	0.17	290	0.18	470	0.23	612	0.30
Total loans, gross	177,489	100.00%	155,802	100.00%	166,085	100.00%	208,246	100.00%	203,764	100.00%
Less:
Net deferred fees	84		177		209		132		163
Undisbursed portion of loans	5,493		3,842		4,405		5,516		5,275
Allowance for loan losses	725		1,048		862		882		843
Total loans, net	$171,187		$150,735		$160,609		$201,716		$197,483

Loan Portfolio Maturity Schedule.   The following table sets forth certain information regarding the contractual maturity of Peoples Ohio’s loan portfolio by type of loan at June 30, 2005. Contractual principal repayments of loans do not necessarily reflect the actual term of Peoples Ohio’s loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan 3 prepayments and enforcement of “due on sale” clauses. The average life of mortgage loans tends to increase, however, when current mortgage loan rates substantially exceed rates on existing mortgage loans.

	Maturity Date During the Years Ending June, 30
	Within one year	One to five years	Over five years	Total
	(Dollars in Thousands)
Real Estate Loans:
1-4 family	$3,939	$10,873	$97,173	$111,985
Commercial	7,135	7,161	15,656	29,952
Total real estate	11,074	18,034	112,829	141,937
Construction	17,580	406	295	18,281
Commercial business	4,460	1,332	1,013	6,805
Consumer	1,308	373	—	1,681
Home improvement	5,415	1,082	2,101	8,598
Secured by deposit account	93	94	—	187
Total loans, gross	$39,930	$21,321	$116,238	$177,489

The following table sets forth, at June 30, 2005, the dollar amount of gross loans receivable, contractually due after June 30, 2006, and whether such loans have fixed interest rates or adjustable interest rates.

	Due after June 30, 2006
	With fixed interest rates	With adjustable interest rates	Total
	(Dollars in Thousands)
Real Estate Loans:
1-4 family	$100,008	$8,038	$108,046
Commercial	18,057	4,760	22,817
Total real estate	118,065	12,798	130,863
Construction	640	61	701
Commercial business	2,345	—	2,345
Consumer	373	—	373
Home improvement	3,119	64	3,183
Secured by deposit account	94	—	94
	$124,636	$12,923	$137,559

Residential Lending.   The largest portion of Peoples Ohio’s loans are made for the purpose of enabling borrowers to purchase and construct real property secured primarily by first liens on such property. At June 30, 2005, the net book value of Peoples Ohio’s total loan portfolio of $171.2 million represented approximately 85.6% of total assets. Approximately 63.1% of the total gross loan portfolio, or $112.0 million, consisted of loans secured by mortgages on one-to-four family residences. In addition, Peoples Ohio maintained a loan servicing portfolio of approximately $722,000 at June 30, 2005, as a result of its secondary mortgage market activities and participations.

At June 30, 2005, 24.7% of Peoples Ohio’s total gross loan portfolio consisted of adjustable-rate loans including adjustable-rate mortgages (“ARMs”). Most ARMs adjust based on changes in US Treasury Securities Indices. ARMs generally have been retained for Peoples Ohio’s own portfolio. At June 30, 2005, there were no adjustable-rate loans held for sale.

The original contractual loan payment period for one-to-four family residential loans originated by Peoples Ohio has typically been between 10 and 30 years. Historically, however, industry statistics and Peoples Ohio’s own experience have indicated the average life of long-term loans to be substantially less than the contractual period.

Peoples Ohio generates residential mortgage loan activity from several sources. The majority of the portfolio is obtained directly by Peoples Ohio’s own loan officers and referrals from local real estate brokers and construction contractors. Customer referrals are also important sources of new residential loans.

Peoples Ohio’s underwriting standards are intended to ensure that borrowers are sufficiently creditworthy, and all of Peoples Ohio’s lending is subject to written underwriting guidelines approved by Peoples Ohio’s Board of Directors. Detailed loan applications are designed to determine the borrower’s ability to repay the loan and certain information solicited in these applications is verified through the use of credit reports, financial statements and other confirmations.

Appraised values of collateral are primarily determined through on-site inspections supported by written reports and comparables performed by qualified independent appraisers approved by the Board of Directors. Appraisals on one-to-four family residential mortgage loans are required by Peoples Ohio’s Board to meet Federal Home Loan Mortgage Corporation  (“FHLMC”) and regulatory guidelines. Peoples Ohio requires title insurance for most mortgage loan transactions. Borrowers also must obtain hazard insurance prior to closing, with Peoples Savings Bank as the primary loss payee, and, when required, flood insurance.

Under current regulations of the OTS, a real estate loan may not exceed 100% of the appraised value of the security property at the time of origination. Peoples Ohio makes fixed-rate home loans or ARMs with loan-to-value ratios of up to 95% of the appraised value of the security property. Most loans which are approved have 80% or less loan-to-value ratios. In the past, for any mortgage loan, that part of the unpaid balance which exceeded 80% of the property’s value was generally insured or guaranteed by a private mortgage insurance company. More recently, this insurance has not been required. In fiscal 2005, approximately $3,504,000 in loans were originated in which the loan-to-value ratio was over 80%. This compares to approximately $4,090,000 originated in fiscal 2004. The outstanding balance of loans with a loan-to-value ratio over 80% at June 30, 2005 and 2004 was $6,940,000 and $14,418,000, respectively. Peoples Savings Bank’s Loan Committee approves all loans over $1,500,000. Any loans over $2,000,000 must be approved by the full Board of Directors.

Commercial Real Estate Loans.   Peoples Ohio has supplemented its residential real estate lending activities by the origination of commercial real estate loans secured by office buildings and other income-producing properties. At June 30, 2005, Peoples Ohio had approximately $30.0 million (or 16.9% of its total loan portfolio) in commercial real estate loans. Peoples Ohio’s policy is to make commercial real estate loans secured by a first lien on the property and generally loan up to a maximum of 80% of the appraised value of the real estate as determined by an independent appraisal. Commercial real estate loans are inherently riskier than residential loans but offer higher interest rates. The decision to originate loans of this type is based on the economy, local business conditions, required capital standards, and the level of risk involving such loans. Management, from time to time, will refinance existing commercial loans, if doing so will improve Peoples Ohio’s collateral position or otherwise strengthen the loan, thereby lowering the overall risk of the loan.

All savings associations are required to conform to requirements on investing in loans secured by nonresidential real property so that such loans may not, in the aggregate, exceed 400% of the savings association’s capital. Peoples Savings Bank’s current capital would allow it to have more than $99.6 million invested in this category of assets.

Construction Loans.   Peoples Ohio makes loans for the construction of residential and non-residential real estate. These loans generally convert, upon completion of construction, to residential and non-residential mortgage loans as described above. The construction loans are secured by a mortgage on the real property and disbursements are made based on the percentage of construction completed. At June 30, 2005, Peoples Ohio had approximately $18.3 million (or 10.3% of its total loan portfolio) in construction loans.

Commercial Loans.   At June 30, 2005, Peoples Ohio had approximately $6.8 million (or 3.8% of its total loan portfolio) in commercial loans. Peoples Ohio originates commercial loans in a conservative manner, based upon the creditworthiness of the borrower. Management also takes into consideration such factors as business conditions of the economy as a whole, local business conditions, required capital standards and the current level of risk found in Peoples Ohio’s commercial loan portfolio, when originating these loans.

Consumer Loans.   At June 30, 2005, Peoples Ohio had approximately $1.7 million (or 1.0% of its total loan portfolio) in consumer loans. Consumer loans generally are made for terms not to exceed ten years and typically are made for five years or less at fixed rates. Peoples Ohio also offers real estate secured variable rate lines of credit for a term not to exceed one year with interest rates tied to the Prime Rate, as established by the nation’s largest companies and published in The Wall Street Journal.

Home Improvement Loans.   At June 30, 2005, Peoples Ohio had approximately $8.6 million (or 4.8% of its total loan portfolio) in home improvement loans. Home improvement loans generally are made for terms not to exceed 15 years and typically are made for 5 years or less at fixed or variable rates. Similar to consumer loans, demand for residential real estate secured home improvement loans continues to be strong due to certain provisions of the U.S. Tax Code which permit the deduction of home mortgage interest to a greater extent than interest paid on other borrowings. Peoples Ohio also offers real estate secured variable rate lines of credit 5 for a term not to exceed one year with interest rates tied to the Prime Rate, as established by the nation’s largest companies and published in The Wall Street Journal.

Origination and Sale of Loans.   Peoples Ohio originates residential real estate, commercial real estate, commercial and consumer loans. Peoples Ohio may purchase loans or mortgage-backed securities during periods of slackened loan demand or increased competition in local markets. As of June 30, 2005, loans secured by collateral outside of Ohio represented less than 1% of total loans.

Peoples Ohio has in the past sold loans in the secondary mortgage market. Peoples Ohio has sold primarily fixed-rate residential mortgage loans and, as of June 30, 2005, is servicing approximately $722,000 of such loans for the benefit of others.

The following table shows total loan origination and advances, repayment and sale activity, during the periods indicated.

	Year Ended June 30,
	2005	2004	2003
	(In thousands)
Loans originated:
Mortgage loans	$44,528	$32,788	$31,400
Consumer loans	7,703	6,768	4,517
Commercial loans	6,960	16,530	3,591
Total loans originated	59,191	56,086	39,508
Loan principal repayments	(37,411)	(66,517)	(82,288)
Other net items(1)	(1,328)	557	1,673
Net loan increase/(decrease)	$20,452	$(9,874)	$(41,107)

(1)          Consists of loans in process, loans transferred to real estate owned, and loan loss reserves.

Delinquencies and Classified Assets

Delinquent Loans.   Loans are considered delinquent and late charges are generally assessed when permitted by the loan contract if a borrower’s payment is past due beyond any applicable grace period. When a borrower fails to make a required payment on a loan, Peoples Ohio sends a written notice to the borrower. If the delinquency has not been cured by the time the loan becomes 30 days past due, Company personnel attempt to contact the borrower by telephone or mail. In most cases, delinquencies are cured promptly. Peoples Ohio may attempt to work out a repayment schedule depending upon the facts and circumstances of each case. After a real estate loan is 90 days delinquent, if management determines that collection is unlikely, Peoples Ohio’s attorneys will generally institute a foreclosure action.

Accrual of interest on potential problem loans is excluded from income when in the opinion of management this is warranted. Income is subsequently recognized only to the extent cash payments are received and the principal balance is expected to be recovered. Such loans are restored to an accrual status only if the loan is brought contractually current and the borrower has demonstrated the ability to make future payments of principal and interest.

If a foreclosure action is instituted on real estate-secured loans and the loan is not reinstated, paid in full or refinanced, the property is sold at a sheriff’s sale, at which Peoples Ohio may be the buyer. If acquired, such acquired property is listed in Peoples Ohio’s Real Estate Owned (“REO”) account, until the property is sold. Peoples Ohio is permitted to finance sales of REO properties. Should the sheriff’s sale not produce sufficient proceeds to pay the loan balance and court costs, Peoples Ohio’s attorneys, where appropriate, may pursue the collection of a deficiency judgment against the responsible borrower.

If a collection action is instituted on a consumer or commercial loan, Peoples Ohio, in compliance with the loan documents and the law, may repossess and sell the collateral security for the loan through private, commercially reasonable sales or through judicially ordered sales when necessary. Should the sale result in a deficiency owing to Peoples Ohio, the borrowers generally are pursued where such action is deemed appropriate.

Classified Assets and Delinquencies.   Current thrift regulations provide for a classification system for problem assets of insured institutions which covers all problem assets. Under this classification system, problem assets of OTS-regulated thrift institutions are classified as “substandard”, “doubtful” or “loss,” depending on the presence of certain characteristics as discussed below.

An asset is considered “substandard” if the current net worth and paying capacity of the obligor or of the collateral pledged, if any, seems inadequate. “Substandard” assets include those characterized by the “distinct possibility” that the thrift institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified “loss” are those considered “uncollectible” and of such little value that the continuance as assets without the establishment of a specific loss allowance is not warranted.

When an OTS-regulated institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an OTS-regulated institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which can order the establishment of additional general or specific loss allowances. In addition to loans that have been classified, Peoples Ohio has established a category of loans known as “special mention” loans. Such loans are closely supervised by management either because of payment history, deterioration of collateral or some other factor which has come to management’s attention. These loans may be delinquent, but are not considered substandard under OTS regulations. At June 30, 2005, Peoples Ohio had loans totaling $3,268,000 classified as “special mention.”

In connection with the filing of its periodic reports with the OTS, Peoples Ohio regularly reviews the problem loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations. At June 30, 2005, Peoples Ohio had classified the following asset amounts:

	Substandard	Doubtful	Loss
	(In thousands)
Real estate loans:
1-4 family loans	$426	$—	$—
Commercial	155	—	—
Total real estate	581	—	—
Consumer loans	77	—	—
Commercial loans	58	—	—
Total classified loans	716	—	—
Real estate owned (“REO”)	—	—	—
Other assets	—	—	—
Total classified assets	$716	—	—

Management is not aware of any loans where possible credit problems of borrowers cause serious doubts as to the ability of such borrower to comply with the loan terms and where Peoples Savings Bank anticipates a loss, which are not otherwise included in the table, or narrative above.

At June 30, non-performing assets in Peoples Savings Bank’s portfolio for each of the years indicated were as follows:

	2005	2004	2003	2002	2001
	(Dollars in thousands)
Non-accrual loans(1)	$415	$683	$634	$352	$196
Accruing loans contractually past due 90 days or more	334	565	2,559	637	293
Total	$749	$1,248	$3,193	$989	$489
Ratio of non-performing assets and accruing loans contractually past due 90 days or more to total assets	0.38%	0.65%	1.54%	0.45%	0.23%

(1)          Loans are placed in the non-accrual category when, in the judgment of management, the collection of interest due on the loan is no longer reasonably assured. The gross interest income that would have been recorded during the fiscal year ended June 30, 2005 if the non-accrual loans had been current in accordance with their original terms and had been outstanding throughout the period was $21,000 and the amount of interest income on those loans that was included in net income for the same period was $21,000.

Real Estate Owned.   Peoples Ohio had no REO property at June 30, 2005 or June 30, 2004.

Allowance for Loan Losses

Peoples Ohio utilizes the reserve method of accounting for loan losses. Under this method, provisions for loan losses are charged to operations as an allowance for loan losses, and recognized loan losses are charged to the allowance; likewise, recognized loan recoveries are credited to the allowance. Management evaluates the adequacy of the allowance taking into consideration Peoples Ohio’s past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower’s ability to repay, overall portfolio quality and current and prospective economic condition. At June 30, 2005, Peoples Ohio’s loan loss allowance reserve was $725,000.

The following table sets forth certain information on the changes in Peoples Ohio’s allowance for loan losses for the periods indicated. Also see Note 4 of Notes to Consolidated Financial Statements.

Changes in the allowance for loan losses:

	Year Ended June 30,
	2005	2004	2003	2002	2001
	(Dollars in thousands)
Beginning balance	$1,048	$862	$882	$843	$888
Charge-offs
Mortgage	(415)	(142)	(96)	(25)	(4)
Consumer	(40)	(23)	(30)	(47)	(42)
Commercial	(70)	—	(63)	(39)	(5)
Total charge-offs	(525)	(165)	(189)	(111)	(51)
Recoveries
Mortgage	11	1	0	0	0
Consumer	8	20	25	4	6
Commercial	—	—	4	8	0
Total recoveries	19	21	29	12	6
Net (charge-offs)	(506)	(144)	(160)	(99)	(45)
Provision for loss	183	330	140	138	0
Ending balance	$725	$1,048	$862	$882	$843
Ratio of net charge-offs during the period to average loans outstanding during the period	0.32%	0.09%	0.09%	0.05%	0.02%

The following table sets forth an analysis of Peoples Ohio’s allowance for loan losses allocated by type of loan:

	2005		2004		2003		2002		2001
		Percent of		Percent of		Percent of		Percent of		Percent of
		loans in		loans in		loans in		loans in		loans in
		category to		category to		category to		category to		category to
Category Allocation	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans

Mortgage(1)	$614	90.27%	$680	90.19%	$635	92.11%	$270	91.87%	$253	91.77%
Consumer	50	5.90	66	5.50	73	4.53	221	5.47	211	5.62
Commercial	61	3.83	302	4.31	72	3.36	191	2.66	179	2.61
Unallocated	—	—	—	—	82	—	200	—	200	—
Total	$725	100.00%	$1,048	100.00%	$862	100.00%	$882	100.00%	$843	100.00%

(1)             Includes construction loans

Investment Activities

Peoples Ohio invests in various types of liquid assets including United States Treasury obligations, securities of various federal agencies, municipal obligations, and federal funds.

In addition, as a member of the FHLB, Peoples Ohio is required to purchase and hold stock in the FHLB in an amount equal to at least 1% of the aggregate principal amount of Peoples Ohio’s unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its FHLB advances, whichever is greater.

The following table sets forth an analysis of Peoples Ohio’s investment portfolio at the dates indicated:

	At June 30,
	2005		2004		2003
	Book Value	Percent of Total	Book Value	Percent of Total	Book Value	Percent of Total
	(Dollars in Thousands)
Held to maturity (HTM) securities:
U.S. Government obligations	$103	2.33%	$104	0.64%	$100	0.57%
Municipal obligations	101	2.28	100	0.62	100	0.57
	204	4.61	204	1.26	200	1.14
	257	5.81	312	1.92	579	3.32
Mortgage-backed securities	461	10.42	516	3.18	779	4.46
Total HTM securities	1,843	41.68	11,397	70.17	6,312	36.14
Available for sale (AFS) securities:
U.S. Government agencies	—	0.00	—	0.00	8,548	48.95
Other securities	1,843	41.68	11,397	70.17	14,860	85.09
Mortgage-backed securities	2,118	47.90	4,329	26.65	1,827	10.46
Total AFS securities	3,961	89.58	15,726	96.82	16,687	95.54
Total investment securities	$4,422	100.00%	$16,242	100.00%	$17,466	100.00%

The composition and maturities of Peoples Ohio’s investment securities and mortgage-backed securities at June 30, 2005 are indicated in the following table:

	Book Value maturing within				Total investment securities
	Within One Year	>1-5 Years	>5-10 Years	>10 Years	Book Value	Market Value
U.S. Government obligations	$0	$1,946	$0	—	$1,946	$1,949
Municipal obligations	—	—	—	$101	101	104
Mortgage-backed securities	—	—	—	—	2,375	2,394
Total investment securities	$0	$1,946	$0	$101	$4,422	$4,447
Weighted average yield	0%	3.17%	0%	6.38%

Deposits

Peoples Ohio offers a number of different deposit accounts, including passbook, interest-bearing checking (“NOW” and “Super NOW”), money market deposit, and specialized money market accounts, such as Peoples Ohio’s Executive Fund account, Money Growth Fund and certificate accounts. The rates and minimum balances for NOW, Super NOW and money market deposit accounts (“MMDA”) are set by Peoples Ohio and are adjusted periodically to respond to market and competitive conditions. At June 30, 2005 the balance of core deposits (savings, money market and demand deposit accounts) totaled $85,850,000, or 67.9%, of total deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Peoples Ohio’s deposits are obtained predominantly from the areas in which its branch offices are located. Peoples Ohio relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect Peoples Ohio’s ability to attract and retain deposits.

Peoples Ohio’s policy with respect to deposits is to attract deposits from local residents. Peoples Ohio does not solicit deposits from areas outside its market area nor does it accept deposits from brokers. Peoples Ohio believes that brokered deposits tend to be more volatile and hence provide a less stable deposit base. Out-of-state deposits are generally held by former residents who have elected to maintain a relationship with Peoples Ohio. As of June 30, 2005, less than 1% of Peoples Ohio’s deposits are derived from out-of-state sources.

The following table presents the amount of Peoples Ohio’s certificates of deposit of $100,000 or more by the time remaining until maturity as of June 30, 2005, and June 30, 2004:

	June 30,
Maturity	2005	2004
	(In thousands)
Three months or less	$474	$863
Over 3 months to 6 months	385	769
Over 6 months to 12 months	10,811	6,564
Over twelve months	4,610	1,035
Total	$16,280	$9,231

The following table contains information regarding deposit account activity including interest credited, for the periods shown:

	For the Year Ended June 30,
	2005	2004	2003
	(Dollars in thousands)
Net increase (decrease) before interest	$10,969	$(4,648)	$(5,044)
Interest credited	1,328	1,242	2,227
Deposit liabilities increase/(decrease)	$12,297	$(3,406)	$(2,818)
Weighted average cost of deposits during the period	1.13%	1.04%	1.95%
Weighted average cost of deposits at end of period	1.16%	1.15%	1.28%

The following table represents certificates of deposit and other time deposits classified by weighted average rate and maturity at June 30, 2005:

	Less than 1 Year	1-2 Years	2-3 Years	Thereafter	Total
	(In Thousands)
1.00 to 3.99%	$23,638	$9,574	$3,298	$1,263	$37,773
4.00 to 6.99%	443	1,397	108	949	2,897
7.00 to 8.99%	—	—	—	—	—
Total	$24,081	$10,971	$3,406	$2,212	$40,670

Borrowings

Peoples Ohio can obtain advances from the FHLB of Cincinnati secured by the FHLB stock owned by Peoples Ohio, certain mortgage loans and other assets. FHLB advances are made under several programs, each of which has its own rate and range of maturities. FHLB advances are generally available to meet seasonal and other withdrawals and to expand lending. At June 30, 2005, Peoples Ohio had advances of $46,123,000 outstanding from the FHLB of Cincinnati. See Note 7 of the Consolidated Financial Statements for further detail.

The following table presents the maximum amount of Peoples Ohio’s FHLB advances outstanding at June 30, 2005, 2004 and 2003, and the average aggregate balances of FHLB advances outstanding during the years ended June 30, , 2005, 2004 and 2003:

	June 30,
	2005	2004	2003
	(In thousands)
Maximum amount of FHLB advances outstanding during period	$53,295	$63,329	$74,174
Average amount of FHLB advances outstanding during period	50,093	56,636	71,889
Amount of FHLB advances outstanding at end of period	$46,123	$53,295	$63,329
Weighted average interest rate during period	5.17%	5.12%	5.11%
Weighted Average interest rate at end of period	4.66%	4.41%	5.33%

Employees

At June 30, 2005 Peoples Ohio had a total of 51 full-time employees and 19 part-time employees, none of who were represented by a collective bargaining unit. Peoples Ohio considers its relations with its employees to be good.

Regulation and Supervision

General.   The following is a summary of certain statutes and regulations affecting Peoples Ohio and Peoples Savings Bank. This summary is qualified in its entirety by reference to such statutes and regulations.

Peoples Ohio is a savings and loan holding company within the meaning of the Home Owners Loan Act, as amended (the “HOLA”). Consequently, Peoples Ohio is subject to regulation, examination and oversight by the OTS and must submit periodic reports to the OTS concerning its activities and financial condition. In addition, as a corporation organized under Ohio law, Peoples Ohio is subject to provisions of the Ohio Revised Code applicable to corporations generally.

As an Ohio savings and loan association, Peoples Savings Bank is subject to regulation, examination and oversight by the Ohio Division of Financial Institutions (the “ODFI”). Because Peoples Savings Bank’s deposits are insured by the FDIC, Peoples Savings Bank also is subject to regulatory oversight by the FDIC. Peoples Savings Bank must file periodic reports with the OTS concerning its activities and financial condition. Examinations are conducted periodically by federal and state regulators to determine whether Peoples Savings Bank is in compliance with various regulatory requirements and is operating in a safe and sound manner. Peoples Savings Bank is a member of the FHLB and is subject to certain regulations promulgated by the Board of Governors of the Federal Reserve System (the “FRB”).

Ohio Savings and Loan Regulation.   The ODFI is responsible for the regulation and supervision of Ohio savings and loan associations in accordance with the laws of the State of Ohio and imposes assessments on Ohio associations based on their asset size to cover the costs of supervision and examination. Ohio law prescribes the permissible investments and activities of Ohio savings and loan associations, including the types of lending that such associations may engage in and the investments in real estate, subsidiaries and corporate or government securities that such associations may make. The ability of Ohio associations to engage in these state-authorized investments and activities is subject to oversight and approval by the FDIC, if such investments or activities are not permissible for a federally-chartered savings association. The ODFI also has approval authority over any mergers involving, or acquisitions of control of, Ohio savings and loan associations. The ODFI may initiate certain supervisory measures or formal enforcement actions against Ohio associations. Ultimately, if the grounds provided by law exist, the Superintendent may place an Ohio association in conservatorship or receivership.

In addition to being governed by the laws of Ohio specifically governing savings and loan associations, Peoples Savings Bank is also governed by Ohio corporate law, to the extent such law does not conflict with the laws specifically governing savings and loan associations.

Office of Thrift Supervision.   The OTS is an office of the Department of the Treasury and is responsible for the regulation and supervision of all federally-chartered savings associations and all other savings associations the deposits of which are insured by the FDIC in the Savings Association Insurance Fund (“SAIF”). The OTS issues regulations governing the operation, asset composition and capital requirements of savings associations, transactions with insiders and affiliates, capital distributions and similar matters, and it regularly examines such associations and imposes assessments on savings associations based on their asset size to cover the costs of general supervision and examination. The OTS also may initiate enforcement actions against savings associations and certain persons affiliated with them for violations of laws or regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the OTS may appoint a conservator or receiver for a savings association.

Savings associations are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosures, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of an association to open a new branch or engage in a merger. Community reinvestment regulations evaluate how well and to what extent an institution lends and invests in its designated service area, with particular emphasis on low- to moderate-income communities and borrowers in that area.

As a savings and loan holding company within the meaning of the HOLA, Peoples Ohio has also registered with the OTS and is subject to OTS regulations, examination, supervision and reporting requirements.

Federal Deposit Insurance Corporation.   The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and savings and loan associations and safeguards the safety and soundness of the banking and savings and loan industries. The deposit accounts of Peoples Savings Bank are insured by the FDIC up to the prescribed limits. The FDIC has examination authority over all insured depository institutions, including Peoples Savings Bank, and has authority to initiate enforcement actions against federally-insured savings associations if the FDIC does not believe the OTS has taken appropriate action to safeguard safety and soundness and the deposit insurance fund.

Properties

Peoples Ohio conducts its business from six offices located in the Miami and Montgomery County area. The following table sets forth information regarding Peoples Ohio’s offices all of which are owned by Peoples Ohio through Peoples Savings Bank.

Location	Opened	Net Book Value	Square Footage
Main Office	1988	$2,066,000	13,600
635 South Market, Troy
Westside Office	1978	188,000	4,400
1580 West Main, Troy
Northside Office	1982	144,000	1,320
927 North Market, Troy
Trust Department	1995	344,000	5,595
14 Weston Road, Troy
Piqua Office	1997	575,000	4,360
126 High Street, Piqua
Clayton Office	2000	738,000	2,200
Clayton, Ohio

Legal Proceedings

Peoples Ohio is not engaged in any legal proceedings of a material nature at the present time. From time-to-time, Peoples Ohio is a party to legal proceedings in the ordinary course of business wherein it enforces its security interest in loans made by it.

Market Price of and Dividends on Common Stock and Related Stockholder Matters

As of June 30, 2005, Peoples Ohio had approximately 600 shareholders of record of its common stock. Peoples Ohio’s common stock is traded on the over-the-counter stock market under the symbol “POHF.” Sweeney Cartwright & Co. and Robert W. Baird, Investments act as market makers for Peoples Ohio’s stock. Although Peoples Ohio does not have knowledge of prices paid on all transactions, according to information furnished by brokers who deal in Peoples Ohio’s common stock, the following prices represent the price ranges recorded for the periods shown.

	Market Price		Cash
Fiscal 2005	Low	High	Dividends
1st Qtr.	$4.15	$4.24	$0.065
2nd Qtr.	4.08	4.45	—
3rd Qtr.	3.95	4.10	0.065
4th Qtr.	3.85	4.80	—
Fiscal 2004
1st Qtr.	$4.15	$4.40	$0.060
2nd Qtr.	4.12	4.40	—
3rd Qtr.	4.15	4.20	0.060
4th Qtr.	4.16	4.20	—

The following table summarizes Peoples Ohio’s equity compensation plans as of June 30, 2005:

	Number of Securities To be Issued Upon Exercise of Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities included in first column)
Equity compensation plans approved by shareholders	615,473	$4.15	420,500
Equity compensation plans not approved by shareholders	—		—
Total	615,473		420,500

Ownership Of Peoples Ohio Common Stock

The following table sets forth certain information regarding the beneficial ownership of the Peoples Ohio common stock as of the record date for this meeting,                      , 2006, by (1) the directors and certain named executive officers of Peoples Ohio, (2) all directors and executive officers of Peoples Ohio as a group, and (3) each other person who is known by Peoples Ohio to own beneficially 5% or more of the common stock. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
E. Joseph Lowe(1)	698,052		9.52%
Ronald B. Scott(2)	520,420	(2)	6.65
Thomas E. Robinson	355,000	(3)	4.84
William J. McGraw	300,184	(4)	4.09
Donald Cooper	275,978	(5)	3.76
Richard W. Klockner	241,756	(6)	3.28
James S. Wilcox	106,848	(7)	1.46
Richard J. Dutton	49,319	(8)	*
Linda A. Daniel	23,564	(9)	*
All directors and executive officers as a group	1,864,069	(10)	24.25

*       Less than 1%.

   (1)  The information in this chart is based on a Schedule 13G Report filed by the above-listed person(s) with the Securities and Exchange Commission (the “SEC”) containing information concerning shares held by the shareholder. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing. The address of the shareholder as disclosed in the Schedule 13G is 901 North Miami Avenue, Miami, Florida 33136.

   (2)  Includes 267,050 shares issuable pursuant to options exercisable currently or within 60 days of the record date. The address of the shareholder is 194 Littlejohn Road, Troy, Ohio 45373.

   (3)  Includes 3,000 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (4)  Includes 16,500 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (5)  Includes 7,500 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (6)  Includes 31,500 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (7)  Includes 6,000 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (8)  Includes 9,000 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

   (9)  Includes 23,264 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

(10) Includes 357,814 shares issuable pursuant to options exercisable currently or within 60 days of the record date.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Peoples Ohio is based in west central Ohio and is the parent company of Peoples Savings Bank. Peoples Ohio was formed during the year ended June 30, 2002 to provide various benefits to Peoples Savings Bank, as well as to take advantage of a more effective structure for expanded financial activities. Peoples Savings Bank, a state chartered savings bank, was originally chartered in 1890. Peoples Savings Bank is primarily engaged in attracting deposits from Miami and surrounding counties and originating mortgage loans throughout those same areas. In addition to traditional banking services, Peoples Savings Bank provides full trust services through its trust department. All references to Peoples Ohio include Peoples Savings Bank unless otherwise indicated.

Forward Looking Statements

In addition to historical information, this Annual Report may include certain forward-looking statements based on current management expectations. Peoples Ohio’s actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the composition or quality of Peoples Savings Bank’s loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting Peoples Ohio’s operations, markets, products, services and prices. A further description of the risks and uncertainties to the business are included in detail in “Description of Peoples Ohio—Business’’. Peoples Ohio does not undertake—and specifically disclaims any obligation—to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Application of Critical Accounting Policies

Peoples Ohio’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and reporting practices followed within the thrift industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

Allowance for Loan Losses—The allowance for loan losses provides coverage for probable losses inherent in Peoples Ohio’s loan portfolio. Management evaluates the adequacy of the allowance for credit losses based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors.

This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management’s estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

Peoples Ohio determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan’s observable market price, the collateral for certain collateral-dependent loans, or the discounted expected cash flows using the loan’s effective interest rate.

Regardless of the extent of Peoples Ohio’s analysis of customer performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a customer’s financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or customer-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. Peoples Ohio estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon Peoples Ohio’s evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Other accounting policies followed by Peoples Ohio are presented in Note 1 to the consolidated financial statements. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.

Comparison of Results of Operations for the Three Months Ended September 30, 2005 and 2004

Peoples Ohio reported earnings of $547,000 for the three months ended September 30, 2005, an increase of $125,000, or 29.6%, from the $422,000 reported for the same period in 2004. Basic and diluted earnings per share increased $0.01 or 16.7% from $0.06 for the three months ended September 30, 2004 to $0.07 for the three months ended September 30, 2005. Peoples Ohio’s return on average assets was 1.09% for the three months ended September 30, 2005 compared to 0.87% for the same period in 2004. Return on average equity was 8.78% for the three months ended September 30, 2005, compared to 6.96% for the same period in 2004.

Net interest income was $1,896,000 for the three months ended September 30, 2005, $178,000, or 10.4%, greater than the $1,718,000 reported for three months ended September 30, 2004. Total interest income was $2,978,000 for the quarter ended September 30, 2005, an increase of $270,000, or 10.0% from the $2,708,000 reported during the quarter ended September 30, 2004. The increase in interest income was partially offset by a $93,000 increase in interest expense from $989,000 for the three months ended September 30 2004, to $1,082,000 for the three months ended September 30, 2005.

The increase was attributed to an increase in the balance of loans outstanding coupled with slightly higher interest rates earned on those loans. Average loans outstanding increased by $22.9 million or 15.2% from 151.0 million during the quarter ended September 30, 2004, to $173.9 during the quarter ended September 30, 2005.

Interest expense was $1,082,000 for the three months ended September 30, 2005, $93,000 or 9.4%, greater than the $989,000 recorded for the three months ended September 30 2004, as interest expense paid on certificates of deposit increased significantly in comparison to the same period in the previous year. Interest expense on certificates of deposit was $325,000, $156,000 or 92.3% higher than the $169,000 recorded in three months ended September 30, 2004. The average balance of certificates of deposit increased by $5,069,000, from $29,872,000 for the three months ended September 30, 2004, to $34,941,000 for three months ended September 30, 2005. In addition, the average rate paid on those certificates of deposit increased by 145 basis points, from 2.24% during the three months ended September 30, 2004, to 3.69 % during the three months ended September 30, 2005. Interest expense on FHLB advances was $593,000, $110,000 or 15.6 % lower than the $703,000 recorded in the three months ended September 30, 2004. The average balance of FHLB advances declined by $6,868,000, from $55,500,000 for the three months ended September 30, 2004 to $48,632,000 for the three months ended September 30, 2005. In addition, the average interest rate paid on those FHLB advances decreased 19 basis points, from 5.03% during the three months ended September 30, 2004, to 4.84% during the same period in 2005.

The provision for loan losses for the three months ended September 30, 2005 remained unchanged at $30,000, as compared to the same period in 2004. The provision for both periods reflects management’s analysis of Peoples Savings Bank’s loan portfolio based on information that is currently available to it at such time. In particular, management considers the level of non-performing loans and potential problem loans. Net charge-offs for three months ended September 2005 were $4,000, as compared to $31,000 during the same period in 2004. While management believes that the allowance for loan losses is sufficient based on information currently available to it, no assurances can be made that future events, conditions, or regulatory directives will not result in increased provisions for loan losses which may adversely effect income.

Noninterest income was $659,000 for the three months ended September 30, 2005, $116,000 or 21.4% higher than the $543,000 reported for the three months ended September 30, 2004. The increase was almost entirely attributable to a $121,000 gain on the sale of Peoples Ohio’s credit card loan portfolio. Management believes that, in addition to protecting Peoples Ohio from future losses associated with unsecured credit card lending, Peoples Ohio will be more able to focus on other forms of consumer lending.

Noninterest expense was $1,720,000 for the three months ended September 30, 2005, $110,000 or 6.8% higher than the $1,610,000 reported for the three months ended September 30, 2004. The increase was attributable to increases in salaries and employee benefits, director fees, professional services and other noninterest expenses partially offset by declines in data processing fees and franchise taxes. Salaries and employee benefits increased $110,000 or 15.3% as a result of an increase in full time equivalents employees from 58 for the quarter ended September 30, 2004 to 60 for the quarter ended September 30, 2005, due to the addition of a new commercial lending officer and a banking center manager late in the fourth quarter of fiscal 2005. The balance of the increase in salaries and benefits was due to regular annual compensation increases. The $9,000 increase in director fees was attributable to an increase in the number of meetings during the quarter as the directors met to consider the previously discussed sale of Peoples Ohio. Likewise, the $14,000 increase in professional fees during the quarter ended September 30, 2005 as compared to the same quarter in the previous year was primarily attributable to assistance provided in analyzing the potential sale of Peoples Ohio. Other noninterest expense increased $29,000 during the quarter ended September 30, 2005 as compared to the same quarter in the previous year. This increase was the result of approximately $90,000 in expenses related to the previously mentioned sale of Peoples Ohio’s credit card portfolio which was offset by declines in nearly every category of other noninterest expense at management continued to focus on controlling costs. These increases were partially offset by declines in data processing fees and franchise tax expense. Data processing fees decline $35,000 due to fees charged by one of the trust department’s third-party service providers in the quarter ended September 30, 2004, that were not incurred during the quarter ended September 30, 2005. In addition, franchise taxes declined $14,000 as a result of tax planning strategies implemented in the previous year to lower Peoples Ohio’s franchise tax expense.

Total income tax expense was $258,000 (an effective tax rate of 32.1%) for the three months ended September 30, 2005, compared to $199,000 (an effective tax rate of 32.0%) during the three months ended September 30, 2004.

Comparison of Financial Condition at September 30, 2005 and June 30, 2005

Total consolidated assets of Peoples Ohio at September 30, 2005 were $200,609,000, compared to $199,881,000 at June 30, 2005, an increase of $728,000 or 0.4%.

Cash and cash equivalents declined $3,080,000 or 34.3%, from $8,992,000 at June 30, 2005 to $5,912,000 at September 30, 2005. Management uses its short—term “cash accounts” to hold funds generated from these regular banking activities as it evaluates investment (loan) alternatives.

Net loans increased $3.9 million or 2.3%, from $171,187,000 at June 30, 2005, to $175,125,000 at September 30, 2005. The following table illustrates changes in Peoples Savings Bank’s loan portfolio by category for each period presented.

	Balance September 30, 2005 (000’s)	Balance June 30, 2005 (000’s)	Change ($000’s)	Change (%)
Residential single-family mortgages	$116,846	$111,985	$4,861	4.3%
Other residential and commercial mortgages	29,517	29,952	(435)	(1.5)
Total mortgage loans	146,363	141,937	4,426	3.1
Construction	17,492	18,281	(789)	(4.3)
Commercial business	7,361	6,805	556	8.2
Consumer	1,535	1,681	(146)	(8.7)
Home improvement	9,062	8,598	464	5.4
Deposit and other	178	187	(9)	4.8
Gross loans	181,991	177,489	4,502	2.5
Deferred loan fees	(63)	(84)	(21)	25.0
Undisbursed portion of loans	(6,052)	(5,493)	(559)	(10.2)
Allowance for loan losses	(751)	(725)	(26)	(3.6)
Total loans, net	$175,125	$171,187	$3,938	2.3%

The Allowance for loan losses increased slightly to $751,000 at September 30, 2005 from $725,000 June 30, 2005. This was the result of a provision for loan losses of $30,000 during the quarter ended September 30, 2005 and net charge-offs of $4,000. The ratio of Peoples Ohio’s allowance for loan losses to gross loans at September 30, 2005 remained unchanged at 0.41% as compared to June 30, 2005. The allowance for loan losses is maintained to absorb loan losses based on management’s continuing review and evaluation of the loan portfolio and its judgment regarding the impact of economic conditions on the portfolio.

The following table compares non-performing loans, which are loans past due 90 days or more and non-accruing loans, at September 30, 2005 and June 30, 2005.

	September 30, 2005	June 30, 2005
Past due 90+ and still accruing	$179,000	$415,000
Non-accrual	641,000	333,000
Total non-performing loans	$820,000	$748,000

Peoples Savings Bank’s overall asset quality declined during the quarter with loans greater than 90 days past due and non-accruing increasing $72,000, from $748,000 at June 30, 2005 to $820,000 at September 30, 2005.

Non-performing loans, increased slightly from $748,000 at June 30, 2005, to $820,000 at September 30, 2005. Loans past-due 90 days or more and still accruing decreased from $415,000 at June 30, 2005 to $179,000 at September 30, 2005. This decline was primarily attributable to a decline in the status of five credit relationships. Four are single-family properties in which Peoples Savings Bank holds a first mortgage position totaling $468,000 ($276,000, $91,000, $30,000, and $71,000). The fifth is a commercial business relationship totaling $62,000. The commercial delinquency is a renewal in which Peoples Savings Bank is waiting to receive updated financial statements. Note: At June 30, 2005, one loan ($276,000) was designated as “non-accrual” although it was less than 30-days past due.

These declines were partially offset by a $52,000 principal payment received on a non-accruing commercial real estate loan during the quarter.

Non-accrual loans increased $308,000 during the quarter from $333,000 at June 30, 2005, to $641,000 at September 30, 2005. The increase was attributable to the designation of three relationships as non-accrual. The first relationship ($52,000 and $20,000), is secured by first and second mortgages on the borrower’s personal residence, which is valued at $86,000. The second loan ($55,000), is secured by a first mortgage on the borrower’s personal residence, which is valued at $77,000. The third relationship ($71,000 and $31,000), is secured by first mortgages on two tracts of commercial real estate, which are valued at $159,000 and $90,000, respectively. Management continues to work closely with these borrowers to bring these loans current.

The ratio of Peoples Ohio’s allowance for loan losses to non-performing loans was 91.6% and 96.9% at September 30, 2005 and June 30, 2005, respectively. Management believes that the problems with these loans are isolated and not indicative of the loan portfolio in total.

Deposits decreased $2,851,000, or 2.3%, from $126,520,000 at June 30, 2005 to $123,669,000 at September 30, 2005. The following table illustrates changes in the various types of deposits for each period presented.

	Balance September 30, 2005 (000’s)	Balance June 30, 2005 (000’s)	Change ($000’s)	Change (%)
Noninterest bearing accounts	$15,029	$14,620	$409	2.8%
NOW accounts	30,620	33,510	(2,890)	(8.6)
Super NOW accounts	1,033	1,271	(238)	(18.7)
Passbook accounts	22,942	24,049	(1,107)	(4.6)
Money market accounts	12,241	12,400	(159)	(12.8)
Certificates of deposit	41,804	40,670	1,134	2.8
Total deposits	$123,669	$126,520	$(2,851)	(2.3)%

The decrease in NOW accounts was primarily attributable to lower account balances being maintained in public fund deposits, which represent the collateralized balances of local municipalities, school boards and other government agencies. This decrease in public fund deposits was primarily the result of the timing of real estate tax receipts by the local municipalities, many of which were collected during June, 2005 and transferred out of such public fund deposit accounts subsequent to June, 30, 2005.

Total stockholders’ equity remained relatively unchanged from $24,925,000 at June 30, 2005, to $24,902,000 at September 30, 2005. The slight decrease was the result of $513,000 in dividends paid to Peoples Ohio’s stockholders, a $23,000 increase in the unrealized loss on securities available for sale and $134,000 related to the net change in equity related to Peoples Ohio’s ESOP during the quarter ended September 30, 2005, offset by $547,000 in net earnings and $101,000, in net options exercised related to the repurchase of stock, during the quarter ended September 30, 2005.

Comparison of Results of Operations for Years Ended June 30, 2005 and 2004

Peoples Ohio reported earnings of $1,790,000 for the year ended June 30, 2005, an increase of $159,000, or 9.7% from the $1,631,000 reported for the same period in 2004. Basic earnings per share increased $0.03, or 13.6% from $0.22 for the year ended June 30, 2004 to $0.25 for the year ended June 30, 2005. Diluted earnings per share increased $0.02, or 9.10% from $0.22 for the year ended June 30, 2004 to $0.24 for the year ended June 30, 2005. Peoples Ohio’s return on average assets was 0.92% for 2005 compared to 0.82% for 2004 and the return on average equity was 7.30% for 2005, compared to 6.57% for 2004.

The increase in 2005 earnings was a result of a $183,000 increase in net interest income coupled with a $147,000 decline in the provision for loan losses in comparison to those reported for the year ended June 30, 2004. These positive influences on net income were partially offset by a $102,000 decline in noninterest income for the year ended June 30, 2005, in comparison to the year ended June 30, 2005.

Net interest income was $7,134,000 for the year ended June 30, 2005, $183,000, or 2.6% greater than the $6,951,000 reported for the year ended June 30, 2004. Total interest income remained steady at $11,060,000 for the year ended June 30, 2005, compared to the $11,095,000 reported during the year ended June 30, 2004, as the increase in average loans outstanding was offset by lower average interest rates earned on those loans. While interest income remained steady, interest expense declined by a $218,000, or 5.3% during the same period, primarily due to a reduction in borrowings from the Federal Home Loan Bank.

Interest income was virtually unchanged at $11,060,000 for the year ended June 30, 2005, compared to $11,095,000 for the year ended June 30, 2004. As illustrated in the accompanying average balance sheet, this resulted from an increase in average loans outstanding which was almost entirely offset by a decline in the average rate earned on those loans. Average loans outstanding increased $6,261,000, or 4.1% from $154,499,000 for the year ended June 30, 2004 to $160,760,000 for the year ended June 30, 2005, which was the result of management’s emphasis on growing its loan portfolio, particularly in those categories of loans that tend to be shorter-term or otherwise reprice periodically. The average yield earned on loans declined 19 basis points from 6.65% for the year ended June 30, 2004 to 6.46% for the year ended June 30, 2005, and was attributable to the significant number of 1-4 family mortgage loans originated during 2005 at interest rates ranging from 5.75 to 6.00 percent and, to a lesser extent, growth in shorter-term and variable rate loans which tend to carry lower interest rates. As a result, interest income earned on loans was $10,388,000 for the year ended June 30, 2005, $117,000, or 1.1% greater than the $10,271,000 earned for the year ended June 30, 2004. In addition other interest and dividend income increased $48,000 from $283,000 for the year ended June 30, 2004 to $331,000 for the year ended June 30, 2005.

These increases in interest income were partially offset by a decline in interest income on investment securities as management used proceeds from calls and maturities of investment securities to fund growth in the loan portfolio. Accordingly, interest income on investment securities decreased $200,000, from $541,000 for the year ended June 30, 2004 to $341,000 for the year ended June 30, 2005.

Interest expense was $3,926,000 for the year ended June 30, 2005, a decrease of $218,000, or 5.3% from $4,144,000 for the year ended June 30 2004, as Peoples Ohio was able to repay or replace maturing Federal Home Loan Bank advances with lower costing advances and customer deposits. Interest expense on FHLB advances was $2,589,000, $313,000 or 10.8% lower than the $2,902,000 recorded in the year ended June 30, 2004. As illustrated in the accompanying average balance sheet, the average balance of FHLB advances declined by $6,543,000, from $56,636,000 for the year ended June 30, 2004 to $50,093,000 for the year ended June 30, 2005. The average rate paid on FHLB advances increased slightly to 5.17%. The decline in interest expense on FHLB advances was partially offset by a $95,000 increase in interest expense on interest-bearing deposits. While the average balance of Peoples Ohio’s interest-bearing deposits declined $1,114,000, from $119,454,000 for the year ended June 30, 2004, to $118,340,000 for the year ended June 30, 2005, the average interest rate paid on those deposits increased by 9 basis points from 1.04% during 2004 to 1.13% during 2005.

Average Balance Sheet.   The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are daily average balances.

	Year Ended June 30,
	2005			2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollar Amounts in Thousands)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$9,758	$82	0.84%	$15,406	$78	0.51%	$10,985	$128	1.17%
Investment securities	9,152	341	3.73	18,471	541	2.93	9,392	207	2.20
Loans, including nonaccrual loans	160,760	10,388	6.46	154,499	10,271	6.65	183,363	13,397	7.31
Federal Home Loan Bank, stock	5,576	249	4.47	5,317	205	3.86	5,139	221	4.30
Total interest-earning assets	185,246	11,060	5.97	193,693	11,095	5.73	208,879	13,953	6.68
Noninterest earning assets	9,364			5,805			11,052
Total assets	$194,610			$199,498			$219,931
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW and money market accounts	$61,505	$401	0.65	$60,182	$336	0.56	$48,421	$595	1.23%
Savings accounts	21,903	101	0.46	25,262	62	0.25	28,275	268	0.95
Certificates of deposit	34,932	835	2.39	34,010	844	2.48	37,511	1,364	3.64
Total interest-bearing deposits	118,340	1,337	1.13	119,454	1,242	1.04	114,207	2,227	1.95
Federal Home Loan Bank, advances	50,093	2,589	5.17	56,636	2,902	5.12	71,889	3,673	5.11
Total interest-bearingliabilities	168,433	3,926	2.33	176,090	4,144	2.35	186,096	5,900	3.17
Other liabilities	1,651			8,559			8,559
Stockholder’s equity, including equity from ESOP shares	24,526			24,841			25,276
Total liabilities and stockholders’ equity	$194,610			$199,498			$219,931
Net interest-earning assets	$16,813			$20,660			$22,783
Net interest rate spread(1)		$7,134	3.64%		$6,951	3.37%		$8,053	3.51%
Net interest margin(2)			3.85%			3.59%			3.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	109.98%			111.94%			112.24%

(1)             Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of interest-bearing liabilities.

(2)             Net interest margin represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis.   The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume, which are changes in volume multiplied by the prior year rate, and (2) changes in rate, which are changes in rate multiplied by the prior year volume. Changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

	Year Ended June 30
	2005 vs. 2004			2004 vs. 2003
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Increase (Decrease)	Volume	Rate	Increase (Decrease)
	(Dollar Amounts in Thousands)
Interest-earning assets:
Demand deposits	$(35)	$39	$4	$39	$(89)	$(50)
Investment securities	(321)	121	(200)	249	85	334
Loans	409	(292)	117	(1,988)	(1,138)	(3,126)
FHLB, stock	10	34	44	7	(23)	(16)
Total interest-earning assets	63	(98)	(35)	(1,692)	(1,166)	(2,858)
Interest-bearing liabilities:
NOW and money market accounts	8	57	65	120	(379)	(259)
Savings	(9)	48	39	(26)	(180)	(206)
Certificates of deposit	23	(32)	(9)	(118)	(402)	(520)
FHLB advances	(339)	26	(313)	(782)	11	(771)
Total interest-bearing liabilities	(317)	99	(218)	(805)	(951)	(1,756)
Increase (decrease) in net interest income	$380	$(197)	$183	$(887)	$(215)	$(1,102)

The provision for loan losses was $183,000 for the year ended June 30, 2005 compared to $330,000 for the same period in 2004. The provision for both periods reflects management’s analysis of Peoples Ohio’s loan portfolio based on information that is currently available to it at such time. In particular, management considers the level of non-performing loans and potential problem loans. Total charge-offs for 2005 were $525,000, compared to $165,000 during 2004. While the charge-offs recorded during 2004 related to several loans, the charge-offs during 2005 were primarily attributable to one residential loan and one commercial real estate loan that had been provided for during 2004. While Peoples Ohio’s management believes that the allowance for loan losses is sufficient based upon information currently available to it, no assurances can be made that future events, conditions, or regulatory directives will not result in increased provisions for loan losses which may adversely affect income.

Noninterest income totaled $2,072,000 for the year ended June 30, 2005, $102,000, or 4.7%, less than the $2,174,000 recorded for the year ended June 30, 2004. This decline was primarily attributable to a decline in revenue generated by Peoples Savings Bank’s trust department of $88,000, from $559,000 for the year ended June 30, 2004 to $471,000 for the year ended June 30, 2005. While the average trust assets under management increased slightly ($134.0 million during 2005 compared to $130.1 during 2004), a larger portion of those assets were held in custody and agency accounts which generate lower fees than traditional trust accounts. In addition, Peoples Savings Bank recognized a $68,000 gain on the sale of available-for-sale securities during the year ended June 30, 2004. There were no sales of securities during the year ended June 30, 2005.

Noninterest expense was $6,405,000 for the year ended June 30, 2005, $15,000 less than the $6,420,000 reported for the year ended June 30, 2004, as slight increases in salary and employee benefits and data processing fees were more than offset by declines in all other categories of noninterest expense.

Salaries and employee benefits totaled $2,972,000 for 2005 and $2,915,000 for 2004, an increase of $57,000 or 2.0% and were the result of normal salary increases.

Net occupancy expense totaled $435,000 for 2005 and $450,000 for 2004, a decrease of $15,000 or 3.3%. This decline was primarily attributable to expenses incurred during fiscal year 2004 related to the remodeling Peoples Savings Bank’s main office and Piqua locations which were completed early in fiscal 2004.

Data processing fees totaled $678,000 for 2005 and $637,000 for 2004, an increase of $41,000 or 6.4%. This increase was primarily attributable to periodic maintenance of Peoples Savings Bank’s processing hardware.

Professional fees expenses were $338,000 for the year ended June 30, 2005, $67,000 or 16.5% less than the $405,000 reported for the year ended June 30, 2004. This decline was attributable to $65,000 in fees associated with trust specific consulting services which were incurred during fiscal 2004, that were not incurred during fiscal 2005.

Advertising totaled $149,000 for 2005 and $156,000 for 2004, a decline of $7,000 or 4.5%. This decrease was attributable to a timing difference. Peoples Savings Bank takes great pride in being the primary sponsor of the Miami County Homebuilder’s Association “Homarama.” Prior to 2004, this event was held during September, however, during calendar year 2004, the event was held during May. Accordingly, Peoples Savings Bank incurred approximately $50,000 of expense related to sponsoring this event twice during fiscal 2004, compared to approximately $25,000 of advertising expense related to sponsoring the event during fiscal 2005. The decline was partially offset by an increase in newspaper advertising which increased $10,000, from $31,000 during fiscal 2004 to $41,000 for fiscal 2005. The increase in newspaper advertising was primarily attributable to recruiting advertisements placed in several local newspapers during the year.

Other expenses were $1,400,000 for the year ended June 30, 2005, $22,000 or 1.5% less than the $1,422,000 reported for the year ended June 30, 2004. This decline was attributable to $103,000 in fees related to developing new products and services during fiscal 2004, that were not incurred during fiscal 2005. This decline was partially offset by an increase in the charges associated with providing credit card services to local merchants and fees paid to an executive recruiter during fiscal 2005. Charges associated with providing overdraft privilege services to deposit customers increased $23,000, from $49,000 during fiscal 2004 to $72,000 during fiscal 2005. Fees paid to an executive recruiter were $ 22,000 during fiscal 2005. No such fees were incurred during fiscal 2004. The balance of increases were due to overall increases in other expense items.

Total income tax expense was $828,000 (an effective tax rate of 31.6%) for the year ended June 30, 2005, compared to $744,000 (an effective tax rate of 31.3%) during the year ended June 30, 2004.

Comparison of Financial Condition at June 30, 2005 and 2004

Total consolidated assets of Peoples Ohio at June 30, 2005 were $199,881,000, compared to $193,196,000 at June 30, 2004, an increase of $6,685,000 or 3.5%.

Net loans increased $20,452,000 or 13.6%, from $150,735,000 at June 30, 2004, to $171,187,000 at June 30, 2005. The following table illustrates changes in Peoples Savings Bank’s loan portfolio by category at June 30 of each year presented.

	Balance June 30, 2005	Balance June 30, 2004	Change ($’s)	Change (%)
Residential single family mortgages	$111,985	$100,629	$11,356	11.3%
Other residential and commercial mortgages	29,952	27,582	2,370	8.6
	141,937	128,211	13,726	10.7
Construction	18,281	12,315	5,966	48.4
Commercial business	6,805	6,714	91	1.4
Consumer	1,681	2,282	(601)	(26.3)
Home improvement	8,598	6,016	2,582	42.9
Deposit and other	187	264	(77)	(29.2)
	177,489	155,802	21,687	13.9
Deferred fees	(84)	(177)	93	(52.5)
Undisbursed portion of loans	(5,493)	(3,842)	(1,651)	43.0
Allowance for loan losses	(725)	(1,048)	323	(30.8)
Total loans, net	$171,187	$150,735	$20,452	13.6

As previously noted, management emphasized growth of the loan portfolio during fiscal 2005, particularly in those categories that tend to be shorter-term or otherwise reprice periodically. The result, as outlined above, was that loans grew in nearly every category from June 30, 2004 to June 30, 2005.

The allowance for loan losses decreased from $1,048,000 at June 30, 2004 to $725,000 at June 30, 2005 as a result of a provision for loan losses of $183,000, which was offset by net charge offs of $506,000. Charge-offs during 2005 were primarily attributable to one residential loan and one commercial real estate loan. The allowance for loan losses is maintained to absorb loan losses based on management’s continuing review and evaluation of the loan portfolio and its judgment regarding the impact of economic conditions on the portfolio.

The following table compares non-performing loans, which are loans past due 90 days or more and non-accruing loans, at June 30, 2005 and 2004, respectively

	June 30, 2005	June 30, 2004
Non-accrual	$415,000	$683,000
Past due 90+ and still accruing	333,000	565,000
Total non-performing loans	$748,000	$1,248,000

Non-performing loans decreased $500,000, from $1,248,000 at June 30, 2004, to $748,000 at June 30, 2005. This decrease is primarily attributable to a $549,000 decline in non-performing loans in the commercial loan portfolio. The decrease in non-performing commercial loans is attributable to three relationships, two of which were charged-off and one of which was repossessed and disposed of during 2005. There was one non-performing commercial business loan ($4,000) at June 30, 2005. Management continues to work closely with all delinquent borrowers to bring their loans current.

The ratio of Peoples Ohio’s allowance for loan losses to non-performing loans was 96.9% and 84.0% at June 30, 2005 and 2004, respectively.

Federal Home Loan Bank stock increased $249,000 or 4.54%, from $5.49 million at June 30, 2004, to $5.74 million at June 30, 2005. This increase was entirely the result of stock dividends received during 2005.

Interest receivable was $733,000 at June 30, 2005 compared to $731,000 at June 30, 2004. The majority of Peoples Ohio’s interest earning assets are scheduled to pay interest monthly, on the first. Accordingly, while growth in interest earning assets can impact the balance of interest receivable, the balance of interest receivable is primarily dependent upon when interest payments are actually received, and to a lesser extent, the rate being earned on those assets. Note, the average rate earned on interest earning assets increased 24 basis points from 5.73% for the year ended June 30, 2004 to 5.97% for the year ended June 30, 2005.

Cash surrender value of life insurance increased from $4,196,000 at June 30, 2004, to $4,362,000 at June 30, 2005. This increase was solely attributable to net earnings credited to the policies during 2005. In June 2003, Peoples Ohio purchased life insurance on several key executives in order to protect Peoples Savings Bank against increases in employee benefit costs and to mitigate the costs associated with replacing key members of management in the event of their untimely death. It should be noted that no benefits were provided by Peoples Ohio or Peoples Savings Bank to these executives as a result of this transaction.

Deposits increased $12,297,000 or 10.8%, from $114,223,000 at June 30, 2004 to $126,520,000 at June 30, 2005. The following table illustrates changes in the various types of deposits at June 30 of each year presented.

	June 30, 2005	June 30, 2004	Change ($’s)	Change (%)
Noninterest bearing accounts	$14,620	$12,672	$1,948	15.4%
NOW accounts	19,752	19,964	(212)	(1.1)
Super NOW accounts	1,271	1,463	(192)	(13.1)
Passbook accounts	24,049	23,850	199	0.8
Moneymarket accounts	26,158	26,346	(188)	(0.7)
Certificates of deposit	40,670	29,928	10,742	35.9
Total deposits	$126,520	$114,223	$12,297	10.8

With the exception of noninterest bearing accounts and certificates of deposit (CD’s), Peoples Ohio’s deposit accounts were stable. The increase in noninterest bearing accounts was attributable to a $1,074,000 increase in “Totally Free Checking” accounts. The number of accounts increased by 186, from 1,102 at June 30, 2004 to 1,288 at June 30, 2005, and the average balance per account increased from $1,934 to $2,488. Management introduced several “CD specials” during fiscal 2005, which resulted in growth in both regular and jumbo CD’s during the year.

FHLB advances declined by $7,172,000 or 13.5%, from $53,295,000 at June 30, 2004, to $46,123,000 at June 30, 2005. During fiscal 2005, Peoples Savings Bank used growth in customer deposits to fund maturing advances.

Other liabilities increased by $899,000, from $757,000 at June 30, 2004, to $1,656,000 at June 30, 2005. This increase was primarily attributable to increases in four other liability accounts. Accrued income taxes payable increased $412,000 from June 30, 2004 to June 30, 2005 as Peoples Ohio earned substantially more income during the fourth quarter of fiscal 2005 in comparison to the fourth quarter of fiscal 2004. The balance in construction loan borrower’s escrow accounts increased $344,000 which is the direct result of the increase in Peoples Ohio’s construction loan portfolio, a $54,000 increase in the treasury tax and loan account and a $63,000 increase in miscellaneous accounts payable from June 30, 2004 to June 30, 2005.

Total stockholders’ equity was virtually unchanged at $24.93 million at June 30, 2005. The following table illustrates the changes in stockholders’ equity from June 30, 2004 to June 30, 2005. (Dollar Amounts in Thousands)

Total stockholders’ equity, June 30, 2004	$24,391
Net income	1,790
Change in the unrealized gain on securities AFS	(8)
Cash dividends ($0.13 per share)	(944)
Exercise of stock options	205
Tax benefit related to exercise of options	27
Purchase of treasury shares	(502)
Net change in equity from ESOP shares	(34)
Total stockholders’ equity, June 30, 2005	$24,925

As the table indicates, Peoples Ohio earned $1,790,000 in net income for the year ended June 30, 2005 and raised an additional $205,000 through the exercise of stock options. These increases were partially offset by $944,000 in dividends paid to Peoples Ohio’s stockholders and $502,000 in purchases of treasury stock.

Comparison of Results of Operations for Years Ended June 30, 2004 and 2003

Peoples Ohio reported earnings of $1,631,000 for the year ended June 30, 2004, a decline of $914,000, or 35.9% from the $2,545,000 reported for the same period in 2003. Basic earnings per share decreased $0.12, or 35.3% from $0.34 for the year ended June 30, 2003 to $0.22 for the year ended June 30, 2004. Diluted earnings per share decreased $0.11, or 33.3% from $0.33 for the year ended June 30, 2003 to $0.22 for the year ended June 30, 2004. Peoples Ohio’s return on average assets was 0.82% for 2004 compared to 1.16% for 2003 and the return on average equity was 6.57% for 2004, compared to 10.07% for 2003.

The decline in earnings during 2004 was a result of a decline in net interest income of $1,103,000, or 13.7% from $8,054,000 reported for the year ended June 30, 2003 to $6,951,000 for the year ended June 30, 2004. This decrease was partially offset by an increase in noninterest income of $481,000 or 28.4%, from $1,693,000 reported for the year ended June 30, 2003 to $2,174,000 for the year ended June 30, 2004.

Net interest income was $6,951,000 for the year ended June 30, 2004, $1,103,000, or 13.7% lower than the $8,054,000 reported for the year ended June 30, 2003. This decline was the result of lower average net interest bearing assets outstanding during 2004 ($20,661,000) in comparison to average net interest bearing assets outstanding during 2003 ($22,783,000), coupled with the continued low interest rate environment and the pressure it has placed on net interest margins throughout the banking industry. Total interest income was $11,095,000 for the year ended June 30, 2004, a decline of $2,858,000, or 20.5% from the $13,953,000 reported during the year ended June 30, 2003, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $1,756,000, or 29.8% decline in interest expense during the same period, primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Interest income was $11,095,000 for the year ended June 30, 2004, a decrease of $2,858,000, or 20.5% from $13,953,000 for the year ended June 30 2003. As illustrated in the accompanying average balance sheet, this decline was almost entirely attributable to a decline in interest income earned on loans. Interest income earned on loans was $10,271,000 for the year ended June 30, 2004, $3,126,000, or 23.3% less than the $13,397,000 earned for the year ended June 30, 2003. With long-term interest rates at or near record low levels throughout the year, management chose to curtail Peoples Savings Bank’s mortgage originations rather than expose Peoples Savings Bank to what it believed to be unacceptable levels of interest rate risk.

As a result, average loans outstanding during the year decreased $28,864,000, or 15.7% from $183,363,000 for the year ended June 30, 2003 to $154,499,000 for the year ended June 30, 2004. The average yield earned on those loans declined 66 basis points from 7.31% for the year ended June 30, 2003 to 6.65% for the year ended June 30, 2004. This decline in yield was attributable to the local market’s reaction to the Federal Reserve Bank’s (the Fed) reductions in short-term interest rates throughout fiscal 2003 and fiscal 2004 and their effect on interest rates in general. Note, the interest rates Peoples Ohio charges its borrowers and pays its depositors are significantly influenced by these rates. In addition other interest and dividend income decreased $67,000 from $350,000 for the year ended June 30, 2003 to $283,000 for the year ended June 30, 2004.

These declines in interest income were partially offset by an increase in interest income on investment securities as management invested a portion of the proceeds from loan repayments in short-term investments and interest bearing accounts at other financial institutions. Accordingly, interest income on investment securities increased $334,000, from $207,000 for the year ended June 30, 2003 to $541,000 for the year ended June 30, 2004.

Interest expense was $4,144,000 for the year ended June 30, 2004, a decrease of $1,756,000, or 29.8% from $5,900,000 for the year ended June 30 2003, as interest expense paid on all interest bearing liabilities declined fairly significantly in comparison to the previous year. As in the prior year, depositors chose to invest proceeds from maturing certificates into short-term accounts. Accordingly, the average balance of Peoples Ohio’s interest-bearing NOW and money market accounts increased $11,761,000, from $48,421,000 for the year ended June 30, 2003, to $60,182,000 for the year ended June 30, 2004. However, the increase in average balance was more than offset by a 67 basis point decline in the rate paid on interest-bearing NOW and money market accounts from 1.23% during 2003 to 0.56% during 2004. Interest expense on savings accounts was $62,000, $206,000 or 76.9% lower than the $268,000 recorded in the year ended June 30, 2003. As illustrated in the accompanying average balance sheet, the average balance of savings accounts decreased by $3,013,000, from $28,275,000 for the year ending June 30, 2003 to $25,262,000 for the year ending June 30, 2004. In addition, the average rate paid on savings accounts decreased by 70 basis points, from 0.95% during 2003 to 0.25% during 2004. Interest expense on certificates of deposit was $844,000, $520,000, or 38.1% lower than the $1,364,000 recorded in the year ended June 30, 2003. As illustrated in the accompanying average balance sheet, the average balance of certificates of deposit declined by $3,501,000, from $37,511,000 for the year ending June 30, 2003 to $34,010,000 for the year ending June 30, 2004. In addition, the average rate paid on those certificates of deposit decreased by 116 basis points, from 3.64% during 2003 to 2.48% during 2004. Interest expense on FHLB advances was $2,902,000, $771,000 or 21.0% lower than the $3,673,000 recorded in the year ended June 30, 2003. Also illustrated in the accompanying average balance sheet, the average balance of FHLB advances declined by $15,253,000, from $71,889,000 for the year ended June 30, 2003 to $56,636,000 for the year ended June 30, 2004. The average rate paid on those FHLB advances remained stable at 5.12%.

The provision for loan losses was $330,000 for the year ended June 30, 2004 compared to $140,000 for the same period in 2003. The provision for both periods reflects management’s analysis of Peoples Ohio’s loan portfolio based on information that is currently available to it at such time. In particular, management considers the level of non-performing loans and potential problem loans. Total charge-offs for 2004 were $165,000, compared to $189,000 during 2003. The charge-offs recorded in both periods related to several loans. While Peoples Ohio’s management believes that the allowance for loan losses is sufficient based upon information currently available to it, no assurances can be made that future events, conditions, or regulatory directives will not result in increased provisions for loan losses which may adversely effect income.

Noninterest income totaled $2,174,000 for the year ended June 30, 2004, $481,000, or 28.4%, higher than the $1,693,000 recorded for the year ended June 30, 2003. This increase was primarily attributable to fees related to services provided to deposit customers which increased $324,000, from $802,000 for the year ended June 30, 2003 to $1,126,000 for the year ended June 30, 2004 which was largely attributable to an increase in the number and average balances of transaction accounts from 2003 to 2004 as depositors shifted deposits from certificates of deposit to shorter-term demand accounts. In addition, the cash surrender value of life insurance generated $199,000 in noninterest income during the year ended June 30, 2004. Peoples Savings Bank did not own any life insurance prior to fiscal 2004. These increases were partially offset by a decline in revenue generated by Peoples Savings Bank’s trust department of $114,000 from $673,000 for the year ended June 30, 2003 to $559,000 for the year ended June 30, 2004. While the average trust assets remained stable ( $130.1 million during 2004 compared to $129.0 during 2003), a larger portion of those assets were held in custody and agency accounts which typically generate lower fees than traditional trust accounts.

Noninterest expense was $6,420,000 for the year ended June 30, 2004, $697,000 or 12.2% higher than the $5,723,000 reported for the year ended June 30, 2003, as Peoples Ohio experienced increases in salary and employee benefits, net occupancy expense, data processing fees, professional fees and advertising expense during fiscal 2004.

Salaries and employee benefits totaled $2,915,000 for 2004 and $2,762,000 for 2003, an increase of $153,000 or 5.5% and were the result of normal salary increases.

Net occupancy expense totaled $450,000 for 2004 and $408,000 for 2003, an increase of $42,000 or 10.3%. This increase was primarily attributable to remodeling of Peoples Savings Bank’s main office and Piqua locations, which were completed early in fiscal 2004.

Data processing fees totaled $637,000 for 2004 and $533,000 for 2003, an increase of $104,000 or 19.5%. This increase was primarily attributable to periodic maintenance of Peoples Savings Bank’s processing hardware.

Professional fees expenses were $405,000 for the year ended June 30, 2004, $180,000 or 80.0% greater than the $225,000 reported for the year ended June 30, 2003. This increase was attributable to $147,000 in fees associated with trust specific audit and consulting services and $21,000 in other consulting services neither of which were incurred during fiscal 2003. The balance of the increase was due to overall increases in professional fees.

Advertising totaled $156,000 for 2004 and $111,000 for 2003, an increase of $45,000 or 40.5%. This increase was primarily attributable to a timing difference. Peoples Savings Bank takes great pride in being the primary sponsor of the Miami County Homebuilder’s Association “Homarama.” In previous years, this event took place during September, however, during calendar year 2004, the event was held during May. Accordingly, Peoples Savings Bank incurred approximately $30,000 of expense related to sponsoring this event twice during fiscal 2004. The balance of the increase was due to overall increases in advertising costs.

Other expenses were $1,422,000 for the year ended June 30, 2004, $161,000 or 12.8% more than the $1,261,000 reported for the year ended June 30, 2003. This increase was attributable to $103,000 in fees related to developing new products and services not incurred during fiscal 2003, and a $35,000 increase in fees related to collection activities. The balance of the increase was due to overall increases in other expense items.

Total income tax expense was $744,000 (an effective tax rate of 31.3%) for the year ended June 30, 2004, compared to $1,339,000 (an effective tax rate of 34.5%) during the year ended June 30, 2003.

Management of Interest Rate Risk

The principal objective of Peoples Ohio’s interest rate risk management function is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given Peoples Ohio’s business focus, operating environment, capital and liquidity requirements and performance objectives, establish asset concentration guidelines and manage the risk consistent with Board-approved guidelines. Through such management, Peoples Ohio seeks to reduce the vulnerability of its operations to changes in interest rates and to manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. Peoples Savings Bank’s Board of Directors has established an Asset/Liability Committee consisting of management officers, which is responsible for reviewing Peoples Ohio’s asset/liability policies and interest rate risk position. Such committee generally meets on a quarterly basis, and at other times as dictated by market conditions, and reports to the Board of Directors after each such meeting.

Peoples Ohio’s interest rate risk strategy primarily consists of: (i) emphasizing the attraction and retention of core deposits, which tend to be a more stable source of funding, (ii) emphasizing the organization of adjustable rate mortgage loan products and short-term commercial loans, the origination of which is largely dependent on the market demand for such loans, (iii) when market conditions are favorable and in consideration of the regulatory requirements relating to required levels of residential loans which must be maintained by Peoples Savings Bank, selling fixed-rate one-to-four-family mortgage loans, (iv) investing primarily in short-term U.S. Government securities and mortgage-backed securities, and (v) using FHLB advances as a funding source when rates on FHLB advances compare favorably to local competitive deposit rates. As a traditional thrift lender, Peoples Ohio has a significant amount of its earning assets invested in fixed-rate mortgages with contractual maturities greater than one year. At June 30, 2005 an aggregate of $124.64 million, or 62.4% of total assets, were invested in such assets.

The following table sets forth the change in net portfolio values of Peoples Savings Bank’s interest earning assets and interest bearing liabilities at June 30, 2005, assuming changes in interest rates. The assumptions used to prepare this table are the latest available by the OTS in assessing the interest rate sensitivity of thrift institutions.

Change in Interest Rate (Basis Points)	Change in Net Portfolio Value—Dollars (000’s)	Change in Net Portfolio Value—Percent
+300	$(3,222)	(10)%
+200	(1,561)	(5)
+100	(255)	(1)
0	—	—
-100	(2,103)	(7)
-200	(5,732)	(18)

Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Liquidity and Capital Resources of Peoples Ohio and Peoples Savings Bank

Recent legislation repealed the Office of Thrift Supervision’s (the OTS) minimum liquidity ratio requirement for Peoples Savings Bank. Regulations now require Peoples Savings Bank to maintain sufficient liquidity to ensure its safe and sound operation. Peoples Savings Bank’s regulatory liquidity was 12.31% and 17.16% at September 30, 2005 and 2004, respectively. The primary source of funding for Peoples Ohio is dividend payments from Peoples Savings Bank. Dividend payments by Peoples Savings Bank are used by Peoples Ohio to meet operating expenses and pay dividends to its stockholders.

Peoples Savings Bank’s liquidity is a product of its operating, investing and financing activities. The primary investment activity of Peoples Savings Bank is the origination of mortgage loans and to a lesser extent commercial and consumer loans. The primary sources of funds are deposits, FHLB borrowings, and prepayments and maturities of outstanding loans, mortgage-backed securities, and investments. While scheduled payments of loans and mortgage-backed securities and maturing investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by interest rates, economic conditions and competition. Peoples Savings Bank utilizes FHLB borrowings to leverage its capital base and provide funds for lending and to better manage its interest rate risk. The sole investment of Peoples Ohio is its investment in Peoples Savings Bank’s stock.

At September 30, 2005, Peoples Savings Bank had outstanding commitments to fund the undisbursed portion of existing construction loans of $6,020,000, originate mortgage loans of $5,830,000, open-end consumer lines of credit of $6,251,000, unused commercial lines of credit of $3,916,000 and standby letters of credit of $3,136,000. As of September 30, 2005, certificates of deposit scheduled to mature in one year or less totaled $26,728,000. Based on historical experience, management believes that a significant portion of maturing deposits will remain with Peoples Savings Bank.

The following table presents additional information about Peoples Ohio’s unfunded commitments as of September 30, 2005, which by their terms have contractual maturity dates subsequent to September 30, 2005:

	2006	2007	2008	2009	2010	Thereafter	Totals
Unfunded commitments:
Letters of credit	$1,291	$2,009	$—	$—	$—	$—	$3,300
Lines of credit	5,822	1,632	208	548	96	5,132	13,438

The following table presents additional information about Peoples Ohio’s contractual obligations as of September 30, 2005, which by their terms have contractual maturity and/or termination dates subsequent to September 30, 2005:

	2006	2007	2008	2009	2010	Thereafter	Totals
Contractual Obligations:
Certificates of deposit	$24,081	$10,971	$3,406	$841	$1,341	$30	$40,670
FHLB advances	4,996	3,649	5,166	8,888	11,706	11,718	46,123

Management believes that adequate liquidity is available to meet all known contractual obligations and unfounded commitments, including loan commitments and reasonable borrower, depositor, and creditor requirements over the next twelve months.

Peoples Savings Bank’s most liquid assets are cash and cash equivalents. The level of cash and cash equivalents is dependent upon Peoples Savings Bank’s operating, financing lending and investing activities during any given period. At September 30, 2005, Peoples Savings Bank’s cash and cash equivalents totaled $5,912,000. Peoples Ohio’s and Peoples Savings Bank’s future short-term requirements for cash are not expected to significantly change. However, in the event that Peoples Savings Bank should require funds in excess of its ability to generate them internally, additional sources of funds are available, including additional FHLB advances. With no parent company debt and sound capital levels, Peoples Ohio should have many options available for satisfying its longer-term cash needs such as borrowing funds, raising equity capital and issuing trust preferred securities.

Management is not aware of any current recommendations or government proposals which, if implemented would have a material effect on Peoples Ohio’s liquidity, capital resources or operations.

Peoples Savings Bank is required by OTS regulations to meet certain minimum capital requirements. At September 30, 2005, Peoples Savings Bank exceeded all of its regulatory capital requirements with tangible and tier 1 capital both at $22,956,000 or 11.49% of adjusted total assets, and risk-based capital at $23,707,000 or 17.53% of risk-weighted assets. The required minimum ratios 1.5% for tangible capital to adjusted total assets, 4.0% for tier 1 capital to adjusted total assets and 8.0% for risk-based capital to risk-weighted assets. See “Regulatory Matters” in the accompanying notes to the consolidated financial statements for Peoples Savings Bank’s capital calculations as of September 30, 2005 and 2004.

Impact of Inflation and Changing Prices

The consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

The primary assets and liabilities of financial institutions such as Peoples Savings Bank are monetary in nature. As a result, interest rates have a more significant impact on Peoples Savings Bank’s  performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structure of Peoples Savings Bank’s assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as compensation and benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans made by Peoples Savings Bank. Peoples Savings Bank is unable to determine the extent, if any, to which properties securing Peoples Savings Bank’s loans have appreciated in dollar value due to inflation.

Impact of Current Accounting Issues

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which sets accounting requirements for “share-based” compensation to employees, including employee-stock-purchase-plans (ESPPs) and provides guidance on accounting for awards to non-employees. This Statement will require Peoples Ohio to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. This Statement is effective for Peoples Ohio on July 1, 2006. While Peoples Ohio has been unable to determine its impact, the implementation of SFAS No. 123R is not expected to be significant on Peoples Ohio’s consolidated financial position or results of operations.

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS
OF PEOPLES OHIO IN THE MERGER

When considering the recommendations of the Peoples Ohio board of directors, you should be aware that some of the employees and directors of Peoples Ohio and Peoples Savings Bank have interests that are different from, or in conflict with, your interests. The board of directors was aware of these interests when it approved the Merger Agreement. Except as described below, to the knowledge of Peoples Ohio, the executive officers and directors of Peoples Ohio do not have any material interest in the merger apart from their interests as shareholders of Peoples Ohio.

Treatment of Stock Options

The Merger Agreement provides that each option to acquire shares of Peoples Ohio common stock held by Ronald B. Scott, whether or not vested, will be amended to be an option to acquire shares of MainSource common stock, with the exercise price and number of shares subject to the option adjusted based on the exchange ratio used in connection with the merger. However, any incentive stock options will be adjusted in accordance with Section 424 of the Code. Currently, Mr. Scott has options for 265,150 shares of Peoples Ohio common stock that will be so amended. All of such options will become fully vested as a result of a “change-in-control” provision contained in Peoples Ohio’s option plan.

The Merger Agreement provides that each other option to acquire shares of Peoples Ohio common stock outstanding on the effective date of the merger will be converted into the right to receive from MainSource, at the effective time of the merger, an amount in cash equal to the Cash Consideration minus the per share exercise price for each share subject to a Peoples Ohio stock option. The executive officers and outside directors of Peoples Ohio (other than Mr. Scott) hold options to purchase 200,064 shares of Peoples Ohio common stock, so those options will be fully vested at the closing of the merger and cashed out for approximately $            million.

Employment Agreement

The Merger Agreement provides that, upon the consummation of the merger, Ronald B. Scott will be appointed as the Chairman of the Board of Directors, President, and Chief Executive Officer of MainSource Bank—Ohio. Mr. Scott will receive an employment contract for his services through December 31, 2006, with provisions comparable to those in existing employment agreements entered into by other MainSource subsidiary banks with their executives.

Under Mr. Scott’s employment agreement with MainSource Bank—Ohio, he will receive an annualized base salary of $140,000, along with a lump sum incentive payment of $35,000 within 60 days following the effective date of the employment agreement. Mr. Scott also is entitled to participate in the employee benefit and welfare plans, retirement plans, and insurance programs offered by MainSource Bank—Ohio, but he is not eligible to participate in the MainSource Bank—Ohio Executive Performance Bonus Plan for calendar year 2006. Mr. Scott is entitled to paid time-off in accordance with the bank’s policies, and MainSource Bank—Ohio will furnish Mr. Scott with a non-luxury automobile made by an American manufacturer suitable to the nature of his position and adequate for the performance of his employment. MainSource Bank—Ohio also will pay for Mr. Scott’s membership in a local country club. Additionally, as long as MainSource Bank—Ohio exists as a separate entity and is not merged or consolidated into another entity, and so long as Mr. Scott remains employed by MainSource Bank—Ohio under his employment agreement, MainSource will cause Mr. Scott to be elected to the MainSource Bank—Ohio board of directors.

Severance Payments

Under the Merger Agreement and in connection with the consummation of the merger, Ronald B. Scott and Richard J. Dutton each will terminate their existing employment agreements with Peoples Savings Bank in exchange for lump sum cash payments equal to approximately $630,000 and $453,000, respectively, subject to reduction to the extent such payments are not deductible under Section 280G of the Code. Peoples Savings Bank has obtained from Mr. Scott and Mr. Dutton binding written commitments to accept these lump sum cash payments payable as a result of the merger in lieu of any amounts that otherwise would be payable, and any benefits to which they would be entitled, under their respective employment agreements.

In addition, certain other officers and key employees are parties to severance agreements with Peoples Savings Bank. Under the Merger Agreement and in connection with the consummation of the merger, Peoples Savings Bank will make payments totaling approximately $250,000 to these persons in satisfaction of its obligations under the severance agreements.

Indemnification and Insurance

MainSource has agreed to indemnify and hold harmless each director and officer of Peoples Ohio for six years after the effective time of the merger in connection with any threatened or actual claim, action, or investigation arising out of the fact that any such person is or was a director or officer of Peoples Ohio or Peoples Savings Bank at or prior to the effective time regardless of whether such claim is asserted or claimed after the effective time, including all indemnified liabilities based on, or arising out of, or pertaining to the Merger Agreement, the merger, or the transactions contemplated by the Merger Agreement, to the full extent permitted under Indiana law and by MainSource’s Articles of Incorporation.

In addition, MainSource has agreed to use its reasonable best efforts to include Peoples Ohio’s directors and officers on its existing insurance, or to obtain directors’ and officers’ liability insurance “tail” policy coverage for Peoples Ohio’s directors and executive officers, for a period of three years after the effective time of the merger, which will provide the directors and officers with coverage on substantially similar terms as currently provided by Peoples Ohio to such directors and officers for claims based on activity prior to the effective time. However, MainSource has no obligation during such three-year period to pay an aggregate amount in premiums, with respect to the former Peoples Ohio directors and officers, which is more than three times the current annual amount spent by Peoples Ohio to maintain its current directors’ and officers’ insurance coverage.

DISSENTERS’ RIGHTS OF PEOPLES OHIO SHAREHOLDERS

The Ohio General Corporation Law, as amended (“OGCL”), provides shareholders of merging corporations with certain dissenters’ rights. The dissenters’ rights of shareholders of Peoples Ohio are set forth in Sections 1701.84 and 1701.85 of the OGCL, a copy of which is attached to this Proxy Statement/Prospectus as Annex B. Shareholders will not be entitled to assert dissenters’ rights absent strict compliance with the procedures of Ohio law.

Section 1701.85 of the OGCL provides that shareholders of Peoples Ohio have the right to demand payment for the “fair cash value” of their shares of Peoples Ohio common stock immediately before the merger becomes effective. To claim this right, the shareholder must:

•       not have voted in favor of the merger in person or by proxy;

•       deliver to Peoples Ohio not later than 10 days after the vote is taken at the special meeting a written demand for payment for the shareholder’s shares if the merger is consummated; and

•       submit his or her stock certificates to Peoples Ohio within 15 days after Peoples Ohio sends its request for endorsement on the certificates of a legend that a demand for fair cash value has been made.

Dissenting shareholders may send their written notice to Peoples Savings Bank of Troy, 635 South Market Street, Troy, Ohio 45373, Attention: Ronald B. Scott, Chief Executive Officer.

If MainSource and the dissenting shareholder have not agreed upon the fair cash value of the shares within three months after the shareholder delivered the written demand for payment, MainSource or the dissenting shareholder may file a complaint in the Miami County, Ohio court of common pleas. The court will determine whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, it will appoint an appraiser to recommend a decision on the amount of the fair cash value. MainSource must pay the fair cash value of the shares that is agreed upon by the parties or fixed by a court within 30 days after the final determination of the value.

THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS ADDRESSES ALL MATERIAL FEATURES OF THE APPLICABLE DISSENTERS’ RIGHTS STATUTES UNDER THE LAWS OF THE STATE OF OHIO BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS ATTACHED HERETO AS ANNEX C.

A SHAREHOLDER’S FAILURE TO COMPLY WITH THE STATUTORY REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WILL RESULT IN A LOSS OF SUCH RIGHTS, AND SHAREHOLDERS WHO MAY WISH TO EXERCISE DISSENTERS’ RIGHTS SHOULD CONSIDER SEEKING LEGAL COUNSEL.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary discusses the material anticipated U.S. federal income tax consequences of the merger applicable to a holder of shares of Peoples Ohio common stock that surrenders all of its common stock for shares of MainSource common stock and/or cash in the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens that hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt has been made to comment on all U.S. federal income tax consequences of the merger and related transactions that may be relevant to holders of shares of Peoples Ohio common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons that hold their Peoples Ohio common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, holders that exercise appraisal rights, persons that are, or hold their Peoples Ohio common stock through, partnerships or other pass-through entities, or persons who acquired their Peoples Ohio common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Peoples Ohio shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion Conditions

The completion of the merger is conditioned upon the delivery of an opinion by Bose McKinney & Evans LLP, tax counsel to MainSource, that the merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code. MainSource expects to be able to obtain the tax opinion if, as expected:

•       MainSource, Peoples Ohio and Peoples Savings Bank are able to deliver customary representations to MainSource’s tax counsel;

•       there is no adverse change in U.S. federal income tax law; and

•       the aggregate fair market value of the MainSource common stock delivered as consideration in the merger is equal to or greater than 50% of the sum of (i) the aggregate fair market value of such MainSource common stock; and (ii) the aggregate amount of cash that is considered to be merger consideration.

If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the merger could be adversely affected. The determination by tax counsel as to whether the proposed merger will be treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code will depend upon the facts and law existing at the time that the Merger Agreement was signed in accordance with Treas. Reg. § 1.368-1(e)(2). The following discussion assumes that the merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

Exchanges of Peoples Ohio Common Stock

Exchange of Peoples Ohio Common Stock Solely for MainSource Common Stock.   A Peoples Ohio shareholder that exchanges all of its Peoples Ohio common stock solely for MainSource common stock in the merger will not recognize any gain or loss (except with respect to cash received instead of a fractional share of MainSource common stock, as discussed below). The aggregate tax basis of shares of MainSource common stock received in the merger will be equal to the aggregate tax basis of the shares of Peoples Ohio common stock surrendered in exchange therefor, and an exchanging Peoples Ohio shareholder’s holding period in the MainSource common stock received in the merger will include the holding period of the Peoples Ohio  common stock surrendered in exchange therefor.

Exchange of Peoples Ohio Common Stock Solely for Cash.   A Peoples Ohio shareholder that exchanges all of its shares of Peoples Ohio common stock solely for cash in the merger will (unless treated as a dividend under Section 3.02(d) of the Code as discussed below) recognize capital gain or loss on the exchange in an amount equal to the difference, if any, between the amount of cash received and the Peoples Ohio shareholder’s aggregate tax basis in the shares surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if the Peoples Ohio shareholder’s holding period for its Peoples Ohio common stock is more than one year as of the date of the exchange. Any gain recognized by a Peoples Ohio shareholder and classified as a dividend under Section 302 of the Code will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual Peoples Ohio shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Gain treated as ordinary income will be taxed at ordinary income rates. Each Peoples Ohio shareholder is urged to consult its tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income.

Exchange of Peoples Ohio Common Stock for Cash and MainSource Common Stock.   A Peoples Ohio shareholder that exchanges all of its Peoples Ohio common stock for a combination of MainSource common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the merger; and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the MainSource common stock received in the merger over (b) the Peoples Ohio shareholder’s aggregate tax basis in its Peoples Ohio common stock surrendered in exchange therefor.

The gain recognized upon receipt of a combination of stock and cash will be capital gain unless the Peoples Ohio shareholder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as ordinary income to the extent of the holder’s ratable share of accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether a Peoples Ohio shareholder’s receipt of cash has the effect of a distribution of a dividend, the Peoples Ohio shareholder will be treated as if it first exchanged all of its Peoples Ohio common stock solely in exchange for MainSource common stock and then MainSource immediately redeemed a portion of that stock for the cash that the holder actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to the Peoples Ohio shareholder if such receipt is, with respect to the Peoples Ohio shareholder, “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend”, the deemed redemption must result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of MainSource following the merger. The determination generally requires a comparison of the percentage of the outstanding stock of MainSource the shareholder is considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of MainSource the shareholder owns immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock it actually owns and the stock it constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if the Peoples Ohio shareholder’s holding period for its Peoples Ohio common stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized by a Peoples Ohio shareholder being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual Peoples Ohio shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. The determination as to whether a Peoples Ohio shareholder will recognize a capital gain or dividend income as a result of its exchange of Peoples Ohio common stock for a combination of MainSource common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, each Peoples Ohio shareholder is urged to consult its own tax advisor with respect to this determination.

The same analysis concerning dividend treatment will apply to gain recognized upon the receipt of all cash except that the deemed redemption may be treated as if it occurred from Peoples Ohio and not from MainSource. The tax result should be the same except in cases in which the attribution rules may cause differing constructive ownership results. Accordingly, each Peoples Ohio shareholder is urged to consult its own tax advisor with respect to this determination.

A Peoples Ohio shareholder’s aggregate tax basis in the MainSource common stock received in the merger will be equal to the shareholder’s aggregate tax basis in its Peoples Ohio common stock surrendered, decreased by the amount of any cash received and increased by the amount of any gain recognized. A Peoples Ohio shareholder’s holding period for MainSource common stock received in the merger will include the holding period of the Peoples Ohio common stock surrendered in the merger.

Cash Received Instead of a Fractional Share of MainSource Common Stock.   Subject to the discussion above regarding possible dividend treatment, a Peoples Ohio shareholder that receives cash instead of a fractional share of MainSource common stock in the merger will recognize capital gain or loss with respect to the fractional share in an amount equal to the difference, if any, between the amount of cash received instead of the fractional share and the portion of the shareholder’s tax basis in its Peoples Ohio common stock that is allocable to the fractional share. The capital gain or loss will be long-term if the holding period for such Peoples Ohio common stock is more than one year as of the date of the exchange.

Tax Treatment of Options

A Peoples Ohio employee whose options to acquire Peoples Ohio common stock are amended in connection with the merger to provide for the acquisition of MainSource common stock will recognize no gain or loss on the amendment to the extent that the options constitute securities. With respect to the payment of cash in the merger for other outstanding options to acquire Peoples Ohio common stock, the excess of the Cash Consideration over the per share exercise price for each share of common stock subject to such stock options will constitute taxable ordinary income to the optionholder.

Tax Treatment of the Entities

No gain or loss will be recognized by MainSource, Peoples Ohio or Peoples Savings Bank as a result of the merger.

Information Reporting and Backup Withholding

In general, a Peoples Ohio shareholder receiving cash in the merger will be subject to information reporting to the IRS. In addition, backup withholding at the applicable rate (currently 28%) will generally apply if the exchanging Peoples Ohio shareholder fails to provide an accurate taxpayer identification number or fails to properly certify that it is not subject to backup withholding (generally on a substitute IRS Form W-9). Certain holders (including, among others, U.S. corporations) are not subject to information reporting or backup withholding, but they may still need to furnish a substitute IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging Peoples Ohio shareholder will be creditable against the Peoples Ohio shareholder’s federal income tax liability, provided that it timely furnishes the required information to the IRS. Peoples Ohio shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

At present, the rights of shareholders of Peoples Ohio are governed by Peoples Ohio’s articles of incorporation and code of regulations as well as the law of Ohio, the state in which Peoples Ohio is incorporated. Upon completion of the merger, the rights of Peoples Ohio shareholders who receive shares of MainSource common stock in exchange for their shares of Peoples Ohio common stock and become shareholders of MainSource will be governed by the articles of incorporation and by-laws of MainSource and the law of Indiana, the state in which  MainSource is incorporated. The following discussion summarizes material differences between the rights of Peoples Ohio’s shareholders and MainSource’s shareholders and is not a complete description of all differences. This discussion is qualified in its entirety by reference to MainSource’s articles of incorporation and by-laws, Peoples Ohio’s articles of incorporation and code of regulations and the applicable provisions of Indiana and Ohio law.

Authorized Capital Stock

MainSource.   MainSource currently is authorized to issue up to 25,000,000 shares of common stock, no par value, of which 13,472,616 shares were outstanding as of             , 2006. MainSource is also authorized to issue up to 400,000 shares of preferred stock, no par value. Currently, there are no shares of MainSource preferred stock outstanding. If any series of preferred stock is issued, the MainSource board of directors may fix the designation, relative rights, preferences and limitations, and any other powers, preferences and relative, participating, optional and special rights, and any qualifications, limitations and restrictions, of the shares of that series of preferred stock.

As of            , 2006, options to purchase approximately 173,907 shares of MainSource common stock were outstanding.

Peoples Ohio.   Peoples Ohio currently is authorized to issue up to 15,000,000 shares of common stock, no par value, of which 7,331,629 shares were outstanding as of             , 2006. Peoples Ohio also is authorized to issue up to 1,000,000 shares of preferred stock, no par value. Currently, there are no shares of Peoples Ohio preferred stock outstanding.

Advance Notice Requirements

MainSource.   MainSource’s by-laws provide that nominations for the election of directors may be made by its board of directors or by any shareholder entitled to vote for the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. In addition, MainSource’s by-laws provide that any business to be presented at the annual meeting of shareholders is subject to certain advance notice and informational requirements. MainSource’s by-laws provide that the Secretary of MainSource must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders no less than 60 nor more than 90 days prior to the meeting, provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to shareholders or prior to public disclosure of the date of the meeting to shareholders, notice of the nomination or proposal must be received no later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

Peoples Ohio.   Peoples Ohio’s code of regulations provides that nominations for the election of directors may be made by its board of directors or by any shareholder entitled to vote for the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. Peoples Ohio’s code of regulations provides that the Secretary of Peoples Ohio must receive written notice of any shareholder director nomination on or before the sixtieth day before the first anniversary of the most recent annual meeting of Peoples Ohio shareholders held for the election of directors, except that if the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, then the written notice must be received by the Peoples Ohio Secretary within a reasonable time before the date of the annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, the written notice must be received by the Peoples Ohio Secretary no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders.

Composition of Board of Directors

MainSource.   MainSource’s by-laws state that the number of directors will not be less than five and no more than fifteen, as fixed by resolution of the board of directors from time to time. Each director holds office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death or until he resigns or has been removed. The number of directors currently designated by MainSource is eight.

Peoples Ohio.   Peoples Ohio’s code of regulations states that the number of directors will be six until changed by resolution of the board of directors or at a meeting of shareholders called for the purpose of electing directors. The directors are divided into two classes of three directors each and are elected on a staggered basis for a term of two years and until his successor shall be elected and qualified, whichever period is longer, or until his death or until he resigns or has been removed. The number of directors is currently set at six.

Special Meetings of Shareholders

MainSource.   MainSource’s by-laws state that special meetings may be called by the chairman of the board of directors or the chief executive officer, and shall be called by the chairman of the board at the written request of a majority of the members of the board of directors or upon delivery to MainSource’s secretary of a signed and dated written demand for a special meeting from the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Peoples Ohio.   Peoples Ohio’s code of regulations states that a special meeting may be called only by Peoples Ohio’s chairman of the board of directors, the president (or, in the case of the president’s absence, death or disability, the vice president authorized to exercise the authority of the president), the secretary, the directors by action at a meeting or by majority consent without a meeting, or by the holders of at least 50% of the shares outstanding and entitled to vote at the meeting.

Notice of Meetings of Shareholders

MainSource.   MainSource’s by-laws require that notice of a meeting of shareholders must be given to shareholders of record not less than 10 and not more than 60 days before the date of the meeting.

Peoples Ohio.   Peoples Ohio’s code of regulations require that notice of a meeting of shareholders must be given to shareholders of record not less than seven and not more than 60 days before the meeting.

Voting by Shareholders

MainSource.   The holders of MainSource common stock are entitled to one vote per share on all matters presented for shareholder vote. In accordance with Indiana law, MainSource’s articles of incorporation and by-laws provide that shareholder action is taken by the affirmative vote of the holders of a majority of the shares present at a meeting at which a quorum is present (and in certain cases, a majority of all shares held by each voting group entitled to vote on the issue). Indiana law generally requires that mergers, consolidations, sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation be approved by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the shareholders’ meeting, subject in each case to provisions in the corporation’s articles of incorporation requiring a higher percentage vote for certain transactions.

Peoples Ohio.   The holders of Peoples Ohio common stock are entitled to one vote per share on all matters presented for shareholder vote. Ohio law generally requires that an agreement of merger or consolidation be approved by a shareholder vote of two-thirds of the votes entitled to be cast at the shareholders meeting, subject to provisions in the corporation’s articles of incorporation requiring a lower or higher percentage vote requirement not less than a majority of the outstanding shares entitled to vote. The Peoples Ohio articles of incorporation state that any action (unless expressly provided otherwise by statute) may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation (or the applicable class or classes of shares), except that if the board of directors recommends against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of any class or classes of shares which entitle the holders to vote on the matter as a class are required to approve:

•       a proposed amendment to the articles of incorporation;

•       a proposed amendment to the code of regulations;

•       a proposal to change the number of directors by action of the shareholders;

•       an agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

•       a proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

•       a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

•       a proposed dissolution of the corporation.

Dividends

MainSource.   The holders of MainSource common stock are entitled to dividends and other distributions when, as and if declared by the MainSource board of directors out of funds legally available therefor. Under Indiana law, a dividend may not be paid if, after giving it effect, (1) MainSource would not be able to pay its debts as they become due in the usual course of business, or (2) MainSource’s total assets would be less than the sum of its total liabilities plus, unless MainSource’s articles of incorporation permitted otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend if MainSource were to be dissolved at the time of the dividend.

The amount of dividends, if any, that may be declared by MainSource in the future will necessarily depend upon many factors, including, without limitation, future earnings, capital requirements, business conditions and capital levels of subsidiaries (since MainSource is dependent upon dividends paid by its subsidiaries for its revenues), the discretion of MainSource’s board of directors and other factors that may be appropriate in determining dividend policies.

Peoples Ohio.   The holders of Peoples Ohio common stock are entitled to dividends and other distributions when, as and if declared by the Peoples Ohio board of directors out of funds legally available therefor. Under Ohio law, dividends may not exceed the surplus of a corporation and may not be declared if the corporation is insolvent or would be made insolvent by declaration of the proposed dividend.

Removal of Directors

MainSource.   Directors may be removed at a meeting called expressly for the purpose of removing one or more directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Peoples Ohio.   Shareholders may remove one or more directors only for cause and only by the affirmative vote of at least 75% of the voting power of all of the shares of Peoples Ohio entitled to vote generally in the election of directors, voting as a single class.

Appraisal Rights of Dissenting Shareholders

MainSource.   Indiana law provides shareholders of an Indiana corporation that is involved in certain mergers, share exchanges or sales or exchanges of all or substantially all of its property the right to dissent from that action and obtain payment of the fair value of their shares. However, dissenters’ rights are not available to holders of shares listed on a national securities exchange, such as the New York Stock Exchange, or traded on the NASDAQ National Market or a similar market. Accordingly, since the shares of MainSource are currently traded on the NASDAQ National Market, no dissenters’ rights are presently available to MainSource shareholders.

Peoples Ohio.   Ohio law provides shareholders of an Ohio corporation that is involved in certain mergers, share exchanges or sales or exchanges of all or substantially all of its property the right to dissent from that action and obtain payment of the fair value of their shares. Such rights are generally available to Peoples Ohio shareholders in connection with such transactions. See “The Merger Agreement—Dissenters’ Rights of Peoples Ohio Shareholders” for a description of such rights as they apply to this merger.

Anti-Takeover Provisions

The anti-takeover measures applicable to MainSource and Peoples Ohio, as described below, may have the effect of discouraging or rendering it more difficult for a person or other entity to acquire control of MainSource or Peoples Ohio. These measures may have the effect of discouraging certain tender offers for shares of MainSource common stock or Peoples Ohio common stock which might otherwise be made at premium prices or certain other acquisition transactions which might be viewed favorably by a significant number of shareholders.

MainSource.   Under the business combinations provision of Indiana law, any 10% shareholder of an Indiana corporation, with a class of voting shares registered under Section 12 of the Exchange Act or which has specifically adopted this provision in the corporation’s articles of incorporation, is prohibited for a period of five years from completing a business combination with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. Further, the corporation and a 10% shareholder may not consummate a business combination unless all provisions of the articles of incorporation of the corporation are complied with and a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the business combinations provision of Indiana law.

An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the effective time of the election. MainSource is covered by the business combinations provision of Indiana law. The constitutional validity of the business combinations provision of Indiana law has in the past been challenged and has been upheld by the United States Supreme Court.

In addition to the business combinations provision, Indiana law also contains a “control share acquisition” provision which, although different in structure from the business combinations provision, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision also may have the effect of discouraging premium bids for outstanding shares. Indiana law provides that, unless otherwise provided in an Indiana corporation’s articles of incorporation or by-laws, certain acquisitions of shares of the corporation’s common stock will be accorded voting rights only if a majority of the disinterested shareholders approves a resolution granting the potential acquiror the ability to vote such shares. Upon disapproval of the resolution, the shares held by the acquiror shall be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision. This provision does not apply to a plan of merger and merger, if the corporation complies with the applicable merger provisions and is a party to the agreement of merger or plan of share exchange. MainSource is subject to the control share acquisition provision.

Peoples Ohio.   Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and a beneficial owner of 10% or more of the shares of the corporation, an “interested shareholder,” for at least three years after the interested shareholder attains 10% ownership (unless the Board of Directors of the issuing public corporation approves the transaction before the interested shareholders attains 10% ownership). An “issuing public corporation” is defined as an Ohio corporation with 50 or more stockholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include the disposition of assets, mergers, consolidations, voluntary dissolutions, and the transfer of shares. Subsequent to the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that (a) the Board of Directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or (c) the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares. Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. The merger moratorium provisions apply to Peoples Ohio.

The Ohio Control Share Acquisition Act provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition,” which is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of Directors within any of the following ranges: (a) one-fifth or more but less than one-third of the voting power; (b) one-third or more but less than a majority of the voting power; or (c) a majority or more of such voting power. Assuming compliance with the notice and information filing requirements prescribed by the statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or regulations so provide. Peoples Ohio has not opted out of the application of The Control Share Acquisition Act.

Ohio law provides that an offeror may not make a tender offer or request or invitation for tenders that would result in the offeror beneficially owning more than ten percent of any class of the target company’s equity securities, unless such offeror files certain information with the Ohio Division of Securities and provides such information to the target company and the offerees within Ohio. The Securities Division may suspend the continuation of the control bid if the Securities Division determines that the offeror’s filed information does not provide full disclosure to the offerees of all material information concerning the control bid. The statute also provides that an offeror may not acquire any equity security of a target company within two years of the offeror’s previous acquisition of any equity security of the same target company pursuant to a control bid, unless the Ohio offerees may sell such security to the offeror on substantially the same terms as provided by the previous control bid. The statute does not apply to a transaction if either the offeror or the target company is a savings and loan holding company and the proposed transaction requires federal regulatory approval.

In addition to the protections provided by Ohio law, Peoples Ohio’s articles of incorporation include provisions which provide that if the board of directors recommends against the approval of certain matters including mergers, consolidations, combinations, majority share acquisitions or the sale, exchange, transfer or other disposition of all, or substantially all, of the assets of Peoples Ohio, the affirmative vote of the holders of shares entitling them to exercise not less that 75% of the voting power of the any class or classes which entitle the holders to vote on such matters as a class are required to approve them. See “Comparison of the Rights of Shareholders—Voting by Shareholders.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND EXPERTS

The consolidated financial statements of MainSource as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as set forth in its report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of Crowe Chizek and Company LLC as experts in accounting and auditing.

The consolidated financial statements of Peoples Ohio as of June 30, 2005 and 2004, and for each of the three years in the period ended June 30, 2005, have been audited by BKD, LLP, independent registered public accounting firm, as set forth in its report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

The consolidated financial statements of Union Community Bancorp as of December 31, 2004, and for the year then ended, have been audited BKD, LLP, independent registered public accounting firm, as set forth in its report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

The consolidated financial statements of HFS Bank, F.S.B. as of March 31, 2005, and for the year then ended, have been audited BKD, LLP, independent registered public accounting firm, as set forth in its report thereon incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of BKD, LLP as experts in accounting and auditing.

LEGAL MATTERS

Certain matters pertaining to the validity of the authorization and issuance of the MainSource common stock to be issued in the proposed merger and certain matters pertaining to the federal income tax consequences of the proposed mergers will be passed upon by Bose McKinney & Evans LLP, Indianapolis, Indiana.

WHERE YOU CAN FIND MORE INFORMATION

MainSource and Peoples Ohio file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that the companies file at the Securities and Exchange Commission’s public reference room at Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. MainSource’s and Peoples Ohio’s public filings also are available to the public from commercial document retrieval services and on the World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”  Shares of MainSource common stock are traded on the NASDAQ National Market System under the symbol “MSFG,” and shares of Peoples Ohio common stock are included in the OTC Bulletin Board System under the symbol “POHF.”

MainSource has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the common stock of MainSource being offered pursuant to the Merger Agreement. This proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from the proxy statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, your attention is directed to the registration statement. Statements made in this proxy statement/prospectus concerning the contents of any documents are not necessarily complete, and in each case are qualified in all respects by reference to the copy of the document filed with the Securities and Exchange Commission.

The Securities and Exchange Commission allows MainSource to “incorporate by reference” certain information filed by MainSource and others with the Securities and Exchange Commission, which means that MainSource can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus.

MainSource incorporates by reference the documents and information listed below (file no. 0-12422, except as noted):

(1)         MainSource’s Annual Report on Form 10-K for the year ended December 31, 2004, and Amendment No. 1 to Form 10-K for the year ended December 31, 2004;

(2)         The information described below under the following captions in MainSource’s Form 10-K for the fiscal year ended December 31, 2004: (a) the information concerning share ownership of principal shareholders and concerning directors and executive officers of MainSource under the caption “Security Ownership of Certain Beneficial Owners and Management;” (b) “Executive Compensation;” (c) “Certain Relationships and Related Transactions;” and (d) information concerning directors and executive officers of MainSource under the caption “Directors and Executive Officers of Registrant;”

(3)         MainSource’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(4)         MainSource’s Current Reports on Form 8-K filed February 22, 2005, February 24, 2005, March 10, 2005, June 22, 2005, September 22, 2005, October 3, 2005, January 3, 2006 and January 4, 2006;

(5)         The description of MainSource’s common stock set forth in the Current Report on Form 8-K filed May 19, 2005;

(6)         The Annual Report on Form 10-K for the year ended December 31, 2004, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, of Union Community Bancorp (file no. 0-23543); and

(7)         The audited financial statements for the fiscal year ended March 31, 2005, and the unaudited financial statements for the quarters ended June 30, 2005 and September 30, 2005, of HFS Bank, F.S.B. set forth in the Current Report on Form 8-K filed by MainSource on December 28, 2005.

MainSource also incorporates by reference any filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date hereof and the date of the Peoples Ohio special shareholder meeting.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated by reference. This proxy statement/prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this proxy statement/prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this proxy statement/prospectus is required to be delivered, this proxy statement/prospectus will be supplemented or amended.

All information regarding MainSource in this proxy statement/prospectus has been provided by MainSource, and all information regarding Peoples Ohio in this proxy statement/prospectus has been provided by Peoples Ohio.

[BKD, LLP Logo]

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Peoples Ohio Financial Corporation
Troy, Ohio

We have audited the accompanying consolidated balance sheets of Peoples Ohio Financial Corporation as of June 30, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Ohio Financial Corporation as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD LLP
Cincinnati, Ohio August 3, 2005

Peoples Ohio Financial Corporation
Consolidated Balance Sheets
June 30, 2005 and 2004

	2005	2004
Assets
Cash and cash equivalents	$8,991,963	$10,875,107
Held-to-maturity securities (fair value of $486,000 and $543,000)	460,690	516,429
Available-for-sale securities	3,960,867	15,725,636
Loans, net of allowance for loan losses of $725,090 and $1,047,887	171,187,044	150,734,679
Premises and equipment	4,053,989	4,399,413
Federal Home Loan Bank stock	5,735,700	5,487,000
Interest receivable	733,000	730,940
Cash surrender value of life insurance	4,362,364	4,196,239
Other assets	395,251	530,095
Total assets	$199,880,869	$193,195,538
Liabilities
Deposits	$126,520,450	$114,223,395
Federal Home Loan Bank advances	46,123,030	53,295,390
Interest payable	156,400	63,091
Other liabilities	1,655,503	756,830
Total liabilities	174,455,383	168,338,706
Commitments and Contingencies
Equity from ESOP Shares	500,278	465,999
Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued or outstanding
Common stock, no par value Authorized—15,000,000 shares Issued—7,583,652 shares	7,461,633	7,471,633
Additional paid-in capital	51,548	24,424
Retained earnings	18,684,404	18,094,209
Accumulated other comprehensive income (loss)	(6,455)	1,474
Treasury stock, at cost Common, 2005—301,843 shares, 2004—287,424 shares	(1,265,922)	(1,200,907)
Total stockholders’ equity	24,925,208	24,390,833
Total liabilities and stockholders’ equity	$199,880,869	$193,195,538

See Notes to Consolidated Financial Statements

Peoples Ohio Financial Corporation
Consolidated Statements of Income
Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003
Interest Income
Loans receivable	$10,388,190	$10,271,265	$13,396,877
Investment securities	340,576	540,678	206,722
Other interest and dividend income	331,173	282,593	349,588
Total interest income	11,059,939	11,094,536	13,953,187
Interest Expense
Deposits	1,336,751	1,241,664	2,226,509
Borrowings	2,589,122	2,902,008	3,673,164
Total interest expense	3,925,873	4,143,672	5,899,673
Net Interest Income	7,134,066	6,950,864	8,053,514
Provision for loan losses	183,065	329,901	140,000
Net Interest Income After Provision for Loan Losses	6,951,001	6,620,963	7,913,514
Noninterest Income
Fiduciary activities	470,906	559,441	673,019
Service charges on deposit accounts and other	1,138,395	1,126,369	802,451
Service charges derived from automatic teller machines	190,793	165,255	163,457
Net realized gain (loss) on sale of available-for-sale securities	0	67,738	(6,597)
Increase in cash surrender value of life insurance	183,876	198,628	8,768
Other income	88,397	56,703	51,999
Total noninterest income	2,072,367	2,174,134	1,693,097
Noninterest Expenses
Salaries and employee benefits	2,971,687	2,915,187	2,761,617
Net occupancy expenses	435,067	449,861	408,020
Director fees	189,260	150,500	150,000
Equipment expenses	134,898	153,627	170,332
Data processing fees	677,532	636,512	532,802
Professional fees	337,716	404,837	224,644
Advertising expenses	148,972	155,857	111,217
State of Ohio franchise taxes	300,000	282,380	252,880
Other expenses	1,210,300	1,271,492	1,111,238
Total noninterest expenses	6,405,432	6,420,253	5,722,750
Income Before Income Tax	2,617,936	2,374,844	3,883,861
Income tax expense	827,628	744,038	1,338,819
Net Income	$1,790,308	$1,630,806	$2,545,042
Basic Earnings per Share	$0.25	$0.22	$0.34
Diluted Earnings per Share	$0.24	$0.22	$0.33

See Notes to Consolidated Financial Statements

Peoples Ohio Financial Corporation
Consolidated Statements of Stockholders’ Equity
Years Ended June 30, 2005, 2004 and 2003

	Common Stock Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balances, July 1, 2002	$7,299,734	$203,084	$15,603,443			$23,106,261
Net income			2,545,042			2,545,042
Change in unrealized gain (loss) on securities available for sale, net of reclassification adjustment and tax effect				$56,616		56,616
Total comprehensive income						2,601,658
Cash dividends ($.09 per share)			(679,664)			(679,664)
Exercise of stock options	144,002	(30,284)			$133,974	247,692
Purchase of treasury shares					(777,235)	(777,235)
Tax benefit of stock options		13,800				13,800
Net change in equity from ESOP shares	(10,150)		(151,410)			(161,560)
Balances, June 30, 2003	7,433,586	186,600	17,317,411	56,616	(643,261)	24,350,952
Net income			1,630,806			1,630,806
Change in unrealized gain (loss) on securities available for sale, net of reclassification adjustment and tax effect				(55,142)		(55,142)
Total comprehensive income						1,575,664
Cash dividends ($.12 per share)			(880,419)			(880,419)
Exercise of stock options		(186,600)	(99,822)		547,544	261,122
Purchase of treasury shares					(1,105,190)	(1,105,190)
Tax benefit of stock options		24,424				24,424
Net change in equity from ESOP shares	38,047		126,233			164,280
Balances, June 30, 2004	7,471,633	24,424	18,094,209	1,474	(1,200,907)	24,390,833
Net income			1,790,308			1,790,308
Change in unrealized gain (loss) on securities available for sale, net of tax effect				(7,929)		(7,929)
Total comprehensive income						1,782,379
Cash dividends ($.13 per share)			(944,134)			(944,134)
Exercise of stock options			(231,700)		437,137	205,437
Purchase of treasury shares					(502,152)	(502,152)
Tax benefit of stock options		27,124				27,124
Net change in equity from ESOP shares	(10,000)		(24,279)			(34,279)
Balances, June 30, 2005	$7,461,633	$51,548	$18,684,404	$(6,455)	$(1,265,922)	$24,925,208

See Notes to Consolidated Financial Statements

Peoples Ohio Financial Corporation
Consolidated Statements of Cash Flows
Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003
Operating Activities
Net income	$1,790,308	$1,630,806	$2,545,042
Items not requiring (providing) cash
Provision for loan losses	183,065	329,901	140,000
Depreciation and amortization	372,613	389,845	393,970
Amortization of deferred loan fees	(219,933)	(184,836)	(120,146)
Deferred income tax	171,000	106,000	74,000
Investment securities amortization, net	36,609	126,050	44,885
Federal Home Loan Bank (FHLB) stock dividends	(248,700)	(214,200)	(221,200)
Net realized (gain) loss on available-for-sale securities	0	(67,738)	6,597
Increase in cash surrender value of life insurance	(166,125)	(196,239)	—
Net change in
Interest receivable	(2,060)	136,210	192,400
Interest payable	93,309	(71,484)	(96,811)
Other assets	436,223	2,137,364	(1,985,529)
Other liabilities	731,757	(595,728)	(323,756)
Net cash provided by operating activities	3,178,066	3,525,951	649,452
Investing Activities
Purchases of available for sale securities	0	(19,373,945)	(22,020,584)
Proceeds from calls and maturities of available-for-sale securities	11,717,133	953,476	210,000
Proceeds from sale of available-for-sale securities	0	19,240,005	5,158,116
Proceeds from maturities of securities held to maturity	54,752	263,192	341,910
Net change in loans	(20,689,752)	9,729,187	41,087,266
Purchases of premises and equipment	(27,189)	(134,343)	(399,173)
Purchase of life insurance contracts	0	(4,000,000)	—
Net cash provided (used) by investing activities	(8,945,056)	6,677,572	24,377,535
Financing Activities
Net change in
Interest-bearing demand and savings deposits	1,555,467	8,098,991	4,522,222
Certificates of deposit	10,741,588	(11,505,000)	(7,339,420)
Proceeds of FHLB advances	68,232,000	62,500,000	—
Repayment of FHLB advances	(75,404,360)	(72,533,356)	(10,845,663)
Cash dividends	(944,134)	(880,419)	(679,664)
Purchase of treasury stock	(502,152)	(1,105,190)	(777,235)
Proceeds from exercise of stock options	205,437	261,122	247,692
Net cash provided (used) by financing activities	3,883,846	(15,163,852)	(14,872,068)
Net Change in Cash and Cash Equivalents	(1,883,144)	(4,960,329)	10,154,919
Cash and Cash Equivalents, Beginning of Year	10,875,107	15,835,436	5,680,517
Cash and Cash Equivalents, End of Year	$8,991,963	$10,875,107	$15,835,436
Additional Cash Flows Information
Interest paid	$3,832,564	$4,215,156	$5,996,484
Income tax paid	$455,000	$744,279	$1,164,014
Transfers from loans to other real estate owned	$274,255	$—	$—

See Notes to Consolidated Financial Statements

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 1:       Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The accounting and reporting policies of Peoples Ohio Financial Corporation (the “Company”) and its wholly owned subsidiary, Peoples Savings Bank of Troy (the “Bank”), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The Bank operates under a state thrift charter and provides full banking services, including trust services. As a state-chartered thrift, the Bank is subject to regulation by the Office of Thrift Supervision, Ohio Department of Commerce, Division of Financial Institutions, and the Federal Deposit Insurance Corporation.

The Company is a savings and loan holding company whose principal activity is the ownership and management of the Bank. The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Miami County, and surrounding counties. The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At June 30, 2005 and 2004, cash equivalents consisted of interest-bearing demand deposits.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on amortized cost of the specific security, are included in noninterest income. Unrealized gains and losses

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

are recorded, net of related income tax effects, in stockholders’ equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

Held-to-maturity securities, which include any security for which the Bank has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

Interest and dividends on investments in debt and equity securities are included in income when earned.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses, any deferred fees or costs on originated loans, and unamortized premiums or discounts on purchased loans. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Generally, loans are placed on non-accrual status at 90 days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over 30 years for buildings and 3 to 5 years for equipment.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Treasury Stock

Treasury stock is stated at cost. Cost is determined based on the average cost of all shares.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Stock Options

The Company has stock-based employee and non-employee director compensation plans, which are described more fully in Note 13. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based compensation. The proforma effect on income for 2004 and 2003 includes the effect of forfeitures.

	Year Ended June 30
	2005	2004	2003
Net income, as reported	$1,790	$1,631	$2,545
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(50)	(37)	6
Pro forma net income	$1,740	$1,594	$2,551
Earnings per share:
Basic—as reported	0.25	0.22	0.34
Basic—pro forma	0.24	0.22	0.34
Diluted—as reported	0.24	0.22	0.33
Diluted—pro forma	0.24	0.21	0.33

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. The Company files consolidated income tax returns with its subsidiary.

Note 2:       Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at June 30, 2005 was $200,000.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 3:                      Investments

The amortized cost and approximate fair values of securities are as follows:

	Amortized Cost	Gross Unrealized Gains		Gross Unrealized Losses	Approximate Fair Value
Available-for-Sale Securities:
June 30, 2005:
U.S. government agencies	$1,850	$		$(7)	$1,843
Mortgage-backed securities	2,121	—		(3)	2,118
	$3,971	$		$(10)	$3,961
June 30, 2004:
U.S. government agencies	$11,361		$41	$(5)	$11,397
Mortgage-backed securities	4,363	—		(34)	4,329
	$15,724		$41	$(39)	$15,726

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Held to Maturity Securities:
June 30, 2005:
U.S. government agencies	$103	$3	$—	$106
Mortgage-backed securities	257	19	—	276
State and political subdivisions	101	3	—	104
	$461	$25	$—	$486
June 30, 2004:
U.S. Treasury	$104	$1	$—	$105
Mortgage-backed securities	312	24	—	336
State and political subdivisions	100	2	—	102
	$516	$27	$—	$543

The amortized cost and fair value of securities available for sale and held to maturity at June 30, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
One to five years	$1,850	$1,843	$103	$106
After ten years	—	—	101	104
	1,850	1,843	204	210
Mortgage-backed securities	2,121	2,118	257	276
Totals	$3,971	$3,961	$461	$486

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, amounted to $3,959,000 at June 30, 2005 and $11,863,000 at June 30, 2004.

There were no sales of securities during 2005. Gross gains and losses of $67,738 and $(6,597) resulting from sales of available-for-sale securities were realized for 2004 and 2003. The tax expense (benefit) for net gains and losses on securities for 2004 and 2003 was $23,000 and $(2,000), respectively.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at June 30, 2005, was $3,961,000, which is approximately 89% of the fair value of the Company’s investment portfolio. These declines primarily resulted from recent increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

Securities with unrealized losses at June 30, were as follows:

	Less than 12 Months		12 Months or Longer		Total
June 30, 2005	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for Sale Securities:
U.S. government agencies	$—	$—	$1,843	$(7)	$1,843	$(7)
Mortgage-backed securities	2,118	(3)	—	—	2,118	(3)
	$2,118	$(3)	$1,843	$(7)	$3,961	$(10)

	Less than 12 Months		12 Months or Longer		Total
June 30, 2004	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for Sale Securities:
U.S. government agencies	$1,845	$(5)	$—	$—	$1,845	$(5)
Mortgage-backed securities	4,328	(34)	—	—	4,328	(34)
	$6,173	$(39)	$—	$—	$6,173	$(39)

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 4:                      Loans and Allowance for Loan Losses

	2005	2004
Mortgage loans on existing real estate
Residential single family units	$111,985	$100,629
Other residential and commercial	29,952	27,582
Total real estate loans	141,937	128,211
Construction loans	18,281	12,315
Commercial business	6,805	6,714
Consumer	1,681	2,282
Home improvement	8,598	6,016
Deposit and other loans	187	264
	177,489	155,802
Deferred loan fees	(84)	(177)
Undisbursed portion of loans	(5,493)	(3,842)
Allowance for loan losses	(725)	(1,048)
Total loans	$171,187	$150,735

	2005	2004	2003
Allowance for loan losses
Balances, July 1	$1,048	$862	$882
Provision for losses	183	330	140
Recoveries on loans	19	21	29
Loans charged off	(525)	(165)	(189)
Balances, June 30	$725	$1,048	$862

At June 30, 2005, impaired loans were $227,000 and had no related allowance for loan losses. At June 30, 2004, impaired loans were $899,000 and had a related allowance for loan losses of $438,000.

Interest of $5,534 and $18,576 was recognized on average impaired loans of $577,000 and $1,087,000 for 2005 and 2004, respectively. Interest of $4,844 and $1,076 was recognized on impaired loans on a cash basis during 2005 and 2004, respectively.

At June 30, 2005 and 2004, accruing loans delinquent 90 days or more totaled $334,000 and $565,000, respectively. Non-accruing loans at June 30, 2005 and 2004 were $415,000 and $683,000, respectively.

Note 5:   Premises and Equipment

	2005	2004
Land	$955	$955
Buildings	4,864	4,864
Equipment	3,819	3,792
Total cost	9,638	9,611
Accumulated depreciation	(5,584)	(5,212)
Net premises and equipment	$4,054	$4,399

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 6:   Deposits

	2005	2004
Noninterest bearing accounts	$14,620	$12,672
NOW accounts	19,752	19,964
Super NOW accounts	1,271	1,463
Passbook accounts	24,049	23,850
Money market accounts	26,158	26,346
Certificates and other time deposits of $100,000 or more	16,280	9,231
Other certificates and time deposits	24,390	20,697
Total deposits	$126,520	$114,223
Certificates and other time deposits maturing in years ending June 30
2006	$24,081
2007	10,971
2008	3,406
2009	841
2010	1,341
Thereafter	30
	$40,670

Note 7:   Long-Term Debt

	2005	2004
Federal Home Loan Bank advances, fixed and variable rates, due at various dates through May 1, 2022	$46,123	$53,295

The Federal Home Loan Bank advances are secured by substantially all first-mortgage loans and FHLB stock. Advances are subject to restrictions or penalties in the event of prepayment.

Maturities in years ending June 30
2006	$4,996
2007	3,649
2008	5,166
2009	8,888
2010	11,706
Thereafter	11,718
$46,123

The Bank has unused letters of credit with the Federal Home Loan Bank aggregating $31,050,000 at June 30, 2005, and expiring at various dates from July 2005 through March 2010.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 8:   Income Tax

	2005	2004	2003
Income tax expense
Currently payable	$657	$638	$1,265
Deferred income taxes	171	106	74
Income tax expense	$828	$744	$1,339
Reconciliation of federal statutory to actual tax expense
Federal statutory income tax at 34%	$890	$807	$1,321
Life insurance	(63)	(67)	—
Other	1	4	18
Actual tax expense	$828	$744	$1,339

A cumulative net deferred tax liability is included in other liabilities. The components of the liability are as follows:

	2005	2004
Deferred Tax Assets
Allowance for loan losses	$247	$356
Organizational costs	8	13
Unrealized loss on available for sale securities	3	—
Other	7	11
Total assets	265	380
Deferred Tax Liabilities
FHLB stock	(810)	(725)
Depreciation	(147)	(174)
Prepaid expenses	(98)	(101)
Unrealized gain on available for sale securities	—	(1)
Total liabilities	(1,055)	(1,001)
	$(790)	$(621)

Retained earnings include approximately $2,390,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of December 31, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $812,600.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 9:   Other Comprehensive Income (Loss)

Other comprehensive income components and related taxes were as follows:

	2005	2004	2003
Unrealized gains (losses) on securities available for sale	$(12)	$(16)	$79
Reclassification for realized amount included in income	—	67	(7)
Other comprehensive income (loss), before tax effect	(12)	(83)	86
Tax expense (credit)	(4)	(28)	29
Other comprehensive income (loss)	$(8)	$(55)	$57

Note 10:   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 2005 and 2004, that the Bank meets all capital adequacy requirements to which it is subject.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

As of June 30, 2005, the most recent notification from Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2005
Total Risk-Based Capital (to Risk-Weighted Assets)	$24,353	18.1%	$10,773	8.0%	$13,466	10.0%
Tier I Capital (to Risk-Weighted Assets)	23,628	17.5%	5,386	4.0%	8,079	6.0%
Core Capital (to Adjusted Total Assets)	23,628	11.9%	7,958	4.0%	9,948	5.0%
Tangible Capital (to Adjusted Total Assets)	23,628	11.9%	2,984	1.5%
As of June 30, 2004
Total Risk-Based Capital (to Risk-Weighted Assets)	$23,085	18.9%	$9,776	8.0%	$12,220	10.0%
Tier I Capital (to Risk-Weighted Assets)	22,037	18.0%	4,888	4.0%	7,332	6.0%
Core Capital (to Adjusted Total Assets)	22,037	11.6%	7,625	4.0%	9,531	5.0%
Tangible Capital (to Adjusted Total Assets)	22,037	11.6%	2,859	1.5%

Without prior approval, current regulations allow the Bank to pay dividends not exceeding net profits (as defined) for the current year plus retained net income for the previous two calendar years. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At June 30, 2005, total regulatory capital of the Bank was $23,653,000, none of which was available for distribution to the Company without prior regulatory approval.

Note 11:               Employee Benefit Plans

The Bank has a noncontributory defined benefit pension plan covering all employees who meet the eligibility requirements. The Bank’s funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as the Bank may determine to be appropriate from time to time. The Bank expects to contribute $152,000 to the plan next year.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

The Bank uses a June 30 measurement date for the plan. Information about the plan’s funded status and pension cost follows:

	Pension Benefits
	2005	2004
Change in benefit obligation
Beginning of year	$1,182	$1,087
Service cost	97	95
Interest cost	84	77
Actuarial loss	29	23
Benefits paid	(50)	(100)
End of year	1,342	1,182
Change in fair value of plan assets
Beginning of year	753	658
Actuarial return on plan assets	55	41
Employer contribution	174	154
Benefits paid	(50)	(100)
End of year	932	753
Funded status	(410)	(429)
Unrecognized net actuarial loss	415	402
Unrecognized prior service cost	(7)	(11)
Accrued benefit cost	$(2)	$(38)
Accumulated benefit obligation	$1,026	$879
Intangible asset	$—	$—
Accumulated other comprehensive income	$—	$—
Weighted-average assumptions used to determine benefit obligation
Discount rate	7%	7%
Rate of compensation increase	4%	4%

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

	2005	2004	2003
Weighted-average assumptions used to determine benefit cost
Discount rate	7%	7%	7%
Expected return on plan assets	8%	8%	8%
Rate of compensation increase	4%	4%	4%
Components of net periodic benefit cost
Service cost	$97	$95	$93
Interest cost	84	77	68
Expected return on plan assets	(55)	(44)	(30)
Amortization of prior service cost	(4)	(4)	(4)
Recognized net actuarial loss	17	13	10
Net periodic benefit cost	$139	$137	$137

The Bank has estimated the long-term rate of return on plan assets based primarily on historical returns on plan assets, adjusted for changes in target portfolio allocations and recent changes in long-term interest rates based on publicly available information.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as of June 30, 2005:

Pension Benefits
2006	$15
2007	19
2008	21
2009	26
2010	35
2011-2015	564

Plan assets are held by a bank-administered trust fund, which invests the plan assets in accordance with the provisions of the plan agreement. The plan agreement permits investment of up to 100% of the plan assets in common stocks, corporate bonds and debentures, U.S. Government securities, and other specified investments. The plan may invest in certain derivative securities.

Asset allocation is primarily based on a strategy to provide a combination of long-term growth and current income.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Plan assets are re-balanced quarterly. At June 30, 2005 and 2004, plan assets by category are as follows:

	2005	2004
Cash	12.6%	1.6%
Corporate debt securities	—	7.9
Mutual funds	87.3	90.4
Other	0.1	0.1
	100.0%	100.0%

The Bank has a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees’ contributions at the rate of 3 percent of base salary contributed by participants. The Bank’s expense for the plan was $51,214 for 2005, $55,519 for 2004 and $49,749 for 2003.

The Bank also has an employee stock ownership plan covering substantially all of its employees. The cost of the plan is borne by the Bank through contributions to an employee stock ownership trust in amounts determined by the Board of Directors. The Company records compensation expense equal to the cash contributions to the Plan. Dividends on ESOP shares (all allocated) are recorded as a reduction of retained earnings. The cash contributions to the plan in 2005, 2004 and 2003 were $40,000, $29,000 and $51,000, respectively.

In addition to the contributions made to participants’ accounts, the accounts are credited annually with the participants’ share of investment earnings, and losses or expenses of the trust fund. Benefits under the Plan become 100% vested over periods up to 7 years or in the event of death, disability, or attaining age 65 (normal retirement age under the Plan) or termination of the Plan. The total number of shares held by the plan, all of which have been allocated to participant accounts, was 122,019 and 112,019 at June 30, 2005 and 2004. Under certain circumstances, the ESOP may be obligated to repurchase allocated ESOP shares. The Company is obligated at the option of each beneficiary to repurchase ESOP shares upon the beneficiary’s termination or after retirement. At June 30, 2005, the fair value of all shares subject to the repurchase obligation is $500,278. All ESOP shares are included as outstanding in the calculation of earnings per share information.

Below are the transactions affecting the ESOP equity accounts:

	Common Stock	Retained Earnings	Total
Balances, July 1, 2002	$140	$329	$469
Net change in equity from ESOP shares	10	151	161
Balances, June 30, 2003	150	480	630
Net change in equity from ESOP shares	(38)	(126)	(164)
Balances, June 30, 2004	112	354	466
Net change in equity from ESOP shares	10	24	34
Balances, June 30, 2005	$122	$378	$500

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 12:               Related Party Transactions

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, July 1, 2004	$3,235
New loans, including renewals	1,070
Payments, etc., including renewals	(942)
Balances, June 30, 2005	$3,363

Note 13:               Stock Option Plans

Under the Bank’s incentive stock option plan, the Bank grants selected executives and other key employees stock option awards which vest and become exercisable ratably over three years (prior to 2003, options granted were fully exercisable at the date of grant). Under the Bank’s stock option plan for nonemployee directors, at each year’s annual meeting of shareholders, there shall be granted automatically to each outside director, the option to purchase 1,500 shares of common stock. Both plans are accounted for in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees and related interpretations. During 2005, the Bank granted options for 58,500 shares of the Company’s common stock. The exercise price of each option, which has a ten-year life, was equal to the market price of the Company’s stock on the date of grant; therefore, no compensation expense was recognized.

Although the Bank has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Bank had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

	2005	2004	2003
Risk-free interest rates	5.0%	5.0%	5.0%
Dividend yields	3.10%	2.20%	2.20%
Volatility factors of expected market price of common stock	7%	17%	25%
Weighted-average expected life of the options	10 years	10 years	10 years

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

The following is a summary of the status of the Bank’s stock option plans and changes in those plans as of and for the years ended June 30, 2005, 2004 and 2003.

Employees:

	2005		2004		2003
Options	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	494,833	$3.79	559,523	$3.63	756,802	$3.39
Granted	45,000	4.20	61,500	4.15	29,500	3.43
Exercised	(59,900)	1.67	(97,120)	1.91	(150,481)	1.30
Forfeited/expired	(280)	5.07	(29,070)	7.10	(76,298)	5.88
Outstanding, end of year	479,653	4.11	494,833	3.80	559,523	3.62
Options exercisable at year end	344,053	4.15	404,133	3.79	530,023	3.63
Weighted-average fair value of options granted during the year		0.60		1.11		1.13

As of June 30, 2005, the employee options outstanding and exercisable are as follows:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (months)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$1.01 to $2.50	96,100	8.0	$1.85	96,100	$1.85
$2.51 to $5.00	287,183	75.3	3.73	151,583	3.50
$5.01 to $7.50	47,280	37.0	6.81	47,280	6.81
$7.50 to $10.00	49,090	50.0	8.13	49,090	8.13
	479,653		4.11	344,053	4.15

Directors:

	2005		2004		2003
Options	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	174,304	$3.92	193,804	$3.59	205,884	$3.38
Granted	13,500	4.20	15,000	4.15	15,000	3.43
Exercised	(44,484)	2.37	(34,500)	2.17	(27,080)	1.90
Forfeited/expired	(7,500)	6.58	—	—	—	—
Outstanding, end of year	135,820	4.31	174,304	3.92	193,804	3.59
Options exercisable at year end	95,320	4.47	144,304	3.96	178,804	3.61
Weighted-average fair value of options granted during the year		0.60		1.11		1.13

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

As of June 30, 2005, the directors options outstanding and exercisable are as follows:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (months)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$1.01 to $2.50	29,320	8.7	$1.94	29,320	$1.94
$2.51 to $5.00	67,500	82.6	3.68	27,000	3.31
$5.01 to $7.50	39,000	46.5	7.19	39,000	7.19
	135,820		4.31	95,320	4.47

Note 14:               Earnings Per Share

Earnings per share (EPS) were computed as follows:

	Year Ended June 30, 2005
	Income	Weighted- Average Shares	Per-Share Amount
Basic Earnings Per Share
Income available to common stockholders	$1,790	7,271,874	$0.25
Effect of Dilutive Securities
Stock options		98,826
Diluted Earnings Per Share
Income available to common stockholders and assumed conversions	$1,790	7,370,700	$0.24

Options to purchase 265,470 shares of common stock at $4.15 to $8.13 per share were outstanding at June 30, 2005, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

	Year Ended June 30, 2004
	Income	Weighted- Average Shares	Per-Share Amount
Basic Earnings Per Share
Income available to common stockholders	$1,631	7,356,046	$0.22
Effect of Dilutive Securities
Stock options		156,849
Diluted Earnings Per Share
Income available to common stockholders and assumed conversions	$1,631	7,512,895	$0.22

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Options to purchase 141,465 shares of common stock at $6.81 to $8.13 per share were outstanding at June 30, 2004, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

	Year Ended June 30, 2003
	Income	Weighted- Average Shares	Per-Share Amount
Basic Earnings Per Share
Income available to common stockholders	$2,545	7,538,334	$0.34
Effect of Dilutive Securities
Stock options		180,865
Diluted Earnings Per Share
Income available to common stockholders and assumed conversions	$2,545	7,719,199	$0.33

Options to purchase 252,246 shares of common stock at $3.88 to $8.13 per share were outstanding at June 30, 2003, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares..

Note 15:               Disclosures about Fair Value of Financial Instruments

The following table presents estimated fair values of the Bank’s financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	June 30, 2005		June 30, 2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$8,992	$8,992	$10,875	$10,875
Available for sale securities	3,961	3,961	15,726	15,726
Held-to-maturity securities	461	486	516	543
Loans, net of allowance for loan losses	171,187	188,666	150,735	155,568
Stock in FHLB	5,736	5,736	5,487	5,487
Interest receivable	733	733	731	731
Financial liabilities
Deposits	126,520	128,877	114,223	116,936
FHLB advances	46,123	46,857	53,295	54,721
Interest payable	156	156	63	63
Commitments to extend credit, letters of credit and lines of credit	—	—	—	—

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Cash and Cash Equivalents and Stock in FHLB

The carrying amount approximates fair value.

Investment Securities

Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.

Loans and Interest Receivable

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of interest receivable approximates its fair value.

Deposits and Interest Payable

The fair value of demand deposits, savings accounts, NOW accounts, and certain money market deposits is the amount payable on demand at the reporting date, i.e., their carrying amount. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of interest payable approximates its fair value.

FHLB Advances

Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

Commitments to Extend Credit, Letters of Credit and Lines of Credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

Note 16:               Commitments and Credit Risk

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At June 30, 2005 and 2004, the Bank had outstanding fixed-rate commitments to originate loans aggregating approximately $16,014,000 and $4,524,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

The Bank had total outstanding letters of credit amounting to $3,300,000 and $2,449,000, at June 30, 2005 and 2004, respectively, with terms ranging from 4 months to 2 years.

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At June 30, 2005, the Bank had granted unused lines of credit to borrowers aggregating approximately $4,612,000 and $8,826,000 for commercial lines and open-end consumers lines, respectively. At June 30, 2004, unused lines of credit to borrowers aggregated approximately $4,384,000 for commercial lines and $7,811,000 for open-end consumer lines.

From time to time certain due from bank accounts are in excess of federally insured limits.

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 17:               Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	2005	2004
Assets
Cash	$313	$196
Loans	929	2,070
Investment in common stock of Bank subsidiary	23,622	22,038
Advances to Bank subsidiary	463	506
Other assets	98	47
Total assets	$25,425	$24,857
Equity from ESOP Shares	$500	$466
Stockholders’ Equity	24,925	24,391
Total liabilities and stockholders’ equity	$25,425	$24,857

Condensed Statements of Income

	2005	2004	2003
Income
Dividends from Bank subsidiary	$250	$3,457	$2,543
Interest income	82	108	—
	332	3,565	2,543
Expenses—other	159	119	21
Income Before Income Tax and Equity in Undistributed Income of Subsidiary	173	3,446	2,522
Income Tax Benefit	(26)	—	(7)
Income Before Equity in Undistributed Income of Subsidiary	199	3,446	2,529
Equity in Undistributed Income of Subsidiary	1,591	(1,815)	16
Net Income	$1,790	$1,631	$2,545

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Condensed Statements of Cash Flows

	2005	2004	2003
Operating Activities
Net income	$1,790	$1,631	$2,545
Items not requiring (providing) cash	(1,616)	1,813	(24)
Net cash provided by operating activities	174	3,444	2,521
Investing Activities—net change in loans	1,141	(1,059)	(1,011)
Financing Activities
Advances from (to) Bank subsidiary	—	(506)	2,283
Repayment of advances (from) to Bank subsidiary	43	—	(2,543)
Purchase of stock	(502)	(1,105)	(777)
Proceeds from exercise of stock options	205	261	248
Cash dividends	(944)	(880)	(680)
Net cash used in financing activities	(1,198)	(2,230)	(1,469)
Net Change in Cash	117	155	41
Cash at Beginning of Year	196	41	—
Cash at End of Year	$313	$196	$41

Peoples Ohio Financial Corporation
Notes to Consolidated Financial Statements (Continued)
(Table Dollar Amounts in Thousands)
June 30, 2005, 2004 and 2003

Note 18:               Selected Quarterly Data (Unaudited)

The following tables summarize selected quarterly results of operations for 2005 and 2004.

June 30, 2005	September	December	March	June
Interest and dividend income	$2,708	$2,755	$2,760	$2,838
Interest expense	990	988	970	979
Net interest income	1,718	1,767	1,790	1,859
Provision for loan losses	30	30	30	93
Net interest income after provision for loan losses	1,688	1,737	1,760	1,766
Noninterest income	543	494	475	560
Noninterest expense	1,610	1,571	1,584	1,640
Income before income tax	621	660	651	686
Income tax expense	199	219	211	199
Net income	$422	$441	$440	$487
Earnings per share
Basic	$0.06	$0.06	$0.06	$0.07
Diluted	0.06	0.06	0.06	0.07
Dividends per share	0.065			0.065

June 30, 2004	September	December	March	June
Interest and dividend income	$2,911	$2,760	$2,751	$2,673
Interest expense	1,138	1,043	1,008	955
Net interest income	1,773	1,717	1,743	1,718
Provision for loan losses	30	30	40	230
Net interest income after provision for loan losses	1,743	1,687	1,703	1,488
Noninterest income	524	525	534	591
Noninterest expense	1,510	1,623	1,664	1,623
Income before income tax	757	589	573	456
Income tax expense	243	198	169	134
Net income	$514	$391	$404	$322
Earnings per share
Basic	$0.07	$0.05	$0.06	$0.04
Diluted	0.07	0.05	0.05	0.04
Dividends per share	0.060		0.060

Additional provision for loan losses in the fourth quarter of 2004 resulted from management’s normal review of loan quality.

PEOPLES OHIO FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2005	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$5,912,006	$8,991,963
Held-to -maturity securities (fair value $459,000 and $486,000)	458,536	460,690
Available-for-sale securities	3,803,053	3,960,867
Loans, net of allowance for loan losses of $750,971 and $725,090	175,125,347	171,187,044
Premises and equipment	3,967,400	4,053,989
Federal Home Loan Bank stock	5,806,100	5,735,700
Interest receivable	771,487	733,000
Bank-owned life insurance	4,404,569	4,362,364
Other assets	360,755	395,252
Total assets	$200,609,253	$199,880,869
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$123,668,792	$126,520,450
Federal Home Loan Bank (FHLB) advances	49,380,529	46,123,030
Interest payable	273,591	156,400
Other liabilities	1,750,057	1,655,503
Total liabilities	175,072,969	174,455,383
Commitments and Contingent Liabilities	—	—
Equity from ESOP Shares	634,499	500,278
Shareholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 15,000,000 shares authorized; 7,583,652 and 7,583,652 shares issued less ESOP shares of 112,019 and 112,019	7,461,633	7,461,633
Additional paid-in capital	69,084	51,548
Treasury stock, at cost, 252,023 and 301,843 shares	(1,064,525)	(1,265,922)
Accumulated other comprehensive income	(29,876)	(6,455)
Retained earnings	18,465,469	18,684,404
Total shareholders’ equity	24,901,785	24,925,208
Total liabilities and shareholders’ equity	$200,609,253	$199,880,869

See notes to condensed consolidated financial statements

PEOPLES OHIO FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	Three Months Ended
	September 30,
	2005	2004
INTEREST INCOME
Interest and fees on loans	$2,834,395	$2,480,863
Interest on mortgage-backed securities and other securities	42,569	152,728
Other interest and dividend income	100,574	74,084
Total interest income	2,977,538	2,707,675
INTEREST EXPENSE
Deposits	488,589	286,488
Borrowings	593,325	702,986
Total interest expense	1,081,914	989,474
Net interest income	1,895,624	1,718,201
PROVISION FOR LOAN LOSSES	30,000	30,000
Net interest income after provision for loan losses	1,865,624	1,688,201
OTHER INCOME
Service charges on deposit accounts and other	73,049	76,501
Service charges derived from ATM	51,645	45,981
Overdraft / NSF fees	231,804	232,264
Fiduciary activities	127,990	132,600
Increase in cash value of bank owned life insurance	46,806	49,024
Gain on sale of credit card portfolio	121,420	—
Other income	5,989	6,463
Total other income	658,703	542,833
OTHER EXPENSES
Salaries and employee benefits	829,990	720,258
Director fees	48,150	39,000
Net occupancy expenses	113,856	109,212
Equipment expenses	29,967	34,492
Professional services	88,130	74,408
Advertising	32,453	34,026
Data processing fees	149,145	183,769
State of Ohio franchise taxes	60,502	75,000
Other expenses	367,916	339,494
Total other expenses	1,720,109	1,609,659
INCOME BEFORE FEDERAL INCOME TAX	804,218	621,375
FEDERAL INCOME TAX EXPENSE	257,520	199,661
NET INCOME	$546,698	$421,714
PER SHARE DATA:
BASIC EARNINGS PER SHARE	$0.07	$0.06
DILUTED EARNINGS PER SHARE	$0.07	$0.06
DIVIDENDS PER SHARE	$0.07	$0.065

See notes to condensed consolidated financial statements

PEOPLES OHIO FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)

	2005	2004
OPERATING ACTIVITIES
Net income	$546,698	$421,714
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	30,000	30,000
Depreciation and amortization	87,782	96,903
Investment securities amortization (accretion), net	3,661	(6,389)
Federal Home Loan Bank stock dividends	(70,400)	(58,600)
Increase in cash surrender value of life insurance	42,205	45,815
Net change in other assets/other liabilities	139,678	824,514
Net cash provided by operating activities	779,624	1,353,957
INVESTING ACTIVITIES
Net change in loans	(3,968,303)	(5,389,565)
Proceeds from maturities of securities held to maturity	1,908	2,062
Proceeds from maturities of securities available for sale	118,914	418,748
Purchases of premises and equipment	(1,193)	(3,352)
Net cash provided (used) by investing activities	(3,848,674)	(4,972,107)
FINANCING ACTIVITIES
Net change in
Interest-bearing demand and savings deposits	2,173,317	(4,606,152)
Certificates of deposit	(5,024,975)	(457,266)
Proceeds from FHLB advances	17,000,000	15,732,000
Repayment of FHLB advances	(13,742,501)	(9,201,850)
Cash dividends	(513,214)	(471,624)
Proceeds from exercise of stock options	96,466	(370,020)
Purchase/Reissuance of treasury stock	—	97,728
Net cash provided (used) by financing activities	(10,907)	722,816
Net Change in Cash and Cash Equivalents	(3,079,957)	(2,895,334)
Cash and cash equivalents, Beginning of Period	8,991,963	10,875,107
Cash and cash equivalents, End of Period	$5,912,006	$7,979,773
ADDITIONAL CASH FLOWS INFORMATION
Interest paid	$964,723	$973,754
Income tax paid	—	—

See notes to condensed consolidated financial statements

PEOPLES OHIO FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
(UNAUDITED)

					Accumulated
		Additional			other	Total
	Common	paid-in	Retained	Treasury	comprehensive	shareholders’
	stock	capital	earnings	stock	income	equity
BALANCE AT JUNE 30, 2005	$7,461,633	$51,548	$18,684,404	$(1,265,922)	$(6,455)	$24,925,208
Net income	—	—	546,698			546,698
Net change in Unrealized Gain/Loss on AFS Securities					(23,421)	(23,421)
Total comprehensive income						523,277
Cash dividends declared on common stock ($.07 per share)		—	(513,214)			(513,214)
Exercise of stock options			(118,198)	201,397		83,199
Tax benefit from exercise of stock options	—	4,269	0			4,269
Compensation expense related to vested stock options		13,267				13,267
Net change in equity from ESOP shares	—		(134,221)			(134,221)
BALANCE AT SEPTEMBER 30, 2005	$7,461,633	$69,084	$18,465,469	$(1,064,525)	$(29,876)	$24,901,785

See notes to condensed consolidated financial statements

Peoples Ohio Financial Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
For the three months ended September 30, 2005 and 2004

(1)   Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Form 10-Q instructions and Article 10 of Regulation S-X, and, in the opinion of management, reflect all adjustments necessary to present fairly the financial position as of September 30, 2005 and June 30, 2005, the results of operations and the cash flows for the three-month periods ended September 30, 2005 and 2004.

All adjustments to the financial statements were normal and recurring in nature. These results have been determined on the basis of accounting principles generally accepted in the United States of America. The results of operations for the three months ended September 30, 2005, are not necessarily indicative of results for the entire fiscal year.

The condensed consolidated balance sheet of the Peoples Ohio Financial Corporation (the “Company”) as of June 30, 2005 has been derived from the audited consolidated balance sheet of the Company as of that date.

The condensed consolidated financial statements are those of the Company and Peoples Savings Bank of Troy (the “Bank”). Certain information and footnote disclosures normally included in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures made are adequate and do not make the information misleading. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s 2005 Annual Report to Shareholders.

(2)   Earnings Per Share

The following table is for the three-month periods ending September 30, 2005 and 2004 and reflects the weighted average number of shares of common stock for both basic and diluted earnings per share (“EPS”) as well as the dilutive effect of stock options.

	Three Months Ended
	September 30,
	2005	2004
Weighted average number of common shares outstanding (basic EPS)	7,314,348	7,273,138
Dilutive effect of stock options	96,756	146,967
Weighted average number of common shares and equivalents outstanding (diluted EPS)	7,411,104	7,420,105

Options to purchase 135,370 shares of common stock with exercise prices ranging from $6.81 to $8.13 per share were outstanding at September 30, 2005 and 2004, but were not included in the computation of diluted EPS because such exercise prices were greater than the average market price of the common shares.

(3)   Change in Accounting Principle

Effective July 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment (“SFAS 123 (R)”). SFAS 123 (R) addresses all forms of share-based payment awards, including shares under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. The Company has elected the modified prospective application and, as a result, has recorded approximately $13,000 in compensation expense related to vested stock options less estimated forfeitures for the three-month period ended September 30, 2005. Certain disclosures required by SFAS 123 (R), have been omitted due to their immaterial nature.

(4)   Stock Options

The Company has a stock-based employee compensation plan. Prior to July 1, 2005, the Company accounted for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost was reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. The pro-forma effect on income for the period presented includes the effect of forfeitures.

Three Months Ended September 30,
2004
(amounts in thousands except per share data)
Net income, as reported	$422
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(11)
Pro forma net income	$411
Earnings per share:
Basic—as reported	$0.06
Basic—pro forma	$0.06
Diluted—as reported	$0.06
Diluted—pro forma	$0.06

(5)   Employee Benefit Plans

The Bank has a noncontributory defined benefit pension plan covering substantially all employees. Components of the net periodic benefits costs of the plan are as follows:

	Three Months Ended September 30,
	2005	2004
	(amounts in thousands)
Service cost	$24	$24
Expected return on plan assets	(14)	(10)
Interest cost	21	19
Amortization of prior service cost	(1)	(1)
Recognized net actuarial loss	4	4
Net periodic cost	$34	$36
Actual contributions to the plan	$0	$0

(6)   Merger Agreement

The Company and the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated September 28, 2005, with MainsSource Financial Group, Inc. A copy of the Merger Agreement was attached as an exhibit to the Company’s Current Report on Form 8-K, which was filed with the SEC on September 29, 2005. A copy of the Merger Agreement was included as an exhibit to the Company’s Current Report on Form 8-K, filed on September 29, 2005, a copy of which can be obtained free of charge at www.sec.gov.

The transaction is expected to close in the first quarter of 2006; however, it is subject to a number of conditions precedent to the merger. While the Company believes the transaction will occur, there can be no assurance. If the transaction is terminated, the Company could incur certain costs as discussed in the Agreement and Plan of Merger.

Upon the closing of the proposed transaction, the Company will record a number of charges including certain change-in-control payments to certain officers that will have a material impact on the consolidated financial Statements. At September 30, 2005, no accrual has been made for these charges.

ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated to be effective as of September 28, 2005, by and among MAINSOURCE FINANCIAL GROUP, INC. (“MainSource”), PEOPLES OHIO FINANCIAL CORPORATION (“POHF”) and PEOPLES SAVINGS BANK OF TROY (“Peoples Savings”).

W I T N E S S E T H:

WHEREAS, MainSource is an Indiana corporation registered as a financial holding company under the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”), with its principal office located in Greensburg, Decatur County, Indiana; and

WHEREAS, POHF is an Ohio corporation registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”), with its principal office located in Troy, Miami County, Ohio; and

WHEREAS, POHF’s principal operating subsidiary is Peoples Savings, an Ohio-chartered savings and loan association; and

WHEREAS, MainSource and POHF seek to affiliate through a corporate reorganization whereby POHF will first merge with and into MainSource and Peoples Savings will immediately thereafter merge with and into MainSource Bank—Ohio (“Merger Corp”), a to-be-formed interim Ohio commercial bank with its principal offices located in Troy, Miami County, Ohio, and the wholly-owned subsidiary of MainSource, as a result of which merger Peoples Savings will become a wholly owned subsidiary of MainSource; and

WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective corporations or banks and their respective shareholders to consummate the mergers provided for herein and have approved this Agreement, authorized its execution and designated this Agreement a plan of merger.

NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of POHF with and into MainSource, and the merger of Peoples Savings with and into Merger Corp, and the mode of carrying such mergers into effect as follows:

ARTICLE I

THE COMPANY MERGER

1.01.   The Company Merger.

(a)   General Description.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Article X hereof), POHF shall merge with and into and under the Articles of Incorporation of MainSource (the “Company Merger”). The Company Merger is subject to the Subsidiary Merger (as defined in Section 2.01 hereof) occurring immediately after the Company Merger, and if the Subsidiary Merger will not close immediately thereafter, the Company Merger shall not occur. MainSource shall survive the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended (the “IBCL”).

(b)   Name, Officers and Directors.   The name of the Surviving Corporation shall be “MainSource Financial Group, Inc.” Its principal office shall be located at 201 North Broadway, Greensburg, Decatur County, Indiana. The officers of MainSource serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. The directors of the Surviving Corporation following the Effective Time shall be those individuals of MainSource serving as directors at the Effective Time until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

(c)   Articles of Incorporation and By-Laws.   The Articles of Incorporation and By-Laws of MainSource in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

(d)   Effect of the Company Merger.   At the Effective Time, the title to all assets, real estate and other property owned by POHF shall vest in Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended, and Ohio Revised Code § 1701.82, as amended, without reversion or impairment. At the Effective Time, all liabilities of POHF shall be assumed by Surviving Corporation.

(e)   Integration.   At the Effective Time and subject to and upon the terms and conditions set forth in this Agreement, the parties hereto currently intend to effectuate, or cause to be effectuated, the Company Merger, pursuant to the Indiana Articles of Merger, substantially in the form attached hereto as Exhibit 1.01(e)(i), a Plan of Merger substantially in the form attached hereto as Exhibit 1.01(e)(ii), an Ohio Certificate of Merger, substantially in the form attached hereto as Exhibit 1.01(e)(iii), and the applicable provisions of the IBCL and the Ohio General Corporation Law (the “OGCL”). The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Company Merger.

1.02.   Reservation of Right to Revise Structure.   At MainSource’s election, the Company Merger may alternatively be structured so that (a) POHF is merged with and into any other direct or indirect wholly owned subsidiary of MainSource or (b) any direct or indirect wholly owned subsidiary of MainSource is merged with and into POHF; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration (as hereinafter defined) or the treatment of the holders of common stock, without par value, of POHF (“POHF Common Stock”) or options for POHF Common Stock (“POHF Stock Options”), (y) prevent the parties from obtaining the opinion of Bose McKinney & Evans LLP referred to in Sections 8.01 and 8.02, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

ARTICLE II

THE SUBSIDIARY MERGER

2.01.   The Subsidiary Merger.

(a)   General Description.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Peoples Savings shall merge with and into and under the Articles of Incorporation of Merger Corp (the “Subsidiary Merger”). Merger Corp shall survive the Subsidiary Merger (the “Surviving Bank”) and shall continue its corporate existence under the laws of the State of Ohio pursuant to the provisions of and with the effect provided in Chapters 11 and 17 of the Ohio Revised Code.

(b)   Name, Offices, Officers and Directors.   The name of the Surviving Bank shall be “MainSource Bank—Ohio”. Its principal office shall be located at 635 South Market Street, Troy, Miami County, Ohio, and its branches shall consist of the branch offices of Peoples Savings as of the Effective Time. The officers of Merger Corp at the Effective Time shall continue to serve as the officers of the Surviving Bank until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. In addition, immediately following the Effective Time, Ronald B. Scott shall be appointed the Chairman, President and Chief Executive Officer of the Surviving Bank. The directors of the Surviving Bank following the Effective Time shall consist of Ronald B. Scott and four (4) other individuals mutually acceptable to MainSource and POHF, until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

(c)   Articles of Incorporation and Regulations.   The Articles of Incorporation and Code of Regulations of Merger Corp in existence at the Effective Time shall remain the Articles of Incorporation and Code of Regulations of the Surviving Bank following the Effective Time, until such Articles of Incorporation and Code of Regulations shall be further amended as provided by applicable law.

(d)   Effect of the Subsidiary Merger.   At the Effective Time, the title to all assets, real estate and other property owned by Peoples Savings shall vest in Surviving Bank as set forth in Ohio Revised Code §§ 1115.11 and 1701.82, as amended, without reversion or impairment. At the Effective Time, all liabilities of Peoples Savings shall be assumed by Surviving Bank.

(e)   Integration.   At the Effective Time, the parties hereto currently intend to effectuate, or cause to be effectuated, the Subsidiary Merger, pursuant to an Ohio Certificate of Merger, substantially in the form attached hereto as Exhibit 2.01(e); and the applicable provisions of the IBCL, the OGCL and the Ohio statutes applicable to mergers of financial institutions. The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Subsidiary Merger. POHF and Peoples Savings also agree to cooperate with MainSource and to take all reasonable restructuring steps for regulatory purposes, as may be reasonably requested by MainSource to effect the Company Merger and the Subsidiary Merger (collectively, the “Mergers”), or otherwise consolidate such legal entities to the extent desirable for regulatory or other reasons.

2.02.   Reservation of Right to Revise Structure.   At MainSource’s election, the Subsidiary Merger may alternatively be structured so that (a) Peoples Savings is merged with and into any other direct or indirect wholly owned subsidiary of MainSource or (b) any direct or indirect wholly owned subsidiary of MainSource is merged with and into Peoples Savings; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of POHF Common Stock or POHF Stock Options, (y) prevent the parties from obtaining the opinion of Bose McKinney & Evans LLP referred to in Sections 8.01 and 8.02, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

ARTICLE III

MANNER AND BASIS OF EXCHANGE OF STOCK

3.01.   Consideration.   (a) Subject to the terms and conditions of this Agreement, at the Effective Time, each share of POHF Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of POHF and shares held directly or indirectly by MainSource, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive in accordance with this Article:

(i)    An amount of cash equal to the Purchase Price (as such amount is determined and adjusted in accordance with Section 3.02 below) divided by the number of shares of POHF Common Stock outstanding as of the Effective Time (such amount is the “Cash Consideration”), or

(ii)   Such number of shares of common stock, without par value but $0.50 stated value, of MainSource (“MainSource Common Stock”) equal to the quotient (the “Exchange Ratio”) arrived at by dividing:

A.             the Cash Consideration, by

B.              the average of the daily high and low sales prices of a share of MainSource Common Stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth (5th) calendar day preceding the Effective Time (the “MainSource Average Stock Price”), subject to adjustment, if any, pursuant to Sections 3.02 and 3.06 hereof (the “Stock Consideration”).

The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

(b)   Subject to any consents required by law and Section 6.15 hereof, at the Effective Time, outstanding POHF Stock Options will be treated as follows:

(i)    With respect to a POHF Stock Option held by any person other than Ronald B. Scott, such POHF Stock Option, without any action on the part of any holder thereof, shall be converted into the right to receive from MainSource, at the Effective Time, an amount in cash equal to the excess of the Cash Consideration over the per share exercise price for each share of POHF Common Stock subject to such POHF Stock Option; provided, however, that the payer shall withhold from such cash payment those taxes required to be withheld by applicable law, if any. Each POHF Stock Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment.

(ii)   Each POHF Stock Option held by Ronald B. Scott, whether or not vested, shall be amended (thereafter, an “Amended Option” so that it will provide for the acquisition of, on the same terms and conditions as were applicable under such POHF Stock Option (substituting MainSource, where applicable), a specified number of shares of MainSource Common Stock, at a specified exercise price per share. In respect of each option outstanding to Ronald B. Scott, such number shall be determined by multiplying the number of shares of POHF Common Stock subject to such POHF Stock Option by the Exchange Ratio and rounding such product to the nearest whole number, and such exercise price per share shall be determined by dividing the per share exercise price under such POHF Stock Option by the Exchange Ratio and rounding such quotient to the nearest whole cent. Notwithstanding the foregoing, each POHF Stock Option which is intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to “incentive stock options,” fractional shares will be rounded down to the nearest whole number of shares and where necessary the per share exercise price will be rounded up to the nearest cent. At the Effective Time, MainSource shall assume all POHF stock option plans pursuant to which any POHF Stock Options held by Ronald B. Scott were issued. At all times after the Effective Time, MainSource shall reserve for issuance such number of shares of MainSource Common Stock as are needed to permit the Amended Options to be exercised in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. MainSource shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of MainSource Common Stock subject to the Amended Options (or, if such shares have been included on the registration statement for the Stock Consideration, shall file a post-effective amendment to such registration statement to maintain its effectiveness with respect to such shares) and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as such Amended Options remain outstanding.

(c)   Each share of POHF Common Stock that, immediately prior to the Effective Time, is held as treasury stock of POHF or held directly or indirectly by MainSource (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

3.02.   Purchase Price; Adjustments to Purchase Price.

(a)   Purchase Price.   Subject to the adjustments in this Section 3.02, the Purchase Price shall be equal to $41,057,122.

(b)   Adjustment Based Upon POHF’s Consolidated Shareholders’ Equity.

(i)    Unless waived by MainSource pursuant to Section 12.02 of this Agreement, if as of the last business day of the month preceding the month in which the Effective Time occurs (the “Computation Date”) the POHF Consolidated Shareholders’ Equity, as determined by POHF’s independent registered public accounting firm in accordance with Section 3.02(b)(ii), is less than $23,250,000, the Purchase Price shall be reduced on a dollar-for-dollar basis by an amount equal to the difference between $23,250,000 and the actual POHF Consolidated Shareholders’ Equity as of the Computation Date determined in accordance with Section 3.02(b)(ii). If at the Computation Date POHF’s Consolidated Shareholders’ Equity is greater than $23,750,000, the Purchase Price shall be increased on a dollar-for-dollar basis by an amount equal to the difference between $23,750,000 and the actual POHF Consolidated Shareholders’ Equity as of the Computation Date determined in accordance with Section 3.02(b)(ii).

(ii)   The POHF Consolidated Shareholders’ Equity shall be determined, for purposes of this Agreement, based upon the balance sheet of POHF as of the Computation Date, prepared in accordance with generally accepted accounting principles consistently applied, adjusted (unless such adjustments were already made in preparing such balance sheet) for the following items and tax effecting those adjustments, using a 34% tax rate, where appropriate:

(A)       the accrual of any dividends scheduled to be declared after the Computation Date (including but not limited to a prorated dividend declared in accordance with Section 6.03(a)(iii);

(B)        the accrual of any fees payable to a broker or investment advisor by POHF as a result of the consummation of the transactions contemplated herein;

(C)        the accrual of the payments contemplated by Section 6.18 hereof;

(D)       the funding in full of the POHF defined benefit pension plan upon its termination;

(E)        the accrual of all compensable vacation and sick days for employees of POHF as of the Computation Date;

(F)         write off of the net book value of POHF’s imaging hardware and software;

(G)      the accrual of an additional $750,000 balance in the allowance for loan loss above the amount calculated in accordance with Section 6.03(xiv); and

(H)      any change arising from the purchase, or anticipated purchase, of POHF Common Stock from the portion of the Peoples Savings Bank of Troy Ohio 401(k) Plan (the “401(k) Plan”) that consists of the assets and liabilities (as adjusted) of the Peoples Savings Bank of Troy Ohio Employee Stock Ownership Plan that were merged with and into the 401(k) Plan as of July 1, 2003 (the “POHF ESOP”) will be disregarded or reversed.

The application of the adjustments to the POHF Consolidated Shareholders’ Equity as contemplated in subsections (A) through (H) above is illustrated by way of the example attached hereto as Exhibit 3.02(b)(ii), which shall be used only to demonstrate the method for applying such adjustments.

(c)   Adjustment Based on Market Price of MainSource Common Stock.

(i)    If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio shall be equal to the Cash Consideration divided by $16.50 (as further adjusted pursuant to Section 3.06, as necessary).

(ii)   If the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio shall be equal to the Cash Consideration divided by $21.50 (as further adjusted pursuant to Section 3.06, as necessary).

3.03.   Fractional Shares.   Notwithstanding any other provision in this Agreement, no fractional shares of MainSource Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, MainSource shall pay to each holder of POHF Common Stock who otherwise would be entitled to a fractional share of MainSource Common Stock an amount in cash (without interest) determined by multiplying such fraction by the MainSource Average Stock Price.

3.04.   Election and Proration Procedures.

(a)   An election form and letter of transmittal (the “Election Form”) shall be mailed to each record holder of POHF Common Stock along with the proxy materials for the special shareholders’ meeting at which the Company Merger will be submitted to a vote of POHF’s shareholders. The shareholders of POHF entitled to receive the Election Form shall be those shareholders of record as of the record date fixed for the special shareholders’ meeting at which the Company Merger will be submitted to a vote of POHF’s shareholders (the “Special Record Date”). POHF and MainSource shall also establish a deadline for receipt of such Election Forms (the “Election Deadline”), which deadline shall be the close of business on the date of the special meeting at which the Company Merger will be submitted to a vote of POHF’s shareholders, unless MainSource elects to establish a later Election Deadline not later than the close of business on the last date that POHF shareholders are permitted to give notice of their exercise of statutory dissenter’s rights. MainSource shall also use commercially reasonable efforts to provide the Election Form to shareholders of record who become such after the record date and before the Election Deadline. The Election Forms POHF shall provide to MainSource shall include all information reasonably necessary for POHF to perform its obligations as specified herein.

(b)   Each Election Form shall entitle the holder of shares of POHF Common Stock to:

           (i)  elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”);

         (ii)  elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”);

        (iii)  elect to receive the Cash Consideration with respect to some of such holder’s shares and the Stock Consideration with respect to such holder’s remaining shares (a “Mixed Election”); or

         (iv)  make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”).

Shares of POHF Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of POHF Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of POHF Common Stock as to which no election has been made (other than shares as to which the holder has given notice of exercise of dissenter’s rights) are referred to herein as “Non-Election Shares.” The aggregate number of Stock Election Shares and Non-Election Shares are referred to herein as the “Stock Election Number.”

(c)   An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to MainSource (or, at the election of MainSource, the Exchange Agent, as defined below) before 5:00 p.m., E.S.T., on the Election Deadline. An election shall have been properly made only if MainSource shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates therefor representing POHF Common Stock (“Certificates”) (or customary affidavits and, if required by MainSource pursuant to Section 3.05(g), a bond or other indemnity satisfactory to MainSource against any claim that may be made with respect to such Certificates or the guaranteed delivery of such Certificates) representing all shares of POHF Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Subject to the terms of this Agreement and of the Election Form, MainSource shall have reasonable discretion to determine whether any election, revocation, or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of MainSource regarding such matters shall be binding and conclusive.

(d)   Notwithstanding any other provision contained in this Agreement, seventy-five percent (75%) of the total number of shares of POHF Common Stock outstanding at the Effective Time (the “Stock Conversion Number”) shall be converted into the Stock Consideration and the remaining outstanding shares of POHF Common Stock shall be converted into the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Mergers will qualify as an integrated plan of reorganization under the provisions of Section 368(a)(1)(A) and/or (F) of the Code and, notwithstanding anything to the contrary contained herein, in order that the aforementioned integrated plan of reorganization will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a)(1)(A) and/or (F) of the Code, MainSource reserves the right to increase the number of shares of POHF Common Stock that will be converted into Stock Consideration and reduce the number of shares of POHF Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent at least fifty percent (50%) of the value of the total of the aggregate Merger Consideration plus any amount treated as merger consideration for federal income tax purposes.

(e)   Within five (5) business days after the Effective Time, MainSource shall effect the allocation among holders of POHF Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

(i)    if the Stock Election Number equals the Stock Conversion Number, then (A) all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and (B) all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Stock Consideration;

(ii)   if the Stock Election Number is less than the Stock Conversion Number, the Cash Elections shall be eliminated (each in its entirety) and converted to Stock Elections (each in its entirety) by first eliminating and converting the Cash Election which covers the largest number of shares of POHF Common Stock, and then eliminating and converting the Cash Election which covers the next largest number of shares and continuing this process until the total remaining number of outstanding POHF shares covered by Cash Elections is such that seventy-five percent (75%) of the total number of shares of POHF Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d) to increase the number of shares of POHF Common Stock that will be converted into Stock Consideration to ensure that the Company Merger is a tax-free reorganization; and

(iii)  if the Stock Election Number exceeds the Stock Conversion Number, the Non-Elections shall be eliminated (each in its entirety) and converted to Cash Elections (each in its entirety) by first eliminating and converting the Non-Election which covers the smallest number of shares of POHF Common Stock, and then eliminating and converting the Non-Election which covers the next smallest number of shares and continuing this process until either all Non-Elections are converted into the Cash Consideration or the total remaining number of outstanding POHF shares covered by Non-Elections (when added to all Stock Elections) is such that 75% of the total number of shares of POHF Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d) to increase the number of shares of POHF Common Stock that will be converted into Stock Consideration to ensure that the Company Merger is a tax-free reorganization. In the event that, following the elimination and conversion of all Non-Elections to Cash Elections, the Stock Election Number still exceeds the Stock Conversion Number, the Stock Elections will be eliminated (each in its entirety) and converted to Cash Elections (each in its entirety) in the same manner as the Non-Elections in this Section 3.04(e)(iii), until such time as the total remaining number of POHF Common Shares covered by Stock Elections is such that 75% of the total number of shares of POHF Common Stock outstanding at the Effective Time shall be converted into the Stock Consideration, subject to MainSource’s reserved right in Section 3.04(d), as provided herein.

For purposes of this Section 3.04(e), if MainSource is obligated to increase the number of shares of POHF Common Stock to be converted into shares of MainSource Common Stock as a result of the application of the last clause of Section 3.04(d) hereof, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 3.04(e).

(f)    A holder of POHF’s shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of POHF and MainSource the names of the persons for whom it is so holding shares (the “Beneficial Owners”). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

3.05.   Exchange Procedures.

(a)   Distributions by MainSource of the Merger Consideration shall be made in accordance with Section 3.04. At and after the Effective Time, each certificate representing shares of POHF Common Stock shall represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement.

(b)   At or prior to the Effective Time, MainSource shall reserve a sufficient number of shares of MainSource Common Stock to be issued as part of the Merger Consideration and shall deposit with MainSource Bank an estimated amount of cash to be issued as part of the Merger Consideration.

(c)   MainSource shall cause a certificate representing that number of whole shares of MainSource Common Stock that each holder of POHF Common Stock has the right to receive pursuant to Section 3.04, if any, and a check in the amount of any cash that such holder has the right to receive pursuant to Section 3.04, if any, including any cash in lieu of fractional shares, or dividends or distributions which such person shall be entitled to receive, to be delivered to such shareholder upon delivery (if not previously delivered) to MainSource of certificates representing such shares of POHF Common Stock

(“Old Certificates”) (or bond or other indemnity satisfactory to MainSource if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any Merger Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

(d)   No dividends or other distributions on MainSource Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of POHF Common Stock converted in the Company Merger into the right to receive shares of such MainSource Common Stock until the holder thereof surrenders such Old Certificates in accordance with this Section 3.05. After becoming so entitled in accordance with this Section 3.05, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of MainSource Common Stock such holder had the right to receive upon surrender of the Old Certificate.

(e)   The stock transfer books of POHF shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of POHF of any shares of POHF Common Stock. If, after the Effective Time, Old Certificates are presented to MainSource, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.05.

(f)    MainSource shall be entitled to rely upon POHF’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, MainSource shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(g)   If any Old Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen, or destroyed and, if required by MainSource, the posting by such person of a bond or other indemnity satisfactory to MainSource in such amount as MainSource may reasonably direct as indemnity against any claim that may be made against it with respect to such Old Certificate, MainSource will issue in exchange for such lost, stolen, or destroyed Old Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 3.04 hereof.

(h)   Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of POHF Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.06.   Anti-Dilution Adjustments.   Should MainSource change (or establish a record date for changing) the number of shares of MainSource Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MainSource Common Stock, and the record date therefor shall be prior to the Effective Time, the Stock Consideration shall be adjusted so the shareholders shall receive, in the aggregate, such number of shares of MainSource Common Stock representing the same percentage of outstanding shares of MainSource Common Stock at the Effective Time as would have been represented by the number of shares of MainSource Common Stock the shareholders of POHF would have received if any of the foregoing actions had not occurred.

3.07.   Exchange Agent.   On or before the date that the registration statement contemplated by Section 7.02 is declared effective, MainSource shall either appoint an agent (the “Exchange Agent”) for purposes of mailing and receiving the Election Forms, tabulating the results and distributing the Merger Consideration pursuant to the terms and conditions of this Agreement or elect to perform such functions itself.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF POHF

On or prior to the date hereof, POHF has delivered to MainSource a schedule (the “POHF Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV or to one or more of its covenants contained in Article VI; provided that the mere inclusion of an item in the POHF Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by POHF that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).

For the purpose of this Agreement, and in relation to POHF, a “Material Adverse Effect” means any effect that (i) is material and adverse to the financial position, results of operations or business of POHF and its subsidiaries taken as a whole, or (ii) would materially impair the ability of POHF to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or savings associations or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks, savings associations, or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of MainSource, (e) changes in the general level of interest rates (including the impact on POHF’s or Peoples Savings’ securities portfolios) or conditions or circumstances relating to or that affect the United States economy, financial or securities markets or the banking industry, generally, (f) reasonable and customary expenses incurred in connection with the Mergers and all expenses related to any employment or severance contract as provided in Section 6.18 and 7.05 of this Agreement and any benefit or retirement plan disclosed on the POHF Disclosure Schedule, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of POHF or Peoples Savings, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices.

For the purpose of this Agreement, and in relation to POHF, “knowledge” means the actual knowledge of Ronald B. Scott, Richard J. Dutton, Anne Mercer, John Wannemacher, Linda Daniel or Richard K. Bender of a particular fact.

Accordingly, POHF and Peoples Savings hereby represent and warrant to MainSource as follows:

4.01.   Organization and Authority.   (a) POHF is a corporation duly organized and validly existing under the laws of the State of Ohio and is a registered savings and loan holding company under the HOLA. POHF has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in the POHF Disclosure Schedule, Peoples Savings is POHF’s only direct or indirect subsidiary and POHF owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(b)   Peoples Savings is an Ohio savings and loan association duly incorporated and organized and existing pursuant to the laws of the State of Ohio. Peoples Savings has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in the POHF Disclosure

Schedule, Peoples Savings has no subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(c)   Each subsidiary listed in the POHF Disclosure Schedule pursuant to Section 4.01(a) or (b) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation as listed in the POHF Disclosure Schedule, with full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

4.02.   Authorization.   (a) POHF has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 8.02(d), (e) and (f) hereof. As of the date hereof, POHF is not aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement and its execution and delivery by POHF have been duly authorized and approved by the Board of Directors of POHF and, assuming due execution and delivery by MainSource, constitutes a valid and binding obligation of POHF, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)   Neither the execution of this Agreement nor consummation of the Mergers contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or Code of Regulations of POHF or the Articles of Incorporation or Code of Regulations of Peoples Savings; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Mergers are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which POHF or Peoples Savings is a party or by which POHF or Peoples Savings is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than MainSource) or any other adverse interest, upon any right, property or asset of POHF or Peoples Savings which would be material to POHF; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which POHF or Peoples Savings is bound or with respect to which POHF or Peoples Savings is to perform any duties or obligations or receive any rights or benefits.

(c)   Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Mergers by POHF or Peoples Savings.

4.03.   Capitalization.   (a) The authorized capital stock of POHF as of the date hereof consists, and at the Effective Time will consist, of 15,000,000 shares of POHF Common Stock, 7,331,629 of which shares are issued and outstanding, and 1,000,000 shares of preferred stock, no par value, none of which preferred shares are issued and outstanding. Such issued and outstanding shares of POHF Common Stock have been duly and validly authorized by all necessary corporate action of POHF, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former POHF shareholder. Except as set forth in the POHF Disclosure Schedule, POHF has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of POHF Common Stock. Each share of POHF Common Stock is entitled to one vote per share. A description of the POHF Common Stock is contained in the Articles of Incorporation of POHF, as set forth in the POHF Disclosure Schedule pursuant to Section 4.04 hereof.

(b)   The authorized capital stock of Peoples Savings as of the date hereof consists, and at the Effective Time will consist, of 90,000,000 shares of common stock, $1.00 par value per share, 7,439,650 of which shares are validly issued and outstanding (such issued and outstanding shares are referred to herein as “Peoples Savings Common Stock”) and 10,000,000 shares of preferred stock, $1.00 par value per share, none of which preferred shares are issued and outstanding. Such validly issued and outstanding shares of Peoples Savings Common Stock have been duly and validly authorized by all necessary corporate action of Peoples Savings, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Peoples Savings stockholder. All of the issued and outstanding shares of Peoples Savings Common Stock are owned by POHF free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Peoples Savings has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(b) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Peoples Savings Common Stock.

(c)   Except as set forth in the POHF Disclosure Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of POHF Common Stock or Peoples Savings Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of POHF or Peoples Savings, by which POHF is or may become bound. POHF does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of POHF Common Stock. To the knowledge of POHF and Peoples Savings, there are no voting trusts, voting arrangements, buy-sell agreements or similar arrangements affecting the capital stock of either POHF or Peoples Savings.

(d)   Except as set forth in the statements on Schedules 13D and 13G that have been filed by certain persons with the Securities and Exchange Commission (the “SEC”), POHF has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of common stock within the meaning of the rules of the SEC promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended.

4.04.   Organizational Documents.   The Articles of Incorporation and Code of Regulations of POHF and of Peoples Savings, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to MainSource and are included in the POHF Disclosure Schedule.

4.05.   Compliance with Law.   (a) Neither POHF nor Peoples Savings has engaged in any activity or taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, and neither is in violation of any order, injunction, judgment, writ or decree of any court or government agency or body, except where such activity, omission to act or violation would not have a Material Adverse Effect. POHF and Peoples Savings possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to MainSource or to Merger Corp at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

(b)   POHF has provided MainSource with, or given MainSource access to, all agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of POHF or Peoples Savings which presently are binding upon or require action by, or at any time during the last three (3) years have been binding upon or have required action by, POHF or Peoples Savings, including, without limitation, all correspondence, written communications and written commitments related thereto. All such agreements, understandings, commitments, orders, directives, correspondence and written communications which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, POHF or Peoples Savings are set forth in the POHF Disclosure Schedule. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body cited in any examination report of POHF or Peoples Savings as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to POHF or Peoples Savings.

(c)   All of the existing offices and branches of Peoples Savings have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements, except such as would not have a Material Adverse Effect. Peoples Savings has no approved but unopened offices or branches.

4.06.   Accuracy of Statements Made and Materials Provided to MainSource.   No representation, warranty or other statement made, or any information provided, by POHF or Peoples Savings in this Agreement or the POHF Disclosure Schedule (and any update thereto) and no written information which has been or shall be supplied by POHF or Peoples Savings with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus relating to the Mergers, contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is first mailed to POHF’s shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading, except that no representation or warranty has been made by POHF or Peoples Savings with respect to statements made or incorporated by reference in the Form S-4 or the proxy statement-prospectus therein based on information supplied by MainSource specifically for inclusion or incorporation by reference in the Form S-4 or the proxy statement-prospectus therein.

4.07.   Litigation and Pending Proceedings.   Except as set forth in the POHF Disclosure Schedule and except for any lawsuits involving collection by POHF or Peoples Savings of delinquent accounts as to which no counterclaims are asserted against POHF or Peoples Savings:

(a)   There are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or, to the knowledge of POHF, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does POHF have any knowledge of a basis for any such claim, action, suit, proceeding, litigation, arbitration or investigation) against POHF. There are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or, to the knowledge of POHF, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does POHF have any knowledge of a basis for any such claim, action, suit, proceeding, litigation, arbitration or investigation) against Peoples Savings that would result in a Material Adverse Effect.

(b)   Neither POHF nor Peoples Savings is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the knowledge of POHF, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the knowledge of POHF, threatened proceeding by any government regulatory agency or authority having jurisdiction over their respective business, assets, capital, properties or operations.

4.08.   Financial Statements and Reports.   (a) POHF has previously delivered to MainSource copies of the following financial statements and reports of POHF and Peoples Savings, including the notes thereto (collectively, the “POHF Financial Statements”):

(i)    Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders’ Equity of POHF as of and for the fiscal years ended June 30, 2005 and 2004;

(ii)   Consolidated Statements of Cash Flows of POHF for the fiscal years ended June 30, 2005 and 2004;

(iii)  Thrift financial Reports (“TFRs”) for Peoples Savings as of and for the fiscal years ended the close of business on June 30, 2005 and 2004;

(b)   The POHF Financial Statements present fairly the consolidated financial position of POHF as of and at the dates shown and the consolidated results of operations for the periods covered thereby and to the knowledge of POHF and Peoples Savings are complete, correct, represent bona fide transactions, and have been prepared from the books and records of POHF and its subsidiaries. The POHF Financial Statements described in clauses (i) and (ii) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants’ notes or reports with respect to such financial statements.

(c)   Since June 30, 2005 on a consolidated basis POHF and its subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

4.09.   Properties, Contracts, Employees and Other Agreements.   (a) Set forth in the POHF Disclosure Schedule are true, accurate and complete copies of the following:

(i)    A brief description and the location of all real property owned by POHF or Peoples Savings (other than Other Real Estate Owned (“OREO”)) and the principal buildings and structures located thereon, together with a legal description of such real property and, within forty-five (45) days of the date of this Agreement, a commitment for a title insurance policy (obtained at the expense of MainSource) insuring the same and a survey drawing (obtained at the expense of MainSource) of each parcel of real property owned by POHF or Peoples Savings, and each lease of real property to which POHF or Peoples Savings is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

(ii)   All conditional sales contracts or other title retention agreements relating to POHF or Peoples Savings and agreements for the purchase of federal funds;

(iii)  All agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of POHF or Peoples Savings which individually or in the aggregate:

(A)  involve payment or receipt by POHF or Peoples Savings (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $25,000;

(B)   involve payments based on profits of POHF or Peoples Savings;

(C)   relate to the purchase of goods, products, supplies or services in excess of $15,000;

(D)  were not made in the ordinary course of business;

(E)   may not be terminated without penalty at will or upon notice of ninety (90) days or less; or

(F)   involve the employment of, or payment to, any present or former directors, officers, employees or consultants relating to their services as such with POHF; and

(iv)  The name and current annual salary of each director, officer and employee of POHF or Peoples Savings whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by POHF or Peoples Savings to or for the benefit of each such person for the fiscal year ended June 30, 2005, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

(b)   POHF has, prior to the date of this Agreement, provided or given access to MainSource to the files and documentation of all borrowers of Peoples Savings, or persons or entities that are or may become obligated to Peoples Savings under an existing letter of credit, line of credit, loan transaction, loan agreement, promissory note or other commitment of Peoples Savings, in excess of $15,000 individually or in the aggregate, whether in principal, interest or otherwise, and including all guarantors of such indebtedness.

(c)   Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the POHF Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor’s rights. POHF and Peoples Savings are, and to the knowledge of POHF, all other parties thereto are, in material compliance with the provisions thereof, and neither POHF nor Peoples Savings is, and to the knowledge of POHF, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or provision contained therein. Except as set forth in the POHF Disclosure Schedule, none of the foregoing requires the consent of any party to its assignment in connection with the Mergers contemplated by this Agreement. Other than as disclosed pursuant to this Section 4.09, to the knowledge of POHF, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.

(d)   Neither POHF nor Peoples Savings is in material default under or in material breach of or, to the knowledge of POHF or Peoples Savings, alleged to be in material default under or in material breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

4.10.   Absence of Undisclosed Liabilities.   Except as provided in the POHF Financial Statements and in the POHF Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of Peoples Savings made in the ordinary course of business, except for trade payables incurred in the ordinary course of Peoples Savings’ business, except for the transactions contemplated by this Agreement and obligations for services rendered pursuant thereto, and except for liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon POHF or Peoples Savings, neither POHF nor Peoples Savings has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $10,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license. Neither POHF nor Peoples Savings is delinquent in the payment of any amount due pursuant to any trade payable, and each has properly accrued for such payables in accordance with generally accepted accounting principles.

4.11.   Title to Assets.   Except as described in this Section 4.11 or the POHF Disclosure Schedule:

(a)   POHF or Peoples Savings, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the POHF Financial Statements as of June 30, 2005; good and marketable title to all personal property reflected in the POHF Financial Statements as of June 30, 2005, other than personal property disposed of in the ordinary course of business since June 30, 2005; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which POHF or Peoples Savings purports to own or which POHF or Peoples Savings uses in its respective business; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in its respective business; and good and marketable title to all property and assets acquired and not disposed of or leased since June 30, 2005. All of such properties and assets are owned by POHF or Peoples Savings free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the POHF Disclosure Schedule; (ii) as specifically noted in reasonable detail in the POHF Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to POHF on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by POHF or Peoples Savings is in compliance with all applicable zoning and land use laws. All real property, machinery, equipment, furniture and fixtures owned or leased by POHF or Peoples Savings is structurally sound, in good operating condition, ordinary wear and tear excepted, and has been and is being maintained and repaired in the ordinary condition of business in all material respects.

(b)   With respect to all real property presently or formerly owned, leased or used by POHF or Peoples Savings, POHF and Peoples Savings and to POHF’s knowledge each of the prior owners, have conducted their respective business in material compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, “Environmental Laws”). There are no pending or, to the knowledge of POHF or Peoples Savings, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against POHF or Peoples Savings with respect to the Environmental Laws, and to POHF’s knowledge there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental clearances or other governmental approvals related to Environmental Laws are required for the conduct of the business of POHF or Peoples Savings or the consummation of the Mergers contemplated hereby. To POHF’s knowledge, neither POHF nor Peoples Savings is the owner, or has been in the chain of title or the operator or lessee, of any property on which any substances regulated by Environmental Laws have been used, stored, deposited, treated, recycled or disposed of in violation of Environmental Laws. To POHF’s knowledge, neither POHF nor Peoples Savings has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

4.12.   Loans and Investments.

(a)   Except as set forth in the POHF Disclosure Schedule, there is no loan by Peoples Savings in excess of $10,000 that has been classified by regulatory examiners or management as “Other Loans Specially Mentioned,” “Substandard,” “Doubtful” or “Loss” or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of Peoples Savings and a list of all loans in excess of $10,000 which Peoples Savings has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the POHF Disclosure Schedule.

(b)   All loans reflected in the POHF Financial Statements as of June 30, 2005, and which have been made, extended, renewed, restructured, approved, amended or acquired since June 30, 2005: (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Peoples Savings has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Peoples Savings as the secured party or mortgagee (unless by written agreement to the contrary).

(c)   The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the POHF Financial Statements are, in the judgment of management of POHF and Peoples Savings, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

(d)   Except as set forth in the POHF Disclosure Schedule, none of the investments reflected in the POHF Financial Statements as of and for the period ended June 30, 2005, and none of the investments made by Peoples Savings since June 30, 2005 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Peoples Savings to dispose freely of such investment at any time. Peoples Savings is not a party to any repurchase agreements with respect to securities.

(e)   Set forth in the POHF Disclosure Schedule is a true, accurate and complete list of all loans in which Peoples Savings has any participation interest or which have been made with or through another financial institution on a recourse basis against Peoples Savings.

(f)    Except as set forth in the POHF Disclosure Schedule, and except for customer deposits and ordinary trade payables, Peoples Savings has not, nor will it have at the Effective Time, any indebtedness for borrowed money.

4.13.   State Takeover Laws.   The Board of Directors of POHF has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions the provisions of Chapter 1704 and Section 1707.43 of the OGCL, and all other similar “takeover” or “interested shareholder” laws.

4.14.   Employee Benefit Plans.

(a)   With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored or otherwise maintained by POHF or Peoples Savings, whether written or oral, in which POHF or Peoples Savings participates as a participating employer, to which POHF or Peoples Savings contributes, with respect to which POHF or Peoples Savings acts as administrator, trustee or fiduciary, or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of POHF or Peoples Savings, and including any such plans, to POHF’s knowledge, which have been terminated, merged into another plan, frozen or discontinued since January 1, 2000 (collectively, “POHF Plans”), except as set forth in the POHF Disclosure Schedule:

(i)    all such POHF Plans have, on a continuous basis since their adoption, been, in all material respects, maintained and administered in compliance with applicable POHF Plan documents and with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and the Department of Labor (the “Department”) and Treasury Regulations promulgated thereunder;

(ii)   all POHF Plans intended to constitute tax-qualified plans under Section 401(a) of the Code that have not received a “GUST” (as defined in Section 2 of Rev. Proc. 2002-6) determination letter have received an opinion letter from the Internal Revenue Service (the “Service”) covering the qualified status of each such POHF Plan in its current form;

(iii)  all POHF Plans intended to constitute tax qualified plans under Section 401(a) of the Code have received a favorable determination letter required from the Service with respect to “GUST” (as defined in Section 2 of Rev. Proc. 2002-6), and the document has been amended by the adoption of a “good faith EGTRRA amendment” as that phrase is defined in IRS Notice 2001-42, as well as amendments incorporating the final Treasury Regulations to Code Section 401(a)(9) and the mandatory distribution provisions of Code Section 401(a)(31), and POHF is not aware of any circumstances likely to result in revocation of any such favorable determination letter;

(iv)  except for the POHF ESOP, no POHF Plan (or its related trust) holds any stock or other securities of POHF or any related or affiliated person or entity;

(v)    Neither POHF nor Peoples Savings has any liability to the Department or the Service with respect to any POHF Plan;

(vi)  Neither POHF nor Peoples Savings has engaged in any transaction that may subject POHF or Peoples Savings, or any POHF Plan, to a civil penalty imposed by Section 502 or any other provision of ERISA or excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any POHF Plan;

(vii) no prohibited transaction (as defined in Section 406 of ERISA or as defined in Section 4975(c) of the Code) has occurred with respect to any POHF Plan;

(viii)     each POHF Plan subject to ERISA or intended to be qualified under Section 401(a) of the Code has been and, if applicable, is being operated in all material respects in accordance with the applicable provisions of ERISA and the Code and the Department and Treasury Regulations promulgated thereunder;

(ix)  no participant or beneficiary or non-participating employee has been denied (in violation of ERISA, the Code, other applicable law or the applicable POHF Plan document) any benefit due or to become due under any POHF Plan or has been misled as to his or her rights under any POHF Plan;

(x)    all obligations required to be performed by POHF or Peoples Savings under any provision of any POHF Plan have been performed by it in all material respects and it is not in default under or in violation of any provision of any POHF Plan;

(xi)  no event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA under any POHF Plan;

(xii) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the knowledge of POHF or Peoples Savings, threatened, against POHF or Peoples Savings, any POHF Plan or the assets of any POHF Plan;

(xiii)     with respect to any POHF Plan sponsored, participated in or contributed to by POHF or Peoples Savings, or with respect to which POHF or Peoples Savings is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed;

(xiv)      with respect to any POHF Plan there has been no breach of the fiduciary provisions of ERISA or other applicable federal or state law and there is no known outstanding fiduciary liability; and

(xv)  any POHF Plan may be terminated at any time in accordance the provisions of ERISA or the Code, and the transactions contemplated by this Agreement do not eliminate the right of termination except as otherwise specifically provided herein.

(b)   With regard to any POHF Plan intended to be qualified under Section 401(a) of the Code, no director, officer, employee or agent of POHF or Peoples Savings has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the Service could revoke or deny that plan’s qualification under Section 401(a) of the Code or the exemption under Section 501(a) of the Code for any trust related to such Plan.

(c)   POHF has provided to MainSource true, accurate and complete copies and, in the case of any POHF Plan which has not been reduced to writing, a materially complete summary, of all of the following, as applicable:

(i)    all POHF Plans, including amendments thereto, and, if subject to the reporting and disclosure requirements of ERISA, all summary plan descriptions thereof (including any modifications thereto);

(ii)   all employment, salary continuation, consulting, severance and collective bargaining agreements, arrangements or understandings;

(iii)  all group insurance and health insurance contracts and policies;

(iv)  all reports filed with the Service or Department of Labor within the preceding three years by POHF or Peoples Savings with respect to any POHF Plan;

(v)    descriptions of all current participants in POHF Plans and all participants with benefit entitlements under such POHF Plans; and

(vi)  valuations and testings for any POHF Plan that is a defined benefit plan or defined contribution plan, including the POHF ESOP, as of the most recent valuation date for that plan.

(d)   Except as set forth on the POHF Disclosure Schedule, no current or former director, officer or employee of POHF or Peoples Savings (i) is entitled to or may become entitled to any benefit under any POHF Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA) after termination of employment with POHF or Peoples Savings, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code under the applicable POHF Plan if they pay the cost of such coverage pursuant to the applicable requirements of that plan or of the Code with respect thereto, or (ii) is currently receiving, or entitled to receive, a disability benefit under a POHF Plan that is a long term or short term disability plan.

(e)   The Peoples Savings Bank of Troy Defined Benefit Pension Plan (“Benefit Plan”) is the only defined benefit pension plan maintained by POHF or Peoples Savings which is subject to Title IV of ERISA, and such Defined Benefit Plan is not a multiemployer plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA). Other than the Benefit Plan, no POHF Plan is, and neither POHF nor Peoples Savings has any liability with respect to any plan that is (i) a defined benefit pension plan subject to Title IV of ERISA, (ii) a pension plan subject to Section 302 of ERISA or Section 412 of the Code, or (iii) a multiemployer pension plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA).

(f)    With respect to all POHF Plans that include a group health plan (as defined in Section 607(1) of ERISA) all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all material respects by POHF or Peoples Savings.

(g)   Except as otherwise provided in the POHF Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee benefit or retirement plan or agreement, binding upon POHF or Peoples Savings and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

(h)   Except as otherwise provided in the POHF Disclosure Schedule, no Voluntary Employees’ Beneficiary Association (“VEBA”) as defined in Code Section 501(c)(9) is sponsored or maintained by POHF or Peoples Savings.

(i)    Except as otherwise provided in the POHF Disclosure Schedule, there are no benefits or liabilities under any employee benefit plan or program that will be accelerated as a result of the transactions contemplated by the terms of this Agreement.

(j)    Except as may be disclosed in the POHF Disclosure Schedule, POHF and Peoples Savings are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements.

(k)   All liabilities of the POHF Plans have been funded in accordance with sound actuarial assumptions and practices, and no POHF Plan subject to the funding requirements of part 3 of ERISA had or has had an accumulated funding deficiency as of the end of any plan year ending on or after December 31, 2002, other than as set forth in the POHF Disclosure Schedule. No actuarial assumptions have been changed since the last written report of actuaries on such POHF Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. POHF and Peoples Savings have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred within the past three years with respect to any of the POHF Plans subject to Section 302 of ERISA or Section 412 of the Code, whether or not waived, nor does POHF or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by POHF or by any person which may be aggregated with POHF for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the POHF Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of POHF threatened or imminent with respect to any POHF Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which POHF or Peoples Savings would be liable after June 30, 2005, except as is reflected on the POHF Financial Statements.

(l)    As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, any termination of employment relating thereto and occurring prior to, at or following the Effective Time), POHF, Peoples Savings, and their respective successors will not be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code). Among the nonexclusive list of payments to be considered are, to the extent required by Section 280G of the Code, those payments referred to under Sections 3.01(b), 6.14, 6.15, 6.17, 6.18, 7.03(b), 7.05, and 8.01(i) of the Agreement, as well as any other payments made under the POHF Plans because of the transactions contemplated herein.

4.15.   Obligations to Employees.   All accrued obligations and liabilities of and all payments by POHF or Peoples Savings, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate actuarial accruals and reserves for such payments have been and are being made by POHF or Peoples Savings in accordance with generally accepted accounting principles and applicable law applied on a consistent basis and actuarial methods with respect to the following: (a) withholding taxes, unemployment compensation or social security benefits; and (b) all POHF Plans for its current or former directors, officers, employees and agents, including, without limitation, all liabilities and obligations to the POHF Plans (as defined in Section 4.14(a) hereof). All obligations and liabilities of POHF or Peoples Savings, whether arising by operation of law, by contract or by past custom or practice, for all other forms of compensation which are or may be payable to its current or former directors, officers, employees or agents or to any POHF Plan have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by POHF or Peoples Savings in accordance with generally accepted accounting and actuarial principles applied on a consistent basis. All accruals and reserves referred to in this Section 4.15 are correctly and accurately reflected and accounted for in all material respects in the POHF Financial Statements and the books, statements and records of POHF.

4.16.   Taxes, Returns and Reports.   Except as set forth in the POHF Disclosure Schedule, each of POHF and Peoples Savings has since January 1, 2000 (a) duly and timely filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon it or any of its income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). POHF has established, and shall establish in the Subsequent POHF Financial Statements (as hereinafter defined), in accordance with generally accepted accounting principles, a reserve for taxes in the POHF Financial Statements adequate to cover all of POHF’s and Peoples Savings’ tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither POHF nor Peoples Savings has, nor will either have, any liability for taxes of any nature for or with respect to the operation of its business, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent POHF Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of POHF or Peoples Savings. Neither POHF nor Peoples Savings is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of POHF or Peoples Savings have been audited by any taxing authority during the past five (5) years.

4.17.   Deposit Insurance.   The deposits of Peoples Savings are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable law, and POHF or Peoples Savings has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

4.18.   Insurance.   Set forth in the POHF Disclosure Schedule is a list and brief description of all policies of insurance (including, without limitation, bankers’ blanket bond, directors’ and officers’ liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by POHF or Peoples Savings on the date hereof or with respect to which POHF or Peoples Savings pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to MainSource prior to the date hereof.

4.19.   Books and Records.   The books and records of POHF are complete and correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of POHF on a consolidated basis set forth in the POHF Financial Statements.

4.20.   Broker’s, Finder’s or Other Fees.   Except for reasonable fees and expenses of POHF’s attorneys, accountants and investment bankers, all of which shall be paid by POHF prior to the Effective Time, except as set forth in the POHF Disclosure Schedule, no agent, broker or other person acting on behalf of POHF or Peoples Savings or under any authority of POHF or Peoples Savings is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Mergers contemplated hereby.

4.21.   POHF Disclosure Schedule and Documents.   All written data, documents, materials and information referred to in this Agreement and delivered by POHF or Peoples Savings pursuant to or in connection with the POHF Disclosure Schedule are true, accurate and complete in all material respects as of the date hereof and with respect to such items delivered subsequent to the date hereof with any update to the POHF Disclosure Schedule, will be true, accurate and complete in all material respects on the date of delivery thereof.

4.22.   Interim Events.   Except as otherwise permitted hereunder, since June 30, 2005, or as set forth in the POHF Disclosure Schedule, neither POHF nor Peoples Savings has:

(a)   Suffered any changes having an adverse impact on the financial condition, results of operations, business, assets or capital of POHF on a consolidated basis in excess of $5,000 individually or in the aggregate;

(b)   Suffered any damage, destruction or loss to any of its properties, not fully paid by insurance proceeds, in excess of $5,000 individually or in the aggregate;

(c)   Declared, distributed or paid any dividend or other distribution to its shareholders, except for payment of dividends as permitted by Section 6.03(a)(iii) hereof;

(d)   Repurchased, redeemed or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split its stock;

(e)   Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, health, bonus, insurance or other welfare benefit plan or agreement to employees, officers or directors of POHF or Peoples Savings except pursuant to the express terms thereof and except in the ordinary course of business, provided, however, that POHF shall provide prompt notice to MainSource of any such increase granted or agreed to be granted on the basis that it is in the ordinary course of business;

(f)    Increased the salary of any director, officer or employee, except for normal increases in the ordinary course of business and in accordance with past practices, or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

(g)   Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

(h)   Except for the Mergers contemplated by this Agreement, merged, consolidated or sold shares of its common stock, agreed to merge or consolidate with or into any third party, agreed to sell any shares of its common stock or acquired or agreed to acquire any stock, equity interest, assets or business of any third party;

(i)    Incurred, assumed or guaranteed any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of business;

(j)    Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by Peoples Savings of government deposits; or (ii) granted in connection with repurchase or reverse repurchase agreements;

(k)   Except as set forth in the POHF Disclosure Schedule, canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

(l)    Entered into any transaction, contract or commitment other than in the ordinary course of business;

(m)  Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; or

(n)   Conducted its business in any manner other than substantially as it was being conducted through June 30, 2005.

4.23.   POHF Securities and Exchange Commission Filings.   Since June 30, 2003, POHF has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including but not limited to POHF’s Annual Report on Form 10-K for the year ended June 30, 2005. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

4.24.   No Third Party Options.   Except as set forth in the POHF Disclosure Schedule, there are no agreements, options, commitments or rights with, of or to any third party to acquire any shares of capital stock or assets of POHF or Peoples Savings.

4.25.   Indemnification Agreements.

(a)   Other than as set forth in the POHF Disclosure Schedule, neither POHF nor Peoples Savings is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or Code of Regulations of POHF or of Peoples Savings.

(b)   No claims have been made against or filed with POHF or Peoples Savings nor have, to the knowledge of POHF, any claims been threatened against POHF or Peoples Savings, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of POHF or Peoples Savings.

4.26.   Shareholder Approval.   The affirmative vote of the holders of a majority of the shares of POHF Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders) is required for shareholder approval of this Agreement and the Company Merger.

4.27.   Opinion of Financial Advisor.   The Board of Directors of POHF, at a duly constituted and held meeting at which a quorum was present throughout, has been informed orally by a reputable financial advisor that the terms of the Company Merger are fair to the shareholders of POHF from a financial point of view.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MAINSOURCE

On or prior to the date hereof, MainSource has delivered to POHF a schedule (the “MainSource Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article V or to one or more of its covenants contained in Article VII; provided that the mere inclusion of an item in the MainSource Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by MainSource that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).

For the purpose of this Agreement, and in relation to MainSource and its subsidiaries, a “Material Adverse Effect” on MainSource means any effect that (i) is material and adverse to the financial position, results of operations or business of MainSource and its subsidiaries taken as a whole, or (ii) would materially impair the ability of MainSource to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on MainSource shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or savings associations or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks, savings associations, or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, (d) changes in general level of interest rate (including the impact on the securities portfolios of MainSource or its subsidiaries) or conditions or circumstances that affect the banking industry generally, (f) reasonable and customary expenses incurred in connection with the Mergers, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement or the business, financial condition or results of operations of MainSource and its subsidiaries, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices.

For the purpose of this Agreement, and in relation to MainSource, “knowledge” means (i) the actual knowledge of any officer or director of MainSource or any of its subsidiaries and any other person having supervisory or management responsibilities with respect to material aspects of the operation of the business of MainSource or its subsidiaries of a particular fact.

Accordingly, MainSource represents and warrants to POHF as follows:

5.01.   Organization and Authority.   Each of MainSource and its subsidiaries is an entity duly organized and validly existing under the laws of its applicable state or country. MainSource and its subsidiaries have full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Each of MainSource and its subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it make such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

5.02.   Authorization.

(a)   MainSource has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and following its formation Merger Corp will have the requisite corporate power and authority to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.01(d), (e) and (f) hereof. As of the date hereof, MainSource is not aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement and its execution and delivery by MainSource has been duly authorized by the Board of Directors of MainSource. Assuming due execution and delivery of POHF, this Agreement constitutes a valid and binding obligation of MainSource and, upon its formation, will constitute a valid and binding obligation of Merger Corp, subject in both cases to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)   Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or By-Laws of MainSource or any of its subsidiaries; (ii) conflicts with or violates in any material respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; or (iii) conflicts with, results in a breach of or constitutes a material default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which MainSource is subject or bound and which is material to MainSource on a consolidated basis.

(c)   Other than in connection or in compliance with applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by MainSource of the Merger contemplated by this Agreement.

5.03.   Capitalization.   (a) The authorized capital stock of MainSource as of the date hereof consists, and at the Effective Time will consist, of 25,000,000 shares of MainSource Common Stock, 13,471,121 of which shares are outstanding and 400,000 shares of preferred stock, none of which are outstanding. Such issued and outstanding shares of MainSource Common Stock have been duly and validly authorized by all necessary corporate action of MainSource, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former MainSource shareholder. MainSource has no capital stock authorized, issued or outstanding other than as described in this Section 5.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of MainSource Common Stock other than in connection with employee and director stock options under its existing stock option plans or as described in the MainSource Disclosure Schedule. Each share of MainSource Common Stock is entitled to one vote per share. MainSource wholly owns the subsidiaries listed in the MainSource Disclosure Schedule which includes their names and jurisdictions of organization. The shares of MainSource Common Stock to be issued pursuant to the Company Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid and nonassessable and not have been issued in violation of any pre-emptive rights.

(b)   Except as set forth on the MainSource Disclosure Schedule, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of MainSource Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of MainSource, by which MainSource is or may become bound. MainSource does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of MainSource Common Stock.

5.04.   Litigation and Pending Proceedings.   There are no claims, actions, suits, proceedings, investigations, mediations or arbitrations pending or, to the knowledge of MainSource by the officers of MainSource, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does MainSource have any knowledge of a basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting MainSource which would reasonably be expected to prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

5.05.   Organizational Documents.   The Articles of Incorporation and By-Laws of MainSource, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to POHF and are included in the MainSource Disclosure Schedule.

5.06.   Accuracy of Statements Made and Materials Provided to POHF.   No representation, warranty or other statement made, or any information provided, by MainSource in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by MainSource to POHF through and including the Effective Time in connection with this Agreement or the Merger contemplated hereby, contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed to POHF’s shareholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading, except that no representation or warranty has been made by MainSource with respect to statements made or incorporated by reference in the proxy statement based on information supplied by POHF or Peoples Savings specifically for inclusion or incorporation by reference in such proxy statement.

5.07.   Financial Statements and Reports.   (a) MainSource has delivered to POHF copies of the following financial statements and reports of MainSource, including the notes thereto (collectively, the “MainSource Financial Statements”):

(i)    Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders’ Equity of MainSource as of and for the fiscal years ended December 31, 2004 and 2003 and as of and for the six months ended June 30, 2005; and

(ii)   Consolidated Statements of Cash Flows of MainSource for the fiscal years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005;

(b)   The MainSource Financial Statements present fairly the consolidated financial position of MainSource as of and at the dates shown and the consolidated results of operations for the periods covered thereby and to the knowledge of MainSource are complete, correct, represent bona fide transactions, and have been prepared from the books and records of MainSource and its subsidiaries. The MainSource Financial Statements described in clauses (i) and (ii) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants’ notes or reports with respect to such financial statements.

5.08.   MainSource Securities and Exchange Commission Filings.   Since December 31, 2003, MainSource has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including but not limited to MainSource’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

5.09.   Shareholder Approval.   Approval by MainSource’s shareholders of the Merger or any other actions contemplated by this Agreement is not required.

5.10.   Compliance with Law.   (a) Neither MainSource nor any of its subsidiaries has engaged in any activity nor taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body, except where such activity, omission to act or violation would not have a Material Adverse Effect.

(b)   All agreements, understandings and commitments with, and all orders and directives of, all government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets or capital of MainSource or its subsidiaries which presently are binding upon or require action by, or at any time during the last five (5) years have been binding upon or have required action by, MainSource or its subsidiaries, including, without limitation, all correspondence, communications and commitments related thereto, are set forth in the MainSource Disclosure Schedule. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body, cited in any examination report of MainSource or its subsidiaries as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to MainSource or its subsidiaries.

(c)   All of the existing offices and branches of MainSource or its subsidiaries have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements, except such as would not have a Material Adverse Effect.

5.11.   Absence of Changes.   Since June 30, 2005, there has not been any material change in the financial condition, the results of operations or the business of MainSource or its subsidiaries.

5.12.   Broker’s, Finder’s or Other Fees.   Except for reasonable fees and expenses of MainSource’s attorneys, accountants and investment bankers, all of which shall be paid by MainSource prior to the Effective Time, and except as set forth on the MainSource Disclosure Schedule, no agent, broker or other person acting on behalf of MainSource or its subsidiaries or under any authority of MainSource or its subsidiaries is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

5.13.   Absence of Undisclosed Liabilities.   Except as provided in the MainSource Financial Statements and in the MainSource Disclosure Schedule, except for trade payables incurred in the ordinary course of business, except for the transactions contemplated by this Agreement and obligations for services rendered pursuant thereto, except for obligations under merger or other acquisition agreements and except for liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon MainSource or its subsidiaries, neither MainSource nor any of its subsidiaries have, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $250,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license. Neither MainSource or any of its subsidiaries is delinquent in the payment of any amount due pursuant to any trade payable, and each has properly accrued for such payables in accordance with generally accepted accounting principles.

5.14.   Internal Controls.   MainSource and its subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with SEC rules and generally accepted accounting principles.

ARTICLE VI

COVENANTS OF POHF

POHF covenants and agrees with MainSource and covenants and agrees to cause Peoples Savings to act as follows:

6.01.   Shareholder Approval.   (a) POHF will submit this Agreement to its shareholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and Code of Regulations of POHF at the earliest possible reasonable date. Subject to Section 6.06 hereof, the Board of Directors of POHF shall recommend to POHF’s shareholders that such shareholders approve and adopt this Agreement and the Company Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from POHF’s shareholders.

(b)   Subject to Section 6.06 hereof, Peoples Savings shall submit this Agreement to POHF, as its sole shareholder, for approval by unanimous written consent without a meeting in accordance with applicable law and the Articles of Incorporation and Code of Regulations of Peoples Savings at a date reasonably in advance of the Effective Time. The Board of Directors of Peoples Savings shall recommend approval of this Agreement and the Subsidiary Merger to POHF, as the sole shareholder of Peoples Savings, and POHF as sole shareholder of Peoples Savings, shall approve this Agreement and the Subsidiary Merger.

6.02.   Other Approvals.   (a) POHF and Peoples Savings shall proceed expeditiously, cooperate fully and use their best efforts to assist MainSource in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

(b)   POHF and Peoples Savings will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments and documents described in the POHF Disclosure Schedule and designated therein as material.

(c)   Any materials or information provided by POHF or Peoples Savings to MainSource for use by MainSource in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

6.03.   Conduct of Business.   (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, neither POHF nor Peoples Savings will, without the prior written consent of MainSource:

(i)    make any changes in its capital stock accounts (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization or reclassification);

(ii)   authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 4.03 hereof;

(iii)  distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders, except that (A) Peoples Savings may pay cash dividends to POHF in the ordinary course of business for payment of reasonable and necessary business and operating expenses of POHF and to provide funds for POHF’s dividends to its shareholders in accordance with this Agreement, and (B) POHF may pay to its shareholders its usual and customary cash dividend of no greater than $.07 per share for any semi-annual period, provided that any dividend paid for the semi-annual period in which the Mergers are scheduled to be consummated or consummated must be prorated for the portion of such period prior to the Effective Time and must be paid prior to the Effective Time;

(iv)  redeem any of its outstanding shares of common stock;

(v)    merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

(vi)  purchase any assets or securities or assume any liabilities of a bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolio;

(vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

(viii)     except as provided in the POHF Disclosure Schedule and for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

(ix)  make any investment subject to any restrictions, whether contractual or statutory, which materially impairs the ability of POHF or Peoples Savings to dispose freely of such investment at any time; subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings, pledges or liens required to be granted in connection with acceptance by POHF or Peoples Savings of government deposits and pledges or liens in connection with FHLB borrowings;

(x)    promote to a new position or increase the rate of compensation (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices), or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of POHF or Peoples Savings, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of POHF or Peoples Savings;

(xi)  except as contemplated by this Agreement, execute, create, institute, modify, amend or terminate any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of POHF or Peoples Savings; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing.

(xii) amend, modify or restate POHF’s or Peoples Savings’ organizational documents from those in effect on the date of this Agreement and as delivered to MainSource hereunder;

(xii) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber, or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of POHF or Peoples Savings, or enter into any agreement or commitment relative to the foregoing;

(xiv)      fail to maintain POHF’s reserve for loan losses at the greater of either $725,090 or 0.42% of total gross loans outstanding unless doing so would be inconsistent with generally accepted accounting principles;

(xv)  fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

(xvi)      issue, or authorize the issuance of, any securities convertible into or exchangeable for any shares of the capital stock of POHF or Peoples Savings;

(xvii)    except for obligations disclosed within this Agreement or the Disclosure Statement, FHLB advances, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the POHF Financial Statements or the Subsequent POHF Financial Statements, borrow any money or incur any indebtedness including, without limitation, through the issuance of debentures, or incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $10,000;

(xiii)     open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

(xix)      pay or commit to pay any management or consulting or other similar type of fees; or

(xx)  enter into any contract, agreement, lease, commitment, understanding, arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(a)(vii) hereof and legal, accounting and fees related to the Mergers) requiring payments by POHF or Peoples Savings which exceed $10,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business.

(b)   On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, each of POHF and Peoples Savings shall: (i) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (ii) use commercially reasonable best efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with customers and persons having business dealings with it; (iii) maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted; (iv) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; (v) maintain a rating of at least two (2) from its latest safety and soundness and compliance examination; (vi) maintain a CRA rating of satisfactory; (vii) timely file all documents and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended; and (viii) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound which would reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations, business, assets, or capital of POHF or Peoples Savings.

6.04.   Insurance.   POHF and Peoples Savings shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors’ and officers’ liability insurance in such amounts and with regard to such liabilities and hazards as are currently insured by POHF or Peoples Savings as of the date of this Agreement.

6.05.   Affiliate Agreements.   Within thirty (30) days after the date of this Agreement and promptly thereafter until the Effective Time to reflect any changes, POHF will provide MainSource with a list identifying each person who may be deemed to be an affiliate of POHF for purposes of Rule 145 under the Securities Act of 1933 (the “1933 Act”). On or before the date on which such initial list of affiliates is provided to MainSource, and thereafter as may be required for a person who may be deemed an affiliate of POHF following such date, POHF shall use its best efforts to obtain from each director, executive officer and other person who may be deemed to be such an affiliate of POHF to deliver to MainSource on or prior to the Effective Time a written agreement, substantially in the form as attached hereto as Exhibit 6.05.

6.06.   Acquisition Proposals.   (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of MainSource, neither POHF nor Peoples Savings shall permit or authorize its directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to POHF or Peoples Savings or to which POHF or Peoples Savings may become a party (all such transactions are hereinafter referred to as “Acquisition Transactions”).

(b)   POHF shall promptly communicate to MainSource the terms of any proposal or offer which POHF or Peoples Savings may receive with respect to an Acquisition Transaction. Notwithstanding anything to the contrary elsewhere in this Agreement, POHF may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if POHF’s Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of POHF’s Board of Directors in connection with seeking an Acquisition Transaction.

(c)   In the event POHF’s Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement and the Company Merger to POHF’s shareholders for their approval, then in submitting this Agreement to the shareholders at the meeting of shareholders, POHF may submit this Agreement without recommendation of approval, in which case the Board of Directors may communicate the basis for its lack of a recommendation of approval to the shareholders in the proxy statement or an appropriate amendment or supplement thereto to the extent required by law.

(d)   This Section 6.06 shall not authorize POHF or Peoples Savings, or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party.

6.07.   Press Releases.   Neither POHF nor Peoples Savings will issue any press or news releases or make any other public announcements or disclosures relating to the Mergers without first providing a final copy of such press or news release to MainSource and providing MainSource with a reasonable opportunity to comment on such press or news release.

6.08.   Material Changes to Disclosure Schedules.   POHF and Peoples Savings shall promptly submit to MainSource supplements, amendments and updates, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, to the POHF Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of POHF or Peoples Savings contained herein materially incorrect, untrue or misleading. No such supplement, amendment or update shall become part of the Disclosure Schedule unless MainSource shall have first consented in writing with respect thereto.

6.09.   Access; Information.   (a) MainSource and its representatives and agents, shall, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of POHF and Peoples Savings. MainSource, and its representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of POHF and Peoples Savings and their subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of POHF or Peoples Savings. Upon request, POHF will furnish MainSource or its representatives or agents, its attorneys’ responses to external auditors requests for information, management letters received from its external auditors and such financial, loan and operating data and other information reasonably requested by MainSource which has been or is developed by POHF, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by POHF of any claim of attorney-client privilege), and will permit MainSource or its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for POHF or Peoples Savings, as applicable, and such auditors and accountants will be directed to furnish copies of any reports or financial information as developed to MainSource or its representatives or agents, as applicable. No investigation by MainSource shall affect the representations and warranties made by POHF or Peoples Savings herein. Any confidential information or trade secrets received by MainSource or its representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by MainSource, or at POHF’s request, returned to POHF in the event this Agreement is terminated as provided in Article IX hereof. This Section 6.09 will not require the disclosure of any information to MainSource which would be prohibited by law. The ability of MainSource to consult with any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated hereby) shall not be limited by this Agreement in any way, provided that any such tax advisor is otherwise subject to and is bound by this Section 6.09. Notwithstanding anything herein to the contrary (other than the preceding sentence), except as reasonably necessary to comply with applicable securities laws, MainSource (and each employee, representative or agent of MainSource) may disclose to any and all persons, without limitation of any kind, the tax treatment (as defined in Treas. Reg. § 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to MainSource relating to such tax structure, provided that, in the case of any materials that contain information other than the tax treatment or tax structure of the transactions contemplated hereby (including, but not limited to, any information relating to the pricing or any cost of the transactions contemplated hereby or the identity of any party to the transactions contemplated hereby), this sentence shall apply to such materials only to the extent that such materials contain the tax treatment or tax structure of the transactions contemplated hereby and MainSource shall take all action necessary to prevent the disclosure of such other information as otherwise provided herein. The immediately preceding sentence shall not be effective until the earliest of (a) the date of the public announcement of discussions relating to any of the transactions contemplated hereby, (b) the date of the public announcement of any of the transactions contemplated hereby or (c) the date of the execution of an agreement, with or without conditions, to enter into any of the transactions contemplated hereby.

(b)   Beginning on the date of this Agreement, James L. Saner, President of MainSource, or his designees, shall be entitled to receive notice of and to attend all regular and special meetings of the board of directors and all committees of POHF and Peoples Savings, including, without limitation, the loan committee, investment committee, the executive committee, the personnel committee, and any other committee of POHF and Peoples Savings, except that any such person shall be excluded from the portion of any meeting where this Agreement or the transactions contemplated by this Agreement are being discussed.

6.10.   Financial Statements.   As soon as reasonably available after the date of this Agreement, POHF will deliver to MainSource any additional audited consolidated financial statements which have been prepared on its behalf or at its direction, the monthly consolidated unaudited balance sheets and profit and loss statements of POHF prepared for its internal use, Peoples Savings’s TFRs for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, “Subsequent POHF Financial Statements”). The Subsequent POHF Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent POHF Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

6.11.   Environmental.   If requested by MainSource, POHF and Peoples Savings will provide reasonable access to an environmental consulting firm designated by MainSource in connection with the conduct by such firm of a phase one environmental site assessment (a “Phase I”) on all real property owned or leased by POHF or Peoples Savings as of the date of this Agreement, and any real property acquired or leased by POHF or Peoples Savings after the date of this Agreement, and POHF and Peoples Savings will reasonably respond to inquiries made by such environmental consulting firm necessary to complete the Phase I’s. In the event MainSource requests a phase two environmental site assessment (a “Phase II”) on any real property owned or leased by POHF or Peoples Savings as of the date of this Agreement or acquired or leased by POHF or Peoples Savings after the date of this Agreement, POHF and Peoples Savings will provide reasonable access to the environmental firm designated by MainSource in connection with the conduct by such firm of the Phase II. MainSource shall promptly provide to POHF and Peoples Savings, upon request, copies of any such Phase I and Phase II prepared at MainSource’s request and all data related thereto. MainSource agrees to protect, defend, indemnify and hold harmless POHF and Peoples Savings with respect to any loss, cost, damage or liability arising out of or related to the Phase I and/or Phase II activities. MainSource agrees to repair any property damage caused by the Phase I and/or Phase II and properly remove any groundwater wells or other investigation or monitoring devices upon completion of the Phase I and Phase II activities. MainSource agrees to keep all reports, data and findings related to the Phase I and Phase II confidential and shall not disclose such information to any third person other than MainSource’s attorneys and agents, without the prior written consent of POHF or Peoples Savings. MainSource also agrees to not unreasonably interfere with the business conducted by POHF or Peoples Savings as part of the Phase I and Phase II activities. Further, any Phase II activities shall be conducted, to the extent possible, outside the business hours of the location on which the Phase II is being conducted.

In the event that the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) reasonably recommended or suggested by such report or reports or

(iii) reasonably considered by MainSource to be prudent in light of serious life, health or safety concerns, exceed the sum of $150,000, in the aggregate, as reasonably estimated by such environmental firm, or if the cost of such actions and measures cannot be so reasonably estimated by such environmental firm to be such amount or less with any reasonable degree of certainty, then MainSource shall have the right pursuant to Section 9.01(b) hereof, for a period of 15 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be MainSource’s sole remedy in such event. MainSource agrees to pay the costs of any Phase I or Phase II investigation prepared or conducted at MainSource’s request pursuant to this Section 6.11.

6.12.   Governmental Reports.   Promptly upon its becoming available, POHF shall furnish to MainSource one (1) copy of each financial statement, report, notice, or proxy statement sent by POHF or Peoples Savings to any Governmental Authority or to POHF’s shareholders generally and of each regular or periodic report, registration statement or prospectus filed by POHF with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which POHF or Peoples Savings is a party. For purposes of this provision and Section 7.11, “Governmental Authority” means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over the applicable party or its business, operations or properties.

6.13.   Adverse Actions.   Neither POHF nor Peoples Savings shall knowingly take any action that is intended or is reasonably likely to result in (w) any of their representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (x) any of the conditions to the Mergers set forth in Article VIII not being satisfied, (y) a material violation of any provision of this Agreement or (z) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

6.14.   ESOP Component of 401(k) Plan.   POHF shall take any such actions as are necessary to ensure that (i) all POHF employees who are participants in the POHF ESOP portion of the 401(k) Plan, to the extent POHF Common Stock is held in their accounts, have the opportunity to complete an Election Form and to vote with respect to the Company Merger, (ii) the 401(k) Plan trustee has the authority necessary to sell or exchange the POHF stock held by the 401(k) Plan and to otherwise participate in the transactions contemplated by this Agreement, and (iii) no violation of ERISA or the Code occurs in the POHF ESOP’s sale or exchange of the POHF stock held by the 401(k) Plan, or the transactions contemplated by this Agreement. Additionally, POHF shall take any such actions as are necessary to ensure that, as of the Effective Time or as soon as practicable thereafter, all shares of POHF Common Stock held by the 401(k) Plan shall be converted into rights to receive the Merger Consideration in respect thereof, to the extent consistent with the applicable provisions governing the 401(k) Plan, all outstanding indebtedness of the POHF ESOP shall be repaid using: (i) unallocated POHF shares held by the 401(k) Plan or the Cash Consideration received for such unallocated shares, to the extent allowed by applicable law, (ii) all amounts held in the suspense account, and (iii) finally with such other payments as determined appropriate by POHF and MainSource, any assets remaining in the suspense fund under the 401(k) Plan after payment of all outstanding indebtedness and other liabilities of the 401(k) Plan shall be allocated to the accounts of the POHF employees who are participants in the 401(k) Plan, as provided by the 401(k) Plan and applicable laws. POHF shall make no contributions to the POHF ESOP portion of the 401(k) Plan between the date hereof and the Effective Time other than such as may be required to maintain the tax-qualified status of the 401(k) Plan or to enable the 401(k) Plan to make required payments on the exempt loans currently outstanding to it.

With respect to POHF stock allocated to the accounts of each 401(k) Plan participant, said participants shall be entitled to vote on the approval and adoption of this Agreement and shall be entitled to select the Merger Consideration, similar to any other shareholder of POHF. Unallocated POHF stock held by the 401(k) Plan shall be voted as provided in the provisions governing the POHF ESOP portion of the 401(k) Plan; however, only Cash Consideration shall be paid for the unallocated POHF stock held by the 401(k) Plan.

Before the adoption of any amendment to the 401(k) Plan, POHF shall first submit the amendment to MainSource for its review and approval. Subsequent to the Effective Time, MainSource shall be the successor of POHF with respect to the POHF ESOP to the extent it is a successor of POHF with respect to the 401(k) Plan, and MainSource shall hold all authority necessary to terminate or otherwise dispose of the POHF ESOP as otherwise provided herein.

6.15.   POHF Stock Option Plans.   Within forty-five (45) days of the date of this Agreement, POHF shall use its best efforts to obtain written consents from each holder to whom a POHF Stock Option is outstanding consenting to the disposition of such option in accordance with the provisions of Section 3.01 above, and agreeing not to exercise such option on or before the Effective Date unless (A) this Agreement is terminated and the Company Merger is abandoned pursuant to Article IX or (B) such exercise is made not more than one week before the date on which the option otherwise would cease to be exercisable; provided, however, that POHF shall obtain such consents from the members of the Board of Directors of POHF who hold such POHF Stock Options.

6.16.   Defined Contribution Plan.   On and after the date of this Agreement, and until the plan is merged or disposed of in a legal manner, or participation in the plan is otherwise discontinued, and at a time to be determined by MainSource or until this Agreement shall be terminated as herein provided:

(i)    POHF shall continue to sponsor, maintain and administer the 401(k) Plan in accordance with its terms and conditions, as set forth in its plan and trust document as of the date of this Agreement, and in accordance with applicable law;

(ii)   POHF or Peoples Savings shall continue to fund all employee and employer contributions to the 401(k) Plan which are required during this time period. However, POHF and Peoples Savings may only make discretionary employer contributions after receipt of written approval from MainSource, which approval shall not be unreasonably withheld if the amount of any discretionary employer contributions are not in excess of the discretionary employer contributions made by POHF or Peoples Savings to the 401(k) Plan during the last Plan Year; and

(iii)  neither POHF nor Peoples Savings shall amend, or cause an amendment of, the 401(k) Plan without the prior written consent of MainSource, except for any amendment which is necessary to maintain the qualification of the 401(k) Plan and its related employee benefit trust for favorable income tax treatment under Sections 401(a) and 501(a) of the Code, respectively, or as otherwise required by law, regulations, the Service or the Department of Labor, or as permitted under Section 6.14 above.

(iv)  POHF and Peoples Savings shall not terminate or agree to the termination of the appointment of any fiduciary as defined in ERISA with respect to the 401(k) Plan without the prior written consent of MainSource, which consent shall not be unreasonably withheld, except for any termination attributable to a breach by such fiduciary of any fiduciary duty imposed on the fiduciary under ERISA; and

(v)    neither POHF nor Peoples Savings shall terminate, agree to the termination of, or cause the termination of any agreement with any service provider providing services to the 401(k) Plan as of the date of this Agreement without the prior written consent of MainSource, which consent shall not be unreasonably withheld, except for any termination attributable to a breach by such service provider of its service agreement.

6.17.   Defined Benefit Plan.   Prior to the Effective Time, the Board of Directors of POHF shall take the following actions with respect to the Defined Benefit Plan:  (a) amend the Defined Benefit Plan to (i) discontinue any further accrual of benefit under the Defined Benefit Plan by a POHF director or employee participating in the Defined Benefit Plan (“POHF Participant”) as of the date of execution of this Agreement and (ii) terminate and otherwise discontinue the Defined Benefit Plan on or before the Effective Time; (b) deposit funds sufficient to pay from the Defined Benefit Plan to each POHF Participant the present value of his accrued benefit; (c) calculate the present value of each POHF Participant’s accrued benefit based on the mortality tables contained in the Defined Benefit Plan and using the highest applicable interest rate provided by the Defined Benefit Plan and as permitted by applicable law and the Pension Benefit Guaranty Corporation and as otherwise determined by the actuary for the Defined Benefit Plan; and (d) pay from the Defined Benefit Plan the amount referred to in (c) to each POHF Participant, in a single sum in cash or, if elected by the payee, a paid up annuity contract, on or before the Effective Time. POHF shall take any actions necessary to effectuate the foregoing, including filing appropriate applications with the Service necessary to comply with the provisions of this Section 6.17, but otherwise subject to MainSource’s prior review and approval of such actions and applications.  In addition, prior to the adoption of any amendment to the Defined Benefit Plan, MainSource shall be allowed to first review and approve such amendment, and MainSource shall be promptly copied on any correspondence between the Benefit Plan and POHF or POHF’s counsel. Subsequent to the Effective Time, MainSource shall be the successor of POHF with respect to the Defined Benefit Plan and MainSource shall hold all authority necessary to comply with the provisions of this Section 6.17.

6.18.   Employment, Change of Control and Severance Agreements.

(a)   Prior to the Effective Time, Ronald B. Scott will continue to be paid the compensation provided for in his employment agreement with POHF and Peoples Savings dated as of November 1, 2004, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Scott’s employment agreement with POHF and Peoples Savings shall terminate, and POHF shall pay to Mr. Scott, in consideration of such termination, a cash sum equal to the amount payable to Mr. Scott under such agreement as a result of the Mergers. POHF shall obtain from Mr. Scott, within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.18(a) in lieu of (i) any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement with POHF and (ii) any right to receive payments under the MainSource severance policy if his employment is terminated during the one-year period after the Effective Time.

(b)   Prior to the Effective Time, Richard J. Dutton will continue to be paid the compensation provided for in his employment agreement with POHF and Peoples Savings dated as of November 1, 2004, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Dutton’s employment agreement with POHF and Peoples Savings shall terminate, and Peoples Savings shall pay to Mr. Dutton, in consideration of such termination, a cash sum equal to the amount payable to Mr. Dutton under such agreement as a result of the Mergers. POHF shall obtain from Mr. Dutton, within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.18(b) in lieu of (i) any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement and (ii) any right to receive payments under the MainSource severance policy if his employment is terminated during the one-year period after the Effective Time.

(c)   Prior to the Effective Time, John Wannemacher will continue to be paid the compensation provided for in his employment agreement with Peoples Savings dated as of September 28, 2005, and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Wannemacher’s employment agreement with Peoples Savings shall terminate, and Peoples Savings shall pay to Mr. Wannemacher, in consideration of such termination, a cash sum equal to the amount payable to Mr. Wannemacher under such agreement as a result of the Mergers. Peoples Savings shall obtain from Mr. Wannemacher, within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.18(c) in lieu of (i) any amounts that otherwise would be payable, and benefits to which he would be entitled, under his employment agreement and (ii) any right to receive payments under the MainSource severance policy if his employment is terminated during the one-year period after the Effective Time.

(d)   Prior to the Effective Time, the change in control agreements and severance agreements between POHF or Peoples Savings, as applicable, and the employees listed in the POHF Disclosure Schedule as being party to such agreements shall terminate, and POHF or Peoples Savings, as applicable, shall pay to such employees, in consideration of such termination, such amounts as may be required by such agreements to be paid or as may be acceptable to such employees to permit the termination of such agreements. POHF shall obtain from each of such employees, within thirty (30) days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts so payable in lieu of (i) any amounts that otherwise would be payable, and benefits to which he or she would be entitled, under such change in control agreements or severance agreements and (ii) any right to receive payments under the MainSource severance policy if his employment is terminated during the one-year period after the Effective Time.

6.19.   Short-Swing Trading Exception.   POHF’s board of directors shall adopt such resolutions as are necessary to cause any shares of POHF Common Stock or POHF Stock Options owned by executive officers and directors of POHF and canceled in the Company Merger to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended.

ARTICLE VII

COVENANTS OF MAINSOURCE

MainSource covenants and agrees with POHF and Peoples Savings as follows:

7.01.   Approvals.   MainSource shall have primary responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Mergers, and shall file such applications as promptly as practicable and in the most expeditious manner practicable, and in any event, within thirty (30) days after the execution of this Agreement. MainSource shall provide to POHF’s counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. MainSource shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to MainSource, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

7.02.   SEC Registration.   (a) MainSource shall file with the SEC as promptly as practicable and in the most expeditious manner practicable, and in any event, within forty-five (45) days after the execution of this Agreement, a Registration Statement on an appropriate form under the 1933 Act covering the shares of MainSource Common Stock to be issued pursuant to this Agreement and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to in this Agreement as the “Registration Statement”. The Registration Statement shall include a proxy statement-prospectus reasonably acceptable to MainSource and POHF, prepared for use in connection with the meeting of shareholders of POHF referred to in Section 6.01 hereof, all in accordance with the rules and regulations of the SEC. MainSource shall, as soon as practicable after filing the Registration Statement, make all filings required to obtain all blue sky exemptions, authorizations, consents or approvals required for the issuance of MainSource common stock. MainSource shall bear all expenses involved in the printing and mailing of the proxy statement-prospectus to the shareholders of POHF in accordance with the rules and regulations of the SEC and the election and proration procedures set forth in Section 3.04.

7.03.   Employee Benefit Plans.

(a)   As soon as practicable following the Effective Time (subject to the terms and conditions of the applicable benefit plan), MainSource will make available to the officers and employees of POHF and Peoples Savings who continue as employees of Merger Corp or any subsidiary of MainSource after the Effective Time, subject to Section 7.03(c) hereof, substantially the same employee benefits on substantially the same terms and conditions as MainSource offers to similarly situated officers and employees. POHF’s and Peoples Savings’s employees will receive full credit for prior service with POHF or Peoples Savings or their predecessors, for purposes of eligibility, vesting and period of service requirements under these employee benefit plans of MainSource and its subsidiaries. Those employees of POHF or Peoples Savings who become employees of MainSource or its subsidiaries at the Effective Time (“Former POHF Employees”) shall become eligible to participate in MainSource’s employee benefit plans as soon as reasonably practicable after the Effective Time, and shall not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of MainSource or its subsidiaries in which they are eligible to participate at the Effective Time, unless otherwise required by the insurance company or other vendor offering the particular benefit.

(b)   As soon as reasonably practicable following the Effective Time, subject to applicable law and the requirements of the MainSource Financial Group, Inc. 401(k) Plan (“MainSource 401(k) Plan”), MainSource shall succeed POHF as the participating employer in the POHF 401(k) Plan, thereafter discontinue participation in the POHF 401(k) Plan, as otherwise provided in the POHF 401(k) Plan document, and amend as necessary the MainSource 401(k) Plan so that, (i) from and after the Effective Time, employees of POHF who become employees of the Surviving Corporation will accrue benefits pursuant to the MainSource 401(k) Plan, and (ii) from and after the merger of those plans, former POHF employees participating in the MainSource 401(k) Plan shall receive credit for eligibility and vesting purposes, for the service of such employees with POHF and Peoples Savings or their predecessors prior to the Effective Time as if such service were with MainSource or its subsidiaries; provided, however, that the benefit of any such former POHF employee in respect of service prior to the Effective Time shall be determined under the contribution formulae under the POHF 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former POHF employee in respect of service from and after the Effective Time shall be determined under the contribution formulae under the MainSource 401(k) Plan as in effect from time to time from and after the Effective Time.

(c)   Neither the terms of this Section 7.03 nor the provision of any employee benefits by MainSource or any of its subsidiaries to employees of POHF or Peoples Savings shall:

(i)    create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of POHF or Peoples Savings; or

(ii)   prohibit or restrict MainSource, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time, provided such change, amendment or termination does not affect the qualified status of such employee benefits or violate applicable law or regulations.

7.04.   Adverse Actions.   MainSource shall not knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VIII not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

7.05.   Severance.   With the exception of Ronald B. Scott, Richard J. Dutton, John Wannemacher and the employees listed in the POHF Disclosure Schedule as being party to change in control agreements or severance agreements, those employees of POHF or its subsidiaries as of the Effective Time whom MainSource or its subsidiaries elect not to employ after the Effective Time or who are terminated other than for cause within one year after the Effective Time or voluntarily resign within one year after the Effective Time after being notified that, as a condition of employment, they must work at a location more than 50 miles from their former location of employment or that their salary will be materially decreased, shall be entitled to severance benefits on substantially the same terms and conditions as MainSource offers to similarly situated officers and employees. Nothing in this Section 7.05 shall be deemed to limit or modify MainSource’s at will employment policy.

7.06.   D & O Insurance/Indemnification.

(a)   For a period of three (3) years from the Effective Time, MainSource shall use its reasonable best efforts to obtain an endorsement to its director’s and officer’s liability insurance policy to cover the present and former officers and directors of POHF and Peoples Savings (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by POHF; provided, however, that if MainSource is unable to obtain such endorsement, then POHF may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided, further, that in no event shall MainSource be required to expend in the aggregate during such three-year period more than three (3) times the current annual amount spent by POHF (the “Insurance Amount”) to maintain or procure its current directors’ and officers’ insurance coverage; provided, further, that if MainSource is unable to maintain or obtain the insurance called for by this Section 7.06, MainSource shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of POHF or Peoples Savings may be required to make application and provide customary representations and warranties to MainSource’s insurance carrier for the purpose of obtaining such insurance.

(b)   For six (6) years after the Effective Time, MainSource shall indemnify, defend and hold harmless the present and former officers and directors of POHF and Peoples Savings against all losses, expenses (including attorneys’ fees), claims, damages or liabilities arising out of actions or omission occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by MainSource’s Articles of Incorporation as in effect on the date hereto, including provisions relating to advances of expenses incurred in the defense of any action or suit. Such indemnification shall be limited to the excess of such losses, expenses, claims, damages or liabilities over the amount paid by any insurance in force pursuant to Section 7.06(a).

(c)   If MainSource shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of MainSource shall assume the obligations set forth in this Section 7.06.

7.07.   Short-Swing Trading Exemption.   Prior to the Effective Date, the board of directors of MainSource shall adopt such resolutions as necessary to cause any shares of MainSource Common Stock to be received by executive officers and directors of POHF as part of the Merger Consideration to qualify for the exemptions provided in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended.

7.08.   Formation of MergerCorp and Execution of Agreement and Plan of Merger.   MainSource agrees to file the necessary regulatory applications to organize MergerCorp promptly after the execution of this Agreement. MainSource shall cause MergerCorp to execute the Agreement for Subsidiary Merger attached as Exhibit 2.01(e)(ii) as soon as practicable after it has been organized.

7.09.   Access; Information.   (a) POHF, and its representatives and agents, shall, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of MainSource. POHF, and its representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of the other party and its subsidiaries and of its financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal business operations of MainSource or its subsidiaries. Upon request, MainSource will furnish POHF, or its representatives or agents, its attorneys’ responses to external auditors’ requests for information, management letters received from its external auditors and such financial, loan and operating data and other information reasonably requested by POHF which has been or is developed by MainSource, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by MainSource of any claim of attorney-client privilege), and will permit POHF or its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for MainSource, and such auditors and accountants will be directed to furnish copies of any reports or financial information as developed to POHF or its representatives or agents, as applicable. No investigation by POHF shall affect the representations and warranties made by MainSource herein. Any confidential information or trade secrets received by POHF or its representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by POHF, or at MainSource’s request, returned to MainSource in the event this Agreement is terminated as provided in Article IX hereof. This Section 7.09 will not require the disclosure of any information to POHF which would be prohibited by law. The ability of POHF to consult with any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated hereby) shall not be limited by this Agreement in any way, provided that any such tax advisor is otherwise subject to and is bound by this Section 7.09. Notwithstanding anything herein to the contrary (other than the preceding sentence), except as reasonably necessary to comply with applicable securities laws, POHF (and each employee, representative or agent of POHF) may disclose to any and all persons, without limitation of any kind, the tax treatment (as defined in Treas. Reg. § 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to POHF relating to such tax structure, provided that, in the case of any materials that contain information other than the tax treatment or tax structure of the transactions contemplated hereby (including, but not limited to, any information relating to the pricing or any cost of the transactions contemplated hereby or the identity of any party to the transactions contemplated hereby), this sentence shall apply to such materials only to the extent that such materials contain the tax treatment or tax structure of the transactions contemplated hereby and POHF shall take all action necessary to prevent the disclosure of such other information as otherwise provided herein. The immediately preceding sentence shall not be effective until the earliest of (a) the date of the public announcement of discussions relating to any of the transactions contemplated hereby, (b) the date of the public announcement of any of the transactions contemplated hereby or (c) the date of the execution of an agreement, with or without conditions, to enter into any of the transactions contemplated hereby.

7.10.   Financial Statements.   As soon as internally available after the date of this Agreement, MainSource will deliver to POHF any additional audited consolidated financial statements which have been prepared on its behalf or at its direction and the quarterly consolidated unaudited balance sheets and profit and loss statements of MainSource (collectively, “Subsequent MainSource Financial Statements”). The Subsequent MainSource Financial Statements will be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented. The Subsequent MainSource Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

7.11.   Governmental Reports.   Promptly upon its becoming publicly available, MainSource shall furnish to POHF one (1) copy of each financial statement, report, notice, or proxy statement sent by MainSource to any Governmental Authority or to MainSource’s shareholders generally and of each regular or periodic report, registration statement or prospectus filed by MainSource with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which MainSource is a party.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE MERGERS

8.01.   MainSource.   The obligation of MainSource to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by MainSource:

(a)   Representations and Warranties at Effective Time.   Each of the representations and warranties of POHF and Peoples Savings contained in this Agreement shall be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of POHF or Peoples Savings shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of POHF or Peoples Savings, has had or would result in a Material Adverse Effect on POHF.

(b)   Covenants.   Each of the covenants and agreements of POHF and Peoples Savings shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)   Deliveries at Closing.   MainSource shall have received from POHF at the Closing the items and documents, in form and content reasonably satisfactory to MainSource, set forth in Section 11.02(b) hereof.

(d)   Registration Statement Effective.   MainSource shall have registered its shares of MainSource Common Stock to be issued to shareholders of POHF in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and blue sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by MainSource. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened.

(e)   Regulatory Approvals.   All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Board of Directors of MainSource reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on MainSource or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that MainSource would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(f)   Shareholder Approval.   The shareholders of POHF shall have approved and adopted this Agreement as required by applicable law and its Articles of Incorporation.

(g)   Officers’ Certificate.   POHF shall have delivered to MainSource a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.01(a), the representations and warranties of POHF and Peoples Savings contained in Article IV are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of POHF and Peoples Savings have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) POHF and Peoples Savings have satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(h)   Fairness Opinion.   POHF’s investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Merger to be mailed to the shareholders of POHF) its fairness opinion stating that the Merger Consideration relating to the Company Merger is fair to the shareholders of POHF from a financial point of view.

(i)   Employment Agreements.   Ronald B. Scott shall have entered into an employment agreement with the Surviving Corporation, effective as of the Effective Time, in substantially the form attached hereto as Exhibit 8.01(i)(1).

(j)   Financing.   MainSource shall have obtained financing sufficient to pay the cash portion of the Total Purchase Price on such terms as are acceptable to MainSource and enable MainSource to satisfy the capital adequacy guidelines and requirements of the Federal Reserve and any other applicable federal or state regulator or agency as those guidelines are applied to MainSource.

(k)   Tax Opinion of MainSource’s Counsel.   MainSource shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the Closing Date, to the effect that the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code.

(l)   Opinion of POHF’s Counsel.   MainSource shall have received an opinion of Squire Sanders & Dempsey L.L.P., counsel to POHF, dated the Closing Date, in substantially the form of the opinion attached hereto as Exhibit 8.01(l).

(m)   MainSource Average Stock Price.   The MainSource Average Stock Price is no lower than $14.00 and no higher than $24.00.

(n)   280G Opinion.   MainSource shall have received a letter of tax advice, in a form satisfactory to MainSource, from POHF’s outside, independent certified public accountants to the effect that any amounts that are paid by POHF or Peoples Savings before the Effective Time, or required under POHF’s Plans or this Agreement to be paid at or after the Effective Time, to persons who are disqualified individuals in respect of POHF, Peoples Savings or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code. Among the nonexclusive list of payments to be considered are those payments referred to under Sections 3.01(b), 6.14, 6.15, 6.17, 6.18, 7.03(b), 7.05, and 8.01(i) of the Agreement, as well as any other payments made under the POHF Plans because of the transactions contemplated herein. For purposes of this letter, the basic compensation payable to Mr. Scott under the employment agreement referred to in Section 8.01(i) may be deemed to be reasonable compensation for services rendered by those individuals after the Effective Time; however, such payments shall still be considered for purposes of the excess parachute payment determination defined in Section 280G of the Code.

(o)   Nasdaq Trading.   MainSource shall have filed with Nasdaq any required notices to permit the MainSource Common Stock issued as the Stock Consideration to be eligible for quotation and trading on the Nasdaq National Market on the same basis as other outstanding shares of MainSource Common Stock.

8.02.   POHF.   The obligation of POHF to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by POHF:

(a)   Representations and Warranties at Effective Time.   Each of the representations and warranties of MainSource contained in this Agreement shall be true, accurate and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of MainSource shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of MainSource, has had or would result in a Material Adverse Effect on MainSource.

(b)   Covenants.   Each of the covenants and agreements of MainSource shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)   Deliveries at Closing.   POHF shall have received from MainSource at the Closing the items and documents, in form and content reasonably satisfactory to POHF, listed in Section 11.02(a) hereof.

(d)   Registration Statement Effective.   MainSource shall have registered its shares of MainSource Common Stock to be issued to shareholders of POHF in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by MainSource. The Registration Statement with respect thereto shall have been declared effective by the MainSource and no stop order shall have been issued or threatened.

(e)   Regulatory Approvals.   All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Board of Directors of POHF reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that POHF would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(f)   Shareholder Approval.   The shareholders of POHF shall have approved and adopted this Agreement as required by applicable law and POHF’s Articles of Incorporation.

(g)   Officers’ Certificate.   MainSource shall have delivered to POHF a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.02(a) that the representations and warranties of MainSource contained in Article V are true, accurate and correct in all material respects on and as of the Effective Time; (ii) all the covenants of

MainSource have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) MainSource has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(h)   Fairness Opinion.   POHF’s investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Company Merger to be mailed to the shareholders of POHF) its fairness opinion stating that the Merger Consideration relating to the Merger is fair to the shareholders of POHF from a financial point of view.

(i)   Tax Opinion of MainSource’s Counsel.   POHF shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, to the effect that (1) the Company Merger constitutes a “reorganization” within the meaning of Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of POHF to the extent they receive shares of MainSource Common Stock as part of the Merger Consideration.

(j)   Payments Required by Section 6.18.   The payments required by Section 6.18shall have been made.

(k)   Opinion of MainSource’s Counsel.   POHF shall have received an opinion of Bose McKinney & Evans LLP, counsel to MainSource, dated the Closing Date, in substantially the form of the opinion attached hereto as Exhibit 8.02(l).

(l)   MainSource Average Stock Price.   The MainSource Average Stock Price is no lower than $14.00 and no higher than $24.00.

(m)   Nasdaq Trading.   MainSource shall have filed with Nasdaq any required notices to permit the MainSource Common Stock issued as the Stock Consideration to be eligible for quotation and trading on the Nasdaq National Market on the same basis as other outstanding shares of MainSource Common Stock.

ARTICLE IX

TERMINATION OF MERGERS

9.01.   Manner of Termination.   This Agreement and the Mergers may be terminated at any time prior to the Effective Time by written notice delivered by MainSource to POHF, or by POHF to MainSource, as follows:

(a)   By MainSource or POHF, if:

(i)    the Mergers contemplated by this Agreement have not been consummated by June 30, 2006; provided, however, that a party hereto in willful breach of or willful default hereunder shall have no right to terminate this Agreement pursuant to this Section 9.01(a)(i); or

(ii)   the Agreement and the Company Merger are not approved by the requisite vote of the shareholders of POHF at the Special Meeting of Shareholders of POHF; or

(iii)  the respective Boards of Directors of MainSource and POHF mutually agree to terminate this Agreement.

(b)   By MainSource if:

(i)    at any time prior to the Effective Time, MainSource’s Board of Directors so determines, in the event of either:

(A)  a breach by POHF of any representation or warranty contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material

Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to POHF of such breach and the same does not result in a Material Adverse Effect; or

(B)   a breach by POHF of any of the covenants or agreements contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to POHF of such breach and the same does not result in a Material Adverse Effect; or

(ii)   it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any claim, litigation or proceeding against MainSource, POHF, Peoples Savings, or any subsidiary of MainSource, or any director or officer of any of such entities relating to this Agreement or the Mergers; or

(iii)  there has been a Material Adverse Effect in the business, assets, capitalization, financial condition or results of operations of POHF or Peoples Savings as of the Effective Time, as compared to that in existence as of the date of this Agreement; or

(iv)  POHF’s Board of Directors submits, or intends to submit, this Agreement to the shareholders without recommending the approval of this Agreement or fails to solicit proxies for approval of this Agreement; or

(v)    POHF fulfills the requirements of Section 6.01 hereof but the shareholders of POHF do not approve and adopt the Company Merger and this Agreement; or

(vi)  in the event that POHF fails to maintain a composite rating of at least two (2) from its latest safety and soundness and compliance examination, or fails to maintain a CRA rating of satisfactory or better; or

(vii) MainSource elects to exercise its right of termination pursuant to Section 6.11 hereof;

(c)   By POHF, if:

(i)    at any time prior to the Effective Time, POHF’s Board of Directors so determines, in the event of either:

(A)  a breach by MainSource of any representation or warranty contained herein that would be reasonably likely, individually or in the aggregate with other breaches to result in a Material Adverse Effect, unless the breach is cured within thirty (30) days from the giving of written notice to POHF of such breach and the cure does not result in a Material Adverse Effect; or

(B)   a breach by MainSource of any of the covenants or agreements contained herein that would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on MainSource, unless the breach is cured within thirty (30) days after the giving of written notice to MainSource of such breach and any such cure would not result in a Material Adverse Effect; or

(ii)   there has been a change constituting a Material Adverse Effect in the financial condition, results of operations, business, assets or capitalization of MainSource on a consolidated basis as of the Effective Time, as compared to that in existence on June 30, 2005; or

(iii)  it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any claim, litigation or proceeding against MainSource, POHF or Peoples Savings or any subsidiary of MainSource or any director or officer of any such entities (A) relating to this Agreement or the Mergers or (B) which is likely to have a Material Adverse Effect on MainSource; or

(iv)  POHF fulfills the requirements of Section 6.01 hereof but the shareholders of POHF do not approve and adopt the Company Merger and this Agreement.

9.02.   Effect of Termination.   Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of MainSource or POHF and their respective directors, officers, employees, agents and shareholders, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Sections 6.09 and 7.09 hereof; and (ii) the payment of expenses set forth in Section 12.11 hereof, provided, however, that termination will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination; and (iii) the payment of the Termination Fee as provided by Section 9.03 hereof. The obligation to pay the Termination Fee in accordance with Section 9.03 hereof will survive any termination of this Agreement.

9.03.   Termination Fee.   In recognition of the efforts, expenses and other opportunities foregone by MainSource and POHF while structuring and pursuing the Mergers, the parties agree that a termination fee of $1,000,000 plus out-of-pocket expenses in the aggregate amount of $200,000 (collectively, the “Termination Fee”) shall be paid by the applicable party if this Agreement is terminated:

(i)    by MainSource pursuant to Section 9.01 (b)(i) or (iv) above and MainSource is not in breach of this Agreement, in which case POHF shall pay the Termination Fee to MainSource.

(ii)   by POHF pursuant to Section 9.01 (c)(i) above and POHF is not in breach of this Agreement, in which case MainSource shall pay the Termination Fee to POHF.

Each party acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, each party would not have entered into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to this Section 9.03, and, in order to obtain such payment, the other party commences an action which results in a judgment against the other party for the Termination Fee, the payor party shall pay to the payee party its costs and expenses (including attorneys’ fees and expenses) in connection with such action, together with interest on the amount of the Termination Fee at the rate of six percent (6%) per annum.

ARTICLE X

EFFECTIVE TIME OF THE MERGERS

Upon the terms and subject to the conditions specified in this Agreement, the Mergers will become effective on the day and at the time (the “Closing Date”) specified in the Certificate of Merger of Merger Corp and Peoples Savings filed with the Ohio Division of Financial Institutions, and the Articles of Merger of MainSource and POHF as filed with the Indiana Secretary of State and Ohio Secretary of State (the “Effective Time”). Unless otherwise mutually agreed to by the parties hereto, the Effective Time will occur on the tenth full Nasdaq trading day immediately following the date on which the last of the conditions set forth in Article VIII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing, but subject to the delivery at the Closing of such certificates, opinions and other instruments and documents) is fulfilled or waived following (a) the fulfillment of all conditions precedent to the Mergers set forth in Article VIII of this Agreement and (b) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Mergers, and in no event will the Effective Time occur later than June 30, 2006.

ARTICLE XI

CLOSING

11.01.   Closing Date and Place.   So long as all conditions precedent set forth in Article VIII hereof have been satisfied and fulfilled, the closing of the Mergers (the “Closing”) will take place at the Effective Time at a location to be reasonably determined by MainSource.

11.02.   Deliveries.   (a) At the Closing, MainSource will deliver to POHF the following:

(i)    the officers’ certificate contemplated by Section 8.02(g) hereof;

(ii)   copies of all approvals by government regulatory agencies necessary to consummate the Mergers;

(iii)  copies of (A) the resolutions adopted by the Board of Directors of MainSource certified by the Secretary of MainSource relative to the approval of this Agreement and the Company Merger; and (b) the resolution adopted by the Board of Directors and sole shareholder of Merger Corp certified by the Secretary of Merger Corp relative to the approval of this Agreement and the Subsidiary Merger;

(iv)  the tax opinion required by Section 8.01(k) hereof;

(v)    the opinion required by Section 8.02(k) hereof ; and

(iv)  such other documents as POHF or its legal counsel may reasonably request.

(b)   At the Closing, POHF will deliver to MainSource the following:

(i)    the officers’ certificate contemplated by Section 8.01(g) hereof;

(ii)   copies of (A) the resolutions adopted by the Board of Directors and shareholders of POHF certified by the Secretary of POHF relative to the approval of this Agreement and the Company Merger; and (B) the resolutions adopted by the Board of Directors and sole shareholder of Peoples Savings certified by the Secretary of Peoples Savings relative to the adoption of this Agreement and Subsidiary Merger;

(iii)  such other documents as MainSource or its legal counsel may reasonably request;

(iv)  the fairness opinion required by Sections 8.01(h) and 8.02(h) hereof;

(v)    the affiliate agreements required by Section 6.05 hereof;

(vi)  the opinion required by Section 8.01(l) hereof; and

(vii) the employment agreements required by Section 8.01(i) hereof.

(c)   As soon as possible after the Closing, POHF will deliver to MainSource a list of POHF’s shareholders as of the Effective Time certified by the President and Secretary of POHF.

ARTICLE XII

MISCELLANEOUS

12.01.   Effective Agreement.   This Agreement and the recitals hereof shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the respective parties hereto under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement, as well as the documents and instruments referred to herein, are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other persons, except for Sections 6.14, 6.17, 7.03, 7.05 and 7.06 hereof (which are intended for the benefit of those present and former officers and directors of POHF and Peoples Savings affected thereby and may be enforced by such persons).

12.02.   Waiver; Amendment.   (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Mergers. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

(b)   This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

12.03.   Notices.   All notices, requests and other communications hereunder will be in writing (which will include telecopier communication) and will be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

If to MainSource or Merger Corp:	with a copy to (which will not constitute notice):
MainSource Financial Group, Inc. 201 North Broadway Greensburg, Indiana 47240 ATTN: James L. Saner, Sr., President and Chief Executive Officer Telephone: (812) 663-0157 Fax: (812) 663-4812	Bose McKinney & Evans LLP 2700 First Indiana Plaza 135 North Pennsylvania Street Indianapolis, Indiana 46204 ATTN: Karen Ball Woods Telephone: (317) 684-5376 Fax: (317) 223-0376
If to POHF:	with copies to (which will not constitute notice):
Peoples Ohio Financial Corporation 635 South Market Street Troy, Ohio 45373 ATTN: Ronald B. Scott Chief Executive Officer Telephone: (937) 339-5000 Fax: (937) 339-3297	Squire Sanders & Dempsey, L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215 ATTN: Fred A. Summer Telephone: (614) 365-2743 Fax: (614) 365-2499
and
Dungan & LeFevre Co., L.P.A. 210 West Main Street Troy, Ohio 45373 ATTN: William J. McGraw, III Telephone: (937) 339-0511 Fax: (937) 335-5802

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications will be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

12.04.   Headings.   The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

12.05.   Severability.   In case any one or more of the provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

12.06.   Counterparts.   This Agreement may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute one and the same instrument, and facsimile signatures to this Agreement shall be considered the same as an original.

12.07.   Governing Law.   This Agreement will be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. Subject to Section 12.13, the parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Decatur County, Indiana or the United States District Court for the Southern District of Indiana—Indianapolis Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts.

12.08.   Indemnification.   (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of POHF or Peoples Savings as provided in either of their charters or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of POHF or Peoples Savings, all of which indemnification agreements or arrangements are described in the Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent permitted by law, and shall not be amended, repealed or otherwise modified for a period of three (3) years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

(b)   In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of POHF or Peoples Savings (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of POHF or Peoples Savings or its predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

(c)   MainSource shall cause any successor, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this Article. The provisions of this Article shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

12.09.   Entire Agreement.   This Agreement and the Exhibits hereto supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein. Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Mergers, will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

12.10.   Survival of Representations, Warranties or Covenants.   Except as set forth in the following sentence, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter MainSource, Merger Corp, POHF, Peoples Savings, and all the respective directors, officers and employees of MainSource, Merger Corp, POHF and Peoples Savings will have no further liability with respect thereto. The covenants contained in Sections 6.09 and 7.09 (regarding confidentiality), 9.02, 9.03, 12.07, 12.09, 12.10 and 12.11 shall survive termination of this Agreement. The covenants contained in Sections 6.09 and 7.09 (regarding confidentiality), 6.14, 6.17, 7.03, 7.05, 7.06, 12.07, 12.08, 12.09, 12.10 and 12.11 shall survive the Effective Time.

12.11.   Expenses.   Except as provided in Sections 7.02 and 9.03 hereof, each party to this Agreement shall pay its own expenses incidental to the Mergers contemplated hereby.

12.12.   Certain References.   Whenever in this Agreement a singular word is used, it also will include the plural wherever required by the context and vice-versa, and the masculine or neuter gender shall include the masculine, feminine and neuter genders. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term “business day” means any day except Saturday and Sunday when MainSource Bank, in Greensburg, Indiana, a wholly-owned subsidiary of MainSource, is open for the transaction of business.

12.13.   Arbitration.   Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the parties by means of arbitration in Greensburg, Indiana (or such other location as the parties mutually agree) in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be final and binding upon the parties and may be entered and enforced as a judgment in any court having jurisdiction thereof. Any party may demand that a disputed matter be submitted to arbitration by giving written notice to the other parties specifying the nature of the dispute and demanding arbitration. An arbitrator shall be chosen in accordance with the prevailing Commercial Arbitration Rules of the AAA. The arbitrator shall permit or prohibit discovery in his sole discretion and may admit or exclude evidence in his sole discretion. The expense of any arbitration or any related court proceedings shall be allocated to and borne by the parties as determined by the arbitrator in his sole discretion; provided, however, that each party shall bear and pay for the cost of its own experts, witnesses, evidence and counsel and any other cost in connection with the arbitration and presentation of its case.

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IN WITNESS WHEREOF, MainSource, POHF and Peoples Savings have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.

MAINSOURCE FINANCIAL GROUP, INC.
By:	/s/ JAMES L. SANER, SR.
James L. Saner, Sr., President and CEO
PEOPLES OHIO FINANCIAL CORPORATION
By:	/s/ RONALD B. SCOTT
Ronald B. Scott, President, Chief Executive Officer
PEOPLES SAVINGS BANK OF TROY
By:	/s/ RONALD B. SCOTT
Ronald B. Scott, President, Chief Executive Officer

INDEX OF EXHIBITS

Exhibit 1.01(e)(i)	Indiana Articles of Merger (Company Merger)
Exhibit 1.01(e)(ii)	Plan of Merger (Company Merger)
Exhibit 1.01(e)(iii)	Ohio Certificate of Merger (Company Merger)
Exhibit 2.01(e)	Ohio Certificate of Merger (Subsidiary Merger)
Exhibit 3.02(b)(ii)	POHF Consolidated Shareholders’ Equity Adjustment Example
Exhibit 6.05	Form of Affiliate Agreement
Exhibit 8.01(i)(1)	Employment Agreement with Ronald B. Scott
Exhibit 8.01(l)	Form of Opinion of Counsel to POHF
Exhibit 8.02(l)	Form of Opinion of Counsel to MainSource

ANNEX B

KEEFE, BRUYETTE & WOODS, INC.
SPECIALISTS IN FINANCIAL SERVICES

211 BRADENTON AVE.   DUBLIN, OH  43017

PHONE	FAX
614-766-8400	614-766-8406

September 28, 2005

Board of Directors
Peoples Ohio Financial Corp.
635 South Market Street
Troy, Ohio 45373

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Peoples Ohio Financial Corp., (“POHF”), of the consideration to be paid to POHF shareholders in the merger (the “Merger”) between POHF and MainSource Financial Group, Inc., an Indiana corporation  (“MSFG”). We have not been requested to opine as to, and our opinion does not in any manner address, POHF’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated September 28, 2005, by and among POHF and MSFG (the “Agreement”), at the effective time of the Merger, MSFG will acquire all of POHF’s issued and outstanding shares of common stock. POHF shareholders will receive $5.60 per share (“Consideration”) in cash and stock. The aggregate Consideration will be comprised of approximately 75% in MSFG stock and 25% in cash, subject to certain adjustments as detailed in the Agreement.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by POHF, including (i) the Agreement (ii) Annual Reports for the years ended June 30, 2004, 2003 and 2002 (iii) unaudited form 10Q for the quarter ended March 31, 2005, (iv) unaudited financial statements for the year end June 30, 2005. (v) and other information we deemed relevant. We also discussed with senior management and directors of POHF, the current position and prospective outlook for POHF. We reviewed financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of thrifts or proposed changes of control of comparably situated companies.

For MSFG, we reviewed (i) Annual Reports for the years ended December 31, 2004, 2003 and 2002, (ii) unaudited financial statements for the quarters ended June 30, 2005 and March 31, 2005 (iii)  and other information we deemed relevant. We also discussed with members of the senior management team of MSFG, the current position and prospective outlook for MSFG.

B-1

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by POHF and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from POHF, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of POHF’s management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of POHF. We have further relied on the assurances of management of POHF that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to MSFG or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to POHF in connection with the Merger and will receive a fee for such services. In addition, POHF has agreed to indemnify us for certain liabilities arising out of our engagement by POHF in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by MSFG in the Merger is fair, from a financial point of view, to the stockholders of POHF.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of POHF used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of POHF in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Sincerely,

Keefe, Bruyette, & Woods, Inc.

B-2

ANNEX C

EXCERPT FROM THE OHIO GENERAL CORPORATIONS LAW
(Dissenting Shareholders)

§ 1701.84. Persons entitled to relief as dissenting shareholders.

The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.78.1, 1701.79, 1701.79.1, or 1701.80.1 of the Revised Code;

(B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.78.1 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.80.1 of the Revised Code.

§ 1701.85. Dissenting shareholder’s demand for fair cash value of shares.

(A) (1)  A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80.1 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.80.1 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

(5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B)  Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)  If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.80.1 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D) (1)  The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

(E)  From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Annex     D

EMPLOYMENT AGREEMENT

This Employment Agreement, effective as of _________________, 20___ (the “Effective Date”), among MainSource Bank-Ohio, an Ohio commercial bank (the “Bank”), Ronald B. Scott (“Employee”) and MainSource Financial Group, Inc., an Indiana corporation (“Parent”).

RECITALS

A.   The Bank is engaged in the business of commercial banking, including but not limited to the promotion of savings through the solicitation of deposits from the general public, the promotion of home ownership through the origination of mortgage loans primarily to finance the purchase, construction or improvement of residential real estate and the origination of loans for automobile purchases, commercial and personal purposes (the “Business”).

B.   The Bank desires to retain, by contract, a qualified individual to serve as President and Chief Executive Officer of the Bank (“Management Position”).

C.   Employee has knowledge and experience to serve in such capacity and the parties wish to confirm their employment relationship pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.    Employment. The Bank hereby employs Employee in a Management Position and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

2.    Term.  Subject to the provisions for termination as provided in paragraphs 10 and 12 hereof, the term of this Agreement shall commence on the Effective Date hereof and continue until December 31, 2006. The term of the Agreement may not be extended by election of Employee.

3.    Duties. During the term hereof, Employee shall serve in a Management Position of the Bank and shall to the best of his efforts manage, direct and administer the operations of the Bank including, but not limited to, such matters as budgeted net income, asset quality, employee involvement in the community, growth of loans and deposits, and various other functions as assigned from time to time. Employee shall report to the President of Parent. The precise services, duties and authority of Employee may be further defined, extended or curtailed from time to time at the discretion of the President of Parent; provided, however, that such services, duties and authority shall always be consistent with those which are customary for his position with the Bank. The Employee shall exercise his duties of employment in a manner consistent with and in compliance with the requirements of all applicable statutes of the United States of America and the State of Ohio and of the administrative rules and regulations issued thereunder and of the procedures, rules and regulations of the applicable regulatory agencies of the United States of America and the State of Ohio. Similarly, Employee shall exercise his supervision and control over the employees of the Bank that report to him in such a manner as to encourage them to exercise their duties of employment so as to meet the standards provided by the previous sentence of this paragraph.

4.    Extent of Services. Employee, subject to the control of the President of Parent, shall have the power and authority commensurate and necessary to his position with the Bank. Employee shall devote his entire employable time, attention and best efforts to the Business of the Bank and shall not, without the consent of the President of Parent, during the term of this Agreement, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his personal assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the enterprise in which such investments are made. Employee shall be a full-time employee of the Bank and shall devote at least forty (40) hours per week (excused absences and vacation periods counted as hours worked for this purpose) to the affairs of the Bank, unless the President of Parent consents to a shorter work period. During the term of his employment hereunder, the Employee shall not provide any banking or bank-related services or solicit or engage in any banking or bank-related business otherwise than on behalf of the Bank or an affiliate of the Bank.

5.    Board Member. So long as the Bank exists as a separate entity and is not merged or consolidated into another entity, and so long as Employee remains employed by the Bank pursuant to the terms of this Agreement, including any extensions hereof, Parent shall cause Employee to be elected as a member of the Bank’s Board of Directors and in accordance with the Code of Regulations of the Bank. While serving as a director of the Bank, Employee shall be entitled to receive director fees at any time that it is the policy of the Parent or any of its subsidiaries to pay directors who are also employees such fees. Upon the termination of this Agreement, unless the Parent otherwise consents to his retention on the Board, Employee shall take any actions necessary to remove himself from the Board of Directors of the Bank.

6.    Compensation. Employee shall be compensated for services rendered hereinunder during the term hereof as follows:

(a)  As an incentive for Employee to enter into this Agreement for the term hereof, the Bank, within sixty (60) days following the execution of this Agreement, shall pay Employee, in a lump sum, Thirty-Five Thousand Dollars ($35,000.00), subject to withholding of taxes and other customary amounts.

(b) Employee shall receive an annualized base salary of One Hundred Forty Thousand Dollars ($140,000.00). Base salary hereunder shall be payable in equal periodic installments consistent with the Bank’s payroll practices and subject to withholding of taxes and other customary amounts.

(c)  Employee shall not be eligible to participate in the Bank’s Executive Performance Bonus Plan for calendar year 2006 (payable in 2007).

7.   Fringe Benefits.

(a)  Subject to Employee’s payment of the employee portion of the costs of coverage, Employee shall be entitled to participate in the employee benefit and welfare plans, retirement plans and insurance programs offered by the Bank, or which it may adopt from time to time, in accordance with the terms and conditions of any such plans and programs, for its management or supervisory personnel generally. Nothing herein shall be construed so as to prevent the Bank from modifying or terminating any employee benefit or welfare plans or programs or employee fringe benefits it may adopt from time to time.

(b) Employee shall be entitled to paid time off during the term hereof in accordance with the Bank’s policies.

(c)  The Bank shall reimburse Employee for all reasonable expenses he may incur for promoting the Business, including expenses for entertainment, travel, and similar items, subject to such limits and conditions as the Bank or Parent may reasonably establish. The Bank shall also pay for Employee’s membership in a local country club during the term of this Agreement.

(d) During the term of this Agreement, the Bank shall furnish Employee a non-luxury automobile made by an American manufacturer suitable to the nature of his position and adequate for the performance of his employment. The Bank will maintain, insure and provide fuel for operation of such automobile in accordance with policies or practice established from time to time by Parent.

8.    Disability. If Employee shall become physically or mentally disabled during the term of this Agreement to the extent that he shall be unable to perform his duties and services for and on behalf of the

Bank, the Bank shall continue to make payment of a portion of Employee’s base salary in the amount and for the duration as set forth in Parent’s policies or practices established from time to time by Parent for executive managers of its bank subsidiaries. A copy of Parent’s disability policy has been provided to Employee.

9.   Confidentiality.

(a)  The Bank possesses and will continue to possess information which has been created, discovered, developed by or otherwise become known to the Bank (including information discovered or made available by subsidiaries, affiliates or joint ventures of the Bank or in which property rights have been assigned or otherwise conveyed to the Bank) which information (whether in print or electronic format) has commercial value to the Bank, including but not limited to trade secrets, innovations, processes, computer codes, data, know how, improvements, discoveries, developments, techniques, marketing plans, strategies, costs, customers, and client lists, or any information Employee has reason to know the Bank would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesired publicity, whether or not developed by Employee (“Confidential Information”). Unless previously authorized in writing or instructed in writing by the Bank, Employee will not, at any time, disclose to others, or use, or allow anyone else to disclose or use any Confidential Information (except as may be necessary in the performance of Employee’s employment with the Bank), unless and until and then only to the extent that, such Confidential Information has become ascertainable or obtained from public or published sources or was available to the Bank on a non-confidential basis prior to any disclosure, provided that the source of such material is or was not bound by any obligation of confidentiality to the Bank.

(b) Upon termination of employment to the extent he has not already done so, the Employee will deliver to the Bank any and all Information and Property (as herein defined) then in his possession or subject to his control. For purposes of this sub-section, the term “Information and Property” means and includes (i) all files, records, reports, memoranda and other documents, whether written or electronic, that the Employee received, prepared, helped prepare, directed the preparation of, maintained or kept in connection with his services as a director, officer or employee of the Bank or any of its affiliates; (ii) all door and file keys, identification cards or badges, credit cards, computer hardware, computer software, computer printers, computer access codes and similar items issued or made available to the Employee in connection with his service as a director, officer or employee of the Bank or any of its affiliates; (iii) all documents, whether written or electronic, containing any trade secrets (as defined below) of the Bank or any of its affiliates; and (iv) all documents, whether written or electronic, containing non-public information regarding the Bank or any of its affiliates or its customers or employees, the use or disclosure of which might be adverse to the best interests of such entity or its business. The Employee expressly agrees and promises that he will not retain any copies, duplicates, reproductions, or excerpts of any Information and Property. The Employee acknowledges that this obligation is continuing and agrees promptly to deliver to the Bank any subsequently discovered Information and Property and any subsequently discovered copies, duplicates or reproductions of, or excerpts from, Information and Property. In the case of electronic data contained in files residing on the Employee’s personally-owned computers, the Employee shall permit access to such computers to Bank representatives to delete all such files (including any drives or disks associated therewith) that can be located easily and delete all other such files (including any drives or disks associated therewith) as and when they are discovered. Notwithstanding anything else in this subparagraph (i), the Employee may retain documents concerning any benefit plans or employment policies from which he may be or become entitled to benefits and documents concerning his rights under this Agreement. As used herein, “trade secret” means information, including a formula, pattern, compilation, program, device, method, technique, or process, that (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

10.    Termination.

(a)  The Bank may terminate this Agreement during the term hereof for just cause upon written notice to Employee.

(b) This Agreement may also be terminated (i) whenever the Bank and Employee shall mutually agree to a termination in writing, (ii) upon the resignation or death of Employee, (iii) pursuant to paragraph 12, or (iv) upon expiration of the term hereof.

(c)  Upon the termination of this Agreement by the Bank for just cause as defined in subparagraph (d), or pursuant to paragraph 12, or upon the resignation or death of Employee, Employee or his personal representative shall be entitled to receive only the compensation accrued but unpaid as of the date of the termination hereof and shall not be entitled to any compensation following the termination date or additional compensation except as expressly provided in this Agreement.

(d) Just cause shall include, but not be limited to:

(i)          Employee’s misuse or conviction of embezzlement of funds belonging to the Bank, conviction of, or plea by Employee of nolo contendre to, any felony or crime involving fraud or moral turpitude, or use of alcohol or drugs or other conduct in such a manner as will injure or adversely effect the Bank or its employees, customers, agents, officers or directors;

(ii)        Employee’s absence from his employment for a period in excess of paid time off as provided in paragraph 7(b) for any reasons other than family and medical leave under the Bank’s policies;

(iii)       Employee’s absence from employment or inability to perform his duties hereunder as a result of physical or mental disability for a period in excess of the period for which salary is continued pursuant to paragraph 8 or in excess of family and medical leave under the Bank’s policies;

(iv)        Employee’s failure to perform substantially his duties with the Bank, his intentional breach of the provisions of this Agreement, his gross negligence or willful malfeasance in discharging his obligations hereunder and such acts and their consequences are not remedied within ten (10) days (or such longer reasonable period of time designated by the Bank) after written notice hereof has been given to Employee.

11. Non-Competition. Employee acknowledges that the services he will render to the Bank under this Agreement will be of a special and unusual character, with a unique value to the Bank. Employee has served in an executive management position with and was a shareholder of the holding company for the banking entity merged into the Bank and has acquired unique and invaluable information about and developed relationships with customers who will continue to use the services of the Bank and for which he will continue to receive benefit. Employee further acknowledges the scope of the Bank’s Business and that any limitations on his post-employment activities are necessary to protect the Bank’s Business because of its scope. In view of the unique value to the Bank of the services of Employee, his prior relationship with the predecessor of the Bank, because of the confidential information of the Bank obtained by or disclosed to Employee, and as a material inducement to the Bank to enter into this Agreement and to provide Employee the compensation and benefits stated herein, including the signing bonus, and other good and valuable consideration, Employee covenants and agrees that for the period of two (2) years following the date of termination of employment with the Bank for any reason, Employee will not, directly or indirectly, either as a principal, agent, manager, partner, director, officer, consultant or shareholder, on his behalf or on behalf of any other entity:

(a)  in Miami County Ohio, or the counties in the State of Ohio which are contiguous to Miami County, Ohio, own, manage, operate, control, be employed by, participate in, render assistance to or be connected in any manner with the ownership, management, representation, operation or control of any entity which competes with the Business of the Bank at the time of termination of employment with the Bank;

(b) solicit, entice or encourage any employee of the Bank to leave employment with the Bank and to not hire or employ (or cause and/or assist, whether directly or indirectly any third party to hire or employ) any such employee; and

(c)  contact, solicit, encourage or induce any customers of the Bank to obtain business and/or services from any entity (other than the Bank) which is engaged in any activity competitive with the Business of the Bank.

The term “customer” shall mean any person or entity to which the Bank has provided services during the one (1) year period prior to the date of termination or persons or entities targeted by the Bank or contacted for the purpose of selling such goods or services during such one (1) year period.

12.    Regulatory Provisions.

(a)  If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(b) If the Employee is removed and/or permanently prohibited from participation in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

(c)  If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the employment of Employee and all obligations of the Bank under this Agreement shall terminate as of the date of default.

(d) The employment of Employee and all obligations of the Bank under this Agreement may be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Federal Deposit Insurance Corporation (the “Director”) or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

13. Remedies. Given the important nature of the services Employee will provide to the Bank, the scope and nature of the Bank’s business and the sensitive nature of the information and functions Employee will have with the Bank, Employee acknowledges that the limitations contained herein in paragraphs 9 and 11 are reasonable. In the event of an actual or threatened breach by Employee of the provisions of paragraphs 9 and 11, the Bank shall be entitled to an injunction restraining Employee from such breach in addition to recovery of monetary damages together with the costs and expenses and reasonable attorney’s fees and expenses incurred by Bank in seeking and enforcement such provisions in paragraphs 9 and 11. If Employee violates any covenants contained in paragraphs 9 and 11, the terms and the covenants violated shall be automatically extended to a like period of time from the date on which Employee ceases such violation or from the date of entry by a court of competent jurisdiction of any order or judgment enforcing such covenant, whichever period is later.

14. Tax Liability. It is the intention of Bank and Employee that any and all payments Employee receives pursuant to this Agreement are reasonable compensation for services provided by Employee to Bank during the term hereof, and together with any other payments due to Employee from Bank or its successor (“other payments”), shall not constitute “excess parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. If the Internal Revenue Service or the independent accountants acting as auditors for Bank or its successor determine that the compensation by itself or together with other payments constitute “excess parachute payments,” the payments hereunder shall be reduced to the maximum amount which may be paid without constituting the payments as “excess parachute payments.”  If, regardless of the aforesaid adjustment, the Internal Revenue Service determines that the payments constitute “excess parachute payments” under Sections 280G and 4999 of the Code, the Bank shall assume responsibility for the loss of any tax deductions, and Employee shall assume responsibility for payment of any income and excise taxes attributable to the excess parachute payment.

15. Successors and Assigns. The Bank may assign this Agreement or any part hereof; but Employee shall not assign this Agreement or any part hereof. This Agreement shall be binding upon and inure to the benefit of any successor, assign, heir or personal representative of either party hereto.

16. Covenants and Promises Survive Termination of Employment. Employee agrees that the obligations, duties and covenants contained in paragraphs 9, 11 and 14 shall survive termination of this Agreement and employment.

17. Severability. The parties agree that each and every paragraph, sentence, clause, term, word and provisions of this Agreement is severable and that, in the event any portion of this Agreement is adjudged to be invalid or unenforceable, the remaining portions thereof shall remain in full force and effect to the fullest extent permitted by law. If any part of paragraph 11 of this Agreement is for any reason excessively broad as to time duration or geographic scope, activity or subject, it will be construed by a court by limiting or reducing it so as to be enforceable to the extent compatible with applicable law as it then exists.

18. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of such together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Governing Law. This Agreement shall be interpreted in accordance with and be governed exclusively by the laws of the State of Ohio. The parties expressly agree that any and all actions concerning any dispute arising from this Agreement shall be filed and maintained only in a state court of competent jurisdiction sitting in Miami County, State of Ohio or the federal U.S. District Court, Southern District of Ohio, Western Division of Dayton, and each party consents to such jurisdiction.

20. Waiver. No waiver by the Bank, of any breach hereunder by Employee shall be deemed or construed as a waiver of any other breach or of any subsequent breach. Employee acknowledges that the Bank for business reasons or otherwise, may waive a breach by another individual of provisions similar to the provisions agreed to by Employee in this Agreement. Employee acknowledges that no waiver by the Bank, of any other individuals’ breach of provisions similar to the provisions in this Agreement shall be construed as a waiver of any breach by the Employee of this Agreement.

21. Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to be given when delivered personally or sent by registered or certified mail, facsimile transmission, or electronic mail to the last known residence address Employee has on file with the Bank, or in case of Bank, to the business address of the Bank.

22. Entire Agreement. This Agreement constitutes the complete agreement between the parties with regard to the subject matter addressed herein, shall supersede any and all previous agreements and/or commitments, whether oral or written, between the parties and shall not be amended or modified absent an agreement signed by both parties. The parties further agree that no verbal or other statements, discussions, or impressions, other than those provisions contained in this Agreement, have been relied upon by either party in executing this Agreement.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

MAINSOURCE BANK-OHIO
By:		By:
	Ronald B. Scott	Name:
Title:
Date:		Date:
“Employee”		“Bank”
MAINSOURCE FINANCIAL GROUP, INC.
By:
James L. Saner, Sr., President
Date:
“Parent”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MainSource Financial Group, Inc. (“MainSource”) is an Indiana corporation. MainSource’s officers and directors are and will be indemnified under Indiana law and the Restated Articles of Incorporation and Amended and Restated Bylaws of MainSource against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. MainSource’s Articles of Incorporation do not contain any provision limiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii)  in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s  conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

MainSource’s Restated Articles of Incorporation require it to provide indemnification to its officers and directors to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. MainSource’s Restated Articles of Incorporation also authorize it to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other entity against expense, liability or loss, whether or not MainSource would have the power to indemnify such person against such expense, liability or loss under the IBCL. MainSource currently maintains officer and director liability insurance.

MainSource’s Amended and Restated Bylaws contain indemnification provisions to substantially the same effect as in the Restated Articles of Incorporation.

MainSource has entered into Indemnification Agreements with its directors and executive officers pursuant to which MainSource is obligated to indemnify such directors and executive officers to the fullest extent permitted by law, to advance expenses incurred in defending indemnified claims and to cover each such director or executive officer with directors’ and officers’ liability insurance to the maximum extent of the coverage available for any of MainSource’s directors or officers. The agreements also require any legal action by or on behalf of MainSource or any affiliate of MainSource against such directors and executive officers or their spouses, heirs, executors or personal representatives to be brought within two years from the date of accrual of the cause of action, unless a shorter limitations period is provided by law.

ITEM 21.         EXHIBITS.

The following exhibits are filed with this Registration Statement:

2	Agreement and Plan of Merger among MainSource Financial Group, Inc., Peoples Ohio Financial Corporation and Peoples Savings Bank (appears as Annex A to the prospectus)
5	Opinion and consent of Bose McKinney & Evans LLP regarding legality of the securities being registered.
8	Opinion and consent of Bose McKinney & Evans LLP regarding tax matters.*
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of BKD, LLP regarding Peoples Ohio Financial Corporation’s financial statements.
23.3	Consent of BKD, LLP regarding Union Community Bancorp’s financial statements.
23.4	Consent of BKD, LLP regarding HFS Bank, F.S.B.’s financial statements.
23.5	Consent of Keefe, Bruyette & Woods, Inc.
24	Powers of Attorney.
99.1	Peoples Ohio Financial Corporation proxy card.
99.2	Election Form and Letter of Transmittal and instructions to shareholders of Peoples Ohio Financial Corporation.

*                    To be filed by amendment.

ITEM 22.         UNDERTAKINGS.

A.              The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.               The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C.               The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

D.              The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.               (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensburg, Indiana, on the 13th day of February, 2006.

MAINSOURCE FINANCIAL GROUP, INC.
By:	/s/ JAMES L. SANER, SR.
James L. Saner, Sr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 13th day of February, 2006.

SIGNATURE	TITLE
/s/ JAMES L. SANER, SR.
James L. Saner, Sr.	Director, President and Chief Executive Officer (Principal Executive Officer)
JAMES M. ANDERSON*
James M. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
ROBERT E. HOPTRY*
Robert E. Hoptry	Director and Chairman of the Board
WILLIAM G. BARRON*
William G. Barron	Director
D.J. HINES*
D.J. Hines	Director
DOUGLAS I. KUNKEL*
Douglas I. Kunkel	Director
PHILIP A. FRANTZ*
Philip A. Frantz	Director
RICK S. HARTMAN*
Rick S. Hartman	Director
BRIAN CRALL*
Brian Crall	Director

*By:	/s/ JAMES L. SANER, SR.
James L. Saner, Sr.
Attorney-in-Fact